   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1996


                                                       REGISTRATION NO. 33-65397

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       HORIZON/CMS HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE
     (State or other                 8069
     jurisdiction of           (Primary Standard             91-1346899
    incorporation or              Industrial              (I.R.S. Employer
      organization)         Classification Number)       Identification No.)

                    6001 INDIAN SCHOOL ROAD, N.E., SUITE 530
                         ALBUQUERQUE, NEW MEXICO 87110
          (Address of principal executive offices, including zip code)

                                  SCOT SAUDER
                        VICE PRESIDENT OF LEGAL AFFAIRS,
                         SECRETARY AND GENERAL COUNSEL
                       HORIZON/CMS HEALTHCARE CORPORATION
                    6001 INDIAN SCHOOL ROAD, N.E., SUITE 530
                             ALBUQUERQUE, NM 87110
                                 (505) 881-4961
(Name, address and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

                 James H. Wilson                                Michael McArthur-Phillips
              Vinson & Elkins L.L.P.                             Garvey, Schubert & Barer
        2300 First City Tower, 1001 Fannin                Eleventh Floor, 121 S.W. Morrison St.
            Houston, Texas 77002-6760                          Portland, Oregon 97204-3141
                  (713) 758-2222                                      (503) 228-3939

                           --------------------------


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
    AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THIS REGISTRATION
                                   STATEMENT.


                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       HORIZON/CMS HEALTHCARE CORPORATION
                             CROSS REFERENCE SHEET


ITEM OF FORM S-4                                                                      LOCATION IN PROSPECTUS
-----------------------------------------------------------------------  -------------------------------------------------
A.  INFORMATION ABOUT THE TRANSACTION
                  1.  Forepart of Registration Statement and Outside
                       Front Cover Page of Prospectus..................  Outside Front Cover Page of Proxy
                                                                          Statement/Prospectus
                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus......................................  Inside Front Cover Page of Proxy
                                                                          Statement/Prospectus; Available Information;
                                                                          Incorporation of Certain Documents by Reference;
                                                                          Table of Contents
                  3.  Risk Factors and Other Information...............  Outside Front Cover Page of Proxy
                                                                          Statement/Prospectus; Summary; Risk Factors
                  4.  Terms of the Transaction.........................  Outside Front Cover Page of Proxy
                                                                          Statement/Prospectus; Summary; The Special
                                                                          Meeting; The Merger; Certain Terms of the Merger
                                                                          Agreement; Stock Option Agreement; Voting
                                                                          Agreement; Description of Horizon Capital Stock;
                                                                          Comparative Rights of Horizon and Pacific Rehab
                                                                          Stockholders
                  5.  Pro Forma Financial Information..................  Unaudited Pro Forma Condensed Financial
                                                                          Statements
                  6.  Material Contracts with the Company Being
                       Acquired........................................  The Merger; Certain Terms of the Merger
                                                                          Agreement; Stock Option Agreement; Voting
                                                                          Agreement
                  7.  Additional Information Required for Reoffering by
                       Persons and Parties Deemed to be Underwriters...                          *
                  8.  Interests of Named Experts and Counsel...........                          *
                  9.  Disclosure of Commission Position on
                       Indemnification for Securities Act
                       Liabilities.....................................                          *

B.  INFORMATION ABOUT THE REGISTRANT
                 10.  Information with Respect to S-3 Registrants......  Outside Front Cover Page of Proxy
                                                                          Statement/Prospectus; Summary; Horizon
                 11.  Incorporation of Certain Information by
                       Reference.......................................  Incorporation of Certain Documents by Reference;
                                                                          Description of Horizon Capital Stock; Outside
                                                                          Front Cover Page of Proxy Statement/Prospectus;
                                                                          Summary; The Special Meeting; The Merger;
                                                                          Certain Terms of the Merger Agreement
                 12.  Incorporation with Respect to S-2 or S-3
                       Registrants.....................................                          *

ITEM OF FORM S-4                                                                      LOCATION IN PROSPECTUS
-----------------------------------------------------------------------  -------------------------------------------------
                 13.  Incorporation of Certain Information by
                       Reference.......................................                          *
                 14.  Information with Respect to Registrants other
                       than S-3 or S-2 Registrants.....................                          *

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
                 15.  Information with Respect to S-3 Companies........                          *
                 16.  Information with Respect to S-2 or S-3
                       Companies.......................................                          *
                 17.  Information with Respect to Companies other than
                       S-3 or S-2 Companies............................  Outside Front Cover Page of Proxy
                                                                          Statement/Prospectus; Summary; Pacific Rehab;
                                                                          Pacific Rehab Management's Discussion and
                                                                          Analysis of Financial Condition and Results of
                                                                          Operations; The Special Meeting; The Merger;
                                                                          Certain Terms of the Merger Agreement

D.  VOTING AND MANAGEMENT INFORMATION
                 18.  Information if Proxies, Consents or
                       Authorizations are to be Solicited..............  Incorporation of Certain Documents by Reference;
                                                                          Outside Front Cover Page of Proxy
                                                                          Statement/Prospectus; Summary; The Special
                                                                          Meeting; The Merger; Certain Terms of the Merger
                                                                          Agreement; Beneficial Ownership by Certain
                                                                          Stockholders and Management of Pacific Rehab;
                                                                          Stockholder Proposals
                 19.  Information if Proxies, Consents or
                       Authorizations are not to be Solicited In an
                       Exchange Offer..................................                          *

------------------------
* Not applicable or answer is negative.

                 PACIFIC REHABILITATION & SPORTS MEDICINE, INC.
                           8100 NE PARKWAY, SUITE 190
                          VANCOUVER, WASHINGTON 98662
                                 MARCH 1, 1996


To Our Stockholders:


    You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Pacific Rehabilitation & Sports Medicine, Inc. ("Pacific Rehab") to be held at 9:00 a.m., local time, on Monday, April 1, 1996 at
        ,         .


    At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of November 9, 1995 (the "Merger Agreement") and to approve the merger of a wholly owned subsidiary of Horizon/CMS Healthcare Corporation into Pacific Rehab ("the Merger") as contemplated by the Merger Agreement. Under the terms of the Merger Agreement, each outstanding share of Pacific Rehab common stock would be converted into
 .3483 of one share (the "Exchange Ratio") of common stock of Horizon/CMS Healthcare Corporation ("Horizon") and Pacific Rehab would become a wholly owned subsidiary of Horizon.


    The Board of Directors of Pacific Rehab has carefully reviewed and considered the terms and conditions of the proposed Merger. In addition, the Board has received the written opinion dated November 9, 1995 of Smith Barney Inc., Pacific Rehab's financial advisor, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of Pacific Rehab common stock. The full text of Smith Barney's written opinion, which is included as Appendix B to the Proxy Statement/Prospectus, should be read carefully in its entirety.


    For the reasons set forth in the attached Proxy Statement/Prospectus, the Board of Directors of Pacific Rehab believes that the Merger is fair to and in the best interests of Pacific Rehab and its stockholders, and recommends that stockholders vote "FOR" adoption of the Merger Agreement and approval of the Merger.


    Details of the proposed Merger and other material information are included in the attached Proxy Statement/Prospectus. Please review the Proxy Statement/Prospectus carefully, particularly the information under the captions "Risk Factors" and "The Merger -- Interests of Certain Persons in the Merger."



    If you have any questions prior to the Special Meeting or need further assistance, please call Georgeson & Company, Inc., who will be assisting in
connection with the Special Meeting, at (800)         .


    The affirmative vote of the holders of a majority of the outstanding shares of Pacific Rehab common stock is required to adopt the Merger Agreement and approve the Merger, so failure to vote will have the same effect as a vote against the Merger Agreement and the Merger. Accordingly, we urge you to complete, sign and date the enclosed proxy or voting instruction card and return it in the enclosed return envelope, whether or not you plan to attend the meeting. Your vote is important, regardless of the number of shares you own.

                                          Sincerely,
                                          [Sig Cut]

                                          JOHN A. ELORRIAGA,
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                 PACIFIC REHABILITATION & SPORTS MEDICINE, INC.
                           8100 NE PARKWAY, SUITE 190
                          VANCOUVER, WASHINGTON 98662
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD ON APRIL 1, 1996

                            ------------------------

To the Stockholders of Pacific Rehabilitation & Sports Medicine, Inc.:


    A Special Meeting of Stockholders (the "Special Meeting") of Pacific Rehabilitation & Sports Medicine, Inc., a Delaware corporation ("Pacific Rehab"), will be held on Monday, April 1, 1996 at 9:00 a.m., local time, at
        ,         ,         ,         , for the following purposes:


         1. To consider and vote upon a proposal to (a) adopt the Agreement and Plan of Merger, dated as of November 9, 1995 (the "Merger Agreement"), among Horizon/CMS Healthcare Corporation ("Horizon"), Horizon PRSM Corporation, a wholly owned subsidiary of Horizon ("Merger Sub"), and Pacific Rehab and (b) approve the merger of Merger Sub with and into Pacific Rehab (the "Merger") as contemplated by the Merger Agreement. Pursuant to the Merger Agreement, among other things, each outstanding share of common stock, par value $.01 per share, of Pacific Rehab ("Pacific Rehab Common Stock") would be converted into .3483 of one share of common stock, par value $.001 per share, of Horizon and Pacific Rehab would become a wholly owned subsidiary of Horizon, all as more fully set forth in the attached Proxy Statement/
    Prospectus and in the Merger Agreement, a copy of which is included as Appendix A thereto; and

         2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


    The Board of Directors has fixed the close of business on March 1, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Only holders of record of shares of Pacific Rehab Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. Stockholders of Pacific Rehab are not entitled to any appraisal or dissenter's rights under the Delaware General Corporation Law in respect of the Merger.


    Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of Pacific Rehab Common Stock is required for adoption of the Merger Agreement and approval of the Merger. Even if you plan to attend the Special Meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors
                                          [Sig Cut]
                                          WILLIAM A. NORRIS
                                          SECRETARY


Vancouver, Washington
March 1, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROXY STATEMENT/ PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 26, 1996


             HORIZON/CMS                     PACIFIC REHABILITATION &
       HEALTHCARE CORPORATION                  SPORTS MEDICINE, INC.

                            ------------------------

                           PROXY STATEMENT/PROSPECTUS

                             ---------------------

    This Proxy Statement/Prospectus relates to the proposed merger of Horizon PRSM Corporation ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Horizon/CMS Healthcare Corporation, a Delaware corporation ("Horizon"), with and into Pacific Rehabilitation & Sports Medicine, Inc., a Delaware corporation ("Pacific Rehab"), pursuant to the Agreement and Plan of Merger dated as of November 9, 1995 among Horizon, Merger Sub and Pacific Rehab (the "Merger Agreement"). The merger contemplated by the Merger Agreement is referred to herein as the "Merger."

    As a result of the Merger, (i) each share of common stock, par value $.01 per share, of Pacific Rehab ("Pacific Rehab Common Stock") outstanding immediately prior to the effective time of the Merger (other than Pacific Rehab Common Stock held directly or indirectly by Horizon or directly by Pacific Rehab) will be converted into .3483 of one share of common stock, par value $.001 per share, of Horizon ("Horizon Common Stock") and (ii) Pacific Rehab will become a wholly owned subsidiary of Horizon.


    This Proxy Statement/Prospectus is being furnished to holders of Pacific Rehab Common Stock in connection with the solicitation of proxies by the Board of Directors of Pacific Rehab for use at a special meeting of stockholders of Pacific Rehab (the "Special Meeting") to be held on April 1, 1996. This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Pacific Rehab on or about March 4, 1996.



    At the Special Meeting, holders of Pacific Rehab Common Stock will be asked to adopt the Merger Agreement and approve the Merger. See "Risk Factors" beginning on page 21 for a discussion of certain factors that should be considered by stockholders in connection with such proposal.



    This Proxy Statement/Prospectus also constitutes a prospectus of Horizon with respect to up to 3,371,742 shares of Horizon Common Stock to be issued pursuant to the Merger Agreement in exchange for currently outstanding shares of Pacific Rehab Common Stock and any additional shares of Pacific Rehab Common Stock that may become outstanding prior to the Merger upon the exercise of outstanding options or of an outstanding warrant to purchase shares of Pacific Rehab Common Stock, upon conversion of convertible promissory notes of Pacific Rehab, pursuant to certain installment sales arrangements entered into by Pacific Rehab in connection with certain acquisitions and/or upon the occurrence of certain conditions pursuant to an agreement entered into by Pacific Rehab in connection with an acquisition (collectively, the "Pacific Rehab Acquisition Rights"). See "Certain Terms of the Merger Agreement -- Assumption of Obligations to issue Pacific Rehab Common Stock." The shares of Horizon Common Stock issued pursuant to the Merger will be listed on the New York Stock Exchange (the "NYSE").



    On March   , 1996, the closing price of Horizon Common Stock, as reported on
the NYSE Composite Tape, was $     and the closing price of Pacific Rehab Common
Stock, as reported on the Nasdaq Stock Market, was $     .

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY OTHER STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED  UPON THE  ACCURACY OR  ADEQUACY  OF
               THIS  PROSPECTUS. ANY REPRESENTATION   TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MARCH   , 1996

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HORIZON OR PACIFIC REHAB. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF HORIZON OR PACIFIC REHAB SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY
REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION.


    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. HORIZON AND PACIFIC REHAB EACH UNDERTAKES TO PROVIDE COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE), WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/ PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO HORIZON, MICHAEL H. SEELIGER, VICE PRESIDENT OF INVESTOR AND CORPORATE RELATIONS, HORIZON/CMS HEALTHCARE CORPORATION, 6001 INDIAN SCHOOL ROAD, N.E., SUITE 530, ALBUQUERQUE, NEW MEXICO 87110 (TELEPHONE
(505) 881-4961), AND, IN THE CASE OF DOCUMENTS RELATING TO PACIFIC REHAB, WILLIAM A. NORRIS, EXECUTIVE VICE PRESIDENT -- FINANCE AND ADMINISTRATION AND SECRETARY, PACIFIC REHABILITATION & SPORTS MEDICINE, INC., 8100 NE PARKWAY DRIVE, SUITE 190, VANCOUVER, WASHINGTON 98662 (TELEPHONE (360) 260-8130). IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO THE APPLICABLE STOCKHOLDERS MEETING, REQUESTS SHOULD BE RECEIVED BY MARCH 22, 1996.


                             AVAILABLE INFORMATION


    Horizon and Pacific Rehab are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Horizon and Pacific Rehab can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Horizon may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


    Horizon has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Horizon Common Stock to be issued pursuant to the Merger Agreement, of which this Proxy Statement/Prospectus constitutes a part. The information contained herein with respect to Horizon and its affiliates, including Merger Sub, has been provided by Horizon, and the information contained herein with respect to Pacific Rehab and its affiliates has been provided by Pacific Rehab. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



    The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:



    1.  For Horizon, (File No. 1-9369), its:



        (a) Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed August 29, 1995, as amended by Amendment No. 1 on Form 10-K/A filed October 4, 1995 and Amendment No. 2 on Form 10-K/A filed February 27, 1996 (the "Horizon 1995 Form 10-K");



        (b) Quarterly Reports on Form 10-Q for the quarter ended August 31, 1995 filed October 16, 1995 as amended by Amendment No. 1 on Form 10-Q/A filed February 26, 1996 and Form 10-Q for the quarter ended November 30, 1995 filed January 16, 1996 as amended by Amendment No. 1 on Form 10-Q/A filed February 26, 1996;



        (c) Current Reports on Form 8-K dated  June 19, 1995 (filed on June  26,
    1995) (as amended by Amendment No. 1 on Form 8-K/A filed August 9, 1995); July 10, 1995 (filed July 25, 1995) (as amended by Amendment No. 1 on Form 8-K/A filed September 25, 1995 and Amendment No. 2 on Form 8-K/A filed September 27, 1995); July 10, 1995 (filed July 25, 1995); July 10, 1995
    (filed November 21, 1995); and November 9, 1995 (filed November 20, 1995);



        (d) Registration Statement on Form 8-A filed March 17, 1987, as amended by Amendment No. 1 on Form 8-A/A filed June 23, 1994 and Amendment No. 2 on Form 8-A/A filed September 22, 1994; and



        (e) Registration Statement on Form 8-A filed September 16, 1994.



    2.  For Pacific Rehab (File No. 0-23472), its:



        (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed March 30, 1995 (the "Pacific Rehab 1994 Form 10-K");



        (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1995 filed May 12, 1995; Form 10-Q for the quarter ended June 30, 1995 filed August 14, 1995 and Form 10-Q for the quarter ended September 30, 1995 filed November 14, 1995;



        (c) Current report on Form 8-K dated January 31, 1995 (filed February 15, 1995) (as amended by Amendment No. 1 on Form 8-K/A filed April 17,
    1995); March 6, 1995 (filed March 22, 1995) (as amended by Amendment No. 1 on Form 8-K/A filed May 19, 1995); April 28, 1995 (filed May 9, 1995) (as amended by Amendment No. 1 on Form 8-K/A filed July 12, 1995); June 6, 1995 (filed June 21, 1995) (as amended by Amendment No. 1 on Form 8-K/A filed August 21, 1995); June 13, 1995 (filed July 19, 1995) (as amended by Amendment No. 1 on Form 8-K/A filed September 18, 1995); July 21, 1995 (filed August 7, 1995) (as amended by Amendment No. 1 on Form 8-K/A filed October 6, 1995); October 1, 1995 (filed October 6, 1995); October 6, 1995 (filed October 23, 1995); November 9, 1995 (filed November 15, 1995); and December 26, 1995 (filed December 29, 1995).



        (d) Registration Statement on Form 8-A dated February 22, 1994, filed February 24, 1994.


    All documents filed by Horizon or Pacific Rehab pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------
AVAILABLE INFORMATION.............................          2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...          3
SUMMARY...........................................          5
  The Companies...................................          5
  The Special Meeting.............................          5
  Risk Factors....................................          6
  Interests of Certain Persons in the Merger......          6
  The Merger and the Merger Agreement.............          7
  Stock Option....................................         10
  Voting Agreement................................         10
  Certain Federal Income Tax Consequences.........         10
  Anticipated Accounting Treatment................         11
  No Appraisal Rights.............................         11
  Exchange of Pacific Rehab Common Stock
   Certificates...................................         11
  Comparative Rights of Pacific Rehab and Horizon
   Stockholders...................................         11
  Market Price Data...............................         11
  Dividend Policies...............................         12
  Horizon Selected Historical and Unaudited Pro
   Forma Financial Information....................         13
  Pacific Rehab Selected Historical Financial
   Information....................................         17
  Selected Unaudited Pro Forma Financial
   Information....................................         19
  Historical and Pro Forma Comparative Per Share
   Data...........................................         20
RISK FACTORS......................................         21
HORIZON...........................................         25
  General.........................................         25
  Recent Developments.............................         25
  Strategy........................................         26
  Specialty Health Care Services..................         27
  Long-Term Care..................................         29
  Other Specialty Health Care.....................         29
PACIFIC REHAB.....................................         30
  Introduction....................................         30
  Industry Background.............................         30
  Services........................................         31
  Marketing.......................................         31
  Seasonality and Quarterly Variability...........         32
  Competition.....................................         32
  Governmental Regulations........................         32
  Employees.......................................         33
  Properties......................................         34
  Legal Proceedings...............................         34
PACIFIC REHAB SELECTED HISTORICAL FINANCIAL
 INFORMATION......................................         35
PACIFIC REHAB MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS.......................................         37
  General.........................................         37
  Results of Operations...........................         37
  Liquidity and Capital Resources.................         41
THE SPECIAL MEETING...............................         45
  Date, Time and Place............................         45
  Purposes of the Special Meeting.................         45
  Record Date and Outstanding Shares..............         45
  Voting and Revocation of Proxies................         45
  Vote Required...................................         46
  Solicitation of Proxies.........................         46
  Other Matters...................................         46
THE MERGER........................................         46

                                                      PAGE
                                                    ---------
  General Description of the Merger...............         46
  Background......................................         47
  Pacific Rehab's Reasons for the Merger;
   Recommendation of Pacific Rehab Board of
   Directors......................................         49
  Opinion of Financial Advisor to Pacific Rehab...         51
  Interests of Certain Persons in the Merger......         54
  Certain Federal Income Tax Consequences.........         55
  Accounting Treatment............................         55
  Governmental and Regulatory Approvals...........         56
  Pacific Rehab Debt..............................         56
  Restrictions on Resales by Affiliates...........         56
  No Appraisal Rights.............................         57
CERTAIN TERMS OF THE MERGER AGREEMENT.............         57
  Effective Time of the Merger....................         57
  Manner and Basis of Converting Shares...........         57
  Assumption of Obligations to Issue Pacific Rehab
   Common Stock...................................         58
  Conditions to the Merger........................         58
  Representations and Warranties..................         59
  Certain Covenants; Conduct of Business Prior to
   the Merger.....................................         59
  Employee Benefit Plans..........................         60
  No Solicitation.................................         60
  Certain Post-Merger Matters.....................         61
  Termination or Amendment of the Merger
   Agreement......................................         61
  Expenses and Termination Fees...................         62
  Indemnification.................................         62
STOCK OPTION AGREEMENT............................         63
VOTING AGREEMENT..................................         64
BENEFICIAL OWNERSHIP BY CERTAIN STOCKHOLDERS AND
 MANAGEMENT OF PACIFIC REHAB......................         66
DESCRIPTION OF HORIZON CAPITAL STOCK..............         67
  General.........................................         67
  Horizon Common Stock............................         67
  Rights to Purchase Preferred Stock..............         67
  Horizon Preferred Stock.........................         69
  Certain Provisions of Horizon Charter and
   Bylaws.........................................         69
  Stockholder Vote Required to Approve Certain
   Business Combinations..........................         70
  Transfer Agent and Registrar....................         71
COMPARATIVE RIGHTS OF HORIZON AND PACIFIC REHAB
 STOCKHOLDERS.....................................         71
  Number, Classification and Removal of
   Directors......................................         72
  Voting Rights...................................         72
  Power to Call Special Meetings..................         72
  Stockholder Vote Required for Certain
   Transactions...................................         72
  Action by Written Consent.......................         72
  Amendments of Charter...........................         72
  Amendments of Bylaws............................         73
INDEPENDENT ACCOUNTANTS...........................         73
LEGAL MATTERS.....................................         73
EXPERTS...........................................         73
STOCKHOLDER PROPOSALS.............................         74
INDEX TO PACIFIC REHAB HISTORICAL FINANCIAL
 STATEMENTS.......................................        F-1
INDEX TO UNAUDITED PRO FORMA CONDENSED FINANCIAL
 STATEMENTS.......................................        P-1
APPENDICES:
  A -- Merger Agreement
  B -- Opinion of Smith Barney Inc.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO. STOCKHOLDERS OF PACIFIC REHAB ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT/ PROSPECTUS AND THE APPENDICES HERETO IN THEIR ENTIRETY. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, UNLESS OTHERWISE REQUIRED BY THE CONTEXT, THE TERM "HORIZON" MEANS HORIZON/CMS HEALTHCARE CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES, AND THE TERM "PACIFIC REHAB" MEANS PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND ITS CONSOLIDATED SUBSIDIARIES. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION ARE, UNLESS OTHERWISE INDICATED, DEFINED IN THE MERGER AGREEMENT AND USED HEREIN WITH SUCH MEANINGS.

                                 THE COMPANIES


    HORIZON AND MERGER SUB. Horizon is a leading provider of post-acute health care services, including specialty health care services and long-term care services, principally in the Midwest, Southwest and Northwest regions of the United States. At January 1, 1996, Horizon provided specialty health care services through 37 acute rehabilitation hospitals in 16 states (2,065 beds), 57 specialty hospitals and subacute care units in 17 states (1,875 beds), 145 outpatient rehabilitation clinics in 19 states and 2,686 rehabilitation therapy contracts in 35 states. At that date, Horizon provided long-term care services through 119 owned or leased facilities (14,793 beds) and 147 managed facilities (16,448 beds) in a total of 19 states. Other medical services offered by Horizon include pharmacy, laboratory, Alzheimer's care, physician management, non-invasive medical diagnostic, home respiratory, home infusion therapy and hospice care. For the six months ended November 30, 1995, Horizon derived 50% of its revenues from private sources, 32% from Medicare and 18% from Medicaid. Merger Sub is a Delaware corporation and a wholly owned subsidiary of Horizon incorporated on November 9, 1995, for the purpose of consummating the Merger. See "Horizon." The principal executive offices of Horizon, a Delaware corporation, are located at 6001 Indian School Road, N.E., Suite 530, Albuquerque, New Mexico 87110, and its telephone number at such offices is (505) 881-4961.


    PACIFIC REHAB. Pacific Rehab provides comprehensive outpatient rehabilitation services to patients suffering from work, sports and accident related injuries at 72 outpatient rehabilitation clinics in ten states. See "Pacific Rehab." The principal executive offices of Pacific Rehab, a Delaware corporation, are located at 8100 NE Parkway Drive, Suite 190, Vancouver, Washington 98662, and its telephone number at such offices is (360) 260-8130.

                              THE SPECIAL MEETING


    DATE,  TIME AND PLACE.  The Special Meeting will be held on Monday, April 1,
1996, at  ,       ,        ,          commencing at 9:00 a.m. local time.


    PURPOSES OF THE SPECIAL MEETING. At the Special Meeting, Pacific Rehab stockholders will consider and vote upon a proposal to adopt the Merger Agreement and approve the Merger. The Pacific Rehab stockholders also will consider and vote upon such other matters as may properly come before the Special Meeting.


    RECORD DATE; SHARES ENTITLED TO VOTE. Only holders of record of shares of Pacific Rehab Common Stock at the close of business on March 1, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On
such  date,  there were                  shares  of  Pacific Rehab  Common Stock
outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Special Meeting.


    QUORUM; VOTE REQUIRED. The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the shares of Pacific Rehab Common Stock outstanding and entitled to vote at the

Special Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of Pacific Rehab Common Stock outstanding and entitled to vote thereon at the Special Meeting is required under the General Corporation Law of the State of Delaware (the "DGCL") to adopt the Merger Agreement and approve the Merger. Abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.



    SECURITY OWNERSHIP OF MANAGEMENT. As of the Record Date, the directors, executive officers and a wholly owned subsidiary of Pacific Rehab owned 655,565 shares of Pacific Rehab Common Stock, or approximately 7.9% of the shares entitled to vote at the Special Meeting. Brian Bussanich, the former Chairman, President and Chief Executive Officer and a current director of Pacific Rehab, Frank Jungers, a director of Pacific Rehab, and John Elorriaga, the current Chairman, President and Chief Executive Officer of Pacific Rehab, have entered into a Voting Agreement with Horizon dated November 9, 1995 (the "Voting Agreement") whereby they have agreed, among other things, to vote all shares of Pacific Rehab Common Stock owned by them for adoption of the Merger Agreement and approval of the Merger. These persons also have agreed to vote their beneficially owned shares against any combination proposal or other matters that may interfere with the Merger. As of the Record Date, 613,815 shares of Pacific Rehab Common Stock, or approximately 7.4% of the shares entitled to vote at the Special Meeting, were subject to the Voting Agreement. See "Voting Agreement."



                                  RISK FACTORS



    The stockholders of Pacific Rehab should carefully consider the factors discussed under "Risk Factors" in evaluating the Merger. Those factors include the risks associated with (i) Horizon's expansion and development program, including the risk that acquired operations could be subject to unanticipated business uncertainties or legal liabilities, the risk that currently unanticipated difficulties may arise in the integration of operations of combining business entities, the risk that anticipated synergies from business combinations may not be realized and the risk that restructuring programs may result in a material charge to earnings; (ii) the uncertainties created by the promulgation by the Health Care Financing Administration ("HCFA") of a memorandum relating to nonbinding rates guidelines for speech and occupational therapy costs reimbursement of inpatient providers; (iii) the reliance of Horizon on Medicaid and Medicare programs as payor sources; (iv) the extensive regulation of the businesses of Horizon and Pacific Rehab by federal, state and local governments; (v) health care reform proposals intended to control health care costs, to improve access to medical services and to assist in balancing the federal budget; (vi) the significant amount of goodwill included in Horizon's assets; (vii) Horizon's recent financial performance; (viii) medical malpractice, personal injury and other liability claims and the insurance coverage with respect thereto; (ix) the dependency of both Horizon and Pacific Rehab on the availability of competent, trained and experience personnel in marketing, nursing, therapy and certain other disciplines; (x) the dependency of Horizon on a limited number of key officers; (xi) competition; and (xii) the antitakeover implications of Horizon's stockholders rights plan and certain provisions of its charter and bylaws. Pacific Rehab stockholders should consider the fact that the Exchange Ratio is fixed and the market price of the Horizon Common Stock is subject to fluctuation based on market influences, most of which are beyond the control of Horizon. Pacific Rehab stockholders should also consider that, if the Merger is not consummated, Pacific Rehab will require additional capital for working capital purposes, which capital is not currently readily available.



                   INTERESTS OF CERTAIN PERSONS IN THE MERGER



    In considering the recommendation of Pacific Rehab's Board of Directors with respect to the Merger, Pacific Rehab's stockholders should be aware that Pacific Rehab's directors and officers have the following interests respecting the Merger separate from their interests as holders of Pacific Rehab Common Stock. Also see "The Merger -- Interests of Certain Persons in the Merger."



    VESTING OF OPTIONS. Each of Pacific Rehab's officers and directors is a party to previously existing stock option agreements that provide that all unvested options covered by such agreements will vest immediately prior to a change in control such as the Merger. As of the date hereof, unvested options to acquire 170,500 shares of Pacific Rehab Common Stock at an average exercise price of $5.77 per share were held by the executive officers and directors of Pacific Rehab. See "Certain Terms of the Merger Agreement -- Assumption of Obligations to Issue Pacific Rehab Common Stock."



    INDEMNIFICATION. The Merger Agreement provides that, for a minimum period of six years after the consummation of the Merger, Pacific Rehab will indemnify each present and former officer and director of Pacific Rehab and its subsidiaries to the fullest extent permitted under applicable law with respect to matters existing or occurring at or prior to the consummation of the Merger.


                      THE MERGER AND THE MERGER AGREEMENT

    TERMS OF THE MERGER. At the Effective Time (as hereinafter defined), Merger Sub will merge with and into Pacific Rehab, with Pacific Rehab being the surviving corporation and becoming a wholly owned subsidiary of Horizon (the "Surviving Corporation"). In the Merger, each share of Pacific Rehab Common Stock outstanding at the Effective Time (other than shares held directly or indirectly by Horizon or directly by Pacific Rehab) will be converted into .3483 of one share of Horizon Common Stock (the "Exchange Ratio"). Any resulting fractional shares will be settled in cash.

    BASED  ON THE NUMBER OF SHARES OF  PACIFIC REHAB COMMON STOCK OUTSTANDING AS
OF THE RECORD  DATE,          SHARES  OF HORIZON COMMON  STOCK WILL BE  ISSUABLE
PURSUANT TO THE MERGER AGREEMENT (ASSUMING NO FURTHER ISSUANCES PRIOR TO THE EFFECTIVE TIME OF PACIFIC REHAB COMMON STOCK PURSUANT TO THE PACIFIC REHAB ACQUISITION RIGHTS), REPRESENTING APPROXIMATELY % OF THE TOTAL HORIZON COMMON STOCK TO BE OUTSTANDING AFTER SUCH ISSUANCE.


    HORIZON'S REASONS FOR THE MERGER. Horizon believes that the Merger will significantly expand its presence in the outpatient rehabilitation clinic marketplace and enhance the geographic diversity of the two companies. The Merger will also enable Horizon to consolidate its existing outpatient rehabilitation clinic business with Pacific Rehab's business into a single network of outpatient rehabilitation clinics with a centralized management and regional marketing structure. Horizon believes that this combined structure will result in significant synergies.



    RECOMMENDATION OF PACIFIC REHAB BOARD OF DIRECTORS. THE BOARD OF DIRECTORS OF PACIFIC REHAB HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF PACIFIC REHAB AND RECOMMENDS THAT THE STOCKHOLDERS OF PACIFIC REHAB ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER. The Board of Directors reached its conclusion after considering different alternatives over the course of approximately nine months. Based on its business judgment regarding trends in the health care industry, Pacific Rehab's acquisition plans, Pacific Rehab's need for additional capital, Pacific Rehab's disappointing operating results, and other factors, the Board of Directors believed it was not in Pacific Rehab's best interest to attempt to raise additional capital, that Pacific Rehab would ultimately be acquired as part of the ongoing consolidation in the health care industry and that the Merger represented the best opportunity to maximize stockholder value. See "The Merger -- Background" and "Pacific Rehab's Reasons for the Merger; Recommendation of the Board of Directors of Pacific Rehab." In considering the recommendation of the Pacific Rehab Board with respect to the Merger, Pacific Rehab stockholders should be aware that certain officers and directors of Pacific Rehab have certain interests respecting the Merger, apart from their interests as stockholders of Pacific Rehab. See "The Merger -- Interests of Certain Persons in the Merger."


    OPINION OF FINANCIAL ADVISOR TO PACIFIC REHAB. Smith Barney Inc. ("Smith Barney") has acted as financial advisor to Pacific Rehab in connection with the Merger and delivered an oral opinion on November 9, 1995 (subsequently confirmed by delivery of a written opinion dated such date) to the Board of Directors of Pacific Rehab to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of Pacific Rehab Common Stock. The full text of the written opinion of Smith Barney, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus and should be read carefully in its entirety. Smith Barney's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting. See "The Merger -- Opinion of Financial Advisor to Pacific Rehab."

    EFFECTIVE TIME OF THE MERGER The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time"), unless the certificate of merger specifies a later Effective Time. Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or, to the extent susceptible to waiver, waived prior thereto, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the Special Meeting.

    CERTAIN CONDITIONS TO THE CONSUMMATION OF THE MERGER The obligations of both Horizon and Pacific Rehab to consummate the Merger are subject to the satisfaction of certain conditions, including the following: (i) adoption of the Merger Agreement and approval of the Merger by the stockholders of Pacific Rehab; (ii) the absence of any order making the Merger illegal or otherwise prohibiting consummation of the Merger; and (iii) the absence of certain regulatory conditions. None of the foregoing conditions will be waived by either Horizon or Pacific Rehab. In addition, the obligations of each of Horizon and Pacific Rehab are subject to the accuracy of the representations and warranties of the other party and to compliance with all agreements and covenants on the part of the other party contained in the Merger Agreement. Either Horizon or Pacific Rehab may extend the time for performance of any of the obligations of the other party or, except as aforesaid, waive compliance with those obligations at its discretion. See "Certain Terms of the Merger Agreement -- Conditions to the Merger."

    Horizon and Pacific Rehab anticipate that all of the conditions to the consummation of the Merger (other than receipt of the required approvals of the stockholders of Pacific Rehab) will be satisfied prior to or at the time of the Special Meeting.


    GOVERNMENTAL APPROVALS. Neither Horizon nor Pacific Rehab is aware of any governmental or regulatory approval required for consummation of the Merger that has not been obtained, other than compliance with applicable securities laws. See "The Merger -- Governmental and Regulatory Approvals and Matters."


    NO SOLICITATION. The Merger Agreement provides that Pacific Rehab will not initiate, solicit or encourage (including by way of furnishing information or assistance) any inquiries or the making of any proposal relating to any Competing Transaction (as defined below), or enter into discussions or negotiations with any person in furtherance of a Competing Transaction, or agree to, or endorse, a Competing Transaction; PROVIDED, HOWEVER, that Pacific Rehab may furnish information or enter into discussions or negotiations with respect to an unsolicited bona fide proposal in writing relating to a Competing Transaction for which financing, to the extent required, is then committed or in the good faith judgment of the Board of Directors could reasonably be expected to be obtained (except that a financing commitment is not required for purposes of furnishing information only), if, and only to the extent that, the Board of Directors of Pacific Rehab, after consultation with and based upon the written advice of outside legal counsel, determines in good faith that such action is required for such Board to comply with its fiduciary duties to stockholders imposed by the DGCL. Pacific Rehab is required to provide Horizon written notice prior to taking any such actions, to notify Horizon of any inquiries or proposals received by Pacific Rehab and to provide copies of any written inquiry or proposal. Further, the Board of Directors of Pacific Rehab may determine not to solicit proxies in favor of the approval and adoption of the Merger Agreement if such Board determines in good faith after consultation with legal counsel and its financial advisors that other action is necessary due to applicable fiduciary duties of the directors of Pacific Rehab. A "Competing Transaction" means any merger, consolidation, share exchange, business combination or similar transaction involving Pacific Rehab or any of its Significant Subsidiaries (as defined in the Merger Agreement) or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, Pacific Rehab or any of its Significant Subsidiaries, other than the transactions contemplated by the Merger Agreement. See "Certain Terms of the Merger Agreement -- No Solicitation."


    TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated at any time prior to the Effective Time (i) by mutual consent of Horizon and Pacific Rehab or (ii) by either party if (a) the Merger has not been consummated on or before April 1, 1996, (b) any final court or governmental order shall have prohibited consummation of the Merger or (c) if Pacific Rehab accepts a bona fide written proposal made by a third party relating to a Competing Transaction on terms that Pacific Rehab's Board of Directors determines it cannot reject in favor of the Merger, based on applicable fiduciary duties and the advise of counsel, and for which financing, to the extent required, is then committed (a "Superior Proposal").


    BY HORIZON. Horizon may terminate the Merger Agreement (i) upon a material breach of any representation, warranty or material covenant or agreement on the part of Pacific Rehab set forth in the Merger Agreement which breach is incurable or which is not cured after 30-days written notice by Horizon to Pacific Rehab, or (ii) if the Board of Directors of Pacific Rehab withdraws, modifies or changes its recommendation of the Merger in a manner materially adverse to Horizon or recommends to the stockholders of Pacific Rehab any Competing Transaction or resolves to do so, or (iii) if a tender or exchange offer for 20% or more of the outstanding Pacific Rehab Common Stock is commenced, and the Board of Directors of Pacific Rehab does not recommend that stockholders not tender their shares into such offer, or (iv) if any person (other than Horizon or its affiliates) acquires or has the right to acquire beneficial ownership of, or any group shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding Pacific Rehab Common Stock.

    BY PACIFIC REHAB. Pacific Rehab may terminate the Merger Agreement (i) if the Merger Agreement is not adopted or the Merger is not approved by the holders of a majority of the outstanding shares of Pacific Rehab Common Stock or (ii) upon a material breach of any representation, warranty or material covenant or agreement on the part of Horizon or Merger Sub set forth in the Merger
Agreement, which breach is incurable or which is not cured after 30-days' written notice by Pacific Rehab to Horizon.

    See "Certain Terms of the Merger Agreement -- Termination or Amendment of the Merger Agreement."

    TERMINATION FEES. If the Merger Agreement is terminated upon the occurrence of certain of the events described above and no Competing Transaction is consummated within six months following termination, Pacific Rehab will be required to pay to Horizon an amount, subject to certain limitations, equal to $500,000 plus Horizon's actual expenses, not to exceed $1 million, incurred in connection with the transactions contemplated by the Merger Agreement. Such termination fee is payable, at the election of Pacific Rehab, in cash or Pacific Rehab Common Stock. Alternatively, if the Merger Agreement is terminated upon the occurrence of certain of the events described above and a Competing Transaction has either been consummated before the Six-Month Date or a definitive agreement subsequently resulting in a Competing Transaction has been executed before the Six-Month Date, Pacific Rehab will be required to pay to Horizon an amount, subject to certain limitations, equal to $2.1 million plus Horizon's actual expenses, not to exceed $1 million, incurred in connection with the transactions contemplated by the Merger Agreement. In addition, under those circumstances in which Pacific Rehab is required to pay Horizon the $2.1 million fee, the Stock Option granted by Pacific Rehab to Horizon to acquire up to 1,131,490 shares of Pacific Rehab Common Stock would become exercisable. See "Stock Option;" "Stock Option Agreement;" "Certain Terms of the Merger Agreement -- Expenses and Termination Fees."

    ASSUMPTION OF PACIFIC REHAB OPTIONS AND OTHER OBLIGATIONS. Pursuant to certain change of control provisions contained in certain option agreements, all outstanding unvested options to acquire Pacific Rehab Common Stock will become exercisable immediately prior to the Effective Time, and the holders of such options will have the right to elect to exercise such options for shares of Pacific Rehab
Common Stock (in which case such shares of Pacific Rehab Common Stock will be converted into shares of Horizon Common Stock as provided in the Merger
Agreement). If the holder of any outstanding option to purchase Pacific Rehab Common Stock does not elect to exercise such option prior to the Effective Time, Horizon will assume such option at the Effective Time, and such option will remain outstanding as an option to purchase, in lieu of the shares of Pacific Rehab Common Stock previously subject thereto, that number of shares of Horizon Common Stock equal to the product of the number of shares of Pacific Rehab Common Stock previously subject to the Pacific Rehab Option multiplied by the Exchange Ratio. The exercise price per share of Horizon Common Stock will be equal to the previous exercise price per share under the option to purchase Pacific Rehab Common Stock divided by the Exchange Ratio. See "Certain Terms of the Merger Agreement -- Assumption of Obligations to Issue Pacific Rehab Common Stock."


    In addition, Horizon has agreed in the Merger Agreement to assume, at the Effective Time, the obligations of Pacific Rehab with respect to the issuance of Pacific Rehab Common Stock under the other Pacific Rehab Acquisition Rights, by agreeing to issue in lieu thereof Horizon Common Stock on the basis described under "Certain Terms of the Merger Agreement -- Assumption of Obligations to Issue Pacific Rehab Common Stock." Assuming that no shares of Pacific Rehab Common Stock are issued prior to the Effective Time pursuant to the Pacific Rehab Acquisition Rights, Horizon will be required to reserve for issuance an aggregate of 477,011 shares of Horizon Common Stock for such purposes.


    INDEMNIFICATION. The Merger Agreement provides that, for a minimum period of six years after the Effective Time, Pacific Rehab will indemnify each present and former officer and director of Pacific Rehab and its subsidiaries to the fullest extent permitted under applicable law with respect to matters existing or occurring at or prior to the Effective Time. Each of Pacific Rehab's executive officers and directors is covered by an Indemnification Agreement with Pacific Rehab. See "Certain Terms of the Merger Agreement -- Indemnification."

                                  STOCK OPTION

    Horizon and Pacific Rehab have entered into a Stock Option Agreement in connection with, and as consideration for, Horizon's and Merger Sub's execution of the Merger Agreement. Under the Stock Option Agreement, Pacific Rehab has granted to Horizon an irrevocable option to purchase up to 1,131,490 shares, subject to certain adjustments, of Pacific Rehab Common Stock for an exercise price of $7.75 per share, subject to certain adjustments, which option is exercisable in whole or in part and from time to time under the circumstances described above under the caption "-- Termination Fees." See "Certain Terms of the Merger Agreement -- Termination or Amendment of the Merger Agreement" and "Stock Option Agreement."

                                VOTING AGREEMENT


    Pursuant  to the  Voting Agreement, John  Elorriaga, Chairman  of the Board,
President and Chief Executive Officer of Pacific Rehab, Brian Bussanich, formerly the Chairman, President and Chief Executive Officer and currently a Director of Pacific Rehab, and Frank Jungers, a Director of Pacific Rehab have agreed, among other things, to vote all shares of Pacific Rehab Common Stock owned by them in favor of the Merger Agreement. As of the Record Date, 613,815 shares of Pacific Rehab Common Stock, or approximately 7.4% of the shares entitled to vote at the Special Meeting, were subject to the Voting Agreement. See "Voting Agreement."


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    Counsel to Pacific Rehab has delivered an opinion to Pacific Rehab and Horizon that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and should, therefore, constitute a non-taxable transaction for Horizon,

Pacific Rehab and the holders of Pacific Rehab Common Stock, except to the extent of cash received, if any, in lieu of fractional shares of Horizon Common Stock. For a discussion of these and other federal income tax considerations in connection with the Merger, see "The Merger -- Certain Federal Income Tax Consequences."

                        ANTICIPATED ACCOUNTING TREATMENT

    The Merger is expected to be accounted for as a "pooling of interests" for financial accounting purposes. See "The Merger -- Accounting Treatment."

                              NO APPRAISAL RIGHTS

    Under Delaware law, neither Horizon's nor Pacific Rehab's stockholders will be entitled to any appraisal or dissenter's rights in connection with the Merger.

              EXCHANGE OF PACIFIC REHAB COMMON STOCK CERTIFICATES

    Promptly after consummation of the Merger, Horizon will mail a letter of transmittal with instructions to each holder of record of Pacific Rehab Common Stock outstanding immediately before the Effective Time for use in exchanging certificates formerly representing shares of Pacific Rehab Common Stock for certificates representing shares of Horizon Common Stock and cash in lieu of any fractional shares. Certificates should not be surrendered by the holders of Pacific Rehab Common Stock until they have received the letter of transmittal from Horizon. See "Certain Terms of the Merger Agreement -- Manner and Basis of Converting Shares."


          COMPARATIVE RIGHTS OF PACIFIC REHAB AND HORIZON STOCKHOLDERS


    Rights of stockholders of Pacific Rehab are currently governed by the DGCL, the Restated Certificate of Incorporation, as amended, of Pacific Rehab (the "Pacific Rehab Charter") and Pacific Rehab's Amended and Restated ByLaws, as amended (the "Pacific Rehab ByLaws"). Upon consummation of the Merger, Pacific Rehab stockholders will become stockholders of Horizon and their rights as stockholders of Horizon will be governed by the DGCL, the Restated Certificate of Incorporation, as amended, of Horizon (the "Horizon Charter") and Horizon's Amended and Restated Bylaws, as amended (the "Horizon Bylaws"). There are certain differences between the rights of Pacific Rehab stockholders and the rights of Horizon stockholders. See "Comparative Rights of Horizon and Pacific Rehab Stockholders" and "Description of Horizon Capital Stock."


                               MARKET PRICE DATA


    Horizon Common Stock is traded on the NYSE under the symbol "HHC" and Pacific Rehab Common Stock is traded on the Nasdaq Stock Market under the symbol "PRHB." The following table sets forth, for the periods indicated, the range of high and low per share sales prices for Horizon

Common Stock as reported on the NYSE Composite Tape and for Pacific Rehab Common Stock as reported by The Nasdaq Stock Market. No cash dividends were paid on Horizon Common Stock or Pacific Rehab Common Stock during the periods presented.



                                                       HORIZON         PACIFIC REHAB**
                                                  -----------------   -----------------
                                                   HIGH       LOW      HIGH       LOW
                                                  -------   -------   -------   -------
1994*
First Quarter...................................  $261/2    $183/4     $ --      $ --
Second Quarter..................................   253/4     203/4      63/4      53/8
Third Quarter...................................   281/4     211/2      71/4      51/4
Fourth Quarter..................................   30        241/2      61/2      4
1995*
First Quarter...................................  $281/4    $225/8    $ 9       $ 41/2
Second Quarter..................................   25        165/8     11         81/8
Third Quarter...................................   24        171/2     101/8      57/8
Fourth Quarter..................................   251/2     173/4      83/8      41/2
1996*
First Quarter (through February 14).............  $28       $241/4    $ 93/8    $ 75/8


------------------------
  * Calendar years. Horizon's fiscal year ends on May 31, and Pacific Rehab's fiscal year ends on December 31.

 **  The Pacific Rehab Common Stock began  trading on the Nasdaq Stock Market in
    April 1994.

    On November 9, 1995, the last trading day prior to the joint announcement by Horizon and Pacific Rehab that they had executed the Merger Agreement, the closing per share sales price of Horizon Common Stock, as reported on the NYSE Composite Tape, was $20 5/8. On November 9, 1995, the closing price per share sales price of Pacific Rehab Common Stock, as reported by the Nasdaq Stock Market, was $6 3/16. See the cover page of this Proxy Statement/Prospectus for a recent closing price of Horizon Common Stock and Pacific Rehab Common Stock.

                               DIVIDEND POLICIES

    HORIZON. Horizon has not paid or declared any dividends on Horizon Common Stock since its inception and anticipates that future earnings will be retained to finance the continuing development of its business. The payment of any future dividends will be at the discretion of Horizon's Board of Directors and will depend upon, among other things, future earnings, the success of Horizon's business activities, regulatory and capital requirements, the general financial condition of Horizon and general business conditions. In addition, Horizon's credit facility restricts the payment of dividends.

    PACIFIC REHAB. Cash dividends have never been paid on the Pacific Rehab Common Stock. Pacific Rehab's line of credit with Bank of America Oregon contains restrictive covenants that limit Pacific Rehab's ability to pay cash dividends or to repurchase any shares of Pacific Rehab Common Stock. Pacific Rehab does not anticipate paying cash dividends in the foreseeable future.

                                    HORIZON
       SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION


    The following selected historical statement of operations and balance sheet data for the periods ended May 31, 1991 through May 31, 1995 have been derived from Horizon's Consolidated Financial Statements, as restated for the merger with Continental Medical Systems, Inc. ("CMS") accounted for as a pooling of interests. The Consolidated Financial Statements of Horizon have been audited by Arthur Andersen LLP, independent accountants, with respect to 1995, 1994, 1993 and 1992 and by other accountants with respect to 1991. The Consolidated Financial Statements of CMS have been audited by Ernst & Young LLP, independent accountants, with respect to 1995 and 1994 and by Price Waterhouse LLP, independent accountants, with respect to 1993, 1992 and 1991. The selected consolidated financial data as of November 30, 1995 and for the six months ended November 30, 1994 and 1995 have been derived from the unaudited consolidated financial statements of Horizon, have been prepared on the same basis of accounting as the other financial statements of Horizon and, in the opinion of Horizon, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of Horizon for such periods. Results for the six month period ended November 30, 1995 are not necessarily indicative of the results which may be expected for any other interim period or for the year as a whole. The information set forth below is qualified by reference to and should be read in conjunction with the consolidated financial statements and related notes included in Horizon's Current Report on Form 8-K dated November 21, 1995 and Horizon's Quarterly Report on Form 10-Q for the quarter ended November 30, 1995, incorporated by reference in this Proxy Statement/Prospectus.



                                                       YEAR ENDED MAY 31,
                               -------------------------------------------------------------------
                                PRO FORMA
                                  AFTER
                               ACQUISITIONS
                                   (1)                            HISTORICAL
                               ------------  -----------------------------------------------------
                                   1995        1995       1994       1993       1992       1991
                               ------------  ---------  ---------  ---------  ---------  ---------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF
 OPERATIONS DATA (4):
Total operating revenues.....   $1,746,882   $1,625,326 $1,382,162 $1,136,358 $ 843,740  $ 543,697
                               ------------  ---------  ---------  ---------  ---------  ---------
OPERATING EXPENSES:
Cost of services.............    1,425,522   1,342,590  1,167,994    957,363    723,227    459,677
Administrative and general...      110,064      82,533     60,108     42,284     32,470     24,866
Interest expense.............       58,053      53,045     44,396     26,999      8,423     13,360
Depreciation and
 amortization................       59,823      56,618     48,249     33,915     19,923     12,918
Special charge (2)...........       23,422      23,422     74,834     17,154      4,319     --
Settlement charge (2)........       13,500      13,500     --         --         --         --
                               ------------  ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses................    1,690,384   1,571,708  1,395,581  1,077,715    788,362    510,821
                               ------------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) before
 minority interests, income
 taxes, cumulative effect of
 accounting change and
 extraordinary item..........       56,498      53,618    (13,419)    58,643     55,378     32,876
Minority interests...........       (5,245)     (5,245)    (4,664)    (6,787)    (6,771)    (3,320)
                               ------------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) before income
 taxes, cumulative effect of
 accounting change and
 extraordinary item..........       51,253      48,373    (18,083)    51,856     48,607     29,556
Income taxes.................       24,527      23,375      1,731     21,520     16,489      9,225
                               ------------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) before
 cumulative effect of
 accounting change and
 extraordinary item..........   $   26,726      24,998    (19,814)    30,336     32,118     20,331
                               ------------
                               ------------
Cumulative effect of
 accounting change, net of
 tax.........................                   --         --         (3,204)    --         --
                                             ---------  ---------  ---------  ---------  ---------
Earnings (loss) before
 extraordinary item..........                   24,998    (19,814)    27,132     32,118     20,331

                                                       YEAR ENDED MAY 31,
                               -------------------------------------------------------------------
                                PRO FORMA
                                  AFTER
                               ACQUISITIONS
                                   (1)                            HISTORICAL
                               ------------  -----------------------------------------------------
                                   1995        1995       1994       1993       1992       1991
                               ------------  ---------  ---------  ---------  ---------  ---------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Extraordinary item, net of
 tax (3).....................                    2,571        734     --         --         --
                                             ---------  ---------  ---------  ---------  ---------
Net earnings (loss)..........                $  27,569  $ (19,080) $  27,132  $  32,118  $  20,331
                                             ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------
EARNINGS (LOSS) PER COMMON
 AND COMMON EQUIVALENT SHARE:
Earnings (loss) before
 cumulative effect of
 accounting change and
 extraordinary item..........   $     0.54   $    0.52  $   (0.54) $    0.94  $    1.02  $    0.87
                               ------------
                               ------------
Cumulative effect of
 accounting change, net of
 tax.........................                   --         --          (0.10)    --         --
                                             ---------  ---------  ---------  ---------  ---------
Earnings (loss) before
 extraordinary item..........                     0.52      (0.54)      0.84       1.02       0.87
Extraordinary item, net of
 tax (3).....................                     0.06       0.02     --         --         --
                                             ---------  ---------  ---------  ---------  ---------
    Net earnings (loss) per
     share...................                $    0.58  $   (0.52) $    0.84  $    1.02  $    0.87
                                             ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------
EARNINGS (LOSS) PER COMMON
 SHARE -- ASSUMING FULL
 DILUTION:
Earnings (loss) before
 cumulative effect of
 accounting change and
 extraordinary item..........   $     0.54   $    0.52  $   (0.54) $    0.89  $    1.00  $    0.86
                               ------------
                               ------------
Cumulative effect of
 accounting change, net of
 tax.........................                   --         --           (.09)    --         --
                                             ---------  ---------  ---------  ---------  ---------
Earnings (loss) before
 extraordinary item..........                     0.52      (0.54)      0.80       1.00       0.86
Extraordinary item, net of
 tax (3).....................                     0.06       0.02     --         --         --
                                             ---------  ---------  ---------  ---------  ---------
    Net earnings (loss) per
     share...................                $    0.58  $   (0.52) $    0.80  $    1.00  $    0.86
                                             ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
Primary......................       49,533      47,850     37,078     32,248     31,462     23,123
                               ------------  ---------  ---------  ---------  ---------  ---------
                               ------------  ---------  ---------  ---------  ---------  ---------
Fully diluted................       49,533      47,857     40,051     36,941     32,964     24,692
                               ------------  ---------  ---------  ---------  ---------  ---------
                               ------------  ---------  ---------  ---------  ---------  ---------

                                                                           FOR THE SIX MONTHS ENDED NOVEMBER 30,
                                                                           --------------------------------------
                                                                             PRO FORMA
                                                                                  AFTER          HISTORICAL
                                                                           ACQUISITIONS (1) ----------------------
                                                                                1995          1995        1994
                                                                           --------------  ----------  ----------
                                                                                   (IN THOUSANDS, EXCEPT
                                                                                     PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA (4):
  Total operating revenues...............................................    $  911,001    $  872,159  $  783,412
                                                                           --------------  ----------  ----------
OPERATING EXPENSES:
  Cost of services.......................................................       729,789       706,810     648,293
  Administrative and general.............................................        54,759        41,892      39,678
  Interest expense.......................................................        25,146        24,476      26,589
  Depreciation and amortization..........................................        30,569        29,758      27,631
  Special charge (2).....................................................        63,540        63,540      13,398
                                                                           --------------  ----------  ----------
    Total operating expenses                                                    903,803       866,476     755,589
                                                                           --------------  ----------  ----------
  Earnings (loss) before minority interests, income taxes and
   extraordinary item....................................................         7,198         5,683      27,823
  Minority interests.....................................................        (3,402)       (3,402)     (3,031)
                                                                           --------------  ----------  ----------
  Earnings (loss) before income taxes and extraordinary item.............         3,796         2,281      24,792
  Income taxes...........................................................        12,269        11,663      11,379
                                                                           --------------  ----------  ----------
    Net earnings (loss) before extraordinary item........................    $   (8,473)   $   (9,382) $   13,413
                                                                           --------------  ----------  ----------
                                                                           --------------  ----------  ----------
  Extraordinary item, net of tax (3).....................................                      22,075      --
                                                                                           ----------  ----------
    Net earnings (loss)..................................................                  $  (31,457) $   13,413
                                                                                           ----------  ----------
                                                                                           ----------  ----------
EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE:
  Earnings (loss) before extraordinary item..............................    $    (0.16)   $    (0.18) $     0.30
                                                                           --------------
                                                                           --------------
  Extraordinary item, net of tax (3).....................................                       (0.43)     --
                                                                                           ----------  ----------
    Net earnings (loss) per share........................................                  $    (0.61) $     0.30
                                                                                           ----------  ----------
                                                                                           ----------  ----------
EARNINGS (LOSS) PER COMMON SHARE -- ASSUMING FULL DILUTION:
  Earnings (loss) before extraordinary item..............................    $    (0.16)   $    (0.18) $     0.29
                                                                           --------------
                                                                           --------------
  Extraordinary item, net of tax (3).....................................                       (0.43)     --
                                                                                           ----------  ----------
    Net earnings (loss) per share........................................                  $    (0.61) $     0.29
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Weighted average shares outstanding:
  Primary................................................................        52,798        51,696      45,182
                                                                           --------------  ----------  ----------
                                                                           --------------  ----------  ----------
  Fully diluted..........................................................        52,798        51,872      45,458
                                                                           --------------  ----------  ----------
                                                                           --------------  ----------  ----------



                                                                                    AT MAY 31,
                                AT NOVEMBER 30, 1995      --------------------------------------------------------------
                            ----------------------------
                              PRO FORMA                                             HISTORICAL
                                AFTER                     --------------------------------------------------------------
                            ACQUISITIONS (1)  HISTORICAL      1995          1994         1993        1992        1991
                            --------------  ------------  ------------  ------------  ----------  ----------  ----------
                                                                                  (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET
 DATA:
  Working capital.........   $    317,470   $    329,790  $    284,343  $    232,639  $  227,199  $  151,090  $   96,645
  Total assets............      1,483,509      1,451,974     1,398,123     1,148,032     925,398     578,849     383,536
  Long-term debt,
   excluding current
   portion................        604,277        601,319       532,688       461,331     458,062     183,322      81,737
  Total stockholders'
   equity.................        636,341        627,650       650,652       461,254     305,892     263,767     207,690


--------------------------

(1) The pro forma after acquisitions amounts for the year ended May 31, 1995 give effect to (i) the acquisition of the thirteen long-term care facilities comprising peopleCARE Heritage Group ("peopleCARE") and (ii) the consummation of other individually insignificant completed and pending acquisitions as though all such transactions occurred on June 1, 1994. The pro forma after acquisitions amounts for the six months ended November 30, 1995 give effect to the consummation of Horizon's pending acquisitions as though these acquisitions occurred on June 1, 1994. The pro forma after acquisitions amounts at November 30, 1995 give effect to the consummation of Horizon's pending acquisitions as though these acquisitions occurred on November 30, 1995. See the unaudited pro forma financial statements and the notes thereto included elsewhere in this Proxy Statement/Prospectus.



(2) Special and settlement charges represent the following items by period (for historical fiscal year unless otherwise indicated): (i) 1995 historical and pro forma -- reflects the effect of a revision in Horizon's estimate of contract therapy receivables from third party payors of $18,377, costs of $13,500 incurred in connection with the settlement of pending litigation and related contract terminations and costs of $5,045 related to restructuring actions taken at contract therapy companies; (ii) 1994 -- related to the impairment of selected rehabilitation hospital division assets of $50,244, the costs associated with the consolidation of contract therapy companies and losses related to the termination of certain relationships in the contract therapy business of approximately $22,842 and the costs related to the reduction of corporate office work force and other restructuring costs of $1,748; (iii) 1993 -- reflects the write-down of certain rehabilitation facility development costs and merger expenses incurred in connection with an acquisition accounted for as a pooling of interests and expenses of subsequently integrating the acquired companies' operations; and (iv) 1992 -- reflects $1,000 of merger expenses incurred in connection with an acquisition accounted for as a pooling of interests and $3,319 related to a terminated merger agreement; (v) historical and pro forma six months ended November 30, 1995 -- reflects the write-off of $6.7 million in transaction costs incurred in completing the CMS merger, the $44.9 million of costs of combining and restructuring the merged companies and the $11.9 million write-down of assets expected to be divested during fiscal 1996; (vi) six months ended November 30, 1994 -- reflects the effect of a revision in Horizon's estimate of contract therapy receivables from third party payors.



(3) Extraordinary items represent the following items by period (for historical fiscal year unless otherwise indicated): (i) 1995 -- reflects gains recognized related to open market purchases of Horizon's subordinated debt and convertible subordinated notes at a discount, (ii) 1994 -- reflects gains recognized related to open market purchases of Horizon's convertible subordinated notes at a discount and (iii) six months ended November 30, 1995 -- reflects a loss recognized related to the tender offer of Horizon's senior subordinated notes.



(4) Horizon completed the following material business acquisitions using the purchase method of accounting:



    In July 1994, Horizon acquired peopleCARE. Consideration given for the acquisition included the issuance of approximately 449,000 shares of Horizon Common Stock, valued at approximately $10,000, assumption of capital lease obligations of approximately $48,600 and cash payment of approximately $56,000.



    In March 1994, CMS acquired Medical Management Associates, Inc. Consideration given for the acquisition included cash payments of approximately $1,500 and the issuance of shares of approximately 349,456 shares of common stock (as converted into Horizon Common Stock pursuant to the terms of the merger with CMS).



    In February 1994, Horizon acquired Greenery Rehabilitation Group, Inc. ("Greenery") through a merger of Greenery into Horizon. Consideration given for the acquisition included the issuance of approximately 2.0 million shares of Horizon common stock, valued at approximately $48,000 and the assumption of approximately $58,000 in debt.



    In August 1990, Horizon, through CMS, acquired 80% of the outstanding common stock of CommuniCare/ProRehab, Inc. Consideration given for the acquisition included cash payments and the issuance of Horizon common stock in the amount of approximately $5,700. In July 1992, Horizon acquired the remaining 20% of the outstanding common stock for cash payments and the issuance of common stock valued at approximately $4,800.

                                 PACIFIC REHAB
       SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION



    The selected historical consolidated financial information of Pacific Rehab and subsidiaries shown below for the three fiscal periods ended December 31, 1994 has been derived from Pacific Rehab's audited Consolidated Financial Statements. The Consolidated Financial Statements of Pacific Rehab have been audited by Price Waterhouse LLP, independent accountants, with respect to 1994 and by Grant Thornton LLP, independent accountants, with respect to 1993 and 1992. Pacific Rehab commenced operations on December 31, 1991. The financial information for the nine-month periods ended September 30, 1995 and 1994 has been derived from Pacific Rehab's unaudited consolidated financial statements and includes, in the opinion of Pacific Rehab's management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information for such periods. The information set forth below is qualified by reference to and should be read in conjunction with Pacific Rehab's consolidated financial statements and related notes included elsewhere in this Proxy Statement/Prospectus. Results for the nine-month period ended September 30, 1995, are not necessarily indicative of the results which may be expected for the fiscal year as a whole.



                                                                               YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------
                                                                     PRO FORMA
                                                                       AFTER                 HISTORICAL
                                                                   ACQUISITIONS (1) -------------------------------
                                                                        1994         1994       1993       1992
                                                                   --------------  ---------  ---------  ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net revenues.....................................................    $   37,650    $  20,504  $   8,162  $   4,396
Cost of revenues.................................................        19,739       10,290      4,028      1,426
                                                                   --------------  ---------  ---------  ---------
  Gross profit...................................................        17,911       10,214      4,134      2,970
                                                                   --------------  ---------  ---------  ---------
Operating expenses:
Selling, general and administrative expenses.....................        10,336        5,618      1,878        872
Depreciation and amortization....................................         1,743          979        505        375
                                                                   --------------  ---------  ---------  ---------
                                                                         12,079        6,597      2,383      1,247
                                                                   --------------  ---------  ---------  ---------
  Operating income...............................................         5,832        3,617      1,751      1,723
Nonoperating income (expense):
Interest expense.................................................          (845)        (170)       (47)      (229)
Interest income..................................................            90           54         45         30
Other............................................................        --           --            (53)    --
                                                                   --------------  ---------  ---------  ---------
                                                                           (755)        (116)       (55)      (199)
                                                                   --------------  ---------  ---------  ---------
    Earnings before income taxes.................................         5,077        3,501      1,696      1,524
Income taxes.....................................................         2,005        1,375        649        563
                                                                   --------------  ---------  ---------  ---------
  Net earnings...................................................    $    3,072    $   2,126  $   1,047  $     961
                                                                   --------------  ---------  ---------  ---------
                                                                   --------------  ---------  ---------  ---------
Net earnings per common and common equivalent share..............    $     0.44    $    0.35  $    0.26  $    0.26
                                                                   --------------  ---------  ---------  ---------
                                                                   --------------  ---------  ---------  ---------
Weighted average number of common and common equivalent shares
 outstanding.....................................................         7,029        6,115      3,996      3,738
                                                                   --------------  ---------  ---------  ---------
                                                                   --------------  ---------  ---------  ---------

                                                                                FOR THE NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                                       (UNAUDITED)
                                                                          --------------------------------------
                                                                            PRO FORMA
                                                                              AFTER
                                                                           ACQUISITIONS
                                                                               (1)              HISTORICAL
                                                                          --------------  ----------------------
                                                                               1995         1995        1994
                                                                          --------------  ---------  -----------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE
                                                                                         AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
  Net revenues..........................................................    $   32,506    $  24,903   $  14,159
  Cost of revenues......................................................        18,671       13,991       7,188
                                                                          --------------  ---------  -----------
      Gross profit......................................................        13,835       10,912       6,971
                                                                          --------------  ---------  -----------
  Operating expenses:
    Selling, general and administrative expenses........................         7,520        6,488       3,732
    Depreciation and amortization.......................................         1,673        1,327         669
                                                                          --------------  ---------  -----------
                                                                                 9,193        7,815       4,401
                                                                          --------------  ---------  -----------
      Operating income..................................................         4,642        3,097       2,570
                                                                          --------------  ---------  -----------
  Nonoperating income (expense):
    Interest expense....................................................          (952)        (728)       (131)
    Interest income.....................................................            10           10          44
                                                                          --------------  ---------  -----------
                                                                                  (942)        (718)        (87)
                                                                          --------------  ---------  -----------
      Earnings before income taxes......................................         3,700        2,379       2,483
  Income taxes..........................................................         1,525          997         968
                                                                          --------------  ---------  -----------
      Net earnings......................................................    $    2,175    $   1,382   $   1,515
                                                                          --------------  ---------  -----------
                                                                          --------------  ---------  -----------
  Net earnings per common and common equivalent share...................    $     0.25    $    0.18   $    0.26
                                                                          --------------  ---------  -----------
                                                                          --------------  ---------  -----------
  Net earnings per common share assuming full dilution..................    $     0.24    $    0.18   $    0.26
                                                                          --------------  ---------  -----------
                                                                          --------------  ---------  -----------
  Weighted average shares outstanding:
    Primary.............................................................         8,877        7,855       5,815
                                                                          --------------  ---------  -----------
                                                                          --------------  ---------  -----------
    Fully diluted.......................................................         9,212        8,190       5,815
                                                                          --------------  ---------  -----------
                                                                          --------------  ---------  -----------



                                                                                         AT DECEMBER 31,
                                                             AT SEPTEMBER 30,    -------------------------------
                                                                   1995
                                                           --------------------            HISTORICAL
                                                                HISTORICAL       -------------------------------
                                                               (UNAUDITED)         1994       1993       1992
                                                           --------------------  ---------  ---------  ---------
                                                                              (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Working capital........................................       $   (4,046)      $   8,247  $   2,300  $   3,748
  Total assets...........................................           71,169          36,191     17,665      7,377
  Long-term debt, excluding current portion..............            6,065           2,029      1,074     --
  Total stockholders' equity.............................           38,682          28,441     10,801      6,646


------------------------

(1) To give effect to the consummation of acquisitions as though all such acquisitions occurred on January 1, 1994. All of such acquisitions have been accounted for using the purchase method of accounting. For additional information with respect to these acquisitions, see Note 2 to each of Pacific Rehab's annual and interim consolidated financial statements included elsewhere in this Proxy Statement/Prospectus.

               SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION


    The following selected unaudited pro forma financial information has been derived from and should be read in conjunction with the unaudited pro forma financial information and notes thereto included elsewhere in this Proxy Statement/Prospectus. The following selected unaudited pro forma combined financial information is based on adjustments to the historical consolidated balance sheets and related consolidated statements of operations of Horizon and Pacific Rehab to give effect to the Merger using the pooling of interests method of accounting for business combinations. The selected unaudited pro forma combined after acquisitions financial information for the most recent full year and interim period give effect to the Merger and other completed and pending acquisitions of Horizon and Pacific Rehab. The following selected unaudited pro forma financial information may not necessarily reflect the combined financial condition or results of operations of Horizon and Pacific Rehab that would have actually resulted had the transactions referred to above occurred as of the date and for the periods indicated or reflect the combined future earnings of Horizon and Pacific Rehab.



                                                                                    YEAR ENDED MAY 31,
                                                                          --------------------------------------
                                                       SIX MONTHS ENDED
                                                       NOVEMBER 30, 1995    PRO FORMA
                                                       -----------------  COMBINED AFTER  PRO FORMA COMBINED (1)
                                                           PRO FORMA      ACQUISITIONS (2)
                                                        COMBINED AFTER    --------------  ----------------------
                                                       ACQUISITIONS (1)        1995          1994        1993
                                                       -----------------  --------------  ----------  ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA:
  Total operating revenues...........................      $ 928,956        $1,786,223    $1,395,747  $1,141,867
                                                       -----------------  --------------  ----------  ----------
  Operating expenses:
    Cost of services.................................        740,311         1,446,335     1,175,349     959,196
    Administrative and general.......................         59,341           120,628        63,444      43,535
    Interest expense.................................         25,795            59,028        44,519      27,072
    Depreciation and amortization....................         31,556            61,717        49,014      34,265
    Special charge...................................         63,540            23,422        74,834      17,154
    Settlement charge................................         --                13,500        --          --
                                                       -----------------  --------------  ----------  ----------
      Total operating expenses.......................        920,543         1,724,630     1,407,160   1,081,222
                                                       -----------------  --------------  ----------  ----------
Earnings (loss) before minority interests and income
 taxes...............................................          8,413            61,593       (11,413)     60,645
Minority interests...................................         (3,402)           (5,245)       (4,664)     (6,787)
                                                       -----------------  --------------  ----------  ----------
Earnings (loss) before income taxes..................          5,011            56,348       (16,077)     53,858
Income taxes.........................................         12,806            26,543         2,510      22,270
                                                       -----------------  --------------  ----------  ----------
Net earnings (loss) from continuing operations.......      $  (7,795)       $   29,805    $  (18,587) $   31,588
                                                       -----------------  --------------  ----------  ----------
                                                       -----------------  --------------  ----------  ----------
  Earnings (loss) from continuing operations
  per common and common equivalent share:............      $   (0.14)       $     0.57    $    (0.48) $     0.94
                                                       -----------------  --------------  ----------  ----------
                                                       -----------------  --------------  ----------  ----------
  Earnings (loss) from continuing operations
  per common share - assuming full dilution:.........      $   (0.14)       $     0.57    $    (0.48) $     0.89
                                                       -----------------  --------------  ----------  ----------
                                                       -----------------  --------------  ----------  ----------
Weighted average shares outstanding:
  Primary............................................         55,594            52,261        38,767      33,521
                                                       -----------------  --------------  ----------  ----------
                                                       -----------------  --------------  ----------  ----------
  Fully diluted......................................         55,594            52,261        41,740      38,214
                                                       -----------------  --------------  ----------  ----------
                                                       -----------------  --------------  ----------  ----------



                                                                              PRO FORMA COMBINED
                                                                              AFTER ACQUISITIONS
                                                                            AT NOVEMBER 30, 1995(1)
                                                                            -----------------------
                                                                                (IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Working capital...........................................................        $   312,674
Total assets..............................................................          1,554,678
Long-term debt, excluding current portion.................................            610,342
Total stockholders' equity................................................            674,273


----------------------------------

(1) To give effect to (i) the Merger and (ii) the consummation of Horizon's individually insignificant pending acquisitions as though the Merger is accounted for as a pooling of interests and the pending acquisitions occurred on June 1, 1994. See the unaudited pro forma financial statements and the notes thereto included elsewhere in this Proxy Statement/Prospectus.



(2) To give effect to (i) the Merger, (ii) the peopleCARE acquisition and (iii) the consummation of other completed and pending acquisitions as though the Merger is accounted for as a pooling of interests and the acquisitions occurred on June 1, 1994. See the unaudited pro forma financial statements and the notes thereto included elsewhere in this Proxy Statement/Prospectus.

              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA


    Set forth below are the comparative net income and book value per common share data of (a) each of Horizon and Pacific Rehab on an historical basis, (b) Horizon on a pro forma combined basis giving effect to the Merger and completed and pending acquisitions and (c) Pacific Rehab on an equivalent pro forma combined basis giving effect to the Merger and completed and pending acquisitions, in each case giving effect to the Merger under the pooling of interests method of accounting for business combinations, all on the bases described in the unaudited pro forma financial information and notes thereto included elsewhere in this Proxy Statement/Prospectus. The equivalent pro forma data for Pacific Rehab was calculated by multiplying the Horizon pro forma per common share data by the Exchange Ratio of .3483. Neither Horizon nor Pacific Rehab paid any dividends to their stockholders during the periods presented.



    The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements and related notes of Horizon and Pacific Rehab included or incorporated by reference in this Proxy Statement/Prospectus and the unaudited pro forma financial information and notes thereto included elsewhere in this Proxy Statement/Prospectus.


                                    HORIZON
                             PER COMMON SHARE DATA


                                                                    SIX MONTHS              YEAR ENDED MAY 31
                                                                ENDED NOVEMBER 30,   -------------------------------
                                                                       1995            1995       1994       1993
                                                                -------------------  ---------  ---------  ---------
Historical: (1)
  Net income (loss) -- primary................................       $   (0.61)      $    0.58  $   (0.52) $    0.84
  Net income (loss) -- fully diluted..........................           (0.61)           0.58      (0.52)      0.80
  Book value..................................................           12.23           12.97
Pro Forma Combined After Acquisitions and the Merger: (2)(4)
  Net income (loss) -- primary................................       $   (0.14)      $    0.57  $   (0.48) $    0.94
  Net income (loss) -- fully diluted..........................           (0.14)           0.57      (0.48)      0.89
  Book value..................................................           12.23           12.82


                                 PACIFIC REHAB
                             PER COMMON SHARE DATA


                                                                                            YEAR ENDED DECEMBER 31,
                                                                    NINE MONTHS ENDED   -------------------------------
                                                                   SEPTEMBER 30, 1995     1994       1993       1992
                                                                   -------------------  ---------  ---------  ---------
Historical:
  Net income -- primary..........................................       $    0.18       $    0.35  $    0.26  $    0.26
  Net income -- fully diluted....................................            0.18            0.35       0.26       0.26
  Book value.....................................................            4.83            4.06
Equivalent Pro Forma Combined After Acquisitions and the
 Merger: (3)(4)
  Net income (loss) -- primary...................................       $   (0.05)      $    0.20  $   (0.17) $    0.33
  Net income (loss) -- fully diluted.............................           (0.05)           0.20      (0.17)      0.31
  Book value.....................................................            4.26            4.47


------------------------

(1) Horizon net income (loss) per share (primary and fully diluted) on a pro forma basis after completed and pending acquisitions, excluding the Merger, was $(0.58) and $0.59 for the six months ended November 30, 1995 and the year ended May 31, 1995, respectively.


(2) Represents Horizon and Pacific Rehab on a pro forma combined basis, including Horizon and Pacific Rehab completed and pending acquisitions.

(3) Represents Horizon and Pacific Rehab on an equivalent pro forma combined basis, including Horizon and Pacific Rehab historical acquisitions, calculated by multiplying pro forma combined after acquisitions amounts by the .3483 Exchange Ratio.

(4) Pro forma per share data is presented based upon earnings from continuing operations. See unaudited pro forma financial statements.

                                  RISK FACTORS


    The following are certain factors which should be considered by the stockholders of Pacific Rehab in evaluating the Merger.

    FLUCTUATIONS IN THE MARKET PRICE OF HORIZON COMMON STOCK. Because the Exchange Ratio is fixed and because the market price of Horizon Common Stock is subject to fluctuation, the market value of the shares of Horizon Common Stock that holders of Pacific Rehab Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. There can be no assurance that at or after the Effective Time of the Merger such shares of Horizon Common Stock will maintain or equal the prices at which such shares have traded in the past. The prices at which Horizon Common Stock trades after the Merger may be influenced by many factors, including, among others, the liquidity of the market for Horizon Common Stock, investor perceptions of Horizon and the industry in which it operates, the operating results of Horizon and its
subsidiaries,   Horizon's  dividend  policy  and  general  economic  and  market conditions. Similar factors affect the prices at which Pacific Rehab Common Stock currently trades. See "Summary -- Market Price Data."


    RAPID EXPANSION. Since its inception in 1986, Horizon has rapidly expanded both the size and the diversity of its operations through (i) strategic mergers and acquisitions such as the acquisition of CMS and the Merger, (ii) the acquisition of or agreements to manage long-term care facilities including Greenery, peopleCARE and the HEA Group, (iii) the development of specialty hospitals and subacute care units and (iv) the acquisition and development of other specialty health care businesses. The ability of Horizon to acquire additional operations depends upon its ability to identify appropriate acquisition candidates and to obtain appropriate financing and personnel.



    Growth through acquisition entails certain risks in that acquired operations could be subject to unanticipated business uncertainties or legal liabilities. Horizon seeks to minimize these risks through investigation and evaluation of the operations proposed to be acquired and through transaction structure and indemnification. In addition, each such business combination presents the risk that currently unanticipated difficulties may arise in integrating the operations of the combined entities. Moreover, such business combinations present the risk that the synergies expected from the combined operations may not be realized. For a description of the synergies that management of Horizon anticipates to be realized from the combination of Horizon and Pacific Rehab, see "Horizon -- Specialty Health Care Services -- Outpatient Rehabilitation Clinics." The various risks associated with the integration of recent and future acquisitions and the subsequent performance of such acquired operations may adversely affect Horizon's results of operations. Following each acquisition, management will consider opportunities to eliminate excess or duplicative operations, processes or personnel or other measures to maximize the potential of the combined operations. As a result of these considerations, management may commit to undertake restructuring measures which would result in a current charge against earnings. Depending upon the relative significance of an acquisition and the extent of the restructuring program undertaken, such charge could be material to Horizon.



    Horizon currently plans to sell the assets and leasehold improvements at eight of the 17 rehabilitation and skilled nursing facilities acquired from Greenery in February 1994. The eight facilities are all located in Massachusetts and comprise Horizon's entire investment in nursing facilities in that state. The decision to sell the facilities was based upon disappointing financial performance, regulatory and operational considerations. The resulting $11.9 million charge recorded in fiscal 1996 to adjust the carrying value of the eight facilities has adversely effected Horizon's financial results for the period.



    REIMBURSEMENT RATES FOR CONTRACT THERAPY SERVICES. In April 1995, HCFA issued a memorandum to its Medicare fiscal intermediaries as a guideline to assess costs incurred by inpatient providers relating to payment of occupational and speech language pathology services furnished under arrangements that include contracts between therapy providers and inpatient providers. While not binding on the fiscal intermediaries, the memorandum suggested certain rates to assist the fiscal intermediaries in making annual "prudent buyer" assessments of speech and occupational therapy rates paid by inpatient providers. In light of the fluid nature of the circumstances surrounding the memorandum, Horizon cannot now determine whether HCFA will continue to recommend the rates suggested in the memorandum or whether such rates will be used by HCFA as a basis for developing a salary equivalency based reimbursement system for speech and occupational therapy services. HCFA has publicly advised providers that it may publish its determination of the rates to be utilized in April 1996. There can be no assurance that actions ultimately taken by HCFA with regard to reimbursement rates for such services will not adversely affect Horizon's results of operations.



    REIMBURSEMENT BY THIRD PARTY PAYORS. For fiscal years 1993, 1994, and 1995, Horizon derived approximately 33%, 34% and 28%, respectively, of its revenues from Medicare, and 14%, 14% and 17%, respectively, of its revenues from Medicaid. Changes in the mix of patients among different types of private pay sources and among private pay sources, Medicare and Medicaid can significantly affect the revenues and profitability of Horizon's operations. Moreover, there are increasing pressures from many payor sources to control health care costs and to limit increases in reimbursement rates for medical services. There can be no assurance that payments under governmental and third party payor programs will remain at levels comparable to present levels or that Horizon will continue to attract and retain private pay patients or maintain its current payor or revenue mixes. In attempts to limit the federal budget deficit, there have been, and Horizon expects that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement for certain services. Horizon cannot now predict whether any of these pending proposals will be adopted or, if adopted and implemented, what effect such proposals would have on Horizon.



    REGULATION. The federal government and the governments of all states in which Horizon or Pacific Rehab operates regulate various aspects of their respective businesses. There can be no assurance that federal or state governments will not impose additional restrictions on their activities that might adversely affect their businesses. The operation of Horizon's long-term care facilities and certain segments of its and Pacific Rehab's specialty health care services and the provision of these services are subject to federal, state and local licensure and certification laws. These facilities and segments are subject to periodic inspection by governmental and other authorities to assure compliance with the various standards established for continued licensure under state law, certification under the Medicare and Medicaid programs and participation in the Veteran's Administration program. To the extent that Certificates of Need or other similar approvals are required for expansion of Horizon's operations, Horizon could be adversely affected by the failure or inability to obtain such approvals, by changes in the standards applicable to approvals and by possible delays and expenses associated with obtaining approvals. The failure by Horizon to obtain, retain or renew any required regulatory approvals, licenses or certifications could prevent Horizon from being reimbursed for or offering its services or could adversely affect its operations, financial performance and its ability to expand.



    A wide array of Medicare/Medicaid fraud and abuse provisions apply to long-term care facilities, other specialty health care facilities, pharmacies and clinical laboratories. Penalties for violations of these federal laws include exclusion from participation in the Medicare/Medicaid programs, asset forfeitures, civil penalties and criminal penalties. The Office of Inspector General ("OIG") of the Department of Health and Human Services, the Department of Justice and other federal agencies interpret these fraud and abuse provisions liberally and enforce them aggressively. Members of both the House of Representatives and the Senate have proposed various pieces of legislation to expand significantly the federal government's involvement in curtailing fraud and abuse and to increase the monetary penalties for violations of these provisions.



    HEALTH  CARE  REFORM.    During  1995,  various  Congressional   legislators
introduced reform proposals that are intended to control health care costs, improve access to medical services for uninsured individuals and to balance the federal budget by the year 2002. Certain of these budgetary proposals have been passed by both Houses of Congress, including passage of the resultant committee bills. These proposals included reduced rates of growth in the Medicare and Medicaid programs and proposals to block grant funds to the states to administer the Medicaid program. These proposals were included in the 1995 budget reconciliation act, which the President of the United States has vetoed. Discussions regarding a balanced budget plan between members of the House of Representatives, members of the Senate and the President continued until the latter half of January, 1996. At that time, these discussions were halted due to various disagreements between the parties. In early February, the National Governor's Association presented its own proposals to reform the Medicaid and welfare programs. While these proposals do not, at this time, appear to affect Horizon in any material respect, significant changes in reimbursement levels under Medicare or Medicaid and changes in applicable governmental regulations could significantly affect the future results of operations of Horizon. There can be no assurance that future legislation, health care or budgetary, or other changes in the administration or interpretation of governmental health care programs will not adversely effect the results of operations of Horizon, Pacific Rehab or the combined enterprise.



    SIGNIFICANCE OF GOODWILL AND OTHER INTANGIBLE ASSETS. The excess of total acquisition cost over the fair value of net assets acquired (goodwill) and other intangible assets represented approximately 14.6% of Horizon's total assets as of November 30, 1995. Horizon amortizes goodwill over a period of 40 years and amortizes other intangible assets over periods ranging from two to 20 years. Horizon reviews the carrying value of goodwill and other intangible assets for potential impairment on a quarterly basis. If, in connection with such a review, Horizon determined that an adjustment to the carrying value of goodwill or other intangible assets was appropriate, a material charge against earnings could result.



    RECENT FINANCIAL PERFORMANCE OF HORIZON. Horizon's financial results for the three most recent fiscal years and interim period, when restated for the merger with CMS, have been inconsistent. The inconsistent financial performance has been caused largely by significant special or settlement charges and extraordinary charges recorded during the periods. Horizon recorded a $63.5 million charge in the first quarter of fiscal 1996 and a $38.1 million extraordinary charge related to extinguishment of debt in the second quarter of fiscal 1996. The substantial majority of both of these charges was related to combining the operations of Horizon and CMS following the merger and was anticipated and considered by Horizon when negotiating the CMS acquisition. All of the other significant charges recorded during the three most recent fiscal years and interim period and included in Horizon's combined financial statements were recorded by CMS prior to any involvement by Horizon management. Nonetheless, charges were recorded during the periods to adjust the carrying amount of settlements receivable, adjust the carrying amount of certain long lived assets, settle pending litigation, provide for restructuring accruals and expense merger costs. Horizon management does not currently anticipate any charges of the nature or magnitude of those described above; however, future events or circumstances could require that additional charges be recorded.


    POTENTIAL LIABILITY; INSURANCE. Health care companies are subject to medical malpractice, personal injury and other liability claims that are customary risks in the operation of health care facilities and are generally covered by insurance. Horizon maintains property, liability and professional malpractice insurance in amounts and with such coverages and deductibles that are deemed appropriate by management, based on historical claims, industry standards and the nature of their respective businesses. There can be no assurance that a future claim will not exceed available insurance coverages or that such policies will continue to be available with the same scope of coverages at reasonable premiums. Any substantial increase in the cost of such insurance or the unavailability of any such coverages could have an adverse effect on business and results of operations of Horizon, Pacific Rehab or the combined enterprise.

    DEMAND  FOR  PERSONNEL.   The  success and  growth  strategy of  Horizon are
dependent in part on its ability to attract and retain competent individuals with training and experience in marketing, nursing, therapy and other clinical or operating disciplines. Such persons are in high demand and often are subject to competing offers. In past years, the health care industry has experienced nursing and therapy personnel shortages. There can be no assurance that Horizon, Pacific Rehab or the combined enterprise will be able to attract and retain the qualified clinical or operating personnel necessary for its business and planned growth. A future lack of such personnel could adversely affect results of operations of Horizon, Pacific Rehab or the combined enterprise.

    DEPENDENCY ON KEY PERSONNEL. Horizon is dependent on a limited number of key officers, the loss of services of any one of whom could have an adverse effect on it. Horizon maintains no key man life insurance policies. The future success of Horizon and Pacific Rehab's businesses will depend in part on its ability to attract and retain highly qualified individuals to fill key management positions. Horizon competes for such individuals with similar health care companies and there can be no assurance that it will be successful in hiring or retaining qualified personnel. The loss of key personnel or the inability to hire or retain qualified management personnel could adversely affect Horizon's results of operations.


    COMPETITION. Horizon operates in a highly competitive industry. Horizon's facilities generally operate in communities that are also served by similar facilities operated by others. Some competing facilities are located in buildings that are newer than those operated by Horizon and provide services not offered by Horizon. In addition, some facilities are operated by nonprofit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other resources not available to Horizon. Some acute care hospitals that provide long-term care, subacute care and rehabilitative services are also a potential source of competition to Horizon. In each area of services provided by Horizon, some of its competitors have greater financial and other resources and longer operating histories than Horizon. There can be no assurance that Horizon will not encounter increased competition in the future that would adversely affect Horizon's results of operations.


    ANTI-TAKEOVER PROVISIONS. Horizon's stockholder rights plan, together with certain provisions in its Certificate of Incorporation and Bylaws, may make it more difficult to effect a change in control of Horizon and to replace incumbent management. Such provisions could potentially deprive stockholders of opportunities to sell shares at above market prices.

                                    HORIZON



GENERAL



    Horizon is a leading provider of post-acute health care services, including specialty health care services and long-term care services, principally in the Midwest, Southwest and Northeast regions of the United States. At January 1, 1996, Horizon provided specialty health care services through 37 acute rehabilitation hospitals in 16 states (2,065 beds), 57 specialty hospitals and subacute care units in 17 states (1,875 beds), 145 outpatient rehabilitation clinics in 19 states and 2,686 rehabilitation therapy contracts in 35 states. At that date, Horizon provided long-term care services through 119 owned or leased facilities (14,793 beds) and 147 managed facilities (16,448 beds) in a total of 19 states. Other medical services offered by Horizon include pharmacy, laboratory, Alzheimer's care, physician management, non-invasive medical diagnostic, home respiratory, home infusion therapy and hospice care. For the six months ended November 30, 1995, Horizon derived 50% of its revenues from private sources, 32% from Medicare and 18% from Medicaid.



    Post-acute care is the provision of a continuum of care to patients for the twelve month period following discharge from an acute care hospital. Post-acute care services that Horizon provides include: (a) inpatient and outpatient rehabilitative services; (b) subacute care; (c) long-term care; (d) contract rehabilitation therapy services; (e) pharmacy and related services; (f) clinical laboratory services; (g) non-invasive medical diagnostic services; (h) home respiratory supplies and services; (i) home infusion supplies and services; and
(j) hospice care. Horizon's integrated post-acute health care system is intended to provide continuity of care for its patients and enable payors to contract with one provider to provide for virtually all of the patient's needs during the period following discharge from an acute care facility.



RECENT DEVELOPMENTS



    CMS. Horizon acquired CMS on July 10, 1995 by means of a merger pursuant to which CMS became a wholly owned subsidiary of Horizon. The purchase price, paid in shares of Horizon Common Stock, was approximately $393.9 million (based on the market value of such shares on that date). The acquisition was accounted for as a pooling of interests. CMS is one of the nation's largest providers of comprehensive inpatient and outpatient medical rehabilitative services, operating 37 free-standing rehabilitation hospitals, providing outpatient rehabilitation at more than 140 locations, managing 13 inpatient rehabilitation units for general acute care hospitals and providing contract rehabilitation therapy services. As a result, Horizon now has an increased and significant clinical and market presence in each of the medical rehabilitation industry's three principal sectors: inpatient rehabilitation care, outpatient rehabilitation care and contract rehabilitation therapies.



    HEA GROUP. In December 1995, Horizon announced that it had finalized a contract to manage the operation of 134 long-term care facilities (14,757 beds) in Texas, Michigan and Oklahoma which are operated under long-term leases by the HEA Group. Horizon began managing these facilities on January 1, 1996 under a contract between a subsidiary of Horizon and the HEA Group, which has an initial term of ten years. Horizon will receive a management fee equal to 6.5% of the annual gross revenues generated from the operation of the HEA Group facilities, which, in the aggregate, for the year ended December 31, 1995 had revenues of approximately $220.0 million. Under certain circumstances, the management fee can increase to 7.5% of the annual gross revenues. Horizon has made available a $30.0 million credit line to provide for, among other things, the working capital and capital improvement requirements of the managed facilities. The credit line bears interest at 75 basis points over Horizon's effective cost of borrowing under its credit facility, is secured by substantially all the assets of the HEA Group and is repayable out of the cash flow of the operations of the facilities, among other sources.



    SENIOR SUBORDINATED NOTES OFFERING. On January 12, 1996, Horizon filed a registration statement on Form S-3 with the Commission relating to the proposed offering of $200 million of senior subordinated notes due 2006 (the "Notes"). The Notes will be general unsecured senior subordinated obligations of Horizon, subordinated generally in right of payment to all existing and future senior debt of Horizon, including indebtedness pursuant to Horizon's existing credit facility, and will be structurally subordinated to all indebtedness of Horizon's subsidiaries. Horizon intends to use the net proceeds from the proposed sale of the Notes to repay a portion of the indebtedness outstanding under Horizon's existing credit facility.



    MEDICAL INNOVATIONS. In February 1996, Horizon announced its agreement to acquire Medical Innovations through the issuance of approximately 1,027,000 shares of Horizon Common Stock (which had a market value of approximately $27.0 million on the day preceding such announcement). In addition, Horizon will convert Medical Innovations options and warrants into options and warrants to acquire approximately 263,000 shares of Horizon common stock. The acquisition, which will be accounted for as a pooling of interests, is expected to be consummated in the second quarter of 1996.
Consummation of the acquisition is subject to certain conditions, and there can be no assurance that these conditions will be satisfied. Medical Innovations provides specialized and high-tech home health care services, home medical equipment, homemaker services, and intravenous therapies, as well as, comprehensive home healthcare management services under contractual arrangements with hospitals and other providers.



    SEC INVESTIGATION. Horizon has been advised that the staff of the Division of Enforcement of the Commission has commenced a private investigation with respect to trading in the securities of Horizon and CMS. In connection with that investigation, Horizon has voluntarily produced certain documents and Neal M. Elliott, Chairman of the Board, President and Chief Executive Officer of Horizon, has voluntarily given testimony to the Commission. Mr. Elliott has also produced certain documents in response to a subpeona from the Commission. The investigation is ongoing, and neither Horizon nor Mr. Elliott possesses all the facts with respect to the matters under investigation. Although neither Horizon nor Mr. Elliott has been advised by the Commission that the Commission has concluded that either Horizon or Mr. Elliott has been involved in any violation of the federal securities laws, there can be no assurance as to what the outcome of the investigation will be or when it will be concluded. Both Horizon and Mr. Elliott intend to continue cooperating fully with the Commission in connection with the investigation.



STRATEGY



    In response to current health care reform and ongoing changes in the health care marketplace, Horizon has implemented and continues to implement a strategy of extending the continuum of services offered by Horizon beyond traditional long-term and subacute care to create a post-acute health care delivery system in each geographical region that it serves. Horizon's strategy is designed to improve its profit margins, occupancy levels and payor mix. Continued implementation of this strategy will require the following:



    LEVERAGING EXISTING FACILITIES. Horizon intends to continue to use its rehabilitation, long-term care and subacute care facilities as platforms to provide a cost-effective continuum of post-acute care to managed care, private and government payors. This allows Horizon to provide its services to the increasing number of patients who continue to require rehabilitation, subacute care or long-term care after being discharged from hospitals. These patients often cannot receive proper care in the home because of the complex monitoring and specialized medical treatment required. Horizon is able to offer these complex medical services at a significantly lower cost than acute care hospitals because its facilities have lower capital and operating costs than acute care hospitals.



    EXPANDING SPECIALTY HEALTH CARE SERVICES OFFERED. Horizon believes that by providing a broad range of cost effective services it meets the needs of managed care and other payors. As a result, Horizon has experienced and expects to continue to experience increased patient volumes in, and revenues derived from, its facilities. Horizon intends to diversify further the specialty services it offers.



    CROSS-SELLING BROAD SERVICE OFFERING. In response to payors' demands for a broad range of services, Horizon intends to cross-sell the variety of services provided by its business units. Horizon has begun to market aggressively its pharmacy services, various therapies and other medical services to its existing and newly acquired operations. As a result of these efforts, Horizon has achieved significant market positions in large markets, such as Texas and Nevada, where it offers a full continuum of post-acute care through the integration of rehabilitation, subacute, long-term and other medical services.



    CONCENTRATING OPERATIONS IN TARGETED GEOGRAPHIC AREAS. To realize operating efficiencies, economies of scale and growth opportunities, Horizon intends to continue to concentrate its operations in clusters of operating units in selected geographic areas. Horizon believes that concentration of its rehabilitation hospitals and long-term care facilities within selected geographic regions (a) provides Horizon with a platform from which it can expand its specialty health care services, (b) enhances the development of stronger local referral sources through concentrated marketing efforts and (c) facilitates the establishment of effective working relationships with the regulatory and legislative authorities in the states in which Horizon operates.



    DEVELOPING REHABILITATION NETWORKS. Horizon intends to develop rehabilitation networks by concentrating its outpatient rehabilitation clinics in geographic locations where regional coverage, combined with the ability to provide multiple services in concert with existing acute rehabilitation, subacute and long-term care facilities, will strengthen its position with managed care payors. Horizon believes that these networks better enable it to provide a more complete continuum of care and also establish Horizon as a provider of choice for the region or locality. By concentrating its rehabilitation facilities, Horizon expects to be better able to negotiate comprehensive rehabilitation contracts and leverage the clinical expertise in an individual market.



    EXPANDING THROUGH ACQUISITIONS. Horizon intends to continue to expand its operations through the acquisition in select geographic areas of long-term care facilities and providers of specialty health care services. Management believes that such acquisitions provide opportunities to realize operating efficiencies, particularly through (a) margin improvements from enhanced utilization of rehabilitation therapies and other specialty medical services; (b) the expansion of Horizon's institutional pharmacy services into new facilities and new markets; (c) the consolidation of corporate overhead; (d) the potential to increase business by providing a full range of care to managed care providers who desire "one stop shopping;" (e) the ability to increase capacity and margins by offering higher margin and higher acuity services to patients in Horizon owned or operated subacute and long-term care facilities; (f) the potential to increase patient volume by expanding the continuum of care of each acquired entity on a stand-alone basis; and (g) the potential for improved buying power with respect to suppliers.



SPECIALTY HEALTH CARE SERVICES



    Horizon provides a variety of specialty health care services, including acute rehabilitation, subacute care, rehabilitation therapies (occupational, speech and physical therapies (in both inpatient and outpatient settings) and treatment of traumatic head injury and other neurological impairments), institutional pharmacy services, Alzheimer's care, non-invasive medical diagnostic testing services, home respiratory care services and supplies, and clinical laboratory services. Horizon believes that providing a broad range of specialty health care services and programs enables Horizon to attract patients with more complex health care needs. In addition, these services typically generate higher profit margins than long-term care patient services.



    ACUTE REHABILITATION. At January 1, 1996, Horizon operated 37 freestanding comprehensive acute rehabilitation hospitals with a total of 2,065 licensed acute rehabilitation beds located in 16 states. Generally, these hospitals are located in the same geographic area as Horizon's long-term care or subacute care facilities (including specialty hospitals) and therefore benefit from referrals from such facilities. Many of Horizon's rehabilitation hospitals are operated through joint ventures with local general acute care hospitals, physicians and other investors. Horizon's rehabilitation unit management group operates inpatient and outpatient rehabilitation programs within acute care hospitals. At January 1, 1996, Horizon managed 12 rehabilitation units with more than 270 beds in such acute care hospitals. In addition, Horizon's freestanding rehabilitation hospitals typically provide on-site outpatient services.

    SUBACUTE CARE. Horizon provides subacute care to high acuity patients with medically complex conditions who require ongoing, multi-disciplinary nursing and medical supervision and access to specialized equipment and services but who do not require many of the other services provided by an acute care hospital. Horizon's subacute care services include dedicated programs for rehabilitative ventilator care, wound management, general rehabilitation, head trauma/coma stimulation and infusion therapy. Horizon's subacute care services are provided through both its specialty hospitals and its subacute care units. Generally, these specialty hospitals and subacute care units are located in separate areas within the physical structures of Horizon's long-term care facilities and are supervised by separate nursing staffs employed by Horizon. As of January 1, 1996, Horizon operated 57 specialty hospitals and subacute care units, including one standalone specialty hospital, with 1,863 beds in 17 states. Horizon believes that private insurance companies and other third party payors, including certain state Medicaid programs, recognize that treating patients requiring subacute care in specialty units such as those operated by Horizon is a cost effective alternative to treatment in acute care hospitals. Horizon believes that it can continue to offer subacute care at rates substantially below those typically charged by acute care hospitals for comparable services.



    Horizon's specialty hospitals are operated under specialty hospital licenses that permit Horizon to provide higher acuity services and, as a consequence, to receive higher reimbursement rates than subacute care units which are operated under long-term care facility licenses. It is Horizon's belief that such specialty hospital licenses enhance its marketing efforts to referral sources such as physicians, managed care providers and hospital discharge planners. Once a specialty hospital license has been obtained, the beds so licensed generally can no longer be used for patients who require only basic patient care.



    Horizon is a party to a number of contracts with commercial insurers and managed care providers and out-of-state enhanced rate Medicaid provider agreements. Horizon believes that these relationships will enable it to improve its reimbursement rates and profit margins.



    CONTRACT REHABILITATION THERAPIES. Horizon provides a comprehensive range of rehabilitation therapies, including physical, occupational, respiratory (including inpatient and outreach services) and speech therapy services to skilled nursing facilities, general acute care hospitals, schools, home health agencies, inpatient rehabilitation hospitals and outpatient clinics. As of January 1, 1996, Horizon provided these services through approximately 2,686 contracts in 35 states, 184 of which are with Horizon-operated long-term care facilities, specialty hospitals and subacute facilities, and 2,502 of which are with third party long-term care facilities, home health agencies, hospitals, outpatient clinics or school systems. The CMS merger has significantly expanded Horizon's presence in the contract rehabilitation therapy marketplace, making Horizon one of the nation's leading providers of these services.



    OUTPATIENT REHABILITATION. Horizon provides rehabilitation therapies to ambulatory patients recovering from industrial injuries, sports-related injuries and other general orthopedic conditions. Horizon's outpatient clinics provide rehabilitation programs dedicated to industrial reconditioning, sports medicine, aquatic therapy, back stabilization, arthritis, osteoporosis, pain management, total joint replacement and general rehabilitation. These services are provided in freestanding outpatient facilities and ambulatory outpatient clinics within institutional settings, as well as by a staff of fully-trained professionals who rehabilitate patients in their own homes. As of January 1, 1996, Horizon provided outpatient services through 145 outpatient rehabilitation clinics in 19 states. Horizon believes that the Merger will significantly expand its presence in the outpatient rehabilitation clinic marketplace and enhance the geographic diversity of the two companies. The Merger will also enable Horizon to consolidate its existing outpatient rehabilitation clinic business with Pacific Rehab's business into a single network of outpatient rehabilitation clinics with a centralized management and regional marketing structure. Horizon believes that this combined structure will result in significant synergies.

    INSTITUTIONAL PHARMACY. Horizon has established a network of 28 regionally located pharmacies in 14 states through which it provides a full range of prescription drugs and infusion therapy services, such as antibiotic therapy, pain management and chemotherapy, to over 38,400 beds in facilities operated by Horizon and by third parties. These pharmacy operations (certain of which are managed by third parties) enable Horizon to generate revenues from services previously provided to Horizon by third-party pharmacy vendors. Of the total beds serviced by Horizon's institutional pharmacies, 20,500 are located in facilities not owned or leased by Horizon.



    ALZHEIMER'S CARE. Horizon offers a specialized program for persons with Alzheimer's disease through its Alzheimer's centers. At January 1, 1996, this program had been instituted at 25 of Horizon's long-term care facilities, with a total of 816 beds. Each Alzheimer's center is located in a designated wing of a long-term care facility and is designed to address the problems of disorientation experienced by Alzheimer's patients and to help reduce stress and agitation resulting from a short attention span and hyperactivity. Each Alzheimer's center employs a specially trained nursing staff and an activities director and engages a medical director with expertise in the treatment of Alzheimer's disease. The program also provides education and support to the patient's family.



LONG-TERM CARE



    Horizon's long-term care facilities provide routine basic patient services to geriatric and other patients with respect to daily living activities and general medical needs. Such basic patient services include daily dietary services, recreational activities, social services, housekeeping and laundry services, pharmaceutical and medical supplies and 24 hours-a-day access to registered nurses, licensed practical nurses and related services prescribed by the patient's physician. At February 1, 1996 Horizon operated 267 long-term care facilities (31,415 beds), of which 47 were owned (6,205 beds) and 73 were leased (8,762 beds), and also managed 147 long-term care facilities (16,448 beds), located in a total of 19 states.



OTHER SPECIALTY HEALTH CARE



    PHYSICIAN "LOCUM TENENS." Horizon provides physician locum tenens services to institutional providers and physician practice groups throughout the United States. Horizon recruits, credentials and places health care providers in appropriate short-term, long-term or permanent positions in most physician and allied health care specialties. Horizon also provides credentialing assistance, recruitment outsourcing, staff planning services and educational programs for physicians and health care executives.



    NON-INVASIVE MEDICAL DIAGNOSTICS. During fiscal 1994, Horizon began providing non-invasive medical diagnostic testing services by way of mobile units and fixed location operations (generally in acute care hospitals) through a network of physicians and surgeons. These services include cardiovascular (both cardiac imaging and vascular imaging), pelvic and abdominal testing services and sleep diagnostic services. Horizon has recently expanded its diagnostic expertise and the diagnostic markets it serves through acquisitions.



    CLINICAL LABORATORY  SERVICES.    In  fiscal  1993,  Horizon  established  a
comprehensive clinical laboratory, located in Dallas Texas, to serve the long-term care industry. The clinical laboratory provides bodily fluid testing services to assist in detecting, diagnosing and monitoring diseases. This laboratory has all necessary state regulatory approvals to conduct business in the states in which Horizon currently operates and is certified to receive reimbursement for charges to patients covered by Medicare and Medicaid. At January 1, 1996, the laboratory provided services to approximately 10,000 beds.



    HOME RESPIRATORY; HOME INFUSION. Horizon provides home respiratory care services and supplies to home care patients in Texas, Oklahoma, Arkansas, Louisiana, Tennessee and Kentucky through a physician referral base. Horizon employs a fully-trained nursing staff to perform these services, which include the provision of home infusion and intravenous therapies. Supplies provided by Horizon include gas and liquid oxygen cylinders, oxygen concentrators and aerosol nebulizers.

    HOSPICE CARE. Commencing in fiscal 1996, Horizon began providing hospice care in Texas to home-bound and institutionalized, terminally ill patients. Hospice care includes the provision of all durable medical equipment, intravenous therapies and pharmaceuticals incident to such care.


                                 PACIFIC REHAB

INTRODUCTION

    Pacific Rehab provides physical therapy services to persons suffering from work, sports and accident related injuries. In March 1994, Pacific Rehab merged with Pacific Rehab, Inc., an Oregon corporation. By way of closings on April 21, 1994 and May 9, 1994, Pacific Rehab concluded an initial public offering of 2,760,000 shares of common stock (of which the Company sold 2,560,000 shares) at $6.00 per share (the "Offering").

    During the year ended December 31, 1994, Pacific Rehab, directly and through subsidiaries, acquired 19 additional clinics in 12 transactions and opened two new clinics. At December 31, 1994, Pacific Rehab owned and operated a total of 39 clinics located in eight states.

    In the first quarter of 1995, Pacific Rehab acquired eight clinics in six different transactions. One of the acquisitions occurred in Tacoma, Washington and represented a new market for Pacific Rehab. The remaining five acquisitions strengthened Pacific Rehab's presence in the Southern California, Miami, Florida, and Baltimore, Maryland markets.

    Pacific Rehab continued its acquisition activity in the second quarter of 1995. During this period, it acquired ten additional clinics in seven transactions and opened two new clinics. In April, Pacific Rehab increased its presence in the Las Vegas, Nevada area when it acquired a practice with two clinics. In June, Pacific Rehab substantially increased its presence in Western Washington when it acquired practices with clinics located in Silverdale, Tumwater, Chehalis, Kirkland and Seattle, Washington. As of the end of the second quarter, Pacific Rehab owned and operated 59 clinics.


    In the third quarter of 1995, Pacific Rehab acquired fourteen additional clinics, including thirteen in the new market area of Portland, Oregon. Pacific Rehab opened a new clinic in the Baltimore, Maryland area during the same time period. As of the end of the third quarter, Pacific Rehab owned and operated a total of 74 clinics located in the states of Oregon, Washington, California, Nevada, Hawaii, Arizona, Texas, Mississippi, Florida and Maryland. During the fourth quarter, Pacific Rehab closed and consolidated two clinics in Hawaii.


    Assuming Pacific Rehab remains a stand-alone entity and the proposed Merger is not consummated, Pacific Rehab intends to continue to expand its operations through internal growth, including opening new satellite clinics in existing markets, where appropriate, to provide geographic coverage and to meet market demand for services which cannot be reasonably satisfied at existing clinics, and through a limited number of acquisitions.

INDUSTRY BACKGROUND

    Rehabilitation is the process of restoring individuals disabled by injuries or recovering from surgery to their optimum level of physical capabilities. Rehabilitation services are provided on an inpatient and outpatient basis. On an outpatient basis, rehabilitation services are provided by physicians and licensed physical therapists in hospitals, managed care organizations and other outpatient physical therapy clinics, including those owned by large national or regional companies. Substantially all of Pacific Rehab's services are provided on an outpatient basis.

    Pacific Rehab believes the outpatient rehabilitation market will continue to grow primarily as the result of (i) the recognition of the cost-effectiveness of rehabilitation, (ii) the increased acceptance of rehabilitation by the healthcare industry, (iii) increasing emphasis on physical fitness and the treatment and prevention of sports injuries, (iv) the aging of the population and (v) earlier discharge from acute care hospitals to alternate sites. Pacific Rehab also believes the outpatient rehabilitation market will continue to consolidate due to the highly fragmented nature of the market, growing legislative and payor pressure to prohibit or limit referrals by physicians to entities in which they have a financial interest, and the preference of managed care organizations and other third party payors to contract with providers offering comprehensive, cost-effective outpatient rehabilitation programs on a regional or national basis.

SERVICES

    The goals of physical therapy are to improve a patient's physical strength and range of motion, reduce pain, help prevent reinjury and restore the ability to perform basic activities. The primary services provided collectively at Pacific Rehab's clinics are:

    PHYSICAL THERAPY MODALITIES AND THERAPEUTIC EXERCISES. Each patient receives an initial evaluation by a licensed physical therapist upon which is based an individualized rehabilitation program tailored for that patient. Treatment usually begins with acute pain relief through the use of therapy modalties such as ice packs, massage, ultrasound, heat, traction and electrical stimulation, and later includes such components as stretching, cardiovascular, and neuro-muscular strengthening exercises.

    WORK HARDENING. Work hardening is a rehabilitation program that simulates the specific job activities of an injured worker in order to prepare the worker to return to work while addressing the issues of productivity, safety, physical tolerances and worker behavior. The goal is to prepare the patient to work a complete workday safely and without reinjury.

    FUNCTIONAL CAPACITY ASSESSMENT. Functional capacity assessments are used to evaluate the physical condition and endurance of a current or prospective employee to meet the requirements of employment. The assessment may be used by employers, insurers and other payors to estimate the extent of rehabilitation treatment needed or as an objective method of evaluating specific work capacity.

    PREVENTIVE SERVICES. Pacific Rehab also provides services designed to prevent or avoid injuries in the work place. These preventive services, which may be performed at an employer's work site, include programs to teach employees proper body mechanics and techniques and detailed analysis of specific job activities, such as lifting, with the goal of changing how a job is performed to prevent injuries to employees.

MARKETING

    Pacific Rehab is continuing to implement a three-tier marketing program at the local clinic, regional and corporate levels directed at physicians, insurance companies, managed-care organizations, lawyers and employers.

    At the local clinic level, the physical therapists are expected to maintain relationships with existing referral sources and to establish relationships with new referral sources, typically physicians, in the clinic's geographic area.

    Pacific Rehab has at least one full time marketing position for each of six of its nine regions, and expects that a marketing position will be added to two regions soon and additional regions when necessary. Regional marketing personnel provide support to clinical personnel in their marketing efforts and are responsible for developing and expanding business relationships with all referral sources such as insurance companies, managed care organizations, lawyers and employers, as well as the physicians targeted by the clinical personnel.

    At the corporate level, the Regional Presidents concentrate on establishing contracts with multi-regional managed care organizations, insurance companies and employers. In addition, the Regional Presidents are expected to work with and support the efforts of the regional marketing personnel.

    Pacific Rehab is aware of the growing importance of managed care organizations in controlling patient referrals and their demand for high quality, cost-effective care from service providers with a regional presence. Accordingly, both its corporate and regional marketing personnel devote substantial efforts to building relationships with these organizations. Pacific Rehab has been able to secure contracts and establish relationships with such organizations in the past and believes that its sales and marketing efforts will allow it to acquire additional contracts from and establish additional relationships with managed care organizations in the future.

SEASONALITY AND QUARTERLY VARIABILITY

    Pacific Rehab generally experiences a decrease in revenues in some markets in the summer months of the third quarter and in certain markets in the fourth quarter of each year as the number of patient visits tends to decline during the holiday periods. In addition, Pacific Rehab has grown and expects to continue to grow through a limited number of acquisitions. The timing, number and integration of Pacific Rehab's acquisitions may cause financial results of operations to vary on a quarterly basis.

COMPETITION

    The physical therapy rehabilitation industry is highly competitive and subject to changes in the manner in which services are delivered and in which providers are selected. Pacific Rehab competes for patients with the outpatient rehabilitation operations of acute care hospitals, managed care organizations and with other outpatient physical therapy clinics, including those owned by large national companies such as CareMark International, Inc., HEALTHSOUTH Rehabilitation Corp., Horizon/CMS Healthcare Corporation, Living Centers of America, Inc. (including the former operations of Rehability Corporation), and NovaCare, Inc. (including the former operations of RehabClinics, Inc.).

    Pacific Rehab also competes with other healthcare companies in acquiring clinics. Several larger national companies with substantially greater financial resources than Pacific Rehab, such as those named above, have been actively acquiring outpatient rehabilitation clinics.

GOVERNMENTAL REGULATIONS


    The Federal Medicare/Medicaid Anti-Fraud and Abuse Amendments of 1977 to the Social Security Act (the "Anti-Kickback Law") make it a criminal felony offense knowingly and willfully to offer, pay, solicit or receive remuneration in order to induce business for which reimbursement is provided under the Medicare or Medicaid programs. In addition to criminal penalties, including fines up to $25,000 and five years imprisonment, violations of the Anti-Kickback Law can lead to civil monetary penalties and exclusion from the Medicare and Medicaid programs. The scope of prohibited payments in the Anti-Kickback Law is broad and includes economic arrangements involving hospitals, physicians and other health care providers, including joint ventures, space and equipment rentals, purchases of physician practices and management and personal services contracts. Federal regulations describe certain arrangements that will not be deemed to constitute violations of the Anti-Kickback Law. These "safe harbor" regulations define certain practices that will be exempted from prosecution or other enforcement action regarding inducements for referrals. Activities that fall outside of the safe harbor rules include a wide range of activities frequently engaged in between physicians, other providers and others. The application of the safe harbor regulations could lead to a conclusion that certain arrangements outside the safe harbors are subject to investigation and/or prosecution. Failure to comply, however, does not mean that a health care provider will be prosecuted for violation, or even that the activity is a violation of the law. Because the regulations describe safe harbors and do not purport to describe comprehensively all lawful or unlawful economic arrangements or other relationships between health care providers and referral sources having these arrangements or relationships may not be required to alter them in order to ensure compliance with the Anti-Kickback Law.



    In addition, under Section 1877 of the Social Security Act (known as "Stark II"), effective January 1, 1995, physicians are prohibited from referring Medicare or Medicaid patients for physical therapy and other "designated health services" to an entity with which the physician has a "financial relationship." Referrals are permitted only if the financial relationship falls within a specific exception under the law. Certain provisions of Stark II are ambiguous and the scope of the prohibition in the law is broad, in part because "financial interest" is defined to include both "ownership or investment interests" of physicians in the entity providing services and "compensation arrangements" between physicians and such providers. The statute provides that an "ownership of investment interest" may be through "debt, equity or other means." Penalties for violation of the statute include denial of Medicare or Medicaid payment, as the case may be. In addition, civil monetary penalties ($15,000 for each service, $100,000 for a scheme in violation of the statute, or $10,000 per day for false reporting) and program exclusion may be imposed under certain circumstances.



    Aside from federal law, certain states in which Pacific Rehab operates have enacted laws and/or adopted regulations, generally similar to the federal anti-referral laws, which restrict or prohibit health care practitioners (including physicians) from referring patients to health care facilities in which the practitioner has an ownership or other financial interest or with which the practitioner has some other form of financial relationship, subject to certain specific exceptions. Various state laws and regulations also prohibit "fee-splitting," rebating and/or the giving and accepting of referral fees or other consideration as compensation or inducement for patient referrals. These laws may apply regardless of whether the source of payment for the services involved is a public program, a private insurer, or some other payor.



    Because these anti-fraud and abuse laws are quite broad in scope and have been expansively interpreted, they limit the manner in which Pacific Rehab can pursue acquisitions from, market its services to, and contract for services with, physicians and other health care providers. For example, representatives of OIG, the agency with civil enforcement responsibility, have indicated their view that, under certain circumstances, a payment for goodwill in the context of a practice sale is contrary to such anti-fraud and abuse laws.



    A number of Pacific Rehab's clinics derive a portion of their revenue from the Medicare or Medicaid programs. As to these clinics, any parties from whom the clinics were acquired on terms which establish a "financial relationship", or with whom Pacific Rehab otherwise maintains a financial relationship not specifically permitted by Stark II, do not refer patients to the clinics and, therefore, management of Pacific Rehab believes are not referral sources for purposes of Stark II and the anti-fraud and abuse laws. Conversely, patients at clinics acquired from referring physicians on terms which would otherwise establish a "financial relationship" under Stark II are either: (1) not covered by the Medicare or Medicaid programs or (2) treated without charge, i.e., neither the public health care programs nor the patient are billed for the services. Less than 10% of Pacific Rehab's total net revenues are derived from Medicare and Medicaid programs.



    Pacific Rehab complies with state anti-referral laws by ensuring that its financial arrangements with referring physicians fall within an exception to the referral prohibition or by refraining from entering into financial relationships with referring physicians. In particular, where state laws similar to Stark II contain prohibitions generally similar to Stark II which are applicable regardless of the payment source for the services which Pacific Rehab provides, any parties from whom the clinics were acquired on terms which establish a "financial relationship", or with whom Pacific Rehab otherwise maintains a financial relationship not permitted under state law, such parties do not refer patients to the clinics involved.



    It is possible that the prohibitions under the federal anti-referral laws may be extended to all payers at the national level and apply regardless of whether the source of payment is the Medicare or Medicaid programs or some other public or private source of payment. If such legislation were enacted, or similar legislation were enacted in additional states, Pacific Rehab may be required to restructure its relationships with certain of its referring physicians, which may adversely affect Pacific Rehab's financial condition or operations.


EMPLOYEES


    At February 7, 1995, Pacific Rehab had 559 employees. None of Pacific Rehab's employees are represented by a labor union. Management believes its relations with its employees are good.

PROPERTIES

    Pacific Rehab leases all of the properties used for its rehabilitation clinics and executive offices, with lease terms ranging from month to month to seven years. Pacific Rehab believes that replacement premises will be available on favorable terms in the event one or more of its leases are terminated. Pacific Rehab intends to continue to lease the premises in which new centers are located.

LEGAL PROCEEDINGS

    In the ordinary course of its business, Pacific Rehab may be subject from time to time to claims and legal actions. Pacific Rehab has no history of material claims and no material actions are currently pending against Pacific Rehab.


    Pacific Rehab maintains professional malpractice liability coverage on its physical therapy and technical employees in the amount of $2,000,000 per occurrence and $4,000,000 in the aggregate as well as $1,000,000 of general premises liability insurance inclusive of rehabilitation centers and its executive offices. In addition, Pacific Rehab maintains a $10,000,000 umbrella over the general liability insurance. Pacific Rehab believes its insurance policies to be sufficient in amount and coverage for its current operations.

                                 PACIFIC REHAB

                   SELECTED HISTORICAL FINANCIAL INFORMATION


    The selected historical consolidated financial information of Pacific Rehab and subsidiaries shown below for the three fiscal periods ended December 31, 1994 has been derived from Pacific Rehab's audited Consolidated Financial Statements. The Consolidated Financial Statements of Pacific Rehab have been audited by Price Waterhouse LLP, independent accountants, with respect to 1994 and by Grant Thornton LLP, independent accountants, with respect to 1993 and 1992. Pacific Rehab commenced operations on December 31, 1991. The financial information for the nine-month periods ended September 30, 1995 and 1994 has been derived from Pacific Rehab's unaudited consolidated financial statements and includes, in the opinion of Pacific Rehab's management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information for such periods. The information set forth below is qualified by reference to and should be read in conjunction with Pacific Rehab's consolidated financial statements and related notes included elsewhere in this Proxy Statement/Prospectus. Results for the nine-month period ended September 30, 1995, are not necessarily indicative of the results which may be expected for the fiscal year as a whole.



                                                                               YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------
                                                                     PRO FORMA
                                                                       AFTER
                                                                   ACQUISITIONS (1)           HISTORICAL
                                                                   --------------  -------------------------------
                                                                        1994         1994       1993       1992
                                                                   --------------  ---------  ---------  ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net revenues.....................................................    $   37,650    $  20,504  $   8,162  $   4,396
Cost of revenues.................................................        19,739       10,290      4,028      1,426
                                                                   --------------  ---------  ---------  ---------
  Gross profit...................................................        17,911       10,214      4,134      2,970
                                                                   --------------  ---------  ---------  ---------
Operating expenses:
Selling, general and administrative expenses.....................        10,336        5,618      1,878        872
Depreciation and amortization....................................         1,743          979        505        375
                                                                   --------------  ---------  ---------  ---------
                                                                         12,079        6,597      2,383      1,247
                                                                   --------------  ---------  ---------  ---------
  Operating income...............................................         5,832        3,617      1,751      1,723
Nonoperating income (expense):
Interest expense.................................................          (845)        (170)       (47)      (229)
Interest income..................................................            90           54         45         30
Other............................................................        --           --            (53)    --
                                                                   --------------  ---------  ---------  ---------
                                                                           (755)        (116)       (55)      (199)
                                                                   --------------  ---------  ---------  ---------
    Earnings before income taxes.................................         5,077        3,501      1,696      1,524
Income taxes.....................................................         2,005        1,375        649        563
                                                                   --------------  ---------  ---------  ---------
  Net earnings...................................................    $    3,072    $   2,126  $   1,047  $     961
                                                                   --------------  ---------  ---------  ---------
                                                                   --------------  ---------  ---------  ---------
Net earnings per common and common equivalent share..............    $     0.44    $    0.35  $    0.26  $    0.26
                                                                   --------------  ---------  ---------  ---------
                                                                   --------------  ---------  ---------  ---------
Weighted average number of common and common equivalent shares
 outstanding.....................................................         7,029        6,115      3,996      3,738
                                                                   --------------  ---------  ---------  ---------
                                                                   --------------  ---------  ---------  ---------

                                                                                 FOR THE NINE MONTHS ENDED
                                                                                       SEPTEMBER 30,
                                                                            ------------------------------------
                                                                              PRO FORMA
                                                                                AFTER
                                                                             ACQUISITIONS
                                                                                 (1)             HISTORICAL
                                                                            --------------  --------------------
                                                                                 1995         1995       1994
                                                                            --------------  ---------  ---------
                                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                                          AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
  Net revenues............................................................    $   32,506    $  24,903  $  14,159
  Cost of revenues........................................................        18,671       13,991      7,188
                                                                            --------------  ---------  ---------
      Gross profit........................................................        13,835       10,912      6,971
                                                                            --------------  ---------  ---------
  Operating expenses:
    Selling, general and administrative expenses..........................         7,520        6,488      3,732
    Depreciation and amortization.........................................         1,673        1,327        669
                                                                            --------------  ---------  ---------
                                                                                   9,193        7,815      4,401
                                                                            --------------  ---------  ---------
      Operating income....................................................         4,642        3,097      2,570
                                                                            --------------  ---------  ---------
  Nonoperating income (expense):
    Interest expense......................................................          (952)        (728)      (131)
    Interest income.......................................................            10           10         44
                                                                            --------------  ---------  ---------
                                                                                    (942)        (718)       (87)
                                                                            --------------  ---------  ---------
      Earnings before income taxes........................................         3,700        2,379      2,483
  Income taxes............................................................         1,525          997        968
                                                                            --------------  ---------  ---------
      Net earnings........................................................    $    2,175    $   1,382  $   1,515
                                                                            --------------  ---------  ---------
                                                                            --------------  ---------  ---------
  Net earnings per common and common equivalent share.....................    $     0.25    $    0.18  $    0.26
                                                                            --------------  ---------  ---------
                                                                            --------------  ---------  ---------
  Net earnings per common share assuming full dilution....................    $     0.24    $    0.18  $    0.26
                                                                            --------------  ---------  ---------
                                                                            --------------  ---------  ---------
  Weighted average shares outstanding:
    Primary...............................................................         8,877        7,855      5,815
                                                                            --------------  ---------  ---------
                                                                            --------------  ---------  ---------
    Fully diluted.........................................................         9,212        8,190      5,815
                                                                            --------------  ---------  ---------
                                                                            --------------  ---------  ---------



                                                                                         AT DECEMBER 31,
                                                                                 -------------------------------
                                                             AT SEPTEMBER 30,
                                                                   1995                    HISTORICAL
                                                           --------------------  -------------------------------
                                                                HISTORICAL         1994       1993       1992
                                                           --------------------  ---------  ---------  ---------
                                                                              (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Working capital........................................       $   (4,046)      $   8,247  $   2,300  $   3,748
  Total assets...........................................           71,169          36,191     17,665      7,377
  Long-term debt, excluding current portion..............            6,065           2,029      1,074     --
  Total stockholders' equity.............................           38,682          28,441     10,801      6,646


------------------------

(1) To give effect to the consummation of acquisitions as though all such acquisitions occurred on January 1, 1994.

                                 PACIFIC REHAB
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read together with Pacific Rehab's Historical Consolidated Financial Statements included elsewhere herein.

GENERAL
    Pacific  Rehab  commenced operations  in  December 1991  by  acquiring three
limited  partnerships,  each   of  which  owned   and  operated  an   outpatient
rehabilitation clinic in Hawaii. As of September 30, 1995, Pacific Rehab provided comprehensive outpatient rehabilitation and physical therapy services at 74 outpatient rehabilitation clinics in Hawaii, Washington, Oregon, California, Nevada, Arizona, Texas, Mississippi, Florida and Maryland.

    By way of closings on April 21, 1994 and May 9, 1994, Pacific Rehab concluded an initial public offering of 2,760,000 shares of common stock (of which 2,560,000 were sold by Pacific Rehab) at $6.00 per share (the "Offering"). The net proceeds of the Offering to Pacific Rehab, after deducting estimated issuance costs and expenses were $12,515,000.

    The following table sets forth, as of September 30, 1995, the number of clinic acquisitions completed and additional clinics opened by Pacific Rehab since 1993:

                                                      1995                                          1994
                                              --------------------                      ---------------------------
                                        1ST QTR      2ND QTR      3RD QTR      1ST QTR      2ND QTR      3RD QTR      4TH QTR
                                         -----        -----        -----        -----        -----        -----        -----
Clinics at beginning of period......          39           47           59           18           18           37           37
  Clinics acquired..................           8           10           14       --               17       --                2
  Clinics opened....................      --                2            1       --                2       --           --
                                              --           --           --           --           --           --           --
Clinics at end of period............          47           59           74           18           37           37           39
                                              --           --           --           --           --           --           --
                                              --           --           --           --           --           --           --

                                                             1993                                         1992
                                                 ---------------------------              -------------------------------------
                                        1ST QTR      2ND QTR      3RD QTR      4TH QTR      1ST QTR      2ND QTR      3RD QTR
                                         -----        -----        -----        -----        -----        -----        -----
Clinics at beginning of period......           5            7            7           18            3            4            4
  Clinics acquired..................           2       --               11       --           --           --            1
  Clinics opened....................      --           --           --           --                1       --           --
                                              --           --           --           --           --           --           --
Clinics at end of period............           7            7           18           18            4            4            5
                                              --           --           --           --           --           --           --
                                              --           --           --           --           --           --           --


                                        4TH QTR
                                         -----
Clinics at beginning of period......           5
  Clinics acquired..................      --
  Clinics opened....................      --
                                              --
Clinics at end of period............           5
                                              --
                                              --


RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, selected consolidated financial information of Pacific Rehab expressed as a percentage of net revenues:


                                                                NINE MONTHS ENDED                 YEAR ENDED
                                                                  SEPTEMBER 30,                  DECEMBER 31,
                                                              ----------------------  ----------------------------------
                                                                 1995        1994        1994        1993        1992
                                                              ----------  ----------  ----------  ----------  ----------
Net revenues................................................      100.0%      100.0%      100.0%      100.0%      100.0%
Cost of revenues............................................       56.2        50.8        50.2        49.4        32.4
                                                              ----------  ----------  ----------  ----------  ----------
Gross profit................................................       43.8        49.2        49.8        50.6        67.6
Operating expenses:
  Selling, general and administrative expenses..............       26.1        26.4        27.4        23.0        19.9
  Depreciation and amortization.............................        5.3         4.7         4.8         6.2         8.5
                                                              ----------  ----------  ----------  ----------  ----------
                                                                   31.4        31.1        32.2        29.2        28.4
                                                              ----------  ----------  ----------  ----------  ----------
Operating income............................................       12.4        18.1        17.7        21.4        39.2
                                                              ----------  ----------  ----------  ----------  ----------
Non-operating income (expense):
  Interest expense..........................................       (2.9)       (0.9)       (0.8)       (0.6)       (5.2)
  Interest income...........................................      --            0.3         0.2         0.6         0.7
  Other -- nonrecurring contract termination cost...........      --          --          --           (0.6)      --
                                                              ----------  ----------  ----------  ----------  ----------
                                                                   (2.9)       (0.6)       (0.6)       (0.6)       (4.5)
                                                              ----------  ----------  ----------  ----------  ----------
Earnings before income taxes................................        9.5        17.5        17.1        20.8        34.7
Income taxes................................................        3.9         6.8         6.7         8.0        12.8
                                                              ----------  ----------  ----------  ----------  ----------
Net earnings................................................        5.6%       10.7%       10.4%       12.8%       21.9%
                                                              ----------  ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------  ----------

  NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

    NET REVENUES. Net revenues increased $10,744,000, from $14,159,000 for the nine months ended September 30, 1994 to $24,903,000 for the nine months ended September 30, 1995, an increase of 75.9%. An increase of $12,073,000, attributable to the 51 clinics acquired and the five clinics opened by Pacific Rehab since January 1994 was offset by a 14.7% "same store" decrease of $1,329,000, attributable to the 18 clinics which operated for the first nine months of both 1995 and 1994. The "same store" decrease was due to decreases in net revenues in Hawaii, Texas and San Diego.

    The decrease in Texas was a result of reduced referrals from two physicians. Pacific Rehab believes this decrease in net revenues will be partially offset by new referral sources generated by marketing programs, however, Pacific Rehab does not anticipate that these actions alone will return net revenues in Texas to levels experienced in the past.

    The decreases in Hawaii, most of which occurred during the third quarter of 1995, was due primarily to passage of managed care legislation with reduced reimbursement rates. These reduced reimbursement rates decreased Pacific Rehab's revenue per patient. This has further resulted in reduced patient referrals as some referral sources are treating patients themselves rather than referring such patients to outpatient clinics. Pacific Rehab also believes revenues may have decreased during the first and second quarters due to uncertainty in the health care services provider community arising from the anticipated passage of such legislation. Slow economic conditions have further contributed to a reduction in the number of patients. This new legislation became effective in Hawaii on July 1, 1995. The legislation resulted in reduced reimbursement rates under workers' compensation programs as well as for physical therapy services provided to patients suffering from injuries from automobile and other accidents. Pacific Rehab also anticipates that regulations to be issued under the legislation will reduce the number of approved patient visits, which may further reduce Pacific Rehab's net revenues. Pacific Rehab believes that the revenue decreases already experienced and those that result from this legislation will be partially offset by the results of marketing programs aimed at generating new referral sources, including the pursuit of contract business with sources such as HMO's, PPO's and other managed care organizations. Pacific Rehab has obtained managed care contracts in the past and will continue to pursue this type of business in the future. Pacific Rehab also believes that as the Hawaii government continues towards reducing health care costs through such actions as lower reimbursement rates and encouraging greater participation in managed care organizations, Pacific Rehab, because of its regional presence, may capture a greater proportion of such business. The volume of patients from such business could help offset the effects from decreases in patient volume and reimbursement rates. Pacific Rehab cannot predict with certainty the time period required to achieve revenue improvements, but believes it will be at least six months or longer. Pacific Rehab has also taken and continues to take steps to reduce operating expenses in its Hawaii clinics.

    The decrease in San Diego was principally due to the loss of a significant referral source. Pacific Rehab believes that the reduced referrals at the two "same store" clinics in San Diego will be partially offset by the results of marketing programs associated with Pacific Rehab's larger presence in the San Diego market area, which is presently comprised of seven clinics as compared to only two in 1994.

    Net revenues for the nine months ended September 30, 1995 were also impacted by greater than expected seasonal softness in Baltimore during the third quarter of 1995. Pacific Rehab believes net revenues in Baltimore will increase in the fourth quarter.

    COST OF REVENUES. Cost of revenues, which includes salaries, wages, fringe benefits, payroll taxes, rent and other expenses directly associated with the delivery of services to patients, increased $6,803,000, from $7,188,000 for the nine months ended September 30, 1994 to $13,991,000 for the nine months ended September 30, 1995, an increase of 94.6%. Of this increase, $6,609,000 was attributable to the 51 clinics acquired and the five clinics opened by Pacific Rehab since January 1995 and $193,000 was attributable to increased cost of revenues at the 18 clinics which operated for the first nine months of both 1995 and 1994. Cost of revenues as a percentage of net revenues was 56.2% and 50.8% for the nine months ended September 30, 1995 and 1994, respectively. This increase is primarily a result of decreased net revenues in Hawaii, Texas, and San Diego (while costs were not similarly decreased).

    GROSS PROFIT. Gross profit for Pacific Rehab increased $3,941,000, from $6,971,000 for the nine months ended September 30, 1994 to $10,912,000 for the nine months ended September 30, 1995, an increase of 56.5%. Gross profit represented 43.8% and 49.2% of net revenues for the nine months ended September 30, 1995 and 1994, respectively. The decrease in the gross profit margin was due primarily to the decreases in net revenues in Hawaii, Texas and San Diego. Gross margin for clinics which operated for the first nine months of both 1995 and 1994 decreased from 45.5% for the nine months ended September 30, 1994 to 33.6% for the nine months ended September 30, 1995, primarily as a result of the decrease in net revenues for same store clinics in the same period, as discussed above at "Net Revenues." Gross margins for clinics acquired since January 1994, in the aggregate, was 48.4% for the nine month period ended September 30, 1995. As a result of changes such as those in Hawaii discussed above, Pacific Rehab does not anticipate that gross profit margins will return to historical levels.

    SELLING; GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses include expenses incurred in managing and operating the clinics, as well as all corporate expenses. These expenses increased $2,756,000, from $3,732,000 for the nine months ended September 30, 1994 to $6,488,000 for the nine months ended September 30, 1995, an increase of 73.8%. Of this increase, $1,917,000 was primarily due to the 51 clinics acquired and the five clinics opened by Pacific Rehab since January 1994 and $839,000 resulted from clinics which operated for the first nine months of both 1995 and 1994. Selling, general and administrative expenses represented approximately 26% of net revenues for the first nine months of both 1995 and 1994. Selling, general and administrative expenses, as a percentage of net revenues remained relatively constant due to percentage increases resulting from decreased net revenues in Hawaii and Texas, offset by the acquisition of clinics with lower average costs as a percentage of net revenues than the clinics owned as of September 30, 1994.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased $658,000, from $669,000 for the nine months ended September 30, 1994 to $1,327,000 for the nine months ended September 30, 1995. The increase in depreciation and amortization expense is the result of tangible and intangible assets acquired in connection with acquisitions made by Pacific Rehab since January 1994 as outlined under the caption "General" above.

    NON-OPERATING INCOME (EXPENSE). Interest expense increased $597,000, from $131,000 for the nine months ended September 30, 1994 to $728,000 for the nine months ended September 30, 1995. The increase was due primarily to interest expense associated with debt incurred in connection with practices acquired in 1994 and during the first nine months of 1995.

    INCOME TAXES. Pacific Rehab's effective tax rate increased to 42% for the first nine months of 1995 compared to 39% for the first nine months of 1994. The increase in Pacific Rehab's effective tax rate is primarily a result of more acquisitions being completed as acquisition-of-stock transactions, therefore resulting in goodwill associated with such transactions that is non-deductible for tax purposes, and a decrease in pre tax earnings. Pacific Rehab anticipates that the effective tax rate for the year ending December 31, 1995 will be approximately 42%. See Note 9 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.

  YEARS ENDED DECEMBER 31, 1994 AND 1993

    NET REVENUES. Net revenues increased $12,342,000, from $8,162,000 in 1993 to $20,504,000 in 1994, an increase of 151.2%. See Note 1 of Notes to Pacific Rehab's Historical Consolidated Financial Statements. Of this increase, $8,626,000 was attributable to the 19 clinics acquired and the two clinics opened by Pacific Rehab in 1994, $3,272,000 was attributable to the 13 clinics which operated for a full year in 1994 compared to a partial year in 1993 and $444,000 was attributable to the five clinics which operated for a full year in both 1994 and 1993, the latter representing a nine percent same store net revenue increase.

    COST OF REVENUES. Cost of revenues, which includes salaries and wages, fringe benefits, payroll taxes, rent and other expenses directly associated with the delivery of rehabilitation services to patients, increased $6,262,000, from $4,028,000 in 1993 to $10,290,000 in 1994, an increase of 155.5%. Of this increase, $3,788,000 was attributable to the 19 clinics acquired and the two clinics opened by Pacific Rehab in 1994, $2,112,000 was attributable to the 13 clinics which operated for a full year in 1994 compared to a partial year in 1993, and $362,000 resulted from the five clinics which operated for a full year in both 1994 and 1993. Cost of revenues as a percentage of net revenues was 50.2% and 49.4% for 1994 and 1993, respectively. The increased percentage was due to the acquisition of clinics in 1994 with higher average costs as a percentage of net revenues than the five clinics which operated for a full year in 1994 and 1993.

    GROSS PROFIT. Gross profit for Pacific Rehab increased $6,080,000, from $4,134,000 in 1993 to $10,214,000 in 1994, an increase of 147.1%. Gross profit represented 49.8% and 50.6% of net revenues in 1994 and 1993, respectively. The decrease in gross profit margin was due to the acquisition of clinics with higher average costs of revenues as a percentage of net revenues and, thus, lower gross profit margins.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses include expenses incurred in managing and administering the clinics, as well as all corporate expenses. These expenses increased $3,740,000, from $1,878,000 in 1993 to $5,618,000 in 1994, an increase of
199.2%. This increase was primarily comprised of $2,093,000 attributable to the 19 clinics acquired and the two clinics opened by Pacific Rehab in 1994, $722,000 attributable to the clinics operating for a full year in 1994 compared to a partial year in 1993, and $960,000 was attributable to increased corporate staff and other corporate expenses related to the operation of a larger organization, the result of additional acquisitions and anticipated future acquisitions, and the additional expenses associated with being a publicly traded company.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased $474,000, from $505,000 in 1993 to $979,000 in 1994. The increase in depreciation and amortization expense is the result of the tangible and intangible assets acquired through the clinic acquisitions and openings by Pacific Rehab in 1994 and 1993 as outlined under the caption "General" above. See Notes 1, 2, 4 and 5 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.

    NONOPERATING INCOME (EXPENSE). Interest expense increased $123,000, from $47,000 in 1993 to $170,000 in 1994. The increase was due primarily to interest expense associated with debt incurred in connection with clinics acquired in 1994 and 1993.

    INCOME TAXES. Pacific Rehab's effective tax rate was approximately 39% in 1994, compared to 38% in 1993. The net increase in the effective rate is principally the result of certain acquisitions in 1993 and 1994, which resulted in non-deductible goodwill. See Note 10 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.

  YEARS ENDED DECEMBER 31, 1993 AND 1992

    NET REVENUES. Net revenues increased $3,766,000, from $4,396,000 in 1992 to $8,162,000 in 1993. The increase was primarily due to $3,250,000 associated with the 13 clinics acquired by Pacific Rehab during 1993.

    COST OF REVENUES. Cost of revenues increased $2,602,000, from $1,426,000 in 1992 to $4,028,000 in 1993. Cost of revenues as a percentage of net revenues was 49.4% and 32.4% for 1993 and 1992, respectively. This increase was primarily due to an increase of $2,301,000 in costs of revenues of the 13 clinics purchased in 1993. Clinics acquired in 1993 had higher average costs of revenues than the five Hawaii clinics which operated in both 1993 and 1992.

    GROSS PROFIT. Gross profit increased $1,164,000, from $2,970,000 in 1992 to $4,134,000 in 1993. Gross profit represented 50.6% and 67.6% of net revenues for 1993 and 1992, respectively. The decrease in the gross profit margin was due to the acquisition of clinics in 1993 with higher costs of revenues as a percentage of net revenues, and as a result, lower gross profit margins.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1,006,000, from $872,000 in 1992 to $1,878,000 in 1993. This increase was primarily due to costs associated with the 13 clinics acquired in 1993, an overall increase in the number of employees, and other expenses related to the operation of a larger organization as a result of completed and anticipated acquisitions.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased $130,000, from $375,000 in 1992 to $505,000 in 1993. The increase in depreciation and amortization expense was the result of the increased number of clinics acquired by Pacific Rehab in 1993 as outlined in the section titled "General" above. See Notes 1, 2, 4 and 5 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.

    NONOPERATING INCOME (EXPENSE). Nonoperating income (expense) decreased $144,000, from $199,000 in 1992 to $55,000 in 1993. This decrease is primarily due to a reduction in interest expense as a result of the payment during 1992 of certain notes payable issued in connection with the acquisition of Pacific Rehab's original three clinics, partially offset by an increase in interest expense from debt associated with the 13 clinics acquired during 1993. A $53,000 nonrecurring expense incurred to terminate the services of an external collection service further offset the reduction to nonoperating income (expense).

    EARNINGS PER SHARE. Earnings per share in 1993 and 1992 have been adjusted by $.02 and $.03, respectively, from amounts previously reported on a pro forma basis in Pacific Rehab's Registration Statement dated April 14, 1994, to reflect the impact of the Securities and Exchange Commission Staff Accounting Bulletin No. 83. See Note 1 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES
  AS OF SEPTEMBER 30, 1995

    Pacific Rehab's operations and acquisitions of clinics have been financed primarily by a private placement of common stock in 1992, Pacific Rehab's initial public offering of common stock in 1994 (see "General" above), increased bank borrowings and cash generated from operations.


    As of September 30, 1995, current liabilities exceeded current assets, resulting in negative working capital of $4,046,000, including $594,000 in cash and cash equivalents. The principal reason for this negative working capital was Pacific Rehab's acquisition activity in 1994 and the first nine months of 1995. During this period, Pacific Rehab acquired a total of 51 clinics. A portion of the purchase price was paid in the form of short-term debt which was payable in 1995 and 1996. The decrease in cash and cash equivalents from $1,085,000 at December 31, 1994 to $594,000 at September 30, 1995 was primarily the net result of $13,466,000 of cash used in acquisitions, $890,000 for payments on line of credit, notes payable and long-term debt, $260,000 in additions to property and equipment, offset by $3,292,000 of cash provided by operations and $10,833,000 of proceeds from short term borrowings.



    Net patient accounts receivable increased $4,346,000 to $13,262,000 during the nine months ended September 30, 1995, primarily as a result of receivables acquired and generated in connection with acquisitions. The number of clinics operated by Pacific Rehab increased from five at December 31, 1992 to 74 at September 30, 1995. The number of days average net revenues in ending net patient accounts receivable was 125 at December 31, 1994, 123 at March 31, 1995 and then 118 at both June 30 and September 30, 1995. The gradual decrease was primarily the result of more focused cash collection policies, systems and efforts and the acquisition of practices with lower average net revenues in ending net patient accounts receivable than existing practices. The rate at which Pacific Rehab collects accounts receivable is sufficient to satisfy Pacific Rehab's operating cash needs. Additionally, $1,038,000 was reclassified from other receivables to net patient accounts receivable as a result of a change in the corporate structure of a subsidiary.


    Current deferred income tax assets increased to $1,874,000 at September 30, 1995 from zero at December 31, 1994. Pacific Rehab reported on the cash basis for tax purposes up to December 31, 1994. As of January 1, 1995, Pacific Rehab was required to adopt the accrual basis for tax purposes. A deferred tax asset was created due to reserves and allowances associated with patient accounts receivable, which are not currently deductible for tax purposes. The long-term deferred income tax liability increased to $4,848,000 at September 30, 1995 from $2,167,000 at December 31, 1994, due primarily to increased goodwill related to 1995 asset acquisitions, which is being amortized over a shorter life for income tax purposes than for book purposes.

    Long-term obligations and notes payable increased $8,320,000 to $11,893,000 during the nine months ended September 30, 1995. This increase was primarily due to notes and other obligations issued in connection with the acquisitions of clinics in the first nine months of 1995, offset by payment (in cash or conversion into common stock) of the current portion of obligations during the first nine months of 1995. At September 30, 1995, notes payable with aggregate principal amounts of $4,630,000 may be converted into approximately 605,000 shares of common stock, including an additional amount representing unpaid interest, at $7.00 to $8.75 per share. See
Note 6 of Notes to Pacific Rehab's Historical Consolidated Financial Statements. During December 1995, Pacific Rehab restructured the repayment terms with the holders of approximately $3,200,000 of its debt and obligations previously incurred in connection with acquisitions (the "Acquisition Debt"). In exchange for deferring payment of principal until 1997, Pacific Rehab agreed to pay such holders interest of up to 9% per annum, except in one case where the applicable interest rate will increase on March 31, 1996, if then unpaid, from 9% to 12% per annum. Due dates for debt and obligations in the following amounts were amended to become due in 1997 as compared to original due dates that occurred in the following quarters: first quarter 1996, $1,900,000; second quarter 1996, $500,000; and third quarter 1996, $800,000.



    Pacific Rehab had, with Bank of America Oregon, a $5,000,000 credit facility (the "Line of Credit") secured by the assets of Pacific Rehab. In April 1995, the maximum amount that could then be borrowed under the Line of Credit was increased to $12,000,000. On December 20, 1995, Pacific Rehab reached agreement with the bank to modify its Line of Credit arrangement. Pursuant to that agreement, the maximum amount that may be borrowed was increased to $12,500,000. To the extent the Borrowing Base (as defined in the Line of Credit agreement as 85% of certain net accounts receivable or 85% of a calculated revenue amount) is below the $12,500,000 maximum, the Line of Credit is limited to the Borrowing Base. Applying this 85% figure, at December 31, 1995 the Borrowing Base was approximately $11,400,000 as compared to borrowings under the line of credit facility which were approximately $11,033,000. The Line of Credit revisions include a one half of one percent increase in the effective per annum interest rate and will subsequently include amendments to the corresponding covenant conditions. The Line of Credit expires on July 1, 1996. Pacific Rehab believes it can obtain a renewal or replacement of the Line of Credit; there can be no assurance, however, that Pacific Rehab will be successful in obtaining such renewal or replacement. See Note 7 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.



    The Line of Credit contains three conditions, each of which must be satisfied at all times. Failure to satisfy these conditions could result in Pacific Rehab being declared in default by Bank of America Oregon under the Line of Credit. As of September 30, 1995, Pacific Rehab was not in compliance with the condition that Pacific Rehab's fixed charges maintain a certain ratio relative to its earnings before interest, taxes, depreciation and amortization ("EBITDA"). Pacific Rehab's failure to meet this condition was the result of lower earnings and increases in the current portion of long-term obligations. In the agreement to modify the Line of Credit, the bank waived this condition and an anticipated December 31, 1995 violation of this condition and a certain ratio of funded debt to EBITDA. Pacific Rehab and the bank are currently negotiating a revision of the covenants contained in the Line of Credit. Based on a December 20, 1995 letter from the bank and discussions with the bank and Pacific Rehab's analysis of its cash flow needs and sources, existing liabilities, and expectations regarding future operations, Pacific Rehab believes that it will be able to comply with the amended covenants anticipated to be made a part of the Line of Credit.



    The Company acquired 19 clinics in 1994. A significant portion of the debt incurred in connection with these acquisitions was scheduled to be paid in 1995 and 1996. During the first nine months of 1995, the Company acquired an additional 32 clinics. A portion of the debt, and cash installment payments, related to these 1995 acquisitions was scheduled to be paid in 1996. The negotiation of revised terms for the Line of Credit, in addition to those discussed above, and the restructuring of the repayment of acquisition debt was principally a result of Pacific Rehab's decision not to pursue a private placement of subordinated debt, the proceeds of which would have been used to reduce the amounts outstanding under the Line of Credit and acquisition debt.


    Pacific Rehab expects that its principal use of funds in the future will be for debt repayments, working capital, payments pursuant to earn-out arrangements, a limited number of additional acquisitions and purchases of property and equipment. During the first nine months of 1995, Pacific Rehab purchased 32 clinics for approximately $27,803,000, plus an additional $2,645,000 if certain pre-tax profit levels are achieved by certain clinics. Of the $27,803,000, $11,371,000 was paid in cash at closing, $100,000 will be paid in cash in January 1996, $337,500 will be paid in cash in March 1996, $577,500 will be paid in cash in March 1997, $3,982,000 was in the form of convertible promissory notes, and $4,364,000 was in the form of non-convertible promissory notes, due on dates in 1996, 1997 and 1998, $160,000 was in the form of common stock warrants and $6,911,000 was in the form of Pacific Rehab Common Stock. Up to an additional $2,270,000 in cash will be paid on dates through the year 2000 if certain pre-tax profits are met at certain of the acquired clinics. See Note 2 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.


    Under the terms of the Merger Agreement, except with respect to the termination fee described in Section 6.3(b) of the Merger Agreement, Pacific Rehab is responsible for all fees and expenses of its counsel, accountants, investment bankers, and consultants. Horizon, at its option, may pay any such expenses of Pacific Rehab. Notwithstanding the foregoing, Pacific Rehab and Horizon have agreed to share equally all expenses relating to printing, filing, and mailing of the Registration Statement and this Prospectus/Proxy Statement and all related Commission and other regulatory filing fees. Pacific Rehab estimates its expenses, in the aggregate, will total approximately $2.2 million. Such amounts are in addition to those which are payable to Horizon in the event of the termination of the Merger Agreement. See "Certain Terms of the Merger Agreement -- Expenses and Termination Fees."



    As a result of the restructuring of the Acquisition Debt and the revisions in the Line of Credit, Pacific Rehab's financial requirements, including both short- and long-term cash needs are expected to be met for the next 12 months from existing cash, cash flow from operations, amounts available under the Line of Credit, and future equity and debt financings. Borrowings under the Line of Credit or other debt source or equity financings may adversely affect Pacific Rehab's earnings or result in dilution to holders of Pacific Rehab Common Stock.



    Pacific Rehab's growth strategy will require expanded patient services and support, increased personnel throughout Pacific Rehab, and expanded operational, financial and information systems to better produce, collect, analyze and report statistical data used to monitor and manage Pacific Rehab's patient care delivery activities. These factors will affect future results of operations and liquidity. Pacific Rehab's strategy is to continue to expand its operations through internal growth and a limited number of acquisitions. While Pacific Rehab continues to be engaged in discussions with prospective acquisition candidates and is in the process of exchanging information with certain of these candidates, there can be no assurance that suitable acquisition candidates will be identified by Pacific Rehab in the future, that suitable financing for any such acquisitions can be obtained by Pacific Rehab, or that any such acquisitions will occur.


    The health care industry is generally experiencing a trend toward cost containment as private and governmental payors seek to respond to rapidly escalating healthcare costs. One type of response has been to place limitations on reimbursement rates by capping or lowering fees or restricting the number of treatments which will be reimbursed for any given condition. All of the states in which Pacific Rehab currently conducts business have fee schedules which limit the reimbursement rates under workers' compensation programs and, in some cases, reimbursement rates for physical injuries incurred in automobile and other accidents. Pacific Rehab expects that legislation limiting the reimbursement of fees for various outpatient services, including physical therapy services, will become more prevalent.

    Reimbursement for Pacific Rehab's services may also be limited by third-party payors, such as insurers and managed care organizations. Such payors often limit the amount of fees per visit, regardless of the number or type of therapies applied to the patient, or otherwise limit by the terms of the managed care contract the amount of fees which may be charged. Pacific Rehab expects the trend toward third-party payor limiting of reimbursement levels for various outpatient services, including outpatient rehabilitation services, will continue.

    As a consequence, there can be no assurance that reimbursement for Pacific Rehab's rehabilitation services will remain at current levels. The reduction of, or limits upon, reimbursement levels for Pacific Rehab's services may adversely affect the profitability of or demand for Pacific Rehab's services and could have an adverse impact on Pacific Rehab's financial condition and liquidity. In addition, such payors are expected to continue to develop programs designed to control or reduce the cost of healthcare services, which may adversely affect the profitability of or demand for Pacific Rehab's services.


    Pacific Rehab reviews intangible assets acquired for impairment at the end of each quarter or more frequently when events or changes in circumstances indicate that the carrying amount of the intangible asset acquired may not be recoverable. To perform that review, Pacific Rehab estimates the sum of future expected undiscounted net cash flows from the intangible asset acquired. If the estimated net cash flows are less than the carrying amount of the intangible asset acquired, Pacific Rehab recognizes an impairment loss in the amount necessary to write down the intangible asset acquired to a fair value as determined from expected future cash flows. The effect of potential reductions in the carrying value of intangible assets acquired could have a negative impact on future earnings. Intangibles as a percentage of total assets have grown as a result of Pacific Rehab's acquisition of more than 50 clinics from December 1993 through September 30, 1995. Pacific Rehab does not expect this trend to continue as it does not anticipate acquiring clinics in the future at the rate it has in the past.


    In order to conserve capital resources, Pacific Rehab's policy is to lease its facilities. As of September 30, 1995, Pacific Rehab had no material commitments to purchase capital assets.

    Pacific Rehab is unable to predict what impact the Merger, if it is consummated, will have on Pacific Rehab's results of operations and capital needs.

    The consummation of the Merger is subject to a number of conditions, not all of which are under the control of Pacific Rehab. The failure of the Merger to occur will result in Pacific Rehab being solely responsible for all of its expenses incurred in connection with the Merger and, under certain conditions, additional payments to Horizon. See "Certain Terms of the Merger Agreement -- Expenses and Termination Fees." Such expenses and payments may adversely affect Pacific Rehab's results of operations, liquidity and capital resources.

  AS OF DECEMBER 31, 1994

    As of December 31, 1994, Pacific Rehab had working capital of $8,247,000, including $1,085,000 in cash and cash equivalents. Cash and cash equivalents increased slightly in 1994, from $709,000 to $1,085,000, primarily as a result of $14,207,000 of proceeds from the issuance of common stock, less issuance costs incurred in 1994 of $824,000, ($868,000 of common stock issuance costs were incurred in 1993), and the use of $11,950,000 of cash for the acquisitions of clinics. Net accounts receivable increased $4,702,000 to $8,916,000 in 1994. The increase was due primarily to receivables acquired in connection with acquisitions as well as growth in Pacific Rehab's business. Included in the increase in net accounts receivable is an increase in the allowance for doubtful accounts which, in the case of some acquired clinics, had been historically high as compared to Pacific Rehab's experience. However, in total, the number of days average net revenues in ending net receivables decreased to 125 at December 31, 1994 from 134 at December 31, 1993. Other receivables increased by $1,018,000 to $1,042,000 as a result of growth in non-patient services.

    Current and long-term deferred income tax liabilities decreased $1,377,000 to $2,753,000 during 1994, a net result of both increases and decreases. Deferred income taxes increased as a result of timing differences arising from the difference between cash and accrual basis reporting and property and equipment basis differences. Deferred income taxes decreased by $2,521,000 in March 1994, with an equal amount of decrease to costs of acquisitions in excess of fair value of net assets acquired. Deferred income taxes were recorded at the time certain acquisitions were consummated during 1993 as an election was available to Pacific Rehab to increase the asset basis for tax purposes. In May 1994, prior to the issuance of the March 31, 1994 financial statements, management decided not to make such an election resulting in a $2,521,000 reduction in deferred income taxes. This adjustment had no effect on shareholders' equity, net earnings, working capital or cash flows. See Note 10 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.

    Long-term obligations increased $2,205,000 to $3,573,000 during 1994. This increase was primarily due to the notes and other obligations issued in connection with acquisitions of clinics in 1994. Certain of

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
these notes, with principal amounts of $1,310,000 may be converted into 163,750 shares, plus an additional amount representing unpaid interest, of Pacific Rehab's common stock at $8.00 per share between May 1, 1995 and May 1, 1996. See
Note 2 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.

    In December 1994, Pacific Rehab obtained, from Bank of America Oregon, a $5,000,000 line of credit facility and a $1,000,000 non-revolving credit facility, the latter for equipment purchases. These borrowing facilities replace a $2,000,000 line of credit facility with another bank. The line of credit facility is secured by the assets of Pacific Rehab. To the extent the "borrowing base" (as defined in the line of credit agreement as 55% of specified accounts receivable) is below the $5,000,000 maximum line of credit amount, borrowings are limited to the borrowing base. At December 31, 1994, the borrowing base was approximately $4,000,000, and no borrowings were outstanding under the line of credit or the non-revolving credit facility. In the first quarter of 1995 Pacific Rehab borrowed approximately $3,300,000 under the line of credit facility to partially finance acquisitions made in that period. See Notes 7 and 15 of Notes to Pacific Rehab's Historical Consolidated Financial Statements.

    Although  inflation  has  abated during  the  last  few years,  the  rate of inflation in healthcare services has exceeded the rate experienced by the economy as a whole. Generally speaking, increases in costs due to inflation have either been offset by increases in patient charges or improvements in operating efficiency. A substantial portion of net revenues are subject to reimbursement rates which are regulated by governmental agencies or subject to third-party payor contracts and do not automatically adjust for inflation. These reimbursement rates may be adjusted periodically based on certain factors, including legislation, contract negotiation, inflation and costs incurred in providing services, but may have little relationship to the actual cost of doing business.

    Pacific Rehab can increase the amount billed only for those services that are not subject to prescribed rate limits either through legislation or by agreement. Increased operating costs that are subject to inflation, such as labor and supply costs, without a compensating increase in reimbursement rates, may adversely affect earnings in the future.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE


    The  Special Meeting will be  held on Monday, April  1, 1996, at           ,
        ,         , commencing at 9:00 a.m. local time.


PURPOSES OF THE SPECIAL MEETING

    The purposes of the Special Meeting are to consider and vote upon (i) a proposal to adopt the Merger Agreement and approve the Merger and (ii) such other matters as may properly be brought before the Special Meeting.

RECORD DATE AND OUTSTANDING SHARES


    Only holders of record of Pacific Rehab Common Stock at the close of business on the Record Date (March 1, 1996) are entitled to notice of, and to vote at, the Special Meeting.


    On the Record Date, there were approximately       holders of record of  the
         shares of Pacific Rehab Common Stock then issued and outstanding. Each share of Pacific Rehab Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Beneficial Ownership of Certain Stockholders and Management of Pacific Rehab" for information regarding persons known to the management of Pacific Rehab to be the beneficial owners of more than 5% of the outstanding Pacific Rehab Common Stock. A complete list of stockholders entitled to notice of, and to vote at, the Special Meeting will be available for examination at the offices of Pacific Rehab in Vancouver, Washington during normal business hours by any Pacific Rehab stockholder, for any purpose germane to the Special Meeting, for a period of 10 days prior to the Special Meeting.

VOTING AND REVOCATION OF PROXIES

    A form of proxy for use by stockholders of Pacific Rehab at the Special Meeting accompanies this Proxy Statement/Prospectus. All properly executed proxies that are received prior to or at the Special

Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. IF A HOLDER OF PACIFIC REHAB COMMON STOCK EXECUTES AND RETURNS A PROXY AND DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF PACIFIC REHAB. A stockholder of Pacific Rehab who has executed and returned a proxy may revoke it at any time before it is voted at the Special Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of Pacific Rehab, as appropriate, stating that the proxy is revoked or (iii) attending the Special Meeting and voting in person.


VOTE REQUIRED

    The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Pacific Rehab Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. Adoption of the Merger Agreement and approval of the Merger requires the affirmative vote of a majority of the issued and outstanding Pacific Rehab Common Stock entitled to vote thereon. On the Record Date, there were shares of Pacific Rehab Common Stock outstanding and entitled to vote at the Special Meeting. In determining whether the Merger Agreement and the Merger have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.


    Brian Bussanich, the former Chairman, President and Chief Executive Officer of Pacific Rehab and a current Director, John Elorriaga, the current Chairman, President and Chief Executive Officer, and Frank Jungers, a Director of Pacific Rehab have agreed pursuant to the Voting Agreement to vote all shares of Pacific Rehab Common Stock owned by them in favor of the Merger Agreement and the Merger. As of the Record Date, 613,815 shares of Pacific Rehab Common Stock, or approximately 7.4% of the shares entitled to vote at the Special Meeting, were subject to the Voting Agreement. The signatories to the Voting Agreement have also agreed to vote such shares against any business combination proposal or other matter that may interfere or be inconsistent with the Merger or the Merger Agreement (including, without limitation, a Competing Transaction). The obligations of the signatories to the Voting Agreement are not subject to the continued support of the Board of Directors of Pacific Rehab in recommending approval and adoption of the Merger Agreement (although the Voting Agreement would terminate upon a termination of the Merger Agreement). See "Voting Agreement."


SOLICITATION OF PROXIES


    In addition to solicitation by mail, the directors, officers, employees and agents of Pacific Rehab may solicit proxies from its stockholders by personal interview, telephone, telegram or otherwise. Pacific Rehab will bear the costs of the solicitation of proxies from its stockholders, except that Horizon and Pacific Rehab will each pay one-half of the cost of printing this Proxy Statement/Prospectus. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record voting securities of Pacific Rehab for the forwarding of solicitation materials to the beneficial owners thereof. Horizon and Pacific Rehab will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. Pacific Rehab has engaged the services of Georgeson & Company Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from Pacific Rehab stockholders for a fee of $5,000 plus reasonable out-of-pocket expenses.


OTHER MATTERS

    At the date of this Proxy Statement/Prospectus, the Board of Directors of Pacific Rehab does not know of any business to be presented at the Special
Meeting  other  than  as  set  forth  in  the  notice  attached  to  this  Proxy
Statement/Prospectus. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                                   THE MERGER

GENERAL DESCRIPTION OF THE MERGER

    The Merger Agreement provides that, at the Effective Time, Merger Sub will merge with and into Pacific Rehab with Pacific Rehab becoming the Surviving Corporation, and each outstanding share of Pacific Rehab Common Stock, other than shares of Pacific Rehab Common Stock held in the treasury of Pacific Rehab or owned by Horizon or any of Horizon's affiliates (other than natural persons) will be converted into .3483 of one share of Horizon Common Stock. All shares of Pacific Rehab Common Stock will be cancelled at the Effective Time other than those shares owned of record by Horizon or any of Horizon's affiliates (other than natural persons) immediately prior to the Effective Time. Any resulting fractional shares will be settled in cash. As a consequence of the Merger, Pacific Rehab will become a wholly owned subsidiary of Horizon.

    Based  on the number of shares of  Pacific Rehab Common Stock outstanding as
of the Record  Date,          shares  of Horizon Common  Stock will be  issuable
pursuant to the Merger Agreement (assuming no issuance prior to the Effective Date of shares of Pacific Rehab Common Stock pursuant to the Pacific Rehab Acquisition Rights) representing approximately % of the total Horizon Common Stock to be outstanding after such issuance (based on the number of shares of Horizon Common Stock outstanding as of the Record Date.

BACKGROUND

    Beginning in April 1994, Brian Bussanich, Pacific Rehab's former President and Chief Executive Officer, had occasional, informal conversations with senior management of other health care companies in an effort to explore strategic alternatives available to Pacific Rehab. At such time, Pacific Rehab determined that it would be in its best interest to expand its operations and achieve economies of scale through acquisitions. By the end of 1994, Pacific Rehab owned 39 rehabilitation clinics and anticipated acquiring a significant number of additional clinics in 1995. During this time, Dr. Bussanich continued to have discussions with other health care companies and, to a limited extent, with investment bankers regarding acquisition and capital raising activities.


    In February 1995, after attending a health care conference, observing presentations by other companies and analysts, and speaking with a number of attendees, senior management of Pacific Rehab concluded that Pacific Rehab should affirmatively pursue a possible transaction with a larger health care company. The Board of Directors observed that the health care industry, in general, and the physical therapy/rehabilitation segment of this industry, in particular, was rapidly consolidating and concluded that Pacific Rehab either had to continue to grow substantially through its aggressive acquisition strategy or combine with a larger health care company. The Board of Directors determined that the continuation of its aggressive acquisition strategy as an independent company would have required substantial additional capital, in the form of debt or equity, and a significant increase in personnel in order to manage the growing operations. The Board was of the view that raising such capital in the form of debt would have significantly added to Pacific Rehab's interest expense and that raising such capital in the form of equity (or debt with an equity component) would have diluted Pacific Rehab's earnings. After deliberations regarding the option of raising additional capital, the Board of Directors concluded that this option was not as attractive an alternative as combining Pacific Rehab with another health care company. Shortly, thereafter, Pacific Rehab retained Smith Barney as its exclusive financial advisor to assist Pacific Rehab in this regard.


    Between February and April 1995, confidential information pertaining to Pacific Rehab was prepared and potential parties to a transaction were identified. From late April 1995 through mid-July 1995, approximately 17 parties were contacted. Approximately 10 parties executed confidentiality agreements with Pacific Rehab and were furnished with confidential information relating to Pacific Rehab. Three parties requested additional information and subsequently met with Pacific Rehab and its advisors to conduct preliminary due diligence.

    Prior to the opening of trading on July 24, 1995, Pacific Rehab announced that it expected its second quarter earnings to be lower than the prior year's results. As a result of such announcement, discussions with interested parties were delayed. The closing price per share of Pacific Rehab Common Stock on July 24, 1995, as reported by the Nasdaq Stock Market, was $7.250.

    In August 1995, certain parties, including those that previously had indicated an interest in a possible transaction with Pacific Rehab, were contacted. Two parties expressed an interest in pursuing a possible transaction, including Horizon, which actively pursued discussions with Pacific Rehab. On August 17, 1995, Neal M. Elliott, President and Chief Executive Officer of Horizon, met with Dr. Bussanich to discuss the possible acquisition of Pacific Rehab by Horizon. On August 23, 1995, Pacific Rehab delivered to Horizon certain financial, legal and operational information concerning Pacific Rehab. At a meeting of the Board of Directors of Pacific Rehab held on August 30, 1995, the Pacific Rehab Board met with senior management to discuss, among other things, a possible transaction with Horizon.

    On September 18, 1995, Neal Elliott and Charles H. Gonzales, Senior Vice President of Subsidiary Operations, of Horizon and Edward Farina, Vice President -- Clinical Services of Rehab Works, Inc. (a Horizon subsidiary), met with Dr. Bussanich, Randy Robertson, President -- Western Region, Al Howard, President -- Eastern Region, William Norris, Executive Vice President -- Finance and Administration and Secretary, and Scott Osborne, Vice President, of Pacific Rehab and a representative of Smith Barney to discuss, among other things, the financial and operational aspects of the two companies.

    During the week of October 2, 1995, senior management of Pacific Rehab had numerous telephone conversions with, and provided additional due diligence information concerning Pacific Rehab to, senior management of Horizon. After the closing of trading on October 6, 1995, Pacific Rehab announced that it expected its third quarter earnings to be significantly lower than the prior year's results. The closing price per share of Pacific Rehab Common Stock on October 9, 1995 (the first trading day after the October 6, 1995 announcement regarding Pacific Rehab's third quarter earnings), as reported by the Nasdaq Stock Market, was $5.125. On or about October 11, 1995, a representative of Horizon contacted a representative of Smith Barney and confirmed Horizon's strong interest in acquiring Pacific Rehab. The other party that previously had indicated an interest in a possible transaction with Pacific Rehab was again contacted, although such party indicated that it was not interested in immediately pursuing a transaction. In late October 1995, discussions between Horizon and Pacific Rehab continued, and counsel for Pacific Rehab prepared a draft of a merger agreement, a copy of which was delivered to counsel for Horizon on November 2, 1995.


    Between November 6, 1995 and November 9, 1995, representatives of Horizon and Pacific Rehab negotiated the pricing and structure of the transaction and terms and conditions of the proposed merger agreement and related documents, including the Exchange Ratio, the amount of the termination fee and circumstances under which such fee would be payable to Horizon and the proposed stock option arrangement. The Exchange Ratio was arrived at based on a number of factors, none of which individually was determinative, including, the then current prices at which each company's stock was trading in the marketplace, the premium which the Board of Directors of Pacific Rehab believed should be paid for acquisition of a controlling interest in Pacific Rehab, and an estimate of the impact on the value of Horizon's Common Stock after taking into account the consummation of the Merger. As of November 9, 1995 and March 1, 1996, based on the per share Exchange Ratio and a closing price for Horizon Common Stock of
$20 5/8 and $        , respectively,  the value of the consideration to  Pacific
Rehab  stockholders was approximately $7  3/16 and $         , respectively, per
share. On those dates, the last closing  price of Pacific Rehab Common Stock  on
The Nasdaq Stock Market was $6 3/16 and     , respectively, per share.


    On November 9, 1995, the Pacific Rehab Board held a special telephonic meeting to consider in detail the proposed business combination with Horizon. At such meeting, legal counsel reviewed with the Board the material terms and conditions of the Merger Agreement and the Stock Option Agreement and the Board's fiduciary obligations in connection with the proposed transaction. Smith Barney then made a financial presentation to the Board and rendered an oral opinion (subsequently confirmed by delivery of a written opinion dated November 9, 1995) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of Pacific Rehab Common Stock. After discussion, the Pacific Rehab Board of Directors unanimously approved the Merger, the Merger Agreement and related documents, including the Stock Option Agreement. The Board of Directors of Horizon also met on November 9, 1995 to discuss the proposed transaction and, after discussion with its legal counsel and senior management, approved the final terms of the Merger Agreement and related agreements. The parties executed the Merger Agreement and related agreements during the evening of November 9, 1995, and public announcement of such execution was made on the morning of November 10, 1995.

PACIFIC REHAB'S REASONS FOR THE MERGER; RECOMMENDATION OF PACIFIC REHAB BOARD OF DIRECTORS

    At a meeting held on November 9, 1995 the Board of Directors of Pacific Rehab concluded that the Merger was fair to and in the best interests of the stockholders of Pacific Rehab, approved the Merger Agreement, the Stock Option Agreement and the Merger and recommended that the stockholders of Pacific Rehab adopt the Merger Agreement and approve the Merger. The Board of Directors reached its conclusion after considering different alternatives over the course of approximately nine months. Based on its business judgment regarding trends in the healthcare industry, Pacific Rehab's acquisition plans, Pacific Rehab's need for additional capital, Pacific Rehab's disappointing operating results, and other factors, the Board of Directors believed it was not in Pacific Rehab's best interest to attempt to raise additional capital, that Pacific Rehab would ultimately be acquired as part of the ongoing consolidation in the health care industry and that the proposed Merger represented the best opportunity to maximize stockholder value.


    As part of its review, the Pacific Rehab Board of Directors considered, among other things, information presented by Pacific Rehab's legal and financial advisors, including information relating to the relative resources and strengths of each company, and their respective business lines, geographic dispersion and long-term strategic focus. The Pacific Rehab Board of Directors considered information concerning the current and prospective status of the rehabilitation and long-term care industries and the relative capabilities and strengths of the management of each company. The Pacific Rehab Board of Directors also considered certain other financial information, including (among other things) historical financial information for each of the companies, the results of the due diligence review of the business and operations of Horizon conducted by Pacific Rehab's advisors, the ability of the combined entity to raise additional debt and equity capital on a favorable basis, the complementary nature of Horizon's resources and the possibility of achieving specific savings by reducing duplicative administrative costs. In addition, the Board considered the prospects of Pacific Rehab on both a stand-alone and combined basis, and the likelihood of obtaining by other means the strategic advantages offered by the Merger. The Board also reviewed in detail the terms of the Merger Agreement and the Stock Option Agreement, the related transactions, and the termination fee payable to Horizon in certain circumstances if the transaction is not consummated.


    In reaching its determination, the Pacific Rehab Board of Directors considered a number of factors, none of which individually was determinative including, without limitation, the matters discussed above and the following.



         (i) the immediate and potential long-term benefits to Pacific Rehab's stockholders inherent in the terms of the Merger and the long-term prospects for the combined entities. In this regard, in light of the consolidation of the health care industry and the Board of Directors' perception that only by growing substantially could Pacific Rehab be successful in the long term, the Board of Directors concluded that the Merger represented the best opportunity to maximize stockholder value;



        (ii) the strategic benefits of combining Pacific Rehab's existing expertise in outpatient rehabilitation therapy clinics with Horizon's expertise in long-term care to enhance Pacific Rehab's competitive position in an increasingly managed care environment and a conclusion that further consolidations in the health care industry, including outpatient therapy services, were likely, that Pacific Rehab could be at a competitive disadvantage as a stand-alone entity in such an environment, and that market conditions were favorable to a transaction in the current time frame. The Board of Directors concluded that Pacific Rehab's outpatient physical therapy clinics would compliment Horizon's expertise in subacute care, nursing home, and other areas. In addition, the Board of Directors concluded that Horizon had much of the corporate infrastructure and capital resources necessary to further expand and manage the operations of a large and growing health care corporation;

        (iii) the relative prospects for growth and growth in stockholder values, as a stand-alone entity and as a part of a substantially larger organization operating in economically diversified trading areas. The Board of Directors concluded that the health care industry was consolidating rapidly and that larger, more diversified companies were the most likely to be successful;



        (iv) Pacific Rehab's need for additional capital in the form of debt or equity, for working capital and acquisitions and the relative prospects for raising capital in current industry conditions as a stand-alone entity and as part of a larger organization. The Board of Directors determined that Pacific Rehab would need substantial amounts of additional capital in the form of debt, equity, or some combination thereof. In light of the disappointing earnings which Pacific Rehab was experiencing, the Board of Directors concluded that the costs of debt capital would be too high and would adversely affect earnings and additional equity capital would further dilute earnings and adversely affect the price of Pacific Rehab Common Stock in the marketplace;



        (v) the compatibility of the respective businesses and management philosophies of Pacific Rehab and Horizon with a common emphasis on low-cost, efficient health care delivery systems;



        (vi) the potential cost savings in management and general and administrative expenses. The Board of Directors concluded that Pacific Rehab would have to invest substantial amounts of money in additional capital goods and personnel in order to properly manage the company as it expanded. In contrast, the Board of Directors believed that Horizon had much of the capital infrastructure and personnel needed to effectively manage such growth;



       (vii) the tax-free nature of the transaction to Pacific Rehab stockholders and the advantageous effects on the combined enterprise of treating the transaction as a pooling of interests for accounting purposes; and



      (viii) the oral opinion of Smith Barney rendered to the Pacific Rehab Board on November 9, 1995 (subsequently confirmed by delivery of a written opinion dated November 9, 1995) to the effect that, as of such date and based upon and subject to certain matters, the Exchange Ratio was fair, from a financial point of view, to the holders of Pacific Rehab Common Stock. The Pacific Rehab Board of Directors did not specifically adopt the opinion of Smith Barney, but rather considered such opinion in the total mix of information regarding the proposed Merger that was available to, and evaluated by, the Pacific Rehab Board.



    The Pacific Rehab Board believes that all of the factors described above as having been considered by the Pacific Rehab Board supported the Pacific Rehab Board's conclusion that the Merger is in the best interests of Pacific Rehab and its stockholders. Because the Board believes that the Merger is in the best interests of all stockholders and that no material conflicts of interest exist between the Board of Directors and nonaffiliated stockholders, an independent representative to represent the interests of any stockholders was not retained.


    The Board also evaluated the risks, inherent in any transaction such as the Merger, that currently unanticipated difficulties could arise in integrating the operations of two corporations; and that the synergies expected from combining the operations of Pacific Rehab and Horizon may not be realized. The Pacific Rehab Board also considered the risk that the Horizon Common Stock to be received by Pacific Rehab's stockholders could decline in value between the signing of the Merger Agreement and the closing of the Merger or thereafter. The Pacific Rehab Board of Directors viewed the factors described in this paragraph as perhaps militating against the Merger, but determined that they did not outweigh the benefits of consummating the Merger. The Pacific Rehab Board also recognized that the possibility of a higher offer was not precluded by the Merger Agreement.

    In analyzing the proposed Merger, the Pacific Rehab Board of Directors evaluated the factors and considerations described above and consulted with its financial and legal advisors and with Pacific Rehab management. The Pacific Rehab Board of Directors did not view any one factor as determinative and did not assign particular weight to any one factor. Based on the information presented to the directors, the members of the Board of Pacific Rehab unanimously adopted the Merger Agreement and recommended that the stockholders of Pacific Rehab vote "FOR" the adoption of the Merger Agreement and approval of the Merger.

OPINION OF FINANCIAL ADVISOR TO PACIFIC REHAB

    Smith Barney was retained by Pacific Rehab to act as its financial advisor in connection with the Merger. In connection with such engagement, Pacific Rehab requested that Smith Barney evaluate the fairness, from a financial point of view, to the holders of Pacific Rehab Common Stock of the consideration to be received by such holders in the Merger. On November 9, 1995, at a meeting of the Board of Directors of Pacific Rehab held to evaluate the proposed Merger and related transactions, Smith Barney delivered an oral opinion (subsequently confirmed by delivery of a written opinion dated such date) to the Board of Directors of Pacific Rehab to the effect that, as of the date of such opinion and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of Pacific Rehab Common Stock.

    In arriving at its opinion, Smith Barney reviewed the Merger Agreement and certain related documents, and held discussions with certain senior officers, directors and other representatives and advisors of Pacific Rehab and certain senior officers and other representatives of Horizon concerning the businesses, operations and prospects of Pacific Rehab and Horizon. Smith Barney examined certain publicly available business and financial information relating to Pacific Rehab and Horizon as well as certain financial forecasts and other data for Pacific Rehab and Horizon which were provided to Smith Barney by or otherwise discussed with the respective managements of Pacific Rehab and Horizon, including information relating to certain strategic implications and operational benefits anticipated from the Merger. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Pacific Rehab Common Stock and Horizon Common Stock; the respective companies' historical and projected earnings and operating data; and the capitalization and financial condition of Pacific Rehab and Horizon. Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of Pacific Rehab and Horizon. Smith Barney also evaluated the potential pro forma financial impact of the Merger on Horizon. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.

    In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Smith Barney, the respective managements of Pacific Rehab and Horizon advised Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Pacific Rehab and Horizon as to the future financial performance of Pacific Rehab and Horizon and the strategic implications and operational benefits anticipated from the Merger. Smith Barney assumed, with the consent of the Board of Directors of Pacific Rehab, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion relates to the relative values of Pacific Rehab and Horizon. Smith Barney did not express any opinion as to what the value of Horizon Common Stock actually will be when issued to Pacific Rehab stockholders pursuant to the Merger or the price at which the Horizon Common Stock will trade subsequent to the Merger. Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Pacific Rehab or Horizon nor did Smith Barney make any physical inspection of the properties or assets of Pacific Rehab or Horizon. In connection with its engagement, Smith Barney approached, and held discussions with, certain third parties to solicit indications of interest in a possible acquisition of Pacific Rehab. Although Smith Barney evaluated the Exchange Ratio from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger. No other limitations were imposed by Pacific Rehab on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.


    THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED NOVEMBER 9, 1995, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF PACIFIC REHAB COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION, WHICH IS ADDRESSED TO AND FOR THE BENEFIT OF THE PACIFIC REHAB BOARD OF DIRECTORS, IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.



    In preparing its opinion, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses  and its opinion.  In its analyses,  Smith Barney  made numerous assumptions with respect to Pacific Rehab, Horizon, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Pacific Rehab and Horizon. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion was only one of many factors considered by the Pacific Rehab Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the Pacific Rehab Board of Directors or management with respect to the Exchange Ratio or the proposed Merger.



    SELECTED COMPANY ANALYSIS. A selected company analysis examines a company's operating performance relative to a group of publicly traded peers. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of Pacific Rehab and the following selected companies in the rehabilitation industry: Advantage Health Corporation; HEALTHSOUTH Corporation; NovaCare, Inc.; and Rehabcare Corporation (the "Rehabilitation Companies"). Smith Barney also analyzed the market values and trading multiples of Horizon and the following selected companies in the long-term care industry: Advocat, Inc.; Arbor Health Care Company; Beverly Enterprises, Inc.; Genesis Health Ventures, Inc.; GranCare, Inc.; Health Care and Retirement Corporation; Integrated Health Services, Inc.; Living Centers of America, Inc.; Manor Care, Inc.; Mariner Health Group, Inc.; The Multicare Companies, Inc.; National Healthcare, L.P.; Regency Health Services, Inc.; Summit Care Corporation; Sun Healthcare Group, Inc.; and Vencor, Inc. (the "Long-Term Care Companies" and, together with the Rehabilitation Companies, the "Selected Companies"). Smith Barney compared market values as multiples of, among other things, estimated calendar 1995 and 1996 net income, and adjusted market values (equity market value, plus debt, less cash, plus operating leases capitalized at 12.5%) as multiples of, among other things, latest 12 months earnings before interest, taxes, depreciation and amortization ("EBITDA"). Net income projections for Horizon and the Selected Companies were based on estimates of selected investment banking firms, and net income projections for Pacific Rehab were based on internal estimates of the management of Pacific Rehab. All multiples were based on closing stock prices as of November 7, 1995. This analysis resulted in an equity reference range for Horizon of approximately $16.92 to $46.13 per share and an equity reference range for Pacific Rehab of approximately $1.88 to $6.20 per share, as compared to the per share equity value for Pacific Rehab implied by the Exchange Ratio, based on a closing stock price of Horizon Common Stock on November 7, 1995, of $7.62.



    SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS. Using publicly available information, Smith Barney analyzed, among other things, the implied purchase prices and transaction value multiples paid in the following selected merger and acquisition transactions in the rehabilitation industry (acquiror/target): Living Centers of America, Inc./Rehability Corporation (6/95); Horizon/CMS (7/95); HEALTHSOUTH Corporation/NovaCare, Inc. (Rehab Systems) (5/95); and HEALTHSOUTH Corporation/ReLife, Inc. (12/94) (the "Selected Transactions"). Smith Barney compared equity purchase prices as a multiple of latest 12 months net income and transaction values as a multiple of, among other things, latest 12 months EBITDA and earnings before interest and taxes ("EBIT"). All multiples for the Selected Transactions were based on information available at the time of announcement of such transaction. This analysis resulted in an equity reference range for Pacific Rehab of approximately $2.24 to $7.00 per share, as compared to the per share equity value for Pacific Rehab implied by the Exchange Ratio, based on a closing stock price of Horizon Common Stock on November 7, 1995, of $7.62.


    No company, transaction or business used in the "Selected Company Analysis" or the "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to Pacific Rehab, Horizon or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.


    PRO FORMA MERGER ANALYSIS. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected earnings per share ("EPS") of Horizon for the fiscal years ended December 31, 1996 and 1997, based on estimates of selected investment banking firms. The results of the pro forma merger analysis suggested that the Merger would be neutral to Horizon's EPS in fiscal years 1996 and 1997, assuming approximately $5.0 million of cost savings and other potential synergies from the Merger were achieved. The actual results achieved by the combined company may vary from projected results and the variations may be material.



    PREMIUM ANALYSIS. Smith Barney analyzed the implied premium payable in the Merger and the premiums paid in 29 selected healthcare transactions based on stock prices both one day and one month prior to the announcement date of such transactions. The ranges of premiums for these selected health care transactions were approximately (8.3%) to 132.2% (with a mean of 49.9% and a median of 41.0%) as of one day prior to the announcement date of such transaction and approximately 3.0% to 121.9% (with a mean of 58.8% and a median of 53.9%) as of one month prior to the announcement date of such transaction. Smith Barney also compared the premium payable in the Merger with the premiums payable in the four Selected Transactions described above under "-- Selected Merger and Acquisition Transactions Analysis." The ranges of premiums for the Selected Transactions were approximately 12.2% to 35.2% (with a mean of 26.9%) as of one day prior to the announcement date of the Selected Transactions and approximately 15.0% to 71.4% (with a mean of 47.5%) as of one month prior to the announcement date of the Selected Transactions. The implied premium payable in the Merger as of one day and one month prior to November 7, 1995 was approximately 24.0% and 51.2%, respectively.


    OTHER FACTORS AND  COMPARATIVE ANALYSES.   In rendering  its opinion,  Smith
Barney considered certain other factors and conducted certain other comparative analyses, including, among other things: (i) the

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
indications of interest received from third parties other than Horizon; (ii) a review of historical and projected financial results of Pacific Rehab and Horizon; (iii) the history of trading prices, volume and price to earnings ratios for Pacific Rehab Common Stock and Horizon Common Stock and the relationship between movements of such common stock, movements of the common stock of the Selected Companies and movements in the S&P 500 Index; and (iv) selected analysts' reports on Horizon, including analysts' estimates as to the earnings growth potential of Horizon.


    Pursuant to the terms of Smith Barney's engagement, Pacific Rehab has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee equal to 1.5% of the total consideration (including liabilities assumed) payable in connection with the Merger. It is currently estimated that such financial advisory fee will be approximately $1.5 million. Pacific Rehab also has agreed to reimburse Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.



    Smith Barney has advised Pacific Rehab that, in the ordinary course of business, Smith Barney and its affiliates may actively trade the securities of Pacific Rehab and Horizon for their own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Pacific Rehab and Horizon.



    Smith Barney is a nationally recognized investment banking firm and was selected by Pacific Rehab based on Smith Barney's experience and expertise in merger and acquisition transactions and specifically in the health care industry. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of Pacific Rehab's Board of Directors with respect to the Merger, Pacific Rehab's stockholders should be aware that certain members of Pacific Rehab's Board and management have certain interests respecting the Merger separate from their interests as holders of Pacific Rehab Common Stock.


    VESTING OF OPTIONS. Each of Pacific Rehab's officers, directors and key employees is a party to previously existing stock option agreements that contain change in control provisions. Under such agreements the unvested options held by such an individual to purchase Pacific Rehab Common Stock (which by virtue of the Merger will be converted into options to purchase shares of Horizon Common Stock) will vest immediately prior to a change in control such as the Merger. Immediately prior to the Effective Time, the following directors and senior executive officers of Pacific Rehab will have unvested options to purchase the number of shares of Pacific Rehab Common Stock indicated; William A. Norris, Executive Vice President -- Finance & Administration, 42,500 shares; Alfred Howard, President -- Eastern Region, 45,000 shares; Randy Robertson, President -- Western Region, 45,000 shares; John A. Elorriaga, Chairman of the Board, President and Chief Executive Officer, 19,000 shares; and Frank Jungers, Director, 19,000 shares. The average exercise price of these options is $5.77 per share. Absent the Merger, these options would vest over the next five years according to prescribed schedules set forth in the respective option agreements.


    INDEMNIFICATION. The Merger Agreement provides that, for a minimum period of six years after the Effective Time, Pacific Rehab will indemnify each present and former officer and director of Pacific Rehab and its subsidiaries to the fullest extent permitted under applicable law with respect to matters existing or occurring at or prior to the Effective Time. Each of Pacific Rehab's executive officers and directors is covered by an Indemnification Agreement with Pacific Rehab. See "Certain Terms of the Merger Agreement -- Indemnification."

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
CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    The following is a general summary of all material federal income tax consequences of the Merger to the holders of Pacific Rehab Common Stock and is based upon current provisions of the Code, existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets. Holders of Pacific Rehab Common Stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.



    No ruling from the Internal Revenue Service ("IRS") has been or will be requested in connection with the Merger. Pacific Rehab has received from its counsel, Garvey, Schubert & Barer, an opinion that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, that Horizon, Merger Sub and Pacific Rehab will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that stockholders of Pacific Rehab will not recognize any gain or loss from the receipt of Horizon Common Stock for their Pacific Rehab Common Stock, other than with respect to cash received in lieu of fractional shares of Horizon Common Stock. Such opinion is based on certain representations of Horizon, Merger Sub and Pacific Rehab. Stockholders of Pacific Rehab should be aware that such opinion is not binding on the IRS and no assurance can be given that the IRS will not adopt a contrary position or that a contrary IRS position would not be sustained by a court.



    Subject to the qualification in the preceding paragraph, the following federal income tax consequences will occur:



        (a) no gain or loss will be recognized by Horizon, Merger Sub or Pacific Rehab solely as a result of the Merger;


        (b) no gain or loss will be recognized by a holder of Pacific Rehab Common Stock upon the exchange of all of such holder's shares of Pacific Rehab Common Stock solely for shares of Horizon Common Stock in the Merger;

        (c) the aggregate basis of the shares of Horizon Common Stock received by a Pacific Rehab stockholder in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of Pacific Rehab Common Stock surrendered in exchange therefor;

        (d) the holding period of the shares of Horizon Common Stock received by a Pacific Rehab stockholder in the Merger will include the holding period of the shares of Pacific Rehab Common Stock surrendered in exchange therefor, provided that such shares of Pacific Rehab Common Stock are held as capital assets at the Effective Time; and

        (e) a stockholder of Pacific Rehab who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (as described in paragraph (c) above) and the amount of cash received. Such gain or loss will be a capital gain or loss if the Pacific Rehab Common Stock is held by such stockholder as a capital asset at the Effective Time.

ACCOUNTING TREATMENT

    Horizon anticipates that the Merger will be accounted for using the "pooling of interests" method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling of interests method of accounting assumes that the combining companies have been merged from inception, and the historical consolidated financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from inception. See the Unaudited Pro Forma

Condensed Financial Information and notes thereto included elsewhere in this Proxy Statement/ Prospectus. Such determination contemplates that each person who may be deemed an affiliate of Pacific Rehab or Horizon will enter into an agreement with Horizon not to sell or otherwise transfer any shares of Pacific Rehab Common Stock or Horizon Common Stock, as the case may be, within 30 days prior to the Effective Time or any Horizon Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-Merger combined operations of Horizon and Pacific Rehab. Consummation of the Merger is conditioned upon receipt by Horizon of an opinion of Price Waterhouse LLP that Pacific Rehab is a "poolable" entity.


GOVERNMENTAL AND REGULATORY APPROVALS


    ANTITRUST MATTERS. Transactions such as the Merger are reviewed by the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger could not be consummated until such time as the specified waiting period requirements of the HSR Act have been satisfied. On February 9, 1996, the DOJ and the FTC granted early termination of the waiting period.


    MEDICARE. Pacific Rehab has been advised by its counsel that the transactions contemplated by the Merger Agreement will constitute a "change of ownership" of certain of the Pacific Rehab "providers" for purposes of the Medicare program. As a result, Pacific Rehab will be required to provide post-Merger notification to its medicare fiscal intermediaries.

    Except as described above, Horizon and Pacific Rehab are not aware of any other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities laws.

PACIFIC REHAB DEBT

    As of the date hereof, Pacific Rehab's total outstanding debt was approximately $21.5 million, of which approximately $11 million is outstanding under its Line of Credit with the Bank of America Oregon (the "Bank Debt") and approximately $10.5 million is due under convertible and non-convertible promissory notes issued or assumed by Pacific Rehab in connection with certain acquisitions (the "Acquisition Debt"). The convertible notes are convertible at prices ranging from $7.00 to $8.75 per share and generally do not provide for automatic conversion of the securities into which such notes are convertible upon consummation of the Merger. Therefore, if such notes remain outstanding after the Merger, they would continue to be convertible into shares of Pacific Rehab Common Stock. Pursuant to the Merger Agreement, Horizon has agreed to issue shares of Horizon Common Stock in lieu of shares of Pacific Rehab Common
Stock upon conversion of such notes. The maturity of the Bank Debt is not affected by the Merger. The maturities of certain portions of the Acquisition Debt and the conversion date of a limited number of the convertible notes will be accelerated as a result of the Merger. Horizon intends to repay the Bank Debt at the Effective Time and is in the process of analyzing the Acquisition Debt to determine what, if any, actions it will take with respect thereto.

RESTRICTIONS ON RESALES BY AFFILIATES

    The shares of Horizon Common Stock to be received by Pacific Rehab stockholders in connection with the Merger have been registered under the Securities Act and, except as set forth in this paragraph, may be traded without restriction. The shares of Horizon Common Stock to be issued in connection with the Merger and received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities Act) of Pacific Rehab prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or, in the case of such persons who become affiliates of Horizon, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. Under guidelines published by the Commission, the sale or other disposition of Horizon Common Stock or Pacific Rehab Common Stock by an affiliate of either Horizon or Pacific Rehab, as the case may be, within 30 days prior to the Effective Time or the sale or other disposition of Horizon Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-Merger combined operations of Horizon and Pacific Rehab

(the "Pooling Period") could preclude pooling of interests accounting treatment of the Merger. Accordingly, the Merger Agreement provides that each of Pacific Rehab and Horizon will use all reasonable efforts to cause its affiliates to execute a written agreement to the effect that such persons will not sell, transfer or otherwise dispose of any shares of Pacific Rehab Common Stock or Horizon Common Stock, as the case may be, during the Pooling Period and, with respect to affiliates of Pacific Rehab, that such persons will not sell, transfer or otherwise dispose of Horizon Common Stock at any time in violation of the Securities Act or the rules and regulations promulgated thereunder, including Rule 145.

NO APPRAISAL RIGHTS

    Under Delaware law, Pacific Rehab's stockholders will not be entitled to any appraisal or dissenter's rights in connection with the Merger.

                     CERTAIN TERMS OF THE MERGER AGREEMENT

    The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference.

EFFECTIVE TIME OF THE MERGER

    The Merger Agreement provides that, as promptly as practicable after the satisfaction or waiver of the conditions to effecting the Merger, the parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. It is anticipated that, if the Merger Agreement is adopted and the Merger is approved at the Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur on the date of the Special Meeting or as soon thereafter as practicable.

MANNER AND BASIS OF CONVERTING SHARES

    At the Effective Time, each outstanding share of Pacific Rehab Common Stock, other than shares of Pacific Rehab Common Stock held in the treasury of Pacific Rehab or owned by Horizon or any of Horizon's affiliates (other than natural persons) will be converted into .3483 of one share of Horizon Common Stock. All shares of Pacific Rehab Common Stock will be cancelled at the Effective Time other than those shares owned of record by Horizon or any of Horizon's affiliates (other than natural persons) immediately prior to the Effective Time. Notwithstanding the foregoing, if between the date of the Merger Agreement and the Effective Time the outstanding shares of Horizon Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

    As soon as practicable following the Effective Time, Horizon will mail to each record holder of Pacific Rehab Common Stock immediately prior to the Effective Time, a letter of transmittal and other information advising such holder of the consummation of the Merger and for use in exchanging Pacific Rehab Common Stock certificates for Horizon Common Stock certificates and cash in lieu of fractional shares. Letters of transmittal will also be available following the Effective Time at the offices of Horizon in Albuquerque, New Mexico. After the Effective Time, there will be no further registration of transfers on the stock transfer books of Pacific Rehab of shares of Pacific Rehab Common Stock that were outstanding immediately prior to the Effective Time. Share certificates should not be surrendered for exchange by stockholders of Pacific Rehab prior to the Effective Time and the receipt of a letter of transmittal.

    No fractional shares of Horizon Common Stock will be issued in the Merger. Each stockholder of Pacific Rehab entitled to a fractional share will receive an amount in cash equal to the value of such fractional share based upon the closing price of Horizon Common Stock on the NYSE Composite Tape two days prior to the date of the Effective Time. No interest will be paid on such amount, and all shares of Pacific Rehab Common Stock held by a record holder shall be aggregated for purposes of computing the amount of such payment.

    Until surrendered and exchanged, each certificate previously evidencing Pacific Rehab Common Stock shall represent solely Horizon Common Stock and the right to receive cash in lieu of fractional shares. Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of record of Horizon Common Stock as of any time after the Effective Time shall be paid to the holders of such certificates previously evidencing Pacific Rehab Common Stock; PROVIDED, HOWEVER, that, upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such whole shares of Horizon Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Horizon Common Stock.

ASSUMPTION OF OBLIGATIONS TO ISSUE PACIFIC REHAB COMMON STOCK

    The Merger Agreement provides that at the Effective Time, each holder of options to purchase Pacific Rehab Common Stock ("Pacific Rehab Options") shall have the right to elect to (a) exercise such options for shares of Pacific Rehab Common Stock (in which case such shares of Pacific Rehab Common Stock will be converted into shares of Horizon Common Stock at the Exchange Ratio) or (b) have each Pacific Rehab Option assumed by Horizon. An assumed Pacific Rehab Option will not give the optionee additional benefits that such optionee did not have previously under the Pacific Rehab Option, and shall be assumed on the same terms and conditions as the Pacific Rehab Option being assumed, subject to the matters described in the following paragraph.

    The number of shares of Horizon Common Stock purchasable under any Pacific Rehab Option assumed by Horizon will be equal to the number of shares of Horizon Common Stock that the holder of the Pacific Rehab Option would have received (without regard to any vesting schedule) upon consummation of the Merger had such Pacific Rehab Option been exercised in full immediately prior to the Effective Time, and the per share exercise price will be equal to the per share exercise price of the Pacific Rehab Option divided by the Exchange Ratio.


    Horizon has agreed in the Merger Agreement to assume, at the Effective Time, the obligations of Pacific Rehab with respect to the issuance of Pacific Rehab Common Stock under the other Pacific Rehab Acquisition Rights by agreeing to issue in lieu thereof Horizon Common Stock. Assuming that no shares of Pacific Rehab Common Stock are issued prior to the Effective Time pursuant to the Pacific Rehab Acquisition Rights, Horizon will be required to reserve for issuance an aggregate of 477,011 shares of Horizon Common Stock for such purposes, consisting of 309,168 shares issuable upon the exercise of Pacific Rehab Options, 129,964 shares upon the conversion of outstanding promissory notes, 26,123 shares upon the exercise of a warrant issued in connection with an acquisition and 11,756 shares that may be issued upon satisfaction of certain conditions pursuant to agreements entered into in connection with an acquisition by Pacific Rehab.


CONDITIONS TO THE MERGER

    The respective obligations of Horizon and Pacific Rehab to consummate the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in writing by Pacific Rehab and Horizon, in whole or in part, to the extent permitted by applicable law: (a) the Merger Agreement shall have been adopted and the Merger shall have been approved by a vote of the holders of a majority of the outstanding shares of Pacific Rehab Common Stock;
(b) no federal or state or regulatory body or court of competent jurisdiction shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order which is in effect and which prohibits, enjoins or otherwise restrains the consummation of the Merger; (c) all material filings required to be made prior to the Effective Time with, and all

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

material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the Merger and all other transactions contemplated in the Merger Agreement shall have been consummated; (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect; and (e) the shares of Horizon Common Stock issuable in the Merger (including those issued in connection with the Pacific Rehab Acquisition Rights) shall have been approved for listing on the NYSE upon official notice of issuance.


    The obligation of Pacific Rehab to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by Pacific Rehab, in whole or in part:
(a) each of the representations and warranties of Horizon and Merger Sub contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Time as though made as of the Effective Time; (b) Horizon and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Effective Time; and (c) Pacific Rehab shall have received an opinion from Garvey, Schuber & Barer to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code.


    The obligations of Horizon and Merger Sub to effect the Merger are also subject at or prior to the Effective Time to the following conditions, any or all of which may be waived in writing by either Horizon or Merger Sub: (a) each of the representations and warranties of Pacific Rehab contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Time as though made as of the Effective Time; (b) Pacific Rehab shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by Pacific Rehab on or prior to the Effective Time; and (c) Horizon shall have received an opinion from Price Waterhouse LLP, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to Horizon, stating that Pacific Rehab is a "poolable" entity under generally acceptable accounting principles and applicable Commission regulations.


    There can be no assurance that all of the conditions to the Merger will be satisfied.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of Pacific Rehab, Merger Sub and Horizon relating to, among other things, (i) the organization and similar corporate matters of each, (ii) the capitalization of each, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, and the absence of conflicts, violations and defaults under their respective charters and bylaws and certain other agreements and documents, (iv) compliance with law, (v) the documents and reports filed by them with the Commission and the accuracy of the information contained therein, (vi) the absence of certain changes and events,
(vii) litigation, (viii) employee benefit and labor matters, (ix) taxes and matters relating to a tax-free reorganization, (x) certain matters relating to pooling of interests accounting, (xi) certain business practices, (xii) the vote required to approve the Merger Agreement, (xiii) brokers, (xiv) Pacific Rehab's stockholder rights plan, (xv) insurance, (xvi) properties and (xviii) the accuracy of certain information provided. The representations and warranties expire at the Effective Time.

CERTAIN COVENANTS; CONDUCT OF BUSINESS PRIOR TO THE MERGER

    Each of Pacific Rehab and Horizon has agreed that, prior to the Effective Time, unless expressly contemplated by the Merger Agreement or otherwise consented to in writing by the other, it will and will cause its subsidiaries to
(a) use all commercially reasonable efforts to conduct its business and the business of its subsidiaries in all material respects only in the ordinary course of business and consistent with past practices; and (b) use all commercially reasonable efforts to preserve intact its business organizations and the business organizations of its subsidiaries, and to keep available the services of its present key officers and employees; PROVIDED, HOWEVER, that to satisfy these obligations, neither Pacific Rehab or Horizon is required to make any payments or enter into or amend any contractual arrangements or understandings, except in the ordinary course of business and consistent with past practice.

    Each of Pacific Rehab and Horizon has agreed that, prior to the Effective Time, unless expressly contemplated by the Merger Agreement or otherwise consented to in writing by the other, it will not do, and will not permit any of its subsidiaries to do, any of the following: (a)(i) increase the compensation payable or to become payable to its executive officers or employees subject to certain exceptions; or (ii) grant any severance or termination pay to, or enter into any employment agreement with, any of its executive officers or directors subject to certain exceptions; (b) amend its charter or bylaws; (c) declare, set aside or pay any dividend or other distribution in respect of its capital stock (other than regular quarterly dividends); (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (e) issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock with certain exceptions;
(f) acquire, sell, transfer, lease or encumber any material assets except in the ordinary course of business consistent with past practice; (g) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of Pacific Rehab or Horizon or any of their subsidiaries; (h) settle or compromise any material claims or litigation or amend or terminate any of its material contracts or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability before the same becomes due and payable with certain exceptions; (i) change any of its significant accounting policies or take certain actions with respect to taxes; (j) permit any material insurance policy naming it as beneficiary or a loss payable to be cancelled or terminated without notice to Pacific Rehab or Horizon, as the case may be, except in the ordinary course of business; or (k) authorize or enter into an agreement to do any of the following.

EMPLOYEE BENEFIT PLANS

    Horizon has agreed to cause, following the Effective Time, the Surviving Corporation to provide to persons who were employees of Pacific Rehab or any of its subsidiaries prior to the Effective Time (the "Pacific Rehab Personnel") employee benefit plans, programs and arrangements which in the aggregate are substantially comparable to those employee benefit plans, programs and arrangements generally provided to the employees of Horizon as of the Effective Time. Furthermore, certain employment agreements and employment security agreements for the benefit of Pacific Rehab Personnel will be assumed by Surviving Corporation and guaranteed by Horizon at the Effective Time on the same terms and subject to the same conditions as in effect under such agreements immediately prior to the Effective Time.

NO SOLICITATION

    Pacific Rehab has agreed not to initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or knowingly permit any of the officers, directors, employees or agents of Pacific Rehab or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Pacific Rehab or any of Pacific Rehab's subsidiaries to take any such action. Pacific Rehab also has agreed to promptly as practicable notify Horizon of all relevant terms of any such inquiries or proposals received by Pacific Rehab or any of its subsidiaries and if such inquiry or proposal is in writing, Pacific Rehab has agreed to promptly as practicable deliver or cause to be delivered to Horizon a copy of such inquiry or proposal; PROVIDED, HOWEVER, that the Board of Directors of Pacific Rehab may
(i) furnish information to, or enter into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide proposal in connection with a Competing Transaction if, and only to the extent that (a) such unsolicited proposal is on terms that Pacific Rehab's Board of Directors determines it cannot reject, based on applicable fiduciary duties and the advice of counsel and (except with respect to furnishing information) for which financing, to the extent required, is then committed, or in the good faith judgment of the Board of Directors could reasonably be expected to be obtained, and (b) prior to furnishing such information to, entering into discussions or negotiations with, such person or entity Pacific Rehab provides written notice to Horizon to the effect that it is furnishing information to, or entering into discussions with, such person or entity; or (ii) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, with regard to a Competing Transaction.

CERTAIN POST-MERGER MATTERS

    Once the Merger is consummated, Merger Sub will cease to exist as a corporation, and Pacific Rehab, as the Surviving Corporation, will succeed to all of the assets, rights and obligations of Merger Sub.

    Pursuant to the Merger Agreement, the Pacific Rehab Charter and the Pacific Rehab Bylaws, as in effect immediately prior to the Effective Time, will be the certificate of incorporation and bylaws of the Surviving Corporation until amended as provided therein and pursuant to the DGCL.

TERMINATION OR AMENDMENT OF THE MERGER AGREEMENT


    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement and approval of the Merger by the stockholders of Pacific Rehab: (a) by mutual consent of Horizon and Pacific Rehab; (b) by Horizon, upon a material breach of any representation, warranty, material covenant or agreement on the part of Pacific Rehab set forth in the Merger Agreement which breach is incurable or which is not cured after thirty days written notice by Horizon to Pacific Rehab (a "Terminating Pacific Rehab Breach"); (c) by Pacific Rehab, upon a material breach of any representation, warranty, material covenant or agreement on the part of Horizon or Merger Sub set forth in the Merger Agreement which breach is incurable or which is not cured after thirty days written notice by Pacific Rehab to Horizon (a "Terminating Horizon Breach"); (d) by either Horizon or Pacific Rehab, if there shall be any judgment, injunction, order or decree issued by any court or governmental regulatory body which is final and nonappealable preventing the consummation of the Merger, subject to a limited exception or if any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority after the date of the Merger Agreement which prohibits the consummation of the Merger shall be in effect; (e) by either Horizon or Pacific Rehab, if the Merger shall not have been consummated on or before April 1, 1996; (f) by Pacific Rehab, if the Merger Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of Pacific Rehab at the Special Meeting; (g) by Horizon, if (1) the Board of Directors of Pacific Rehab withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner materially adverse to Horizon or shall have resolved to do any of the foregoing;
(2) the Board of Directors of Pacific Rehab shall have recommended to the stockholders of Pacific Rehab any Competing Transaction or shall have resolved to do so; (3) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Pacific Rehab is commenced, and the Board of Directors of Pacific Rehab does not recommend that stockholders not tender their shares into such tender or exchange offer, or (4) any person (other than Horizon or an affiliate thereof) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of Pacific Rehab; or (h) by Pacific Rehab or Horizon, if Pacific Rehab accepts a Superior Proposal.


    Subject to limited exceptions, including the survival of Pacific Rehab's agreement to pay a termination fee to Horizon under certain circumstances, in the event of the termination of the Merger Agreement, the Merger Agreement shall become void, there shall be no liability on the part of

Horizon, Merger Sub or Pacific Rehab to any other party and all rights and obligations of the parties thereto shall cease, except that no party will be relieved from its obligations with respect to any breach of the Merger Agreement.

    The Merger Agreement may be amended by the parties thereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of Pacific Rehab, no amendment may be made which by law requires further approval by the stockholders of Pacific Rehab, without such approval. At any time prior to the Effective Time, any party to the Merger Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party thereto, (b) waive any inaccuracies in the representations and warranties of the other party contained therein or in any document delivered pursuant thereto or (c) waive compliance by the other party with any of the agreements or conditions contained therein.

EXPENSES AND TERMINATION FEES

    All expenses incurred by Horizon and Pacific Rehab will be borne by the party incurring such expenses; PROVIDED, HOWEVER, that all expenses related to printing, filing and mailing this Proxy Statement/Prospectus and all Commission and other regulatory filing fees incurred in connection with the Registration Statement or this Proxy Statement/Prospectus will be divided equally between Pacific Rehab and Horizon.

    The Merger Agreement provides that Pacific Rehab will pay to Horizon its actual expenses up to $1 million, plus a fee equal to $2.1 million (the
"Termination Fee") if a Competing Transaction has been consummated or a definitive agreement subsequently resulting in a Competing Transaction has been executed within six months following the termination of the Merger Agreement in accordance with its terms: (a) by Horizon if prior to the Special Meeting, Pacific Rehab shall have furnished information to or entered into discussions with, any person or entity with respect to a Competing Transaction and Pacific Rehab's Board of Directors shall have not reaffirmed its recommendations to the stockholders of Pacific Rehab with respect to transactions contemplated by the Merger Agreement by the time of the Special Meeting and (i) Pacific Rehab's Board of Directors withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner materially adverse to Horizon (or resolves to do so); (ii) the Board of Directors of Pacific Rehab shall recommend any Competing Transaction to Pacific Rehab's stockholders (or resolves to do
so); (iii) a tender or exchange offer for 20% or more of the capital stock of Pacific Rehab is commenced, and Pacific Rehab's Board of Directors does not recommend that stockholders not tender their shares into such tender offer or exchange offer; or (iv) any person acquires beneficial ownership or the right to acquire beneficial ownership of, or any "group" is formed that beneficially owns, or has the right to acquire beneficial ownership of 20% or more of the then outstanding shares of capital stock of Pacific Rehab; (b) by Horizon or Pacific Rehab, if Pacific Rehab accepts a Superior Proposal; or (c) by Horizon or Pacific Rehab due to a material breach of any representation, warranty or material covenant or agreement by Pacific Rehab that is not cured unless the representation was correct as of the date of the Merger Agreement. In the case of a termination of the Merger Agreement pursuant to (b) of the preceding sentence, if within six months following such termination, a Competing Transaction is not consummated, Pacific Rehab must pay to Horizon its actual expenses up to $1 million, plus a fee equal to $500,000, payable, at the election of Pacific Rehab, in cash or Pacific Rehab Common Stock.

    If the Merger Agreement becomes terminable by Horizon under circumstances that would entitle Horizon to the Termination Fee, the Stock Option granted by Pacific Rehab to Horizon to acquire up to 1,131,490 shares of Pacific Rehab common stock would become exercisable. See "Stock Option Agreement." To the extent that the Profit (as defined in the Stock Option Agreement) realized upon exercise of the option granted under the Stock Option Agreement thereunder exceeds $1 million (the "Excess Profit"), then the amount of such Excess Profit shall be set off against any other payments to be made by Pacific Rehab pursuant to the preceding paragraph, or, if such payments have already been paid to Horizon, Horizon shall promptly return, to the extent not applied to such set-off, such Excess Profit to Pacific Rehab up to the amount of the payments previously paid pursuant to the preceding paragraph.

INDEMNIFICATION

    The Merger Agreement provides that through the later of (i) the sixth anniversary of the Effective Time and (ii) the expiration of any statute of limitations applicable to a claim, action, suit, proceeding or investigation referred to in the Merger Agreement (collectively, a "Proceeding"), Pacific
Rehab  will  indemnify and  hold harmless  each present  and former  officer and director of Pacific Rehab and its subsidiaries against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including without limitation attorneys' fees and disbursements (collectively, the "Costs"), incurred in connection with a Proceeding arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to at or after the Effective Time, to the fullest extent that Pacific Rehab or such subsidiary would have been permitted, under applicable law, indemnification agreements existing on the date of the Merger Agreement, the Charter or Bylaws of Pacific Rehab or such subsidiary in effect on the date of the Merger Agreement. Each of Pacific Rehab's executive officers and directors is covered by an Indemnification Agreement with Pacific Rehab.

                             STOCK OPTION AGREEMENT

    Pursuant to the Stock Option Agreement, Horizon has an option ("the Option") to acquire from Pacific Rehab up to 1,131,490 shares, subject to certain adjustments (the "Option Shares"), of Pacific Rehab Common Stock at an exercise price of $7.75, subject to certain adjustments (the "Exercise Price") payable at Horizon's option (a) in cash or (b) subject to certain conditions, in Horizon Common Stock. The number of Option Shares represents 15% of the outstanding shares of Pacific Rehab Common Stock on November 9, 1995, the date of the Stock Option Agreement. The Option was granted by Pacific Rehab as a condition of and in consideration for Horizon's entering into the Merger Agreement.

    The Option may be exercised by Horizon, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Horizon under circumstances that would, if the Merger Agreement were terminated as a result thereof, entitle Horizon to the Termination Fee described under "Certain Terms of the Merger Agreement -- Expenses and Termination Fees." The circumstances giving rise to the exercisability of the Option are referred to in the Stock Option Agreement as "Trigger Events."

    The Option will terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms (other than upon or during the continuance of a Trigger Event); or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this circumstance later than September 1, 1996). The Option may not, however, be exercised if Horizon is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements, contained in the Stock Option Agreement or in the Merger Agreement.

    The obligation of Pacific Rehab to issue Option Shares to Horizon pursuant to the Stock Option Agreement is subject to certain conditions, including, among others, that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of Option Shares shall have expired or have been terminated; and
(ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of Option

Shares shall have been obtained or made, as the case may be and (iii) the Option Shares and Horizon Common Stock which are issued in payment of the Exercise Price have been approved for listing on either the NYSE or Nasdaq Stock Market.

    Horizon and Pacific Rehab have agreed that for the five year period ending November 9, 2000 (the "Expiration Date"), each will vote any shares of capital stock of the other party acquired by such party pursuant to the Stock Option Agreement ("Restricted Shares") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such party on each matter submitted to a vote of stockholders of such other party for and against such matter in the same proportion as the vote of all other stockholders of such other party are voted (whether by proxy or otherwise) for and against such matter. Horizon and Pacific Rehab have also agreed that prior to the Expiration Date, neither party will, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) in connection with a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the stockholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer or (ii) in connection with the exercise of certain registration rights granted in the Stock Option Agreement.

    The Stock Option Agreement has been filed as an exhibit to the  Registration
Statement   of  which  this  Proxy  Statement/Prospectus   is  a  part,  and  is
incorporated herein by reference.

                                VOTING AGREEMENT


    In order to induce Horizon to enter into the Merger Agreement, Brian Bussanich, former Chairman of the Board, President and Chief Executive Officer of Pacific Rehab and a current Director, John Elorriaga, currently Chairman of the Board, President and Chief Executive Officer of Pacific Rehab, and Frank Jungers, a Director of Pacific Rehab (collectively, the "Stockholders") entered into the Voting Agreement with Horizon on November 9, 1995. The Voting Agreement was entered into after negotiations between Horizon and Pacific Rehab, which occurred on November 6, 1995. Horizon requested the Stockholders to enter into the Voting Agreement in order to ensure that the Stockholders not only supported the Merger as directors of Pacific Rehab, but also that the Stockholders, in their individual capacities as stockholders, would vote their shares in favor of the Merger and in opposition to any competing transaction. Horizon's request was presented as an integral part of the overall transaction, and the Stockholders agreed to do so in order to facilitate the Merger.



    As of the Record Date, the Stockholders held 613,815 shares of Pacific Rehab Common Stock, representing in the aggregate approximately 7.4% of the shares entitled to vote at the Special Meeting. Pursuant to the Voting Agreement, the Stockholders have, among other things, agreed to vote all shares of Pacific Rehab Common Stock beneficially owned by them in favor of the Merger and against any combination proposal or other matter that may interfere or be inconsistent with the Merger. Notwithstanding the preceding sentence, the Stockholders have agreed, if requested by Horizon, not (i) to attend, or vote any Pacific Rehab Common Stock beneficially owned by them at, any annual or special meeting of stockholders or (ii) to execute any written consent of stockholders.


    The Stockholders have also agreed that no Stockholder or any corporation or other person controlled by any Stockholder or any affiliate or associate thereof, other than Pacific Rehab and its subsidiaries (collectively, the "Stockholder Group"), will, directly or indirectly, sell, transfer, pledge or otherwise dispose of, or grant a proxy with respect to, any shares of Pacific Rehab Common Stock beneficially owned by any member of the Stockholder Group to any person other than Horizon or its designee, or grant an option with respect to any of the foregoing, or enter into any other agreement or arrangement with respect to any of the foregoing.

    The Voting Agreement also provides that no Stockholder or any other member of the Stockholder Group will initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any of the officers, directors or employees of any Stockholder or any member of the Stockholder Group or any investment banker, financial advisor, attorney, accountant or other representative retained by any Stockholder or any other member of the Stockholder Group to take any such action.

    The parties to the Voting Agreement have agreed that nothing in the Voting Agreement will be deemed to prohibit any Stockholder from acting in accordance with such Stockholder's fiduciary duties solely to the extent that such Stockholder is acting in the capacity of officer or director of Pacific Rehab. The Voting Agreement terminates upon the termination of the Merger Agreement.

    The  Voting  Agreement has  been  filed as  an  exhibit to  the Registration
Statement  of  which  this  Proxy   Statement/Prospectus  is  a  part,  and   is
incorporated herein by reference.

                              BENEFICIAL OWNERSHIP
                          BY CERTAIN STOCKHOLDERS AND
                          MANAGEMENT OF PACIFIC REHAB

    The following table sets forth information as of the Record Date regarding the beneficial ownership of Pacific Rehab Common Stock and stock options exercisable within 60 days of such date held by (i) each person or group of persons known by Pacific Rehab to own beneficially more than 5% of the outstanding Pacific Rehab Common Stock; (ii) each director of Pacific Rehab;
(iii) certain executive officers; and (iv) all executive officers and directors of Pacific Rehab as a group. The table gives effect to the adjusted ownership upon consummation of the Merger.


                                                                           PACIFIC REHAB                  PERCENT OF
                                                                          COMMON STOCK (1)                OUTSTANDING
                                                               --------------------------------------   HORIZON COMMON
                                                                  NUMBER OF          PERCENT OF              STOCK
            NAME AND ADDRESS OF BENEFICIAL OWNER                   SHARES        SHARES OUTSTANDING      AFTER MERGER
-------------------------------------------------------------  ---------------  ---------------------  -----------------
Kalmar Investments, Inc......................................       432,700(2)             5.2%                   *
 1300 Market Street, Suite 500
 Wilmington, DE 19801
Brian M. Bussanich...........................................       766,700(3)             9.9%                   *
 8100 N.E. Parkway Drive, Suite 190
 Vancouver, WA 98662
William A. Norris............................................       105,000(4)             1.2%                   *
 8100 N.E. Parkway Drive, Suite 190
 Vancouver, WA 98662
Al Howard....................................................       103,000(5)             1.2%                   *
 8100 N.E. Parkway Drive, Suite 190
 Vancouver, WA 98662
Randy Robertson..............................................       100,000(6)             1.2%                   *
 8100 N.E. Parkway Drive, Suite 190
 Vancouver, WA 98662
John A. Elorriaga............................................        58,540(7)               *                    *
 111 SW Fifth Avenue, Suite 3100
 Portland OR 97204
Frank Jungers................................................        69,325(8)               *                    *
 5584 SE Hillwood Circle
 Milwaukie, OR 97267
All Directors and Executive Officers as a Group
 (6 persons).................................................     1,202,565(9)            13.6%                   *


------------------------
*   less than 1%

(1) Unless otherwise indicated, each of the shareholders named above has sole voting and investment power with respect to all shares shown as being beneficially owned by them.


(2) Kalmar Investments, Inc. is a registered investment advisor under the Investment Advisors Act of 1940, as amended. Except for its beneficial ownership of 460,800 shares of Pacific Rehab Common Stock. Pacific Rehab is not aware of any other affiliation between it and Kalmar Investments, Inc.



(3) Includes 218,750 shares subject to options granted pursuant to Pacific Rehab's 1993 Combination Stock Option Plan, as amended, and exercisable immediately prior to the Effective Time.



(4) Includes 100,000 shares subject to options granted pursuant to Pacific Rehab's 1993 Combination Stock Option Plan, as amended, and exercisable immediately prior to the Effective Time.



(5) Includes 100,000 shares subject to options granted pursuant to Pacific Rehab's 1993 Combination Stock Option Plan, as amended, and exercisable immediately prior to the Effective Time.

(6) Includes 100,000 shares subject to options granted pursuant to Pacific Rehab's 1993 Combination Stock Option Plan, as amended, and exercisable immediately prior to the Effective Time.



(7) Includes 31,000 shares subject to options granted pursuant to Pacific Rehab's 1993 Combination Stock Option Plan, as amended, and the Directors' Stock Option Plan, as amended, and exercisable immediately prior to the Effective Time.



(8) Includes 31,000 shares subject to options granted pursuant to Pacific Rehab's 1993 Combination Stock Option Plan, as amended, and the Directors' Stock Option Plan, as amended, and exercisable immediately prior to the Effective Time.



(9) Includes 580,750 shares subject to options granted pursuant to Pacific Rehab's 1993 Combination Stock Option Plan, as amended, and Pacific Rehab's Directors' Stock Option Plan, as amended, and exercisable immediately prior to the Effective Time.


                      DESCRIPTION OF HORIZON CAPITAL STOCK

GENERAL

    The following descriptions of certain of the provisions of the Horizon Charter and the Horizon Bylaws are necessarily general and do not purport to be complete and are qualified in their entirety by reference to the Horizon Charter and the Horizon Bylaws, which are included as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

HORIZON COMMON STOCK


    Horizon  is authorized to issue 150,000,000  shares of Horizon Common Stock,
par value $.001. As of  March 1, 1996, there  were            shares of  Horizon
Common Stock issued and outstanding and approximately       holders of record of
Horizon Common Stock. The holders of Horizon Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. The holders of Horizon Common Stock do not have cumulative voting rights in the election of directors of Horizon unless and until a person or group of affiliated or associated persons has acquired beneficial ownership in one transaction or a series of related transactions of 40% or more of the stock of any class or series thereof entitled to vote in the election of directors, in which case cumulative voting will be in effect commencing with the first annual election of directors subsequent to such acquisition. The holders of Horizon Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Horizon Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of Horizon, the holders of Horizon Common Stock are entitled to share ratably in all assets of Horizon remaining after provision for payment of liabilities and satisfaction of the liquidation preference of any shares of Horizon Preferred Stock (as defined below) that may be outstanding. The holders of Horizon Common Stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares are fully paid and nonassessable. The rights, preferences and privileges of holders of Horizon Common Stock may become subject to those of holders of Horizon Preferred Stock, if Horizon should issue Horizon Preferred Stock in the future. See "Horizon Preferred Stock."


RIGHTS TO PURCHASE PREFERRED STOCK

    On September 12, 1994, the Board of Directors of Horizon declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Horizon Common Stock held of record on September 22, 1994 and approved the further issuance of Rights with respect to all shares of Horizon Common Stock that are subsequently issued. Each Right entitles the registered holder to purchase from Horizon one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share ("Series A Preferred"), of Horizon, at a price of $110 per one-thousandth of a share (the "Purchase Price"), subject to adjustment. See "Horizon Preferred Stock -- Series A Preferred." Until the occurrence of certain events described below, the Rights are not exercisable, will be evidenced by the certificates for Horizon Common Stock and will not be transferable apart from the Horizon Common Stock.

    DETACHMENT OF RIGHTS; EXERCISE. Initially, the Rights will attach to all certificates representing outstanding shares of Horizon Common Stock and no separate Right Certificates will be distributed. The Rights will separate from the Horizon Common Stock and a Distribution Date will occur upon the earlier of
(i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Voting Shares (as defined in the
Rights Agreement) of Horizon, or (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Voting Shares.

    The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of Horizon Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

    If a person or group were to acquire 20% or more of the Voting Shares of Horizon, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of shares of Horizon Common Stock (or under certain circumstances, the equivalent number of one-thousandths of a share of Series A Preferred) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

    If Horizon were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

    ANTIDILUTION AND OTHER ADJUSTMENTS. The number of shares (or fractions thereof) of Series A Preferred or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution. The number of outstanding Rights and the number of shares (or fractions thereof) of Series A Preferred issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Horizon Common Stock or a stock dividend on the Horizon Common Stock payable in Horizon Common Stock or subdivisions, consolidations or combinations of the Horizon Common Stock occurring, in any such case, prior to the Distribution Date.

    EXCHANGE OPTION. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Voting Shares of Horizon and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares of Horizon, the Horizon Board of Directors may, at its option, issue Horizon Common Stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one share of Horizon Common Stock (or one-thousandth of a share of Series A Preferred) for each two shares of Horizon Common Stock for which each Right is then exercisable, subject to adjustment.

    REDEMPTION OF RIGHTS. At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, the Horizon Board of Directors may redeem all but not less than all the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Horizon Board of Directors in its sole discretion may establish. Immediately upon the action of the Horizon Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    EXPIRATION; AMENDMENT OF RIGHTS. The Rights will expire on September 22, 2004, unless earlier redeemed or exchanged. The terms of the Rights may be amended by the Horizon Board of Directors without the consent of the holders of the Rights, including an amendment to extend the expiration date of the Rights, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, no such amendment may materially and adversely affect the interests of the holders of the Rights.

    The Rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Horizon without the approval of the Horizon Board of Directors. The Rights should not, however, interfere with any merger or other business combination that is approved by the Horizon Board of Directors.

    The description and terms of the Rights are set forth in a Rights Agreement (the "Horizon Rights Agreement") dated as of September 15, 1994 between Horizon and Chemical Trust Company of California, as Rights Agent. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is available free of charge from Horizon.

HORIZON PREFERRED STOCK

    GENERAL. Horizon is authorized to issue 500,000 shares of Preferred Stock, par value $.001 per share ("Horizon Preferred Stock"), of which 150,000 shares had been designated as Series A Preferred as of September 12, 1994. No shares of Horizon Preferred Stock were outstanding at September 12, 1994. The Horizon Board of Directors has authority, without stockholder approval, to issue shares of Horizon Preferred Stock in one or more series and to determine the number of shares, designations, dividend rights, conversion rights, voting power, redemption rights, liquidation preferences and other terms of any such series. The issuance of Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Horizon Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of Horizon. Horizon has no present plans for any issuance of Horizon Preferred Stock, other than the reserved shares of Series A Preferred Stock issuable pursuant to the Rights.

    SERIES A PREFERRED. The terms of the Series A Preferred are designed so that the value of each one-thousandth of a share purchasable upon exercise of a Right will approximate the value of one share of Horizon Common Stock. The Series A Preferred is non-redeemable and will rank junior to all other series of Horizon's Preferred Stock. Each whole share of Series A Preferred is entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (i) $1.00 in cash, or (ii) in the aggregate, 1,000 times the dividend declared on the Horizon Common Stock. In the event of liquidation, the holders of the Series A Preferred are entitled to receive a preferential liquidation payment equal to the greater of (i) $1,000 per share, or (ii) in the aggregate, 1,000 times the payment made on the Horizon Common Stock. In the event of any merger, consolidation or other transaction in which the Horizon Common Stock is exchanged for or changed into other stock or securities, cash or other property, each whole share of Series A Preferred is entitled to receive 1,000 times the amount received per share of Horizon Common Stock. Each whole share of Series A Preferred is entitled to 1,000 votes on all matters submitted to a vote of the stockholders of Horizon, and Series A Preferred will generally vote together as one class with the Horizon Common Stock and any other capital stock on all matters submitted to a vote of stockholders of Horizon.

CERTAIN PROVISIONS OF HORIZON CHARTER AND BYLAWS

    Horizon's Charter provides for a classified Board of Directors with three classes, each class to consist as nearly as possible of one-third of the directors. Currently, the authorized number of directors on the Horizon Board of Directors is 12. Each director serves for a term of three years and until his or her successor is elected and qualified. A classified Board of Directors could make it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the Horizon Board of Directors. Staggered terms moderate the pace of changes in the Horizon Board of Directors by extending the minimum time required to elect a majority of directors from one to two years.

    Directors may be removed only for cause by the affirmative vote of the holders of two-thirds of outstanding shares entitled to vote, provided that any director elected by holders of any series of Horizon Preferred Stock, voting separately as a class, may be removed only for cause by the affirmative vote of the holders of two-thirds of the outstanding shares of such series. For this purpose "cause for removal" means an adjudication by a court of competent jurisdiction that the director to be removed (i) is liable for negligence or misconduct in the performance of his duty, (ii) has been convicted of a felony or (iii) has acted or failed to act in a manner which is in derogation of the director's duties.

    The Horizon Charter provides that, except in the case of nominations by the Horizon Board of Directors, written notice must be given of any nomination of a director, (i) with respect to an election to be held at an annual meeting of stockholders, not later than ten days prior to the date which is one year following the date of the notice of the prior year's annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders, not later than the close of business on the seventh day following the day of notice of such meeting.

    Certain actions taken by the Horizon Board of Directors, including the appointment and removal of officers of Horizon, designation of committees of the Horizon Board of Directors and appointment of members of any committee established by the Horizon Board of Directors, require the affirmative vote of 80% of the then authorized number of directors. The Horizon Charter also provides that the number of directors on the Horizon Board of Directors cannot be increased or decreased without the approval of 80% of the then authorized number of directors. Newly created directorships resulting from any increase in the authorized number of directors and any vacant directorships may be filled by the affirmative vote of at least 80% of the directors then in office.

    The Horizon Charter provides that special meetings of stockholders may be called by the Horizon Board of Directors or by the holders of not less than 25% of the outstanding shares of any class or any series thereof entitled to vote on the election of directors. Holders of any series of Horizon Preferred Stock entitled to elect or remove one or more directors separately as a class may do so at special meetings, which may be called only for such purposes by the holders of 25% of the outstanding shares of such series. The Horizon Bylaws provide that at special meetings of stockholders only such business may be conducted as is (i) specified in the written notice of meeting, (ii) brought before the meeting at the direction of the Horizon Board of Directors or (iii) specified in a written notice given by or on behalf of the stockholders not more than ten days after the date of the official notice of the meeting. The Horizon Charter also provides that all stockholder actions must be taken at stockholder meetings and not by written consent in lieu of a meeting.

    The provisions of the Horizon Charter described above may be amended or repealed only by the vote of holders of two-thirds of Horizon's outstanding shares of all classes or series thereof entitled to vote on the election of directors. The Horizon Bylaws may be adopted, amended or rescinded by the Horizon Board of Directors or by the vote of holders of two-thirds of the outstanding shares of all classes or series of capital stock entitled to vote on the election of directors.

STOCKHOLDER VOTE REQUIRED TO APPROVE CERTAIN BUSINESS COMBINATIONS

    The Horizon Charter requires the approval by holders of at least two-thirds of the outstanding shares of all classes or series of capital stock entitled to vote on the election of directors for (i)(a) any merger or consolidation of Horizon or any subsidiary of Horizon with or into, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any substantial part (defined generally as 30% or more of the total assets of the relevant entity or leasehold interests in more than ten facilities) of the assets of Horizon or any subsidiary of Horizon to or with, or (c) the issuance or transfer of securities of Horizon or any subsidiary in exchange for cash, securities (other than securities of Horizon which by their terms are convertible into other securities of Horizon) or other property to, a Related Person (as defined below), (ii) any reclassification of securities or recapitalization of Horizon, merger or consolidation of Horizon with any subsidiary or any similar transaction which has the effect of increasing the proportionate interest of a Related Person or any person associated or affiliated with a Related Person, or
(iii) the adoption of a plan of liquidation or dissolution of Horizon.

    "Related Person" is defined as any person (other than a subsidiary of Horizon, certain employee benefit plans and Continuing Directors (as defined below)) that, together with such person's affiliates and associates, (i) directly or indirectly, beneficially own or have the right to acquire or to vote more than 5% of the Voting Shares (as defined in the Horizon Charter); or (ii) within the preceding two years beneficially owned or had the right to acquire or to vote not less than 5% of the Voting Shares; or (iii) is an assignee of or has otherwise succeeded, within the preceding two years, to any shares of capital stock of Horizon beneficially owned by any Related Person, in a transaction other than a public offering within the meaning of the Securities Act.

    Notwithstanding the foregoing, such stockholder approval is not required if the transaction is approved by at least 80% of all Continuing Directors.
"Continuing Directors" are directors of Horizon who either (i) were first elected prior to the date as of which any Related Person that proposes to enter into or become a party to a business combination or other transaction described above became a beneficial owner of more than 5% of the Voting Shares or (ii) were designated as Continuing Directors (prior to being elected as a director) by a majority of the then Continuing Directors; provided that all members of the Horizon Board of Directors on July 27, 1994, and all persons nominated by the
Horizon  Board  of  Directors  as  directors  of  Horizon  and  elected  by  the
stockholders  at  the  1994  Annual  Meeting  of  Stockholders  are   Continuing
Directors.

    The Horizon Charter allows the Continuing Directors, in evaluating any business combination or other transaction listed above, to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, certain specified factors and any other factors the Continuing Directors deem relevant. Among the factors the Continuing Directors may consider are: (i) the social and economic effects of the transaction on Horizon, its employees, patients and other elements of the communities in which Horizon's facilities are located; (ii) the business and financial condition and earnings prospects of the other party or parties to such transaction; and (iii) the competence, experience and integrity of the other party or parties to such transaction and its or their management.

    The provisions described above may tend to deter any potential unfriendly offers or other efforts to obtain control of Horizon that are not approved by the Horizon Board of Directors and thereby deprive the stockholders of opportunities to sell shares at above-market prices. Such provisions may also have the effect of preventing changes in the management of Horizon. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

    The foregoing provisions of the Horizon Charter regarding business combinations and other similar transactions may be amended or repealed only by the vote of holders of two-thirds of Horizon's outstanding shares of all classes or series of capital stock entitled to vote on the election of Directors.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Horizon Common Stock is Chemical Mellon Shareholder Services.

          COMPARATIVE RIGHTS OF HORIZON AND PACIFIC REHAB STOCKHOLDERS

    If the Merger is consummated, the stockholders of Pacific Rehab will become stockholders of Horizon. The rights of the stockholders of both Horizon and Pacific Rehab are governed by and subject to the provisions of the DGCL. The rights of current Pacific Rehab stockholders following the Merger will be governed by the Horizon Charter and Horizon's Bylaws rather than the provisions of the

Pacific Rehab Charter and Bylaws. The following is a brief summary of certain differences between the rights of Horizon stockholders and the rights of Pacific Rehab stockholders, and is qualified in its entirety by reference to the relevant provisions of the DGCL, the Horizon Charter and Bylaws and the Pacific Rehab Charter and Bylaws.

NUMBER, CLASSIFICATION AND REMOVAL OF DIRECTORS

    The Horizon Charter and Bylaws provide for the classification of the Board of Directors of Horizon into three classes, with directors serving staggered three-year terms. The Horizon Charter also provides that the number of directors shall be five unless otherwise determined by 80% of the then authorized number of directors. The foregoing provisions cannot be altered, amended or repealed without the affirmative vote of the holders of not less than 66 2/3% of the Voting Shares (as defined in the Horizon Charter). Currently the number of Horizon directors is 12.

    The Pacific Rehab Bylaws provide that the number of directors shall be not less than three nor more than seven. Currently, Pacific Rehab has three directors.

    The Horizon Charter allows directors to be removed only for cause and such removal must be approved by 66 2/3% of the outstanding shares of Horizon Common Stock entitled to vote for the election of directors. Pacific Rehab's directors may be removed with or without cause by a majority of the outstanding shares of Pacific Rehab Common Stock entitled to vote for the election of directors.

VOTING RIGHTS

    Neither Horizon's nor Pacific Rehab's Charter provides for cumulative voting rights under current circumstances, although Horizon's Charter does provide for cumulative voting rights if any stockholder attains ownership of 40% or more of the shares of stock of any class or series entitled to vote for the election of directors.

POWER TO CALL SPECIAL MEETINGS

    Horizon's Charter provides that a special meeting of stockholders may be called by a majority of directors then in office or by the holders of not less than 25% of the issued and outstanding shares of stock of any class or series entitled to vote for the election of directors. In addition, if the holders of any preferred stock of Horizon are entitled to elect one or more directors separately as a class, the holders of 25% of such preferred stock then outstanding may call a special meeting for limited purposes. Pacific Rehab's Bylaws provide that a special meeting of stockholders may be called by the Chairman of the Board, the President, by a majority of Pacific Rehab's Directors or by the holders of not less than three-tenths of all of the outstanding shares of Pacific Rehab Common Stock entitled to vote at the meeting.

STOCKHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

    The Horizon Charter contains certain provisions that require that a higher percentage of stockholders approve mergers, consolidations, sales of a substantial amount of assets and other similar transactions involving a Related Person (or an Affiliate or Associate thereof) than would otherwise be required under the DGCL, subject to certain exceptions. See "Description of Horizon Capital Stock." The Pacific Rehab Charter does not contain any similar provisions.

ACTION BY WRITTEN CONSENT

    Horizon's Charter does not permit action to be taken by stockholders without a meeting. Because the Pacific Rehab Charter does not contain a similar provision, the DGCL permits the taking of stockholder action by written consent.

AMENDMENTS OF CHARTER

    Horizon's Charter contains a provision that requires a higher percentage of stockholders to amend certain provisions of the Horizon Charter than would otherwise be required under the DGCL. The Pacific Rehab Charter does not contain a similar provision.

AMENDMENTS OF BYLAWS

    Horizon's Bylaws may be amended by the Board of Directors of Horizon or by the holders of not less than 66 2/3% of the Voting Shares outstanding. Pacific Rehab's Bylaws may be amended by the Board of Directors of Pacific Rehab and by the holders of a majority of the outstanding shares of stock entitled to vote thereon.

    Also see "Description of Horizon Capital Stock."

                            INDEPENDENT ACCOUNTANTS


    It is expected that representatives of Price Waterhouse LLP will be present at the Special Meeting to respond to appropriate questions of stockholders and to make a statement if they so desire.


                                 LEGAL MATTERS


    The validity of the Horizon Common Stock to be issued in the Merger has been passed upon for Horizon by Scot Sauder, Horizon's Vice President of Legal Affairs, Secretary and General Counsel, Albuquerque, New Mexico. Certain tax consequences of the Merger have been passed upon for Pacific Rehab by Garvey, Schubert & Barer, Portland, Oregon.


                                    EXPERTS

    The consolidated financial statements and financial statement schedules of Horizon/CMS Healthcare Corporation at May 31, 1995 and 1994 and for each of the three years in the period ended May 31, 1995, incorporated by reference into this Proxy Statement/Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent accountants, as set forth in their reports thereon incorporated by reference elsewhere herein which, as to the years 1995, 1994, and 1993, are based in part on the reports of Ernst & Young LLP and Price Waterhouse LLP, independent accountants. The financial statements and financial statement schedules referred to above have been incorporated by reference herein in reliance upon said reports given upon the authority of said firms as experts in accounting and auditing.

    The consolidated financial statements of Pacific Rehabilitation & Sports Medicine, Inc. as of December 31, 1994 and for the year ended December 31, 1994 included in this Proxy Statement/ Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The combined financial statements of Physical Therapy Clinic of Tualatin, Inc.; Roger J. Miller Enterprises, Inc. dba Lake Oswego Physical Therapy; John Phillipe and Wayne Crinklaw dba Hillsboro Physical Therapy Clinic; Northwest Physical Therapy Clinic, Inc.; Eischen Physical Therapy Inc.; and Longview Physicians' Physical Therapy Services, P.S. as of December 31, 1994 and for the year ended December 31, 1994 and Oregon City Physical Therapy, Inc. as of October 31, 1994 and for the year ended October 31, 1994 included in this Proxy Statement/Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Samuel H. Esterson, P.T. as of December 31, 1994 and for the year ended December 31, 1994 included in this Proxy
Statement/Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Michael C. Gibbons, P.T. dba Tigard Physical Therapy as of December 31, 1994 and for the year ended December 31, 1994 included in this Proxy Statement/Prospectus and Registration Statement have been so included in reliance on the the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


    The financial statements of Northwest Evaluation for the Injured, Inc. as of December 31, 1994 and for the year ended December 31, 1994 included in this Proxy Statement/Prospectus and Registration Statement have been so included in reliance on the Report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


    The financial statements of Arthritis, Trauma & Sports Physical Therapy, Inc. as of December 31, 1994 and for the year ended December 31, 1994 included in this Proxy Statement/Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Center for Industrial Medicine, Inc. as of December 31, 1994 and for the year ended December 31, 1994 included in this Proxy Statement/Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of NW Center for Sports Medicine and Physical Therapy, Inc. as of December 31, 1994 and for the year ended December 31, 1994 included in this Proxy Statement/ Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Advanced Rehabilitation Technologies, Inc. as of December 31, 1993 and for the year ended December 31, 1993 included in this Proxy Statement/Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Michael D. Mericle, P.T. as of December 31, 1993 and for the year ended December 31, 1993 included in this Proxy
Statement/Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Care Concepts, Inc. as of December 31, 1993 and for the year ended December 31, 1993 included in this Proxy Statement/Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Professional Athletic Rehabilitation, Inc. as of December 31, 1993 and for the year ended December 31, 1993 included in this Proxy Statement/Prospectus and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements and schedule of Pacific Rehab at December 31, 1993, and for the two years then ended and of Dr. Judman and Dr. Gober St. Paul and Biddle Medical Associates, P.A. for the respective periods as indicated in their reports, set forth herein or in the Registration Statement have been audited by Grant Thornton LLP, independent accountants, as set forth in their reports thereon set forth herein, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS


    If the Merger is not consummated, any proposals of stockholders of Pacific Rehab intended to be presented at the Annual Meeting of Stockholders of Pacific Rehab to be held in 1996 must have been received by Pacific Rehab, addressed to the Secretary of Pacific Rehab at 8100 NE Parkway Drive, Suite 190, Vancouver, Washington 98662 by no later than January 5, 1996, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

   INDEX TO PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
                        HISTORICAL FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                           ---------
PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES ("THE COMPANY") CONSOLIDATED FINANCIAL
 INFORMATION:
  Interim Financial Statements:
    Consolidated Balance Sheets as of September 30, 1995 and December 31, 1994...........................        F-4
    Consolidated Statements of Earnings for the Nine Months Ended September 30, 1995 and 1994............        F-5
    Consolidated Statements of Shareholders' Equity for the Nine Months Ended September 30, 1995 and the
     Year Ended December 31, 1994........................................................................        F-6
    Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1995 and 1994..........        F-7
    Notes to Consolidated Financial Statements...........................................................        F-8

  Annual Financial Statements:
    Report of Independent Accountants -- Price Waterhouse LLP............................................       F-20
    Report of Independent Accountants -- Grant Thornton LLP..............................................       F-21
    Consolidated Balance Sheets as of December 31, 1994 and 1993.........................................       F-22
    Consolidated Statements of Earnings for the Years Ended December 31, 1994, 1993 and 1992.............       F-23
    Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1994, 1993 and
     1992................................................................................................       F-24
    Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1993 and 1992...........       F-25
    Notes to Consolidated Financial Statements...........................................................       F-26

PACIFIC REHAB ACQUISITIONS:
  Dr. Judman and Dr. Gober St. Paul and Biddle Medical Associates, P.A.:
    Report of Independent Certified Public Accountants -- Grant Thornton LLP.............................       F-39
    Balance Sheets as of December 31, 1993 and 1992......................................................       F-40
    Statements of Earnings for the Years Ended December 31, 1993, 1992 and 1991..........................       F-41
    Statements of Retained Earnings for the Years Ended December 31, 1993, 1992 and 1991.................       F-42
    Statements of Cash Flows for the Years Ended December 31, 1993, 1992 and 1991........................       F-43
    Notes to Financial Statements........................................................................       F-44

  Arthritis, Trauma & Sports Physical Therapy, Inc.:
    Report of Independent Accountants -- Price Waterhouse LLP............................................       F-46
    Balance Sheet as of December 31, 1994................................................................       F-47
    Statement of Operations and Retained Earnings for the Year Ended December 31, 1994...................       F-48
    Statement of Cash Flows for the Year Ended December 31, 1994.........................................       F-49
    Notes to Financial Statements........................................................................       F-50

  Care Concepts, Inc. dba Pacific Physical Therapy:
    Report of Independent Accountants -- Price Waterhouse LLP............................................       F-52
    Consolidated Balance Sheet as of March 31, 1994 and December 31, 1993................................       F-53
    Consolidated Statement of Operations and Retained Earnings for the Three Months Ended March 31, 1994
     and the Year Ended December 31, 1993................................................................       F-54
    Consolidated Statement of Cash Flows for the Three Months Ended March 31, 1994 and the Year Ended
     December 31, 1993...................................................................................       F-55
    Notes to the March 31, 1994 and December 31, 1993 Consolidated Financial Statements..................       F-56

                                                                                                             PAGE
                                                                                                           ---------
  Center For Industrial Medicine, Inc.:
    Report of Independent Accountants -- Price Waterhouse LLP............................................       F-61
    Balance Sheet as of December 31, 1994................................................................       F-62
    Statement of Operations and Accumulated Deficit for the Year Ended December 31, 1994.................       F-63
    Statement of Cash Flows for the Year Ended December 31, 1994.........................................       F-64
    Notes to Financial Statements........................................................................       F-65

  Michael C. Gibbons, P.T. dba Tigard Physical Therapy:
    Report of Independent Accountants -- Price Waterhouse LLP............................................       F-68
    Balance Sheet as of March 31, 1995 and December 31, 1994.............................................       F-69
    Statement of Operations and Owner's Equity for the Three Months Ended March 31, 1995 and the Year
     Ended December 31, 1994.............................................................................       F-70
    Statement of Cash Flows for the Three Months Ended March 31, 1995 and the Year Ended December 31,
     1994................................................................................................       F-71
    Notes to Financial Statements........................................................................       F-72

  Michael D. Mericle, P.T.:
    Report of Independent Accountants -- Price Waterhouse LLP............................................       F-74
    Balance Sheet as of March 31, 1994 and December 31, 1993.............................................       F-75
    Statement of Operations and Retained Earnings for the Three Months Ended March 31, 1994 and the Year
     Ended December 31, 1993.............................................................................       F-76
    Statement of Cash Flows for the Three Months Ended March 31, 1994 and Year Ended December 31, 1993...       F-77
    Notes to the March 31, 1994 and December 31, 1993 Financial Statements...............................       F-78

  NW Center For Sports Medicine and Physical Therapy, Inc.:
    Report of Independent Accountants -- Price Waterhouse LLP............................................       F-80
    Balance Sheet as of December 31, 1994................................................................       F-81
    Statement of Operations and Retained Earnings for the Year Ended December 31, 1994...................       F-82
    Statement of Cash Flows for the Year Ended December 31, 1994.........................................       F-83
    Notes to Financial Statements........................................................................       F-84

  Northwest Evaluation For The Injured, Inc.:
    Report of Independent Accountants -- Price Waterhouse LLP............................................       F-87
    Balance Sheet as of March 31, 1995 and December 31, 1994.............................................       F-88
    Statement of Operations and Retained Earnings for the Three Months Ended March 31, 1995 and the Year
     Ended December 31, 1994.............................................................................       F-89
    Statement of Cash Flows for the Three Months Ended March 31, 1995 and the Year Ended December 31,
     1994................................................................................................       F-90
    Notes to Financial Statements........................................................................       F-91

  Advanced Rehabilitation Technologies, Inc.:
    Report of Independent Accountants -- Price Waterhouse LLP............................................       F-95
    Balance Sheet as of March 31, 1994 and December 31, 1993.............................................       F-96
    Statement of Operations and Retained Earnings for the Three Months Ended March 31, 1994 and the Year
     Ended December 31, 1993.............................................................................       F-97
    Statement of Cash Flows for the Three Months Ended March 31, 1994 and the Year Ended December 31,
     1993................................................................................................       F-98
    Notes to the Financial Statements....................................................................       F-99

  Professional Athletic Rehabilitation, Inc.:
    Report of Independent Accountants -- Price Waterhouse LLP............................................      F-101
    Balance Sheet as of March 31, 1994 and December 31, 1993.............................................      F-102

                                                                                                             PAGE
                                                                                                           ---------
    Statement of Operations and Retained Earnings for the Three Months Ended March 31, 1994 and the Year
     Ended December 31, 1993.............................................................................      F-103
    Statement of Cash Flows for the Three Months Ended March 31, 1994 and the Year Ended December 31,
     1993................................................................................................      F-104
    Notes to the March 31, 1994 and December 31, 1993 Financial Statements...............................      F-105

  Oregon Acquisitions:
    Report of Independent Accountants -- Price Waterhouse LLP............................................      F-107
    Balance Sheets as of June 30, 1995 and December 31, 1994 (April 30, 1995 and October 31, 1994,
     respectively, with respect to Oregon City)..........................................................      F-108
    Statements of Operations and Retained Earnings/Partners' Capital for the Six Months Ended June 30,
     1995 and the Year Ended December 31, 1994 (for the Six Months Ended April 30, 1995 and the Year
     Ended October 31, 1994, respectively, with respect to Oregon City)..................................      F-110
    Statements of Cash Flows for the Six Months Ended June 30, 1995 and the Year Ended December 31, 1994
     (for the Six Months Ended April 30, 1995 and the Year Ended October 31, 1994, respectively, with
     respect to Oregon City).............................................................................      F-112
    Notes to Financial Statements........................................................................      F-114

  Samuel H. Esterson, P.T.:
    Report of Independent Accountants -- Price Waterhouse LLP............................................      F-124
    Balance Sheet as of March 31, 1995 and December 31, 1994.............................................      F-125
    Statement of Operations and Retained Earnings for the Three Months Ended March 31, 1995 and the Year
     Ended December 31, 1994.............................................................................      F-126
    Statements of Cash Flows for the Three Months Ended March 31, 1995 and the Year Ended December 31,
     1994................................................................................................      F-127
    Notes to the March 31, 1995 and December 31, 1994 Financial Statements...............................      F-128

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                     DECEMBER 31,
                                                                                                         1994
                                                                                      SEPTEMBER 30,  ------------
                                                                                          1995
                                                                                      -------------
                                                                                       (UNAUDITED)
                                                     ASSETS
Current Assets:
  Cash and cash equivalents.........................................................   $       594    $    1,085
  Patient accounts receivable, net (Note 3).........................................        13,262         8,916
  Other receivables.................................................................         1,008         1,042
  Refundable income taxes...........................................................            31           391
  Prepaid expenses..................................................................           759           367
  Deferred income taxes, current portion............................................         1,874        --
                                                                                      -------------  ------------
    Total current assets............................................................        17,528        11,801
                                                                                      -------------  ------------
Property and equipment, net (Note 4)................................................         2,919         1,757
                                                                                      -------------  ------------
Other Assets:
  Intangible assets, at cost, less accumulated amortization (Note 5)................        50,194        22,448
  Other.............................................................................           528           185
                                                                                      -------------  ------------
    Total other assets..............................................................        50,722        22,633
                                                                                      -------------  ------------
                                                                                       $    71,169    $   36,191
                                                                                      -------------  ------------
                                                                                      -------------  ------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term obligations (Note 6)..............................   $     4,613    $    1,544
  Notes payable and other obligations...............................................         1,215        --
  Line of credit (Note 7)...........................................................        10,683        --
  Accounts payable..................................................................           970           207
  Accrued liabilities (Note 8)......................................................         3,693         1,217
  Accrued income taxes..............................................................           400        --
  Deferred income taxes, current portion (Note 9)...................................       --                586
                                                                                      -------------  ------------
    Total current liabilities.......................................................        21,574         3,554
                                                                                      -------------  ------------
Deferred income taxes, less current portion (Note 9)................................         4,848         2,167
                                                                                      -------------  ------------
Long-term obligations, less current maturities (Note 6).............................         6,065         2,029
                                                                                      -------------  ------------
Shareholders' Equity:
  Preferred stock -- $.01 par value, 5,000,000 shares authorized; none issued and outstanding......................................................................
  Common stock -- $.01 par value, 20,000,000 shares authorized; 8,002,425 (including
   492,874 shares to be released in January 1996) and 6,999,786 shares issued and
   outstanding (Note 2).............................................................            80            70
  Additional paid-in capital........................................................        33,086        24,237
  Retained earnings.................................................................         5,516         4,134
                                                                                      -------------  ------------
                                                                                            38,682        28,441
                                                                                      -------------  ------------
                                                                                       $    71,169    $   36,191
                                                                                      -------------  ------------
                                                                                      -------------  ------------

      The accompanying notes are an integral part of these balance sheets.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                             FOR THE NINE MONTHS
                                                                                             ENDED SEPTEMBER 30,
                                                                                             --------------------
                                                                                               1995       1994
                                                                                             ---------  ---------
Net revenues...............................................................................  $  24,903  $  14,159
Cost of revenues...........................................................................     13,991      7,188
                                                                                             ---------  ---------
    Gross profit...........................................................................     10,912      6,971
                                                                                             ---------  ---------
Operating expenses:
  Selling, general and administrative expenses.............................................      6,488      3,732
  Depreciation and amortization............................................................      1,327        669
                                                                                             ---------  ---------
                                                                                                 7,815      4,401
                                                                                             ---------  ---------
    Operating income.......................................................................      3,097      2,570
                                                                                             ---------  ---------
Nonoperating income (expense):
  Interest expense.........................................................................       (728)      (131)
  Interest income..........................................................................         10         44
                                                                                             ---------  ---------
                                                                                                  (718)       (87)
                                                                                             ---------  ---------
  Earnings before income taxes.............................................................      2,379      2,483
                                                                                             ---------  ---------
Income taxes (Note 9)......................................................................        997        968
                                                                                             ---------  ---------
    Net earnings...........................................................................  $   1,382  $   1,515
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Net earnings per common share:
  Primary..................................................................................  $    0.18  $    0.26
                                                                                             ---------  ---------
                                                                                             ---------  ---------
  Fully diluted............................................................................  $    0.18  $    0.26
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Weighted average number of common and common equivalent shares outstanding:
  Primary..................................................................................      7,855      5,815
  Fully diluted............................................................................      8,190      5,815

        The accompanying notes are an integral part of these statements.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND THE
                    YEAR ENDED DECEMBER 31, 1994 (UNAUDITED)
                                 (IN THOUSANDS)


                                                                   COMMON STOCK       ADDITIONAL
                                                              ----------------------    PAID-IN     RETAINED
                                                               SHARES      AMOUNT       CAPITAL     EARNINGS      TOTAL
                                                              ---------  -----------  -----------  -----------  ---------
Balance at December 31, 1993................................      3,894   $      39    $   8,754    $   2,008   $  10,801
Common stock issued for cash................................         26      --              126       --             126
Common stock issued in connection with the initial public
 offering, net of costs of issuance.........................      2,560          26       12,489       --          12,515
Common stock issued in connection with clinic
 acquisitions...............................................        437           4        2,618       --           2,622
Additional common stock issued in connection with 1993
 acquisition of two clinics in Texas........................         83           1          250       --             251
Net earnings for the year...................................     --          --           --            2,126       2,126
                                                              ---------         ---   -----------  -----------  ---------
Balance at December 31, 1994................................      7,000          70       24,237        4,134      28,441
Common stock issued in connection with clinic acquisitions
 (including 493 shares to be released in January 1996) (Note
 2).........................................................        779           8        6,903       --           6,911
Warrant issued in connection with clinic acquisitions.......     --          --              160       --             160
Additional common stock issued in connection with 1994
 acquisition of six clinics in Maryland attributed to their
 earn-out...................................................        122           1          974       --             975
Common stock issued in connection with a promissory note
 conversion related to a 1994 acquisition in Hawaii.........        101           1          812       --             813
Net earnings for the period.................................     --          --           --            1,382       1,382
                                                              ---------         ---   -----------  -----------  ---------
Balance at September 30, 1995...............................      8,002   $      80    $  33,086    $   5,516   $  38,682
                                                              ---------         ---   -----------  -----------  ---------
                                                              ---------         ---   -----------  -----------  ---------

        The accompanying notes are an integral part of these statements.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                            FOR THE NINE MONTHS
                                                                                            ENDED SEPTEMBER 30,
                                                                                           ----------------------
                                                                                              1995        1994
                                                                                           ----------  ----------
Cash flows from operating activities:
  Net earnings...........................................................................  $    1,382  $    1,515
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization........................................................       1,327         669
    Loss on disposal of assets...........................................................           1      --
    Deferred income taxes................................................................         283         283
    Change in assets and liabilities, net of effects from acquisitions:
      Patient accounts receivable, net...................................................      (2,157)     (1,685)
      Other receivables..................................................................         409        (796)
      Prepaid expenses and other assets..................................................        (371)       (181)
      Accounts payable...................................................................         650         (68)
      Accrued liabilities and income taxes...............................................       1,768         910
                                                                                           ----------  ----------
        Net cash provided by operating activities........................................       3,292         647
                                                                                           ----------  ----------
Cash flows from investing activities:
  Additions to property and equipment, net of amounts purchased in acquisitions..........        (260)       (380)
  Acquisitions, including other direct costs, net of cash acquired.......................     (13,466)    (12,430)
                                                                                           ----------  ----------
        Net cash used in investing activities............................................     (13,726)    (12,810)
                                                                                           ----------  ----------
Cash flows from financing activities:
  Proceeds from line of credit borrowings................................................      10,833      --
  Payments on line of credit borrowings..................................................        (150)     --
  Payments on notes payable and long-term obligations....................................        (740)       (349)
  Costs incurred in connection with stock issuance.......................................      --            (836)
  Proceeds from issuance of common stock.................................................      --          14,332
                                                                                           ----------  ----------
      Net cash provided by financing activities..........................................       9,943      13,147
                                                                                           ----------  ----------
Net increase (decrease) in cash and cash equivalents.....................................        (491)        984
Cash and cash equivalents at beginning of year...........................................       1,085         709
                                                                                           ----------  ----------
Cash and cash equivalents at end of the period...........................................  $      594  $    1,693
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Supplemental disclosures of cash flow information:
  Cash paid during period for:
    Interest.............................................................................  $      303  $       93
                                                                                           ----------  ----------
                                                                                           ----------  ----------
    Income taxes.........................................................................  $      578  $      726
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Supplemental schedule of noncash and financing activities:
  Acquisition of clinics:
    Cost of acquisitions in excess of fair market value of net assets
     received............................................................................  $   27,466  $    2,063
    Liabilities assumed or issued........................................................      10,117       2,890
    Common stock issued in connection with acquisitions..................................       6,911       2,134
    Warrant value issued in connection with acquisitions.................................         160      --
    Tangible assets acquired in connection with acquisitions.............................       4,512       3,337

        The accompanying notes are an integral part of these statements.

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- BASIS OF PRESENTATION
    The accompanying unaudited consolidated financial statements for the nine months ended September 30, 1995 and 1994, have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. They do not include all of the information and footnotes required by generally accepted accounting principles and should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 1994, included in its Form 10-K as filed with the Securities and Exchange Commission. In the opinion of Company management, the unaudited consolidated financial statements for the interim periods presented include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such interim periods.

    Operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1995 or any portion thereof.

NOTE 2 -- ACQUISITIONS
    During January 1995, the Company acquired substantially all of the assets of a practice that included three clinics located in the Tacoma, Washington area. The purchase price of $1,250 includes $950 paid in cash at closing and up to $300 to be paid in three annual installments if certain pre-tax profit levels are achieved within 36 months of the closing date of the acquisition. The seller was also granted a Common Stock Purchase Warrant to purchase 75 shares of common stock of the Company at an exercise price of $6.00 per share.

    During February 1995, the Company acquired all of the outstanding common stock of a physical therapy/prosthetic-orthotic practice located in Miami, Florida. The purchase price of this acquisition of $1,156 includes $650 paid in cash and 75 shares of the Company's common stock valued at $506.

    During February 1995, the Company acquired all of the outstanding common stock of a physical therapy practice located in Temecula, California. The purchase price of $350 includes $175 paid in cash at closing and $175 in the form of a promissory note. The promissory note, including interest, is due by maturity on February 28, 1997 and includes a provision, effective February 28, 1996, allowing conversion at the option of the note holder of all unpaid principal and accrued interest into shares of the Company's common stock at a price equal to $7.00 per share. The principal of the note is convertible into 25 shares of the Company's common stock

    During March 1995, the Company acquired all of the outstanding common stock of a medical and physical therapy practice located in San Diego, California. The purchase price of this acquisition of $2,100 includes $975 paid in cash at closing and $1,125 in the form of two promissory notes, both of which are due on or before March 1, 1997. At the option of the holder of each promissory note, one-half of the principal amount due is payable after March 1, 1996. The unpaid principal amount of each note with accrued interest is convertible into shares of the Company's common stock at a price equal to $7.00 per share; the holder of one of the promissory notes may convert not less than half of the unpaid principal and accrued interest anytime after February 28, 1996, and the holder of the other note may convert all but not less than all of the unpaid principal and accrued interest after that date. The principal of the notes are convertible into 161 shares of the Company's common stock.

    During March 1995, the Company acquired substantially all of the assets of a physical therapy practice that included two clinics located in the north Los Angeles, California area. The purchase price of $950 includes $500 paid in cash at closing and $450 in the form of a promissory note. The promissory note, including interest, is due by maturity on February 28, 1996 and includes a provision,

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2 -- ACQUISITIONS (CONTINUED)
effective February 28, 1996, allowing conversion at the option of the note holder of all unpaid principal and accrued interest into shares of the Company's common stock at a price equal to $7.25 per share. The principal of the note is convertible into 63 shares of the Company's common stock.

    During March 1995, the Company acquired all of the outstanding common stock of a physical therapy practice with one clinic located in Baltimore, Maryland. The purchase price of $2,500 includes $1,250 paid in cash and $1,250 paid in the form of a promissory note. Interest is payable quarterly in arrears. One-half of the promissory note is due in March 1996, with the remaining portion due at maturity in February 1997.

    During April 1995, the Company acquired all of the assets of a physical therapy practice that included two clinics in the Las Vegas, Nevada area. The purchase price of $2,500 includes $1,500 paid in cash and $1,000 in the form of a promissory note. The promissory note, including interest, is due at maturity in March 1996.

    During June 1995, the Company acquired all of the assets of a physical therapy practice located in Silverdale, Washington. The purchase price of $575 includes $300 paid in cash and 30 shares of the Company's common stock valued at $275.

    During June 1995, the Company acquired all of the assets of a physical therapy practice located in Tumwater, Washington. The purchase price of $325 includes $185 in cash and $140 in the form of a promissory note. The promissory note, including interest, is due in monthly installments until paid on or before May 31, 1998.

    During June 1995, the Company acquired all of the outstanding common stock of a physical therapy practice located in Chehalis, Washington. The purchase price of $445 includes $130 in cash and 34 shares of the Company's common stock valued at $315.

    During June 1995, the Company acquired all of the outstanding common stock of a physical therapy practice located in Kirkland, Washington. The purchase price of $750 includes $375 paid in cash and 42 shares of the Company's common stock valued at $375.

    During June 1995, the Company acquired all of the outstanding common stock of a physical therapy practice that included three clinics located in the Seattle, Washington area. The purchase price of $1,400 includes $700 paid in cash and 76 shares of the Company's common stock valued at $700. In addition, up to $750 will be paid in five annual installments if certain pre-tax profit levels are achieved within 60 months of the closing date of the acquisition.

    During June 1995, the Company acquired all of the assets of a prosthetic/orthotic practice located in Miami, Florida. The purchase price of $325 includes $50 paid in cash at closing with an additional $100 to be paid in cash in January 1996 and $175 in the form of a promissory note. The promissory note, including interest, is due at maturity on January 31, 1997.


    During July 1995, the Company acquired all of the assets of a physical therapy practice located in Tigard, Oregon. The purchase price of $2,500 includes $500 paid in cash and on January 2, 1996, the Company will issue up to 250 shares of the Company's common stock valued at $2,000, depending on the average closing price of the Company's common stock between July 3, 1995 and December 31, 1995.


    During July 1995, the Company acquired all of the assets of a physical therapy practice located in Portland, Oregon. The purchase price of $600 includes $120 paid in cash, $300 in the form of a

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2 -- ACQUISITIONS (CONTINUED)
convertible promissory note, and on January 2, 1996 the Company will issue approximately 21 shares of the Company's common stock valued at $180. The promissory note is due by maturity on June 30, 1997 and includes a provision, effective June 30, 1996, allowing conversion at the option of the note holder of all unpaid principal into shares of the Company's common stock at a price equal to $8.75 per share. The principal of the note is convertible into 34 shares of the Company's common stock.

    During July 1995, the Company acquired all of the outstanding common stock of a physical therapy practice located in Tualatin, Oregon. The purchase price of $720 includes $150 paid in cash and $570 in the form of promissory notes. In addition, up to $100 will be paid in two annual installments if certain pre-tax profits are achieved within 24 months beginning January 1, 1996.

    During July 1995, the Company acquired all of the outstanding common stock of a physical therapy practice that included two clinics located in Tigard and Portland, Oregon. The purchase price of $850 includes $125 paid in cash at closing with an additional $175 to be paid in cash on March 1, 1996, $250 in the form of convertible promissory notes and on January 2, 1996, the Company will issue approximately 34 shares of the Company's common stock valued at $300. The promissory notes are due by maturity on June 30, 1997 and include a provision, effective June 30, 1996, allowing conversion at the option of the note holders of all unpaid principal into shares of the Company's common stock at a price equal to $8.75 per share. The principal of the note is convertible into 29 shares of the Company's common stock. In addition, up to $450 will be paid in four annual installments if certain pre-tax profits are achieved within 48 months of the closing date of the acquisition.

    During July 1995, the Company acquired all of the outstanding common stock of a physical therapy practice that included two clinics located in the Oregon City, Oregon area. The purchase price of $1,300 includes $400 paid in cash at closing with an additional $400 to be paid in cash on March 1, 1996, $300 in the form of a convertible promissory note and on January 2, 1996, the Company will issue approximately 23 shares of the Company's common stock valued at $200. The promissory note is due by maturity on June 30, 1997 and includes a provision, effective June 30, 1996, allowing conversion at the option of the note holder of all unpaid principal into shares of the Company's common stock at a price equal to $8.75 per share. The principal of the note is convertible into 34 shares of the Company's common stock.

    During July 1995, the Company acquired all of the outstanding common stock of a physical therapy practice that included two clinics located in Gresham and Portland, Oregon. The purchase price of $1,508 includes $380 paid in cash at closing with an additional $250 to be paid in cash on March 1, 1996, and on January 2, 1996 the Company will issue approximately 100 shares of the Company's common stock valued at $878. In addition, up to $300 will be paid in two annual installments if certain pre-tax profits are achieved within 48 months beginning July 1, 1996.

    During July 1995, the Company acquired all of the assets of a physical therapy practice located in Portland, Oregon. The purchase price of $250 includes $100 paid in cash and $150 in the form of a promissory note. In addition, up to $300 will be paid in three annual installments if certain pre-tax profits are achieved within 36 months beginning January 1, 1996.

    During July 1995, the Company acquired all of the outstanding common stock of a physical therapy practice located in Newberg, Oregon. The purchase price of $660 includes $66 paid in cash, $132 in the form of a promissory note and on January 2, 1996, the Company will issue approximately 53 shares of the Company's common stock valued at $462.

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2 -- ACQUISITIONS (CONTINUED)
    During July 1995, the Company acquired all of the outstanding common stock of a physical therapy practice located in Lake Oswego, Oregon. The purchase price of $900 includes $360 paid in cash at closing with an additional $90 to be paid in cash on January 2, 1996, and on January 2, 1996 the Company will issue approximately 51 shares of the Company's common stock valued at $450.


    During July 1995, the Company acquired all of the outstanding common stock of a physical therapy practice located in Longview, Washington. The purchase price of $2,700 includes $1,080 paid in cash, $945 in the form of a promissory note, $405 in the form of a convertible promissory note and up to approximately 34 shares of the Company's common stock valued at $270 depending on the average closing price of the Company's common stock between the date of closing and December 31, 1995. The $405 promissory note is due by maturity on January 15, 1997 and includes a provision, effective June 30, 1996, allowing conversion at the option of the note holder of all unpaid principal into shares of the Company's common stock at a price equal to $9.00 per share. The principal of the note is convertible into approximately 45 shares of the Company's common stock. In addition, up to $365 will be paid in three annual installments if certain pre-tax profits are achieved within 36 months of the closing date of the acquisition.


    During August 1995, the Company acquired all of the assets of a physical therapy practice located in Hillsboro, Oregon. The purchase price of $1,500 includes $350 paid in cash and $1,150 in the form of convertible promissory notes. The promissory notes are due by maturity on June 30, 1997 and include a provision, effective June 30, 1996, allowing conversion at the option of the note holders of all unpaid principal into shares of the Company's common stock at a price equal to $8.75 per share. The principal of the notes is convertible into 131 shares of the Company's common stock.

    The above acquisitions have been accounted for using the purchase method and the cost of acquisition in excess of the fair value of net assets acquired is being amortized using the straight-line method over forty years (see Note 5). The results of operations of these companies have been included in the financial statements of the Company since the dates of acquisition.


    The purchase prices reported above represent the initial amounts of cash, notes payable, warrants and common stock of the Company issued at the time of the acquisitions. Seven of the agreements contain provisions for additional annual payments if certain pre-tax profits are achieved. Amounts earned under the terms of the agreements may aggregate up to $2,565 and will be recorded as increases in the excess of the total acquisition cost over the fair value of the net assets acquired.



    The value of Pacific Rehab's common stock and the conversion price for convertible promissory notes issued in connection with acquisitions was set equal to the last sale price of Pacific Rehab's common stock on The Nasdaq Stock Market on the date the parties reached final agreement. The accounting for contingent consideration is based on the specific facts and circumstances of each acquisition. If contingent consideration is based upon the ownership of stock, then it is recorded as an adjustment to the acquisition purchase price in accordance with APB 16. However, if the prior owner continues as an employee and is responsible for the future earnings of the acquired business, then the contingent consideration is recorded as compensation expense in the period earned.

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2 -- ACQUISITIONS (CONTINUED)
    The direct costs of the above 1995 transactions are summarized by the table below:

                                                                              PURCHASE PRICE
                                                           NUMBER   ----------------------------------                 VALUE
                                               EFFECTIVE     OF       CASH      WARRANT    SHARES OF      STOCK     ASSIGNED TO
REGION                                           DATE      CLINICS  AND NOTES    VALUE    COMMON STOCK   AMOUNTS   PURCHASE PRICE
---------------------------------------------  ---------   ------   ---------   -------   ------------   -------   --------------
Washington...................................   2-1-95        3      $    950    $160       --           $ --         $ 1,110
Florida......................................   2-1-95        1           650    --            75           506         1,156
California...................................   3-1-95        3         3,400    --         --             --           3,400
Maryland.....................................   3-1-95        1         2,500    --         --             --           2,500
Nevada.......................................   4-1-95        2         2,500    --         --             --           2,500
Washington...................................   6-1-95        7         1,830    --           182         1,665         3,495
Florida......................................   6-1-95        1           325    --         --             --             325
Oregon.......................................   7-1-95       12         4,693    --           493         4,470         9,163
Washington...................................   7-1-95        1         2,384    --            30           270         2,654
Oregon.......................................   8-1-95        1         1,500    --         --             --           1,500
                                                           ------   ---------   -------       ---        -------   --------------
                                                             32      $ 20,732    $160         780        $6,911       $27,803
                                                           ------   ---------   -------       ---        -------   --------------
                                                           ------   ---------   -------       ---        -------   --------------

    Pursuant to acquisition agreements, 493 shares to be issued in connection with certain acquisitions will not be released until 1996. However, the Company considers such shares to be outstanding at the date of acquisition.

    As of September 30, 1995, the Company's operations consist of 74 outpatient rehabilitation clinics located in Washington, Oregon, Hawaii, California, Nevada, Arizona, Texas, Mississippi, Florida and Maryland.

    The following unaudited pro forma information represents the results of operations of the Company as if all of the acquisitions had occurred at the beginning of each period presented, after giving effect to amortization of the cost of acquisition in excess of the fair value of net assets acquired, adjustments to reflect the difference in compensation between historical amounts and amounts specified in agreements, depreciation of acquired property and equipment, increased interest expense for notes issued related to the acquisitions and increased income taxes:

                                                                            (UNAUDITED)
                                                                        FOR THE NINE MONTHS
                                                                               ENDED
                                                                           SEPTEMBER 30,
                                                                        --------------------
                                                                          1995       1994
                                                                        ---------  ---------
Net revenues..........................................................  $  32,506  $  32,682
                                                                        ---------  ---------
                                                                        ---------  ---------
Net earnings..........................................................  $   2,128  $   3,622
                                                                        ---------  ---------
                                                                        ---------  ---------
Earnings per share....................................................  $    0.24  $    0.51
                                                                        ---------  ---------
                                                                        ---------  ---------

    The unaudited pro forma information does not purport to be indicative of the results which would actually have been obtained had the acquisitions occurred as of the date of the periods indicated or which may be obtained in the future.

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3 -- PATIENT ACCOUNTS RECEIVABLE
    Patient accounts receivable consist of:

                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         1995            1994
                                                    --------------  --------------
                                                     (UNAUDITED)
Gross accounts receivable.........................  $      20,056   $      15,479
  Less allowance for doubtful accounts and
   contractual adjustments........................          6,794           6,563
                                                    --------------  --------------
  Total patient accounts receivable, net..........  $      13,262   $       8,916
                                                    --------------  --------------
                                                    --------------  --------------

    The allowance for contractual adjustments represents an estimate of the difference between the amount billed by the Company and the amount which the patient, third-party payor or other party is contractually obligated to pay the Company. The allowance for revenue adjustments was $1,736 at September 30, 1995 and $1,701 at December 31, 1994. During the nine months ended September 30, 1995 and 1994, revenue adjustments amounted to approximately $6,029 and $2,618, respectively, and have been netted against revenues in the accompanying consolidated statements of earnings. During the nine months ended September 30, 1995 and 1994, bad debt expense amounted to approximately $1,528 and $834, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of earnings.


    During the nine months ended September 30, 1995, in conjunction with acquisitions, the Company purchased patient accounts receivable, net totaling $2,182.


NOTE 4 -- PROPERTY AND EQUIPMENT
    Property and equipment consist of the following:

                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         1995            1994
                                                    --------------  --------------
                                                     (UNAUDITED)
Autos.............................................  $          30   $          34
Office equipment..................................          1,182             811
Physical therapy equipment........................          2,307           1,395
Leasehold improvements............................            955             519
                                                          -------         -------
                                                            4,474           2,759
Less accumulated depreciation and amortization....          1,555           1,002
                                                          -------         -------
                                                    $       2,919   $       1,757
                                                          -------         -------
                                                          -------         -------

    During the nine months ended September 30, 1995, in conjunction with acquisitions, the Company purchased fixed assets with an estimated fair market value of $1,435.

NOTE 5 -- INTANGIBLE ASSETS
    The Company acquired 24 therapy practices that included 32 physical therapy clinics during the nine months ended September 30, 1995 with a combination of cash, notes payable, warrant and common stock. The aggregate purchase price, including both direct and indirect costs, of $29,065 exceeded the fair value of net assets acquired by $27,466.

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 5 -- INTANGIBLE ASSETS (CONTINUED)
    Intangible assets consist of the following:

                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         1995            1994
                                                    --------------  --------------
                                                     (UNAUDITED)
Cost of acquisitions in excess of the fair value
 of net assets acquired...........................  $      51,306   $      22,857
Lease costs.......................................            205             205
Covenant not-to-compete...........................            307             240
Organizational costs..............................             75              75
                                                    --------------  --------------
                                                           51,893          23,377
Less accumulated amortization.....................          1,699             929
                                                    --------------  --------------
                                                    $      50,194   $      22,448
                                                    --------------  --------------
                                                    --------------  --------------


    The Company's acquisition strategy has been premised on the establishment of regional networks of clinics in defined geographical markets. Such networks are focused on establishing relationships with referral sources and third-party payors. In a market that is primarily built around such relationships, items with an indeterminate useful life, such as geographic location and presence represent value to Pacific Rehab. The Company uses a forty-year estimate of the useful life of the cost of acquisitions in excess of the fair value of net assets acquired. This life is based on an analysis of the factors influencing the acquisition decision and on industry practice. These factors include clinic location, referral sources, profitability and general industry outlook. The Company reviews for asset impairment at the end of each quarter or more frequently when events or changes in circumstances indicate that the carrying amount of the cost of acquisition in excess of the fair value of net assets acquired may not be recoverable. To perform that review, the Company estimates the sum of expected future undiscounted net cash flows from operating activity of each acquired business. If these estimated net cash flows are less than the carrying amount of the cost of acquisition in excess of the fair value of net assets acquired, the Company recognizes an impairment loss in an amount necessary to write down the cost of acquisition in excess of the fair value of net assets acquired to a fair value as determined from expected future cash flows. To date, no write-down for impairment loss has been recorded.


    The assets acquired and liabilities assumed in connection with acquisitions are recorded at their respective fair values as of the related dates of acquisition. Deferred taxes have been recorded to give effect to the differences between the fair values and tax bases of the assets acquired and liabilities assumed.

    Amortization expense for the nine months ended September 30, 1995 and 1994 was $770 and $286, respectively.

NOTE 6 -- LONG-TERM OBLIGATIONS
    Long-term debt consists of the following (the repayment terms for certain of these obligations were restructured during December 1995, see Note 10 -- Subsequent Events):

                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         1995            1994
                                                    --------------  --------------
                                                     (UNAUDITED)
9.5% unsecured note payable to an individual, due
 in monthly installments of $7, including
 interest.........................................  $         195   $         240

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 6 -- LONG-TERM OBLIGATIONS (CONTINUED)

                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         1995            1994
                                                    --------------  --------------
                                                     (UNAUDITED)
8.5% unsecured note payable to an individual, due
 in monthly installments of $8, including
 interest. A balloon payment of unpaid principal
 of $771 is due August 15, 1996...................            792             810
5% unsecured long-term obligation to a
 corporation, due in two annual installments of
 $450, plus interest, which commenced May 1,
 1995.............................................            450             900
4.75% unsecured convertible note payable to a
 corporation, due on June 1, 1995, plus interest
 (converted June 15, 1995)........................       --                   800
5% unsecured convertible note payable to an
 individual, plus interest, due May 1, 1996.......            200             200
5% unsecured note payable to an individual, plus
 interest, paid May 1, 1995.......................       --                   100
4.75% unsecured convertible note payable to an
 individual, due May 1, 1996, plus interest.......            140             140
Obligation in connection with non-compete
 agreement, due in three annual installments of
 $47, which commenced June 1, 1995................             93             140
4.75% unsecured convertible note payable to a
 corporation, plus interest, due May 1, 1996......            100             100
4.75% unsecured convertible note payable to a
 corporation, due in two annual installments of
 $35, plus interest, which commenced May 1,
 1995.............................................             35              70
7% unsecured convertible note payable to a
 corporation, due in two annual installments of
 $40, plus interest, commencing March 1, 1996.....             80        --
7% unsecured convertible note payable to an
 individual, due in two annual installments of
 $522, plus interest, commencing March 1,
 1996.............................................          1,045        --
7% unsecured convertible note payable to an
 individual, plus interest, due March 1, 1997.....            175        --
7% unsecured convertible note payable to a
 corporation, plus interest, due February 28,
 1996.............................................            450        --
8% unsecured note payable to an individual, due in
 two annual installments of $625, plus interest,
 commencing March 1, 1996.........................          1,250        --
9% unsecured note payable to a corporation, plus
 interest, due March 31, 1996.....................          1,000        --
6.25% unsecured note payable to an individual, due
 in monthly installments of $4, including
 interest.........................................            130        --
8% unsecured note payable to a corporation, plus
 interest due January 31, 1997....................            175        --
10% unsecured note payable to a bank, due in
 monthly installments of $3, including interest...            124        --

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 6 -- LONG-TERM OBLIGATIONS (CONTINUED)

                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         1995            1994
                                                    --------------  --------------
                                                     (UNAUDITED)
$125 face amount, noninterest bearing convertible
 note, payable to an individual, due June 30, 1997
 (less unamortized discount based on imputed
 interest rate of 8%).............................            109        --
$125 face amount, noninterest bearing convertible
 note, payable to an individual, due June 30, 1997
 (less unamortized discount based on imputed
 interest rate of 8%).............................            109        --
$300 face amount, noninterest bearing convertible
 note, payable to an individual, due June 30, 1997
 (less unamortized discount based on imputed
 interest rate of 8%).............................            261        --
8% unsecured note payable to a corporation, plus
 interest due June 30, 1997.......................            150        --
8% unsecured note payable to an individual, plus
 interest, due June 30, 1997......................            143        --
8% unsecured note payable to an individual, plus
 interest, due June 30, 1997......................            285        --
8% unsecured note payable to an individual, plus
 interest, due June 30, 1997......................            143        --
8% unsecured note payable to an individual, plus
 interest, due in two installments commencing June
 30, 1996.........................................            132        --
$300 face amount, noninterest bearing convertible
 note, payable to an individual, due June 30, 1997
 (less unamortized discount based on imputed
 interest rate of 8%).............................            261        --
7% unsecured convertible note payable to an
 individual, plus interest, due June 30, 1997.....            575        --
7% unsecured convertible note payable to an
 individual, plus interest, due June 30, 1997.....            575        --
$405 face amount, noninterest bearing convertible
 note, payable to an individual, due January 15,
 1997 (less unamortized discount based on imputed
 interest rate of 8%).............................            365        --
8% unsecured note payable to an individual, plus
 interest, due in two installments commencing
 December 15, 1996................................            945        --
Obligation in connection with non-compete
 agreement, due in monthly installments of $1.....             64        --
Other.............................................            127              73
                                                    --------------        -------
                                                           10,678           3,573

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 6 -- LONG-TERM OBLIGATIONS (CONTINUED)

                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         1995            1994
                                                    --------------  --------------
                                                     (UNAUDITED)
Less current maturities...........................          4,613           1,544
                                                    --------------        -------
                                                    $       6,065   $       2,029
                                                    --------------        -------
                                                    --------------        -------

    Maturities of long-term debt are as follows:

YEAR ENDING
SEPTEMBER 30,
-----------------
1996....................................................................................  $   4,613
1997....................................................................................      5,753
1998....................................................................................        156
1999....................................................................................        109
2000 and beyond.........................................................................         47
                                                                                          ---------
                                                                                          $  10,678
                                                                                          ---------
                                                                                          ---------

NOTE 7 -- LINE OF CREDIT
    At December 1994, the Company had with Bank of America Oregon a $5,000 credit facility (the "Line of Credit") and a $1,000 non-revolving credit facility for equipment purchases secured by the assets of the Company. The Line of Credit interest rate, at the option of the Company, is a floating rate generally based on a defined prime rate plus 0.5% (9.5% as of September 30, 1995), or a fixed rate related to an offshore rate plus 2.0% (7.8438% as of September 30, 1995). The Line of Credit expires on July 1, 1996. The non-revolving credit facility interest rate, at the option of the Company, is a floating rate based on a defined prime rate plus 0.75%, or a defined long term fixed rate. The principal amount outstanding on January 1, 1996, under the non-revolving facility, is due in 60 successive equal monthly installments starting February 1, 1996. In April 1995, the maximum amount which can be borrowed under the Line of Credit was increased to $12,000. To the extent that the Borrowing Base (defined in the Line of Credit as 70% to 98% of certain net accounts receivable or 70% to 98% of a calculated revenue amount) is below the $12,000 maximum, the Line of Credit is limited to the Borrowing Base. The Borrowing Base was $12,000 at September 30, 1995. The agreement contains restrictive covenants relating to cash flow ratios, certain types of debt, capital expenditures and other restrictive covenants which limit the Company's ability to pay cash dividends and make stock repurchases. The commitment fee on the unused portion of the Line of Credit is .125% per year. The Company had borrowings under the Line of Credit of $10,683 at September 30, 1995, $10,000 of which was locked up at 30 day off shore rates ranging from 7.8348% to 7.875%. No amounts have been borrowed under the non-revolving credit facility.

    As of September 30, 1995, the Company was out of compliance with a condition contained in the Line of Credit Agreement which specified that the Company's fixed charges maintain a certain ratio relative to its earnings before interest, taxes, depreciation and amortization ("EBITDA"). As of November 1, 1995, the amount outstanding under the Line of Credit exceeded the borrowing base established in the Line of Credit Agreement. Additionally, the Company anticipates that as of December 31, 1995, and for the foreseeable future, it will be out of compliance with the "Funded Debt to EBITDA Ratio", as defined in the Line of Credit Agreement. Under the terms of the Line of Credit, the Company's failure to satisfy the conditions described above permits Bank of America Oregon to

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7 -- LINE OF CREDIT (CONTINUED)
declare the Company in default under the Line of Credit and demand immediate payment of all amounts due thereunder. The Company and Bank of America Oregon are in discussions regarding an appropriate resolution. See Note 10 -- Subsequent Events for information regarding resolution of these matters and revisions to the Line of Credit arrangements. (SEE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES)

NOTE 8 -- ACCRUED LIABILITIES
    Accrued liabilities consist of the following:

                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         1995            1994
                                                    --------------  --------------
                                                     (UNAUDITED)
Accrued compensation..............................  $         869   $         274
Accrued professional fees.........................            465             141
Deferred acquisition payments.....................          1,015        --
Other accrued liabilities.........................          1,344             802
                                                          -------         -------
                                                    $       3,693   $       1,217
                                                          -------         -------
                                                          -------         -------

NOTE 9 -- INCOME TAXES
    The income tax provision consists of the following:

                                                                         FOR THE NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                       ------------------------------
                                                                           1995            1994
                                                                       -------------  ---------------
                                                                                (UNAUDITED)
Current..............................................................    $     619       $     454
Deferred.............................................................          378             514
                                                                             -----           -----
                                                                         $     997       $     968
                                                                             -----           -----
                                                                             -----           -----

    Deferred income taxes were recorded at the time certain clinic acquisitions were consummated during 1993 because an election was available to the Company to step up the asset basis for tax purposes. In May 1994, prior to issuance of the March 31, 1994 financial statements, management determined not to make such an election. As a result, deferred taxes were reduced by $2,521 as of March 31, 1994, with an equal corresponding decrease to cost of acquisitions in excess of fair value of net assets acquired. The adjustment had no effect on shareholders' equity, net earnings, working capital or cash flows.

NOTE 10 -- SUBSEQUENT EVENTS
    On November 9, 1995, the Company agreed to be acquired by Horizon/CMS Healthcare Corporation ("Horizon/CMS") pursuant to a merger agreement unanimously approved by the Board of Directors of both the Company and Horizon/CMS. Under the terms of the agreement, the Company's shareholders will receive .3483 shares of Horizon/CMS common stock for each share of the Company's common stock. The transaction is intended to be tax free to the Company's shareholders. The consumation of the merger is subject to a vote of the Company's shareholders, regulatory review and other conditions, and there can be no assurance that the acquisition will be consummated. Certain of the Company's principal insider shareholders entered into an agreement with Horizon/CMS to vote shares of the Company's common stock owned or controlled by them in favor of the merger. The

       PACIFIC REHABILITATION AND SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10 -- SUBSEQUENT EVENTS (CONTINUED)
Company also entered into a stock option agreement under which Horizon/CMS has the option to purchase up to 15% of the Company's outstanding common stock at $7.75 under certain circumstances.

    During December 1995, Pacific Rehab restructured the repayment terms with the holders of approximately $3,200 of its debt and obligations previously incurred in connection with acquisitions. The holders of certain notes payable (see Note 6) agreed to changes in terms as follows: the 8.5% unsecured note payable to an individual, due in monthly installments of $8, including interest, with a balloon payment of unpaid principal of $771 due in August 1996, has been amended such that the balloon payment is due in March 1997; the 5.0% unsecured long-term obligation to a corporation, due in two annual installments of $450, plus interest, has been amended such that the $450 installment, plus interest, due May 1, 1996 will be due March 1, 1997 and the interest rate will increase from 5.0% to 8.0% effective May 1, 1996; the 4.75% unsecured convertible note payable to an individual, due May 1, 1996, plus interest, has been amended such that $100, of the $140 due May 1, 1996, will be due March 1, 1997 and the interest rate will increase from 4.75% to 6.75% effective May 1, 1996; the 8.0% unsecured note payable to an individual, due in two annual installments of $625, plus interest, commencing March 1, 1996 has been amended such that the $625 due March 1, 1996 will be paid in the following installments: $200 on March 1, 1996, $200 on May 1, 1996, and $225 on March 1, 1997 and the interest rate will increase from 8.0% to 9.0% effective March 1, 1996; the $1,000 payment due on March 31, 1996 in connection with the 9.0% unsecured note payable to a corporation, plus interest, has been extended to March 31, 1997 and the interest rate will increase from 9.0% to 12.0% effective March 31, 1996. In addition, cash installment payments in connection with certain 1995 acquisitions totaling $577, originally due in the first quarter of 1996, have been deferred until 1997 and an earnout payment of $100, originally due in the first quarter of 1996 has been deferred until 1997. The terms of the above amendments may be affected if a merger with Horizon/CMS is consummated.

    During December 1995 and subsequent to the restructure of the above acquisition related debt and obligations, Pacific Rehab negotiated revisions in its Line of Credit arrangements with Bank of America Oregon. The maximum amount which can be borrowed will be increased to $12,500. The Borrowing Base is defined as 85% of certain net accounts receivable or 85% of a calculated revenue amount. The effective interest rate will be increased by one half of one percent to a defined prime rate plus 1.0% or a defined offshore rate plus 2.5%. The bank has agreed to (1) waive the September 30, 1995 violation of the condition that specified that Pacific Rehab's fixed charges maintain a certain ratio relative to EBITDA (the "Fixed Charge Ratio") and (2) waive the anticipated December 31, 1995 violation of the Fixed Charge Ratio and the Funded Debt to EBITDA ratio. The bank has also agreed to modify the existing ratio condition requirements such that Pacific Rehab anticipates it will remain in compliance in the future. The bank approved the over advance of the Borrowing Base that existed as of November 1, 1995. As part of the revisions, the separate $1,000 non-revolving credit facility for equipment purchases was eliminated.

    See   Pacific  Rehab  Management's  Discussion  and  Analysis  of  Financial
Condition and Results of Operations, Liquidity and Capital Resources.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of earnings, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Pacific Rehabilitation & Sports Medicine, Inc. and its subsidiaries at December 31, 1994, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    In order to address liquidity issues more fully described in Note 16, the Company, during December 1995, extended the payment terms of certain acquisition debts and restructured the terms of its line of credit agreement to increase its borrowing limits and to satisfy covenant requirements.

PRICE WATERHOUSE LLP

Portland, Oregon
February 11, 1995, except as to Note 15, which is as of March 21, 1995, and as to Note 16, which is as of December 21, 1995

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
Pacific Rehabilitation & Sports Medicine, Inc.
 and Subsidiaries

    We have audited the accompanying consolidated balance sheet of Pacific Rehabilitation & Sports Medicine, Inc. and Subsidiaries (a Delaware corporation) as of December 31, 1993 and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Rehabilitation & Sports Medicine, Inc. and Subsidiaries as of December 31, 1993 and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

GRANT THORNTON LLP
Portland, Oregon
February 4, 1994

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                       ASSETS

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1994          1993
                                                                                       ------------  ------------
Current Assets:
  Cash and cash equivalents..........................................................   $    1,085    $      709
  Patient accounts receivable, net (Note 3)..........................................        8,916         4,214
  Other receivables..................................................................        1,042            24
  Refundable income taxes (Note 10)..................................................          391           109
  Prepaid expenses...................................................................          367           270
                                                                                       ------------  ------------
    Total current assets.............................................................       11,801         5,326
                                                                                       ------------  ------------
Property and equipment, net (Note 4).................................................        1,757         2,102
                                                                                       ------------  ------------
Other Assets:
  Intangible assets, at cost, less accumulated amortization (Note 5).................       22,448         9,321
  Costs incurred for public offering (Note 11).......................................       --               855
  Other..............................................................................          185            61
                                                                                       ------------  ------------
    Total other assets...............................................................       22,633        10,237
                                                                                       ------------  ------------
                                                                                        $   36,191    $   17,665
                                                                                       ------------  ------------
                                                                                       ------------  ------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Current maturities of long-term obligations (Note 6)...............................   $    1,544    $      294
  Line of credit (Note 7)............................................................       --               100
  Accounts payable...................................................................          207           284
  Accrued liabilities (Note 9).......................................................        1,217           936
  Accrued income taxes (Note 10).....................................................       --                46
  Deferred income taxes, current portion (Note 10)...................................          586         1,366
                                                                                       ------------  ------------
    Total current liabilities........................................................        3,554         3,026
                                                                                       ------------  ------------
Deferred income taxes, less current portion (Note 10)................................        2,167         2,764
                                                                                       ------------  ------------
Long-term obligations, less current maturities (Note 6)..............................        2,029         1,074
                                                                                       ------------  ------------
Commitments and contingent liabilities (Notes 2, 8, 11, and 14)......................       --            --
Shareholders' Equity:
  Preferred stock -- $.01 par value, 5,000,000 shares authorized; none issued and
   outstanding.......................................................................       --            --
  Common stock -- $.01 par value, 20,000,000 shares authorized; 6,999,786 and
   3,894,098 shares issued and outstanding...........................................           70            39
  Additional paid-in capital.........................................................       24,237         8,754
  Retained earnings..................................................................        4,134         2,008
                                                                                       ------------  ------------
                                                                                            28,441        10,801
                                                                                       ------------  ------------
                                                                                        $   36,191    $   17,665
                                                                                       ------------  ------------
                                                                                       ------------  ------------

        The accompanying notes are an integral part of these statements.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                          FOR THE YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1994       1993       1992
                                                                                    ---------  ---------  ---------
Net revenues......................................................................  $  20,504  $   8,162  $   4,396
Cost of revenues..................................................................     10,290      4,028      1,426
                                                                                    ---------  ---------  ---------
    Gross profit..................................................................     10,214      4,134      2,970
                                                                                    ---------  ---------  ---------
Operating expenses:
  Selling, general and administrative expenses....................................      5,618      1,878        872
  Depreciation and amortization...................................................        979        505        375
                                                                                    ---------  ---------  ---------
                                                                                        6,597      2,383      1,247
                                                                                    ---------  ---------  ---------
    Operating income..............................................................      3,617      1,751      1,723
                                                                                    ---------  ---------  ---------
Nonoperating income (expense):
  Interest expense................................................................       (170)       (47)      (229)
  Interest income.................................................................         54         45         30
  Other...........................................................................     --            (53)    --
                                                                                    ---------  ---------  ---------
                                                                                         (116)       (55)      (199)
                                                                                    ---------  ---------  ---------
    Earnings before income taxes..................................................      3,501      1,696      1,524
Income taxes (Note 10)............................................................      1,375        649        563
                                                                                    ---------  ---------  ---------
    Net earnings..................................................................  $   2,126  $   1,047  $     961
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Net earnings per common share (Note 1)............................................  $    0.35  $    0.26  $    0.26
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Weighted average number of common and common equivalent shares outstanding........      6,115      3,996      3,738
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

        The accompanying notes are an integral part of these statements.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                    COMMON STOCK       ADDITIONAL
                                                               ----------------------    PAID-IN     RETAINED
                                                                SHARES      AMOUNT       CAPITAL     EARNINGS      TOTAL
                                                               ---------  -----------  -----------  -----------  ---------
Balance at December 31, 1991.................................     --       $      --    $  --        $  --       $  --
Common stock issued in a private placement...................      1,294          13        4,544       --           4,557
Common stock issued in connection with clinic acquisitions...        665           7        1,101       --           1,108
Common stock issued for cash.................................      1,560          15            5       --              20
Net earnings for the year....................................     --              --       --              961         961
                                                               ---------         ---   -----------  -----------  ---------
Balance at December 31, 1992.................................      3,519          35        5,650          961       6,646
Common stock issued in connection with clinic acquisitions...        373           4        3,090       --           3,094
Common stock issued in lieu of cash compensation.............          2          --           14       --              14
Net earnings for the year....................................     --              --       --            1,047       1,047
                                                               ---------         ---   -----------  -----------  ---------
Balance at December 31, 1993.................................      3,894          39        8,754        2,008      10,801
Common stock issued for cash.................................         26          --          126       --             126
Common stock issued in connection with the initial public
 offering, net of costs of issuance..........................      2,560          26       12,489       --          12,515
Common stock issued in connection with clinic acquisitions...        437           4        2,618       --           2,622
Additional common stock issued in connection with 1993
 acquisition of two clinics in Texas.........................         83           1          250       --             251
Net earnings for the year....................................     --              --           --        2,126       2,126
                                                               ---------         ---   -----------  -----------  ---------
Balance at December 31, 1994.................................      7,000   $      70    $  24,237    $   4,134   $  28,441
                                                               ---------         ---   -----------  -----------  ---------
                                                               ---------         ---   -----------  -----------  ---------

        The accompanying notes are an integral part of these statements.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                        FOR THE YEAR ENDED
                                                                                           DECEMBER 31,
                                                                                 --------------------------------
                                                                                    1994       1993       1992
                                                                                 ----------  ---------  ---------
Cash flows from operating activities:
Net earnings...................................................................  $    2,126  $   1,047  $     961
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
  Depreciation and amortization................................................         979        505        375
  Deferred income taxes........................................................       1,389        182        410
  Common stock issued in lieu of cash compensation.............................      --             14     --
  Change in assets and liabilities, net of amounts purchased in acquisitions:
    Patient accounts receivable, net...........................................      (2,390)        66       (467)
    Other receivables..........................................................        (949)       295       (428)
    Prepaid expenses and other assets..........................................        (450)      (244)        71
    Accounts payable...........................................................        (122)      (295)        22
    Accrued liabilities and income taxes.......................................        (425)       670         42
    Deferred income taxes......................................................        (361)    --         --
                                                                                 ----------  ---------  ---------
      Net cash (used in) provided by operating activities......................        (203)     2,240        986
                                                                                 ----------  ---------  ---------
Cash flows from investing activities:
  Additions to property and equipment, net of amounts purchased in
   acquisitions................................................................        (495)      (234)       (43)
  Proceeds received in purchase of partnership interests.......................      --         --            221
  Proceeds from sale of marketable securities..................................      --         --          2,287
  Acquisition and organizational costs incurred................................      --           (101)        (1)
  Cash paid for acquisitions, including other direct costs, net of cash
   acquired....................................................................     (11,950)    (2,180)      (600)
                                                                                 ----------  ---------  ---------
      Net cash (used in) provided by investing activities......................     (12,445)    (2,515)     1,864
                                                                                 ----------  ---------  ---------
Cash flows from financing activities:
  (Payments) proceeds from short-term borrowings...............................        (100)       100     --
  Payments on notes payable and long-term obligations..........................        (259)      (486)    (2,830)
  Costs incurred in connection with stock issuance.............................        (824)      (868)    --
  Proceeds from issuance of common stock.......................................      14,207          1      2,217
                                                                                 ----------  ---------  ---------
      Net cash provided by (used in) financing activities......................      13,024     (1,253)      (613)
                                                                                 ----------  ---------  ---------
Net increase (decrease) in cash and cash equivalents...........................         376     (1,528)     2,237
Cash and cash equivalents at beginning of year.................................         709      2,237     --
                                                                                 ----------  ---------  ---------
Cash and cash equivalents at end of year.......................................  $    1,085  $     709  $   2,237
                                                                                 ----------  ---------  ---------
                                                                                 ----------  ---------  ---------
Supplemental disclosures of cash flow information:
  Cash paid during period for:
  Interest.....................................................................  $      107  $      78  $     135
                                                                                 ----------  ---------  ---------
                                                                                 ----------  ---------  ---------
  Income taxes.................................................................  $      799  $     119  $     564
                                                                                 ----------  ---------  ---------
                                                                                 ----------  ---------  ---------
Supplemental schedule of noncash investing and financing activities:
  Acquisition of clinics:
    Cost of acquisitions in excess of fair market value of net assets
     received..................................................................  $   14,452  $   7,249  $   2,278
    Liabilities assumed or issued..............................................       2,927      5,986      4,097
    Common stock issued in connection with acquisitions........................       2,622      3,106         79
    Tangible assets acquired in connection with acquisitions...................       3,047      4,023      1,677
    Common stock issued in exchange for marketable securities..................      --         --          2,287

        The accompanying notes are an integral part of these statements.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    Pacific Rehabilitation & Sports Medicine, Inc. and Subsidiaries ("the Company") was incorporated in December 1991. The Company provides comprehensive outpatient rehabilitation services to patients suffering from work, sports and accident-related injuries. As of December 31, 1994, the Company's operations consist of 39 outpatient rehabilitation clinics located in Hawaii, California, Nevada, Arizona, Texas, Mississippi, Florida and Maryland.

    A summary of significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

    a.  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Pacific Rehabilitation & Sports Medicine, Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

    On March 28, 1994, Pacific Rehab, Inc., an Oregon corporation engaged in outpatient rehabilitation services, merged with the Company. Pursuant to the merger, the Company issued 1,963 shares of common stock to the former Pacific Rehab, Inc. shareholders. The merger was accounted for as a pooling of interests and, accordingly, the consolidated financial statements of the Company have been restated as if the merger with Pacific Rehab, Inc. had occurred as of the beginning of the years presented.

    b.  NET REVENUES

    Net revenues include provisions for contractual allowances which represent an estimate of the difference between the amount billed by the Company and the amount which the patient, third party payor or other party is contractually obligated to pay the Company.

    c.  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When property or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting gain or loss is recorded in operations. The costs of repair and maintenance are charged to expense as incurred. Leasehold improvements are amortized on the straight-line basis over the shorter of the asset life or lease term. Depreciation is computed using the straight-line method over useful lives of five to ten years.

    d.  CASH EQUIVALENTS

    Cash equivalents consist of liquid investments with maturities at the date of purchase of 90 days or less.

    e.  INTANGIBLE ASSETS


    The Company's acquisition strategy has been premised on the establishment of regional networks of clinics in defined geographical markets. Such networks are focused on establishing relationships with referral sources and third-party payors. In a market that is primarily built around such relationships, items with an indeterminate useful life, such as geographic location and presence represent value to Pacific Rehab. The Company uses a forty-year estimate of the useful life of cost of acquisition in excess of the fair value of net assets acquired. This life is based on an analysis of the factors influencing the acquisition decision and on industry practice. These factors include clinic location, referral sources, profitability and general industry outlook. The Company reviews for asset

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
impairment at the end of each quarter or more frequently when events or changes in circumstances indicate that the carrying amount of cost of acquisition in excess of the fair value of net assets acquired may not be recoverable. To perform that review, the Company estimates the sum of expected future undiscounted net cash flows from the operating activity of each acquired business. If the estimated net cash flows are less than the carrying amount of the cost of acquisition in excess of the fair value of net assets acquired, the Company recognizes an impairment loss in an amount necessary to write down the cost of acquisition in excess of the fair value of net assets acquired to a fair value as determined from expected future cash flows. No write-down for impairment loss was recorded for the years ended December 31, 1994, 1993 and 1992.

    The assets acquired and liabilities assumed in connection with acquisitions are recorded at their respective fair values as of the related dates of acquisition. Deferred taxes have been recorded to give effect to the differences between the fair values and tax bases of the assets acquired and liabilities assumed.

    Other intangible assets are amortized on the straight-line method over their estimated useful lives, ranging from five to forty years. (See Note 5.)

    f.  INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Accordingly, under the liability method specified by SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities as measured by the enacted tax rates which are expected to be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

    g.  EARNINGS PER SHARE

    Primary earnings per share are based upon the weighted average number of common shares and common share equivalents outstanding. Fully diluted earnings per common share are based on the assumption that all convertible notes were converted on the date the notes were issued.

    Net earnings per common share are based upon the weighted average number of outstanding shares of common stock and common stock equivalent shares from convertible notes payable and the exercise of stock options and warrants. Common stock equivalent shares from convertible notes payable, stock options and warrants are excluded from the computation if their effect is anti-dilutive, except that, pursuant to SAB No. 83, common stock equivalent shares issued during the 12-month period prior to an initial public offering are included in the calculations as if they were outstanding for all periods presented (using the treasury stock method and the initial public offering price). Application of the provisions of SAB No. 83 resulted in a reduction in net earnings per common share of $0.02 and $0.03 for 1993 and 1992 from amounts previously reported on a pro forma basis in the Company's registration statement on Form S-1 dated April 13, 1994.

    h.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    All of the Company's significant financial instruments are recognized in its balance sheet. The carrying value of financial assets and liabilities generally approximates fair value as of December 31, 1994. The Company has made this determination using the following methodology:

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Long-term obligations -- Due to the private nature of the Company's convertible notes payable and the subjectivity of assessing the impact of the Company's future common stock price, the fair value of the long-term obligations is judged to be materially the same as that reflected in the financial statements.

    i.  RECLASSIFICATIONS

    Certain reclassifications have been made to the 1993 and 1992 financial statements to conform to the 1994 presentation. Such reclassifications had no effect on the results of operations or shareholders' equity.

NOTE 2 -- ACQUISITIONS
    During April 1994, the Company acquired substantially all of the assets of six clinics located in the metropolitan Baltimore, Maryland area. The purchase price of this acquisition was $7,385, of which $6,000 was paid in cash and 231 shares of the Company's common stock valued at $1,385 in the aggregate. In addition, the Company may be obligated to issue up to 122 shares of common stock one year after closing if certain revenue levels are met.

    During May 1994, the Company acquired all of the outstanding common stock of a therapy practice that included three clinics located in Palm Springs, California. The outstanding shares of common stock of this practice were acquired for $1,000 in cash and 125 shares of the Company's common stock valued at $750 in the aggregate.

    During May 1994, the Company acquired substantially all of the assets of a clinic located in Miami, Florida. The purchase price was $1,900, of which $1,000 was paid in cash at closing and $900 was paid in the form of a long-term obligation payable in two annual installments of $450 plus interest. (See Note 6.)

    During May 1994, the Company acquired substantially all of the assets of four practices that included four clinics located in the metropolitan San Diego, California area. The purchase price for these acquisitions totaled $1,124, of which $954 was paid in cash at closing and $170 was paid in the form of two promissory notes. One note is due in two annual installments of $35 plus interest and matures in May 1996. The other note, including interest, is due at maturity in May 1996. At the option of the note holders, both notes are convertible into 21 shares of the Company's common stock, plus an additional amount representing unpaid interest, anytime after May 1, 1995 at the rate of $8.00 per share. (See Note 6.)

    During May 1994, the Company acquired substantially all of the assets of two therapy practices located in Las Vegas, Nevada, one of which was integrated into existing clinic locations. The purchase price for these acquisitions totaled $890, of which $450 was paid in cash at closing and $440 was paid in the form of three promissory notes. One note totaling $100, including interest, is due at maturity in May 1995. The remaining notes, including interest, are due at maturity in May 1996 and include conversion provisions into 43 shares of the Company's common stock, plus an additional amount representing unpaid interest, anytime after May 1, 1995 at the rate of $8.00 per share. (See Note 6.)

    During June 1994, the Company acquired substantially all of the assets of two therapy practices located in Oahu, Hawaii. Of the three clinics included, one was integrated into existing clinic locations. The purchase price for these acquisitions totaled $2,690, of which $1,750 was paid in cash at closing and $940 was paid in the form of a promissory note and a long-term obligation. The long-term

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2 -- ACQUISITIONS (CONTINUED)
obligation relates to a non-compete agreement and is due in three annual installments of $47 commencing June 1995. The $800 promissory note, including interest, is due at maturity in June 1995 and includes a conversion provision into 100 shares of the Company's common stock, plus an additional amount representing unpaid interest, anytime after June 1, 1995 at the rate of $8.00 per share. (See Note 6.)

    During November 1994, the Company acquired substantially all of the assets and liabilities of a therapy practice that consisted of two locations in Gulfport, Mississippi: one outpatient clinic and a contract with a hospital for the provision of inpatient, outpatient and ECU therapy services. The purchase price of this acquisition was $974, of which $487 was paid in cash at closing and 81 shares of the Company's common stock valued at $487 in the aggregate.

    The purchase prices reported above represent the initial amounts of cash, notes payable and common stock of the Company issued at the time of the acquisitions. One of the agreements also contains a provision for two additional annual payments if certain revenue levels are met. These provisions expire June 1, 1996. Amounts earned under the terms of the agreement may aggregate up to $100 and will be recorded as increases in the excess of the total acquisition cost over the fair value of the net assets acquired.


    The value of Pacific Rehab's common stock and the conversion price for covertible promissory notes issued in connection with acquisitions was set equal to the last sale price of Pacific Rehab's common stock on The Nasdaq Stock Market on the date the parties reached final agreement. The accounting for contingent consideration is based on the specific facts and circumstances of each acquisition. If contingent consideration is based upon the ownership of stock, then it is recorded as an adjustment to the acquisition purchase price in accordance with APB 16. However, if the prior owner continues as an employee and is responsible for the future earnings of the acquired business, then the contingent consideration is recorded as compensation expense in the period earned.


    The above 1994 transactions are summarized by the table below:

                                                                              PURCHASE PRICE
                                                                NUMBER   ------------------------   COMMON   TOTAL VALUE
                                                    EFFECTIVE     OF     CASH AND     SHARES OF     STOCK    ASSIGNED TO
REGION                                                DATE      CLINICS    NOTES     COMMON STOCK   AMOUNTS PURCHASE PRICE
--------------------------------------------------  ---------   ------   ---------   ------------   ------  --------------
Maryland..........................................    4-16-94      6      $  6,000       231        $1,385     $ 7,385
California........................................     5-1-94      7         2,124       125          750        2,874
Florida...........................................     5-1-94      1         1,900     --            --          1,900
Nevada............................................     5-1-94      1           890     --            --            890
Hawaii............................................     6-1-94      2         2,690     --            --          2,690
Mississippi.......................................    11-1-94      2           487        81          487          974
                                                                ------   ---------       ---        ------  --------------
                                                                  19      $ 14,091       437        $2,622     $16,713
                                                                ------   ---------       ---        ------  --------------
                                                                ------   ---------       ---        ------  --------------

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2 -- ACQUISITIONS (CONTINUED)
    During 1993, the Company consummated acquisitions of several physical therapy and related treatment clinics. A summary of the clinics acquired and operated by the Company's wholly-owned subsidiaries follows.

                                                                              PURCHASE PRICE
                                                                NUMBER   ------------------------   COMMON   TOTAL VALUE
                                                    EFFECTIVE     OF     CASH AND     SHARES OF     STOCK    ASSIGNED TO
REGION                                                DATE      CLINICS    NOTES     COMMON STOCK   AMOUNTS PURCHASE PRICE
--------------------------------------------------  ---------   ------   ---------   ------------   ------  --------------
California........................................     3-1-93      2      $ --            62        $ 500      $   500
Hawaii............................................     7-1-93      2           875       116          925        1,800
Nevada and Arizona................................     8-1-93      7           910       133        1,053        1,963
Texas.............................................     9-1-93      2           500        62          616        1,116
                                                                ------   ---------       ---        ------  --------------
                                                                  13      $  2,285       373        $3,094     $ 5,379
                                                                ------   ---------       ---        ------  --------------
                                                                ------   ---------       ---        ------  --------------

    Certain 1993 acquisition agreements include provisions for additional shares of the Company's common stock and cash, if specified revenue goals are achieved. The Company's obligation, if all specified revenue goals are met, would be $30 in cash and 34 shares of the Company's common stock. This provision expires December 31, 1995.

    The above acquisitions have been accounted for using the purchase method of accounting. The excess of the total acquisition cost over the fair value of the net assets acquired is being amortized over forty years using the straight-line method. The results of operations of these companies have been included in the consolidated financial statements of the Company since the dates of acquisition.

    The following unaudited pro forma information represents the results of operations of the Company as if all of the acquisitions had occurred at the beginning of 1993, after giving effect to amortization of the cost of acquisition in excess of the fair value of net assets acquired, adjustments to reflect the difference in compensation between historical amounts and amounts specified in agreements, depreciation of acquired property and equipment, increased interest expense for notes issued related to the acquisitions and increased income taxes:

                                                                                       (UNAUDITED)
                                                                                    FOR THE YEAR ENDED
                                                                                       DECEMBER 31,
                                                                                   --------------------
                                                                                     1994       1993
                                                                                   ---------  ---------
Net revenues.....................................................................  $  25,158  $  25,302
                                                                                   ---------  ---------
                                                                                   ---------  ---------
Net earnings.....................................................................  $   2,415  $   2,332
                                                                                   ---------  ---------
                                                                                   ---------  ---------
Earnings per share...............................................................  $    0.43  $    0.41
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    The unaudited pro forma information does not purport to be indicative of the results which would actually have been achieved had the acquisitions occurred as of the date of the periods indicated or which may be obtained in the future.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3 -- PATIENT ACCOUNTS RECEIVABLE
    Patient accounts receivable consist of:

                                                                             DECEMBER 31,  DECEMBER 31,
                                                                                 1994          1993
                                                                             ------------  -------------
Gross accounts receivable..................................................   $   15,479     $   5,724
Less allowance for doubtful accounts and contractual adjustments...........        6,563         1,510
                                                                             ------------  -------------
Total patient accounts receivable, net.....................................   $    8,916     $   4,214
                                                                             ------------  -------------
                                                                             ------------  -------------

    The allowance for contractual adjustments was $1,701 at December 31, 1994 and $1,114 at December 31, 1993. During the year ended December 31, 1994 and the year ended December 31, 1993, contractual adjustments amounted to approximately $3,900 and $1,228, respectively, and have been netted with revenues in the accompanying consolidated statement of earnings. During the year ended December 31, 1994 and the year ended December 31, 1993, bad debt expense amounted to approximately $1,297 and $269, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of earnings.

NOTE 4 -- PROPERTY AND EQUIPMENT
    Property and equipment consist of the following:

                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                 1994           1993
                                                                             -------------  -------------
Autos......................................................................    $      34      $      30
Office equipment...........................................................          811            484
Physical therapy equipment.................................................        1,395          1,647
Leasehold improvements.....................................................          519            369
                                                                             -------------  -------------
                                                                                   2,759          2,530
Less accumulated depreciation and amortization.............................        1,002            428
                                                                             -------------  -------------
                                                                               $   1,757      $   2,102
                                                                             -------------  -------------
                                                                             -------------  -------------

NOTE 5 -- INTANGIBLE ASSETS
    Intangible assets consist of the following:

                                                                             DECEMBER 31,  DECEMBER 31,
                                                                                 1994          1993
                                                                             ------------  -------------
Cost of acquisitions in excess of the fair value of net assets acquired....   $   22,857     $   9,456
Lease costs................................................................          205           205
Covenants not-to-compete...................................................          240            36
Organizational costs.......................................................           75            75
                                                                             ------------  -------------
                                                                                  23,377         9,772
Less accumulated amortization..............................................          929           451
                                                                             ------------  -------------
                                                                              $   22,448     $   9,321
                                                                             ------------  -------------
                                                                             ------------  -------------

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 6 -- LONG-TERM OBLIGATIONS
    Long-term obligations consist of the following:

                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                 1994           1993
                                                                             -------------  -------------
9.5% unsecured note payable to an individual, due in monthly installments
 of $7, including interest.................................................    $     240      $     295
8.5% unsecured note payable to an individual, due in monthly installments of $8, including interest. A balloon payment of unpaid principal of $771
 is due August 15, 1996....................................................          810            830
Note payable to an individual, paid May 15, 1994...........................       --                100
5% unsecured long-term obligation to a corporation, due in two annual
 installments of $450, plus interest, commencing in 1995...................          900         --
4.75% unsecured convertible note payable to a corporation, due on June 1,
 1995, plus interest.......................................................          800         --
5% unsecured convertible note payable to an individual, plus interest, due
 May 1, 1996...............................................................          200         --
5% unsecured note payable to an individual, plus interest, due May 1,
 1995......................................................................          100         --
4.75% unsecured convertible note payable to an individual, due on May 1,
 1996, plus interest.......................................................          140         --
Obligation in connection with non-compete agreement, due in three annual
 installments of $47, commencing in 1995...................................          140         --
4.75% unsecured convertible note payable to a corporation, plus interest,
 due May 1, 1996...........................................................          100         --
4.75% unsecured convertible note payable to a corporation, due in two
 annual installments of $35, plus interest, commencing in 1995.............           70         --
Other......................................................................           73            143
                                                                             -------------  -------------
                                                                                   3,573          1,368
Less current maturities....................................................        1,544            294
                                                                             -------------  -------------
                                                                               $   2,029      $   1,074
                                                                             -------------  -------------
                                                                             -------------  -------------

    Maturities of long-term debt are as follows:

  YEAR ENDING
 DECEMBER 31,
---------------
  1995.......................................................................................     $   1,544
  1996.......................................................................................         1,871
  1997.......................................................................................           121
  1998.......................................................................................            37
                                                                                                  ---------
                                                                                                  $   3,573
                                                                                                  ---------
                                                                                                  ---------

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7 -- LINE OF CREDIT
    In December 1994, the Company arranged with Bank of America Oregon a $5,000 credit facility (the "Line of Credit") and a $1,000 non-revolving credit facility for equipment purchases. The Line of Credit is secured by the assets of the Company. The interest rate, at the option of the Company, is a floating rate generally based on a defined prime rate, or a fixed rate related to an offshore rate, with principal due on demand. To the extent that the Borrowing Base (defined in the Line of Credit as 55% of specified accounts receivable) is below the $5,000 maximum, the Line of Credit is limited to the Borrowing Base. The Borrowing Base was approximately $4,000 at December 31, 1994. The agreement contains restrictive covenants relating to cash flow ratios, certain types of debt, capital expenditures and other restrictive covenants which limit the Company's ability to pay cash dividends and make stock repurchases. There were no borrowings at December 31, 1994. The Bank of America Oregon Line of Credit replaces a $2,000 line established with United States National Bank of Oregon in 1993.

NOTE 8 -- COMMITMENTS AND CONTINGENT LIABILITIES
    The Company conducts a majority of its business utilizing leased facilities and equipment in the various cities in which it operates. The Company also leases office space for its corporate headquarters. Certain lease agreements provide for payment of taxes, insurance, maintenance and other expenses related to the leased property. Certain lease agreements also provide an option for renewal at varying terms, depending on the location and type of equipment. The aggregate future minimum commitments under operating leases are as follows:

YEAR ENDING
DECEMBER 31,
----------------------------------------------------------------
1995............................................................  $   2,502
1996............................................................      2,097
1997............................................................      1,692
1998............................................................      1,213
1999............................................................        623
Thereafter......................................................        179
                                                                  ---------
                                                                  $   8,306
                                                                  ---------
                                                                  ---------

    Rent expense for the periods ended December 31, 1994, 1993, and 1992 amounted to $1,938, $623, and $254, respectively.

    In the ordinary course of its business, the Company may be subject from time to time to claims and legal actions. The Company has no history of material claims and no material actions are currently pending against the Company.

NOTE 9 -- ACCRUED LIABILITIES
    Accrued liabilities consist of the following:

                                                                        DECEMBER 31,    DECEMBER 31,
                                                                            1994            1993
                                                                        -------------  ---------------
Accrued compensation..................................................    $     274       $     261
Accrued professional fees.............................................          141             605
Other accruals........................................................          802              70
                                                                        -------------         -----
                                                                          $   1,217       $     936
                                                                        -------------         -----
                                                                        -------------         -----

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10 -- INCOME TAXES
    The income tax provision consists of the following:

                                                                        1994       1993       1992
                                                                      ---------  ---------  ---------
Current tax expense (benefit):
  Federal...........................................................  $      (9) $     390  $     127
  State.............................................................         (5)        77         26
                                                                      ---------  ---------  ---------
                                                                            (14)       467        153
                                                                      ---------  ---------  ---------
Deferred tax expense:
  Federal...........................................................      1,263        165        341
  State.............................................................        126         17         69
                                                                      ---------  ---------  ---------
                                                                          1,389        182        410
                                                                      ---------  ---------  ---------
                                                                      $   1,375  $     649  $     563
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

The Company's effective tax rate is reconciled to the tax computed at the statutory federal rate as follows:

                                                                       1994         1993         1992
                                                                    -----------  -----------  -----------
Tax expense at federal statutory rate.............................      34.00%       34.00%       34.00%
State income taxes, net of federal benefit........................       3.40         3.90         4.20
Surtax exemption..................................................      --           --           (.30)
Other.............................................................       1.90          .40        (.90)
                                                                        -----        -----        -----
                                                                        39.30%       38.30%       37.00%
                                                                        -----        -----        -----
                                                                        -----        -----        -----

    The deferred tax (assets) liabilities are comprised of the following components:

                                                                        1994       1993       1992
                                                                      ---------  ---------  ---------
Property and equipment..............................................  $  --      $   2,859  $       6
Cost of acquisitions in excess of the fair value of net assets
 acquired and other intangibles.....................................        157     --         --
Cash versus accrual reporting for tax purposes......................      2,687      1,345        456
                                                                      ---------  ---------  ---------
  Gross deferred tax liabilities....................................      2,844      4,204        462
                                                                      ---------  ---------  ---------
Property and equipment..............................................         (5)    --            (25)
Net operating losses................................................        (86)       (74)       (27)
                                                                      ---------  ---------  ---------
  Gross deferred tax assets.........................................        (91)       (74)       (52)
                                                                      ---------  ---------  ---------
Net deferred tax liabilities........................................  $   2,753  $   4,130  $     410
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

    Deferred income taxes were recorded at the time certain clinic acquisitions were consummated during 1993 because an election was available to the Company to increase the asset basis for tax purposes. In May 1994, prior to issuance of the March 31, 1994 financial statements, management determined not to make such an election. As a result, deferred taxes were reduced by $2,521 as of March 31, 1994, with a corresponding decrease to costs in excess of fair market value of net assets acquired. The adjustment had no effect on shareholders' equity, net earnings, working capital or cash flows. Due primarily to the circumstances described above, the deferred tax expense differs from the change in the net deferred tax liabilities as a result of the $2,521 charge to deferred taxes.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENT (Continued)
                    (In thousands, except per share amounts)

NOTE 11 -- SHAREHOLDERS' EQUITY
    By way of closings on April 21, 1994 and May 9, 1994, the Company concluded an initial public offering of 2,760 shares of common stock (of which 2,560 was sold by the Company) at $6.00 per share (the "Offering"). Following the Offering, 6,794 shares were outstanding. Prior to the Offering, there was no public market for the Company's common stock. The Company's common stock offering was declared effective on April 14, 1994, for trading on the Nasdaq National Market System, under the symbol "PRHB."

    During 1994, in connection with the 1993 California acquisition, a warrant to exercise 6 shares of common stock at $0.13 per share issued in connection with the acquisition was exercised on March 18, 1994. Such amount is included in the common stock issued for cash in the Consolidated Statement of Shareholders' Equity.

    During 1994, in connection with the 1993 Texas acquisition, the Company issued an additional 83 shares of common stock.

    In July 1993, the Board of Directors authorized a three-for-four stock split. This split was approved by the shareholders in August 1993. All share references and related per share amounts have been adjusted in the accompanying consolidated financial statements to reflect the reverse stock split.

NOTE 12 -- STOCK OPTION PLANS

    1993 AMENDED AND RESTATED COMBINATION STOCK OPTION PLAN. The 1993 Amended and Restated Combination Stock Option Plan (the "Plan") provides for the grant of incentive and nonqualified stock options to selected employees, officers, directors, consultants and advisors to purchase up to 1,000 shares of common stock. As of December 31, 1994, options to purchase 833 shares of common stock were outstanding, no shares of common stock had been issued upon exercise of options, and 167 shares of common stock were available for future grants under the Option Plan. These 833 options were granted at various exercise prices ranging from $4.00 to $6.75 per share and began vesting on January 1, 1994, and expire between January 26, 1999 through September 23, 2004. A total of 248 of the incentive and nonqualified stock options were exercisable at December 31, 1994. As of December 31, 1994, non-plan options to purchase 17 shares of common stock were outstanding at an average exercise price of $6.86 per share and no shares of common stock had been issued upon exercise of these options. These options expire between five and ten years from date of grant. A total of 6 of the non-plan options were exercisable at December 31, 1994.

    DIRECTORS' STOCK OPTION PLAN. On September 23, 1994, the Board of Directors adopted the Directors' Stock Option Plan (the "Directors' Plan"), which became effective on October 1, 1994. The Directors' Plan is subject to approval at the Company's Annual Meeting of Shareholders in June 1995.

    A maximum of 100 shares may be issued under the Directors' Plan. Only directors who are not officers or employees of the Company may be granted options under the Directors' Plan.

    Options are granted automatically under the Directors' Plan as follows: on the effective date of the Directors' Plan, options to purchase 10 shares of common stock were granted to the two outside directors; options to acquire 10 shares will be automatically granted to an outside director when he or she is appointed or elected to the Board of Directors; and options to acquire 1 share will be automatically granted to each outside director on the anniversary of the effective date of the Directors' Plan in the case of the two existing outside directors and on the anniversary of the date when any additional outside directors became a member of the Board of Directors.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 12 -- STOCK OPTION PLANS (CONTINUED)
    On October 1, 1994, options to acquire a total of 20 shares of common stock were granted at an exercise price of $6.38. These options vest over 5 years, and at December 31, 1994, 4 of the Directors' Plan options were exercisable.

NOTE 13 -- CONCENTRATION OF CREDIT RISK
    The Company maintains its cash balances in financial institutions located in various parts of the United States. These balances are insured by the Federal Deposit Insurance Corporation up to $100. At December 31, 1994, uninsured amounts held at these financial institutions totaled approximately $359.
Management estimates that approximately 95% of its net realizable accounts receivable are due from third-party payors. No one third-party payor balance exceeds 10% of net realizable receivables.

NOTE 14 -- RETIREMENT PLAN -- 401(K)
    Beginning January 1, 1993, the Company began contributing to a 401(k) Profit Sharing Plan in accordance with the Employee Retirement Income Security Act of 1974. The plan is for all employees meeting the eligibility requirement of one year of service and 21 years of age and older. Participants in the plan may elect to contribute from 2% to 15% of their compensation. The Company will match 50% of up to 6% of the employees' compensation. The Company contributed $35 and $18 for the years ended December 31, 1994 and 1993, respectively.

NOTE 15 -- SUBSEQUENT EVENTS
    In 1995, the Company borrowed approximately $3,312 under the new Line of Credit to partially fund the following acquisitions (see Note 7):

    During January 1995, the Company acquired substantially all of the assets of a practice that included three clinics located in the Tacoma, Washington area. The purchase price of $1,250 includes $950 paid in cash at closing and up to $300 will be paid in three annual installments if certain pre-tax profit levels are achieved within 36 months of the closing date of the acquisition. The seller was also granted a Common Stock Purchase Warrant to purchase 75 shares of common stock of the Company at an exercise price of $6.00 per share.

    During February 1995, the Company acquired all of the outstanding common stock of a therapy/ prosthetic-orthotic practice located in Miami, Florida. The purchase price of this acquisition of $1,100 includes $650 paid in cash and 75 shares of the Company's common stock valued at $450.

    During February 1995, the Company acquired all of the outstanding common stock of a therapy practice located in Temecula, California. The purchase price was $350 of which $175 was paid in cash and $175 was paid in the form of a promissory note. The promissory note, including interest, is due at maturity in March 1997 and includes a conversion provision effective February 28, 1996 into 25 shares of the Company's common stock, plus an additional amount representing unpaid interest, between February 28, 1996 and February 28, 1997, at the rate of $7.00 per share.

    During March 1995, the Company acquired all of the outstanding common stock of a medical and physical therapy practice located in San Diego, California. The clinic included in this practice was integrated into existing locations. The purchase price of this acquisition of $2,100 includes $975 paid in cash at closing and the remainder represents a promissory note in the amount of $1,125. The promissory note, including interest, is due at maturity in March 1997 and includes a conversion provision effective February 28, 1996 into 161 shares of the Company's common stock, plus an additional amount representing unpaid interest, between February 28, 1996 and February 1997, at the rate of $7.00 per share.

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 15 -- SUBSEQUENT EVENTS (CONTINUED)
    During March 1995, the Company acquired substantially all of the assets of a therapy practice that included two clinics located in the North Los Angeles, California area. The purchase price of $950 includes $500 paid in cash at closing and $450 paid in the form of a promissory note. The promissory note, including interest, is due at maturity in March 1997 and includes a conversion provision effective February 28, 1996 into 63 shares of the Company's common stock, plus an additional amount representing unpaid interest, at a rate of $7.25 per share.

    During March 1995, the Company acquired all of the outstanding common stock of a therapy practice with one clinic located in Baltimore, Maryland. The purchase price of $2,500 includes $1,250 paid in cash and $1,250 paid in the form of a promissory note. Interest is payable quarterly in arrears. One-half of the promissory note is due in March 1996, with the remaining portion due at maturity in February 1997.


    The value of Pacific Rehab's common stock and the conversion price for convertible promissory notes issued in connection with acquisitions was set equal to the last sale price of Pacific Rehab's common stock on The Nasdaq Stock Market on the date the parties reached final agreement. The accounting for contingent consideration is based on the specific facts and circumstances of each acquisition. If contingent consideration is based upon the ownership of stock, then it is recorded as an adjustment to the acquistion purchase price in accordance with APB 16. However, if the prior owner continues as an employee and is responsible for the future earnings of the acquired business, then the contingent consideration is recorded as compensation expense in the period ended.


    As of March 28, 1995, the Company's operations consist of 47 outpatient rehabilitation clinics located in Washington, Hawaii, California, Nevada, Arizona, Texas, Mississippi, Florida and Maryland.

NOTE 16 -- SUBSEQUENT FINANCING ACTIVITIES AND MERGER AGREEMENT
    As reported in the Company's Form 10-Q for the nine months ended September 30, 1995, the Company had an excess of current liabilities over current assets of $4,046 (unaudited) at September 30, 1995. In addition, the Company's outstanding borrowings under its Line of Credit exceeded the borrowing base established in the Line of Credit Agreement, and the Company was not in compliance with one of the conditions set forth in such Agreement. As a result, the bank could have, under the terms of the Line of Credit, declared the Company in default and demanded immediate payment of all amounts due thereunder. At September 30, 1995, such borrowings aggregated $10,683 (unaudited). Further, the Form 10-Q for the nine months ended September 30, 1995 indicated that the Company's existing cash and cash flow from operations were not sufficient to meet the Company's working capital requirements for the period from October 1, 1995 to December 31, 1996.

    During December 1995, the Company restructured the repayment terms with the holders of approximately $3,200 of its debt and other obligations to extend payments from fiscal 1996 into the first two quarters of fiscal 1997.

    In addition, during December 1995, the Company negotiated revisions in its Line of Credit arrangements with Bank of America Oregon. The maximum amount which can be borrowed will be increased to $12,500. The Borrowing Base is defined as 85% of certain net accounts receivable or 85% of a calculated revenue amount. The effective interest rate will be increased by one half of one percent to a defined prime rate plus 1.0% or a defined offshore rate plus 2.5%. The bank has agreed to (1) waive the September 30, 1995 violation of the condition that specified that the Company maintain a certain ratio of fixed charges relative to EBITDA (the "Fixed Charge Ratio") and (2) waive the anticipated December 31, 1995 violation of the Fixed Charge Ratio and the Funded Debt to EBITDA ratio. The

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 16 -- SUBSEQUENT FINANCING ACTIVITIES AND MERGER AGREEMENT (CONTINUED) bank has also agreed to modify the existing ratio condition requirements such that the Company anticipates it will remain in compliance in the future through the renewal date of June 30, 1998. The bank approved the over advance of the Borrowing Base that existed as of November 1, 1995. As part of the revisions, the separate $1,000 nonrevolving credit facility for equipment purchases will be eliminated.

    On November 9, 1995, the Company agreed to be acquired by Horizon/CMS Healthcare Corporation ("Horizon/CMS") pursuant to a merger agreement approved by the Board of Directors of both the Company and Horizon/CMS. Under the terms of the agreement, the Company's shareholders will receive .3483 shares of Horizon/CMS common stock for each share of the Company's common stock. The consummation of the merger is subject to a vote of the Company's shareholders, regulatory review and other conditions, and there can be no assurance that the acquisition will be consummated.

NOTE 17 -- QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                                                            FIRST     SECOND      THIRD     FOURTH
                                                                           QUARTER    QUARTER    QUARTER    QUARTER
                                                                          ---------  ---------  ---------  ---------
   1994
Net revenue.............................................................  $   3,057  $   5,213  $   5,889  $   6,345
Gross profit............................................................      1,413      2,608      2,949      3,244
Net earnings............................................................        266        572        676        612
Net earnings per common share...........................................  $    0.07  $    0.09  $    0.10  $    0.09
Weighted average number of common and common equivalent shares
 outstanding............................................................      4,031      6,397      7,018      7,014
    1993
Net revenue.............................................................  $   1,360  $   1,528  $   2,487  $   2,787
Gross profit............................................................        901      1,012      1,028      1,193
Net earnings............................................................        287        371        247        142
Net earnings per common share...........................................  $    0.07  $    0.09  $    0.06  $    0.04
Weighted average number of common and common equivalent shares
 outstanding............................................................      3,965      4,006      4,006      4,006

    The 1993 quarterly earnings per share amounts have been adjusted, by $0.01 per share for each of the first, second and third quarters, to reflect the impact of Securities and Exchange Commission ("SEC") Staff Accounting Bulletin
(SAB) No. 83. See Note 1g. to the Consolidated Financial Statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Dr. Judman and Dr. Gober St. Paul
  and Biddle Medical Associates, P.A.

    We have audited the accompanying balance sheets of Dr. Judman and Dr. Gober St. Paul and Biddle Medical Associates, P.A. as of December 31, 1993 and 1992, and the related statements of earnings, retained earnings and cash flows for the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dr. Judman and Dr. Gober St. Paul and Biddle Medical Associates, P.A. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Baltimore, Maryland
January 27, 1994

                            DR. JUDMAN AND DR. GOBER
                  ST. PAUL AND BIDDLE MEDICAL ASSOCIATES, P.A.
                                 BALANCE SHEETS
                                  DECEMBER 31,
                                     ASSETS

                                                                                          1993           1992
                                                                                      -------------  -------------
CURRENT ASSETS
  Cash..............................................................................  $      72,647  $      75,962
  Patient accounts receivable, net of allowance for uncollectibles of $2,320,697 in
   1993 and $2,796,784 in 1992 (note A2)............................................      2,779,480      2,607,255
  Prepaid expenses..................................................................         21,700         15,000
                                                                                      -------------  -------------
    Total current assets............................................................      2,873,827      2,698,217
PROPERTY AND EQUIPMENT -- AT COST (note A3).........................................
  Medical and physical therapy equipment............................................        316,004        279,025
  Leasehold improvements and fixtures...............................................        116,052        102,304
                                                                                      -------------  -------------
                                                                                            432,056        381,329
  Less accumulated depreciation and amortization....................................        288,774        207,580
                                                                                      -------------  -------------
                                                                                            143,282        173,749
OTHER ASSETS........................................................................         11,372         11,372
                                                                                      -------------  -------------
                                                                                      $   3,028,481  $   2,883,338
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                                   LIABILITIES

CURRENT LIABILITIES
  Accounts payable..................................................................  $      69,932  $      19,229
  Accrued liabilities...............................................................         56,421         58,377
                                                                                      -------------  -------------
    Total current liabilities.......................................................        126,353         77,606
COMMITMENTS (notes B, C and D)......................................................       --             --
STOCKHOLDERS' EQUITY (note D)
  Common stock -- authorized 1,000 shares of no par value; issued
   and outstanding, 200 shares......................................................         20,000         20,000
  Retained earnings.................................................................      2,882,128      2,785,732
                                                                                      -------------  -------------
                                                                                          2,902,128      2,805,732
                                                                                      -------------  -------------
                                                                                      $   3,028,481  $   2,883,338
                                                                                      -------------  -------------
                                                                                      -------------  -------------

        The accompanying notes are an integral part of these statements.

                            DR. JUDMAN AND DR. GOBER
                  ST. PAUL AND BIDDLE MEDICAL ASSOCIATES, P.A.
                             STATEMENTS OF EARNINGS
                            YEAR ENDED DECEMBER 31,

                                                                           1993           1992           1991
                                                                       -------------  -------------  -------------
Net revenues.........................................................  $   4,868,702  $   4,880,677  $   7,313,388
Cost of revenues.....................................................      3,141,257      3,450,246      4,703,101
                                                                       -------------  -------------  -------------
    Gross profit.....................................................      1,727,445      1,430,431      2,610,287
Operating expenses
  Selling, general and administrative expenses.......................      1,471,447      1,351,137      2,269,840
  Depreciation and amortization......................................         81,194         54,066         65,906
                                                                       -------------  -------------  -------------
    Earnings before nonoperating income..............................        174,804         25,228        274,541
Nonoperating income
  Interest income....................................................            592          1,524          1,346
                                                                       -------------  -------------  -------------
    NET EARNINGS (note A4)...........................................  $     175,396  $      26,752  $     275,887
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                            DR. JUDMAN AND DR. GOBER
                  ST. PAUL AND BIDDLE MEDICAL ASSOCIATES, P.A.
                        STATEMENTS OF RETAINED EARNINGS
                            YEAR ENDED DECEMBER 31,

                                                                           1993           1992           1991
                                                                       -------------  -------------  -------------
Retained earnings at beginning of year...............................  $   2,785,732  $   3,418,824  $   3,200,937
Shareholder distributions............................................        (79,000)      (659,844)       (58,000)
Net earnings for the year............................................        175,396         26,752        275,887
                                                                       -------------  -------------  -------------
Retained earnings at end of year.....................................  $   2,882,128  $   2,785,732  $   3,418,824
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                            DR. JUDMAN AND DR. GOBER
                  ST. PAUL AND BIDDLE MEDICAL ASSOCIATES, P.A.
                            STATEMENTS OF CASH FLOWS
                            YEAR ENDED DECEMBER 31,

                                                                           1993           1992           1991
                                                                      --------------  ------------  --------------
Increase (Decrease) in Cash
  Cash flows from operating activities
    Net earnings....................................................  $      175,396  $     26,752  $      275,887
    Adjustments to reconcile net earnings to net cash provided by operating activities
      Depreciation and amortization.................................          81,194        54,012          65,806
      Provision for uncollectible accounts..........................         973,439       979,503       1,816,312
      Changes in assets and liabilities
        (Increase) in accounts receivable...........................      (1,145,666)     (398,640)     (1,925,855)
        Decrease (increase) in accounts payable and accrued
         liabilities................................................          48,748       (43,387)         49,665
        (Increase) decrease in prepaid expenses and other assets....          (6,700)       (2,947)          9,607
                                                                      --------------  ------------  --------------
        Net cash provided by operating activities...................         126,411       615,293         291,422
                                                                      --------------  ------------  --------------
Cash flows used in investing activities
  Purchase of property and equipment................................         (50,726)      (80,288)        (85,015)
                                                                      --------------  ------------  --------------
Cash flows used in financing activities
  Shareholder distributions.........................................         (79,000)     (659,844)        (58,000)
  Repayment of amounts due shareholder..............................        --             (23,856)       --
                                                                      --------------  ------------  --------------
        Net cash used in financing activities.......................         (79,000)     (683,700)        (58,000)
                                                                      --------------  ------------  --------------
        Net (decrease) increase in cash.............................          (3,315)     (148,695)        148,407
Cash at beginning of year...........................................          75,962       224,657          76,250
                                                                      --------------  ------------  --------------
Cash at end of year.................................................  $       72,647  $     75,962  $      224,657
                                                                      --------------  ------------  --------------
                                                                      --------------  ------------  --------------

        The accompanying notes are an integral part of these statements.

                            DR. JUDMAN AND DR. GOBER
                  ST. PAUL AND BIDDLE MEDICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1992 AND 1991


NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.  BUSINESS DESCRIPTION

    Dr. Judman and Dr. Gober St. Paul and Biddle Medical Associates, P.A. (the Company) derives substantially all of its revenue from medical and physical therapy services to patients who are referred by plaintiff attorneys.

2.  REVENUE RECOGNITION

    Revenue is reported at the estimated net realizable amounts due from patients and third-party payers. Net patient service revenue is adjusted as required in subsequent periods based on final settlements.

3.  PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line basis over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

4.  INCOME TAXES


    The Company has elected S Corporation status under the Internal Revenue Code; therefore, income taxes are payable personally by the Company's shareholders and the Company is not taxed as a corporation. Accordingly, no provision has been made for federal or state income taxes. Had such taxes been payable by the Company on financial statement earnings, they would have approximated $70,000 in 1993, $11,000 in 1992 and $110,000 in 1991 .


    Revenues and expenses are reported on the cash basis for income tax purposes. The Company determines annually what portion, if any, of the shareholders' personal tax liabilities will be funded by cash distributions.

5.  CASH AND CASH EQUIVALENTS

    For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

NOTE B -- LEASES
    The Company leases office space from related and nonrelated parties under operating lease agreements that expire on various dates through January 1997. In addition to minimum rental payments, certain leases provide for payment of real estate taxes, insurance and other operating expenses.

    Net minimum rental commitments under all operating leases as of December 31, 1993 are as follows:

                                                                        RELATED
                                                                        PARTIES       OTHER
                                                                      -----------  -----------
1994................................................................  $   142,600  $   104,128
1995................................................................      142,600       41,000
1996................................................................      142,600       12,500

                            DR. JUDMAN AND DR. GOBER
                  ST. PAUL AND BIDDLE MEDICAL ASSOCIATES, P.A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991


NOTE B -- LEASES (CONTINUED)

    Payments under certain leases with nonrelated parties are personally guaranteed by the shareholders. Certain leases have options for renewal, purchase or termination. Total rental expense charged to operations for the years ended December 31, 1993, 1992, and 1991 was $320,000, $185,000, and
$167,700, respectively, of  which $196,000, $96,800  and $30,000 was  paid to  a related party.


NOTE C -- COMMITMENTS
    On January 1, 1989, the Company entered into employment contracts with its two officers/ shareholders. The agreements are cancelable at any time and automatically terminate in the event of certain specified occurrences. The agreements provide for deferred compensation payments based on a formula defined in the agreement if employment is terminated for any reason, and for disability payments in the event of total disability.

    The Company has also entered into employment contracts with three employees. These contracts expire on June 30, 1994, or earlier in the event of termination.

NOTE D -- STOCKHOLDERS' EQUITY
    The transferability of the Company's common stock is restricted by the terms of an agreement between the Company and its common stockholders. In the event of termination of employment of either shareholder for any reason including death, the remaining shareholder is required to purchase his common stock at "book value on the cash basis" as defined in the agreement.

NOTE E -- SUBSEQUENT EVENT
    The Company has agreed in principle to sell all of the assets associated with its physical therapy operations and, to the extent permitted by applicable law, the non-professional assets of the medical practice operations for $6,000,000 in cash and $1,500,000 of the acquiring company's common stock. If gross revenue for 1994 exceeds $5,520,000, the purchase price will be increased by a maximum of $975,000, of the acquiring company's common stock based on an agreed upon formula. The acquiring company has agreed in principal to provide administrative, non-professional services to the Company in connection with its medical practice.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Arthritis, Trauma & Sports Physical Therapy, Inc. at December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 6, substantially all of the assets and operating business of Arthritis, Trauma & Sports Physical Therapy, Inc. were sold as of April 1, 1995 to Pacific Rehabilitation & Sports Medicine, Inc.

PRICE WATERHOUSE LLP

Portland, Oregon
June 30, 1995

               ARTHRITIS, TRAUMA & SPORTS PHYSICAL THERAPY, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1994

                                     ASSETS

Current assets:
  Cash...........................................................................  $     225
  Patient accounts receivable, net (Note 2)......................................    212,952
  Other receivables..............................................................      2,128
                                                                                   ---------
    Total current assets.........................................................    215,305
Furniture and equipment, net (Note 3)............................................      6,315
                                                                                   ---------
                                                                                   $ 221,620
                                                                                   ---------
                                                                                   ---------

                            LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Bank overdraft.................................................................  $   1,763
  Related party payable..........................................................      2,028
  Accrued liabilities............................................................     23,438
                                                                                   ---------
    Total current liabilities....................................................     27,229
                                                                                   ---------
Commitments and contingent liabilities (Note 5)
Shareholders' equity:
  Common stock, $1 par value; 25,000 shares authorized; 995 shares issued and
   outstanding...................................................................        995
  Retained earnings, per accompanying statement..................................    193,396
                                                                                   ---------
                                                                                     194,391
                                                                                   ---------
                                                                                   $ 221,620
                                                                                   ---------
                                                                                   ---------

         The accompanying notes are an integral part of this statement.

               ARTHRITIS, TRAUMA & SPORTS PHYSICAL THERAPY, INC.
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

Net revenues...................................................................  $1,417,273
Cost of revenues...............................................................     476,205
                                                                                 ----------
  Gross profit.................................................................     941,068
                                                                                 ----------
Operating expenses:
  Selling, general and administrative..........................................     322,908
  Depreciation and amortization................................................       1,742
                                                                                 ----------
                                                                                    324,650
                                                                                 ----------
Net income.....................................................................     616,418
Retained earnings, beginning of year...........................................     173,960
Cash distributions to shareholders.............................................    (596,982)
                                                                                 ----------
Retained earnings, end of year.................................................  $  193,396
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

               ARTHRITIS, TRAUMA & SPORTS PHYSICAL THERAPY, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

Cash flows from operating activities:
  Net income....................................................................  $ 616,418
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...............................................      1,742
  Net change in current assets and liabilities:
    Patient accounts receivable, net............................................    (64,121)
    Other receivables...........................................................        811
    Accrued liabilities.........................................................    (32,274)
    Related party payable.......................................................       (376)
                                                                                  ---------
      Net cash provided by operating activities.................................    522,200
                                                                                  ---------
Cash flows from investing activities:
  Additions to furniture and equipment..........................................     (4,229)
                                                                                  ---------
      Net cash used in investing activities.....................................     (4,229)
                                                                                  ---------
Cash flows from financing activities:
  Bank overdraft................................................................      1,763
  Cash distributions to shareholder.............................................   (596,982)
                                                                                  ---------
      Net cash used in financing activities.....................................   (595,219)
                                                                                  ---------
Net decrease in cash............................................................    (77,248)
Cash at beginning of year.......................................................     77,473
                                                                                  ---------
Cash at end of year.............................................................  $     225
                                                                                  ---------
                                                                                  ---------

         The accompanying notes are an integral part of this statement.

               ARTHRITIS, TRAUMA & SPORTS PHYSICAL THERAPY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    Arthritis, Trauma & Sports Physical Therapy, Inc. (the Company) is a Nevada corporation that operates two rehabilitation and sports medicine clinics in the Las Vegas, Nevada area. The Company has elected to be taxed under subchapter S of the Internal Revenue Code of 1986 as amended. The Company provides comprehensive outpatient rehabilitation services to patients suffering from arthritis and sports related injuries.

    See Note 6.

SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts which the patients, third party payors and others are contractually obligated to pay for services rendered. See Note 2.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When property or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The costs of repairs and maintenance are charged to expense as incurred.

    Depreciation is computed using the double-declining balance method over useful lives of five to seven years for computers, software, furniture and operating equipment. Leasehold improvements are amortized on the straight-line basis over the shorter of the asset life or lease term.

    INCOME TAXES

    As an S Corporation, the Company's taxable income or loss is attributed directly to the Company's shareholders for inclusion in their separate income tax returns. Accordingly, the accompanying statement of operations does not include a provision for income taxes.

2.  PATIENT ACCOUNTS RECEIVABLE
    Patient accounts receivable consist of:

Gross patient accounts receivable................................  $ 467,496
Less allowances for doubtful accounts and contractual
 adjustments.....................................................    254,544
                                                                   ---------
                                                                   $ 212,952
                                                                   ---------
                                                                   ---------

    The allowance for contractual adjustments represents the difference between the amounts billed by the Company at its normal rates and the amounts which the patients, third party payors or other parties are contractually obligated to pay the Company. During the year ended December 31, 1994 the Company charged revenues for contractual adjustments aggregating $437,584. During the year ended December 31, 1994, bad debt expense aggregated $134,787 and is included in selling, general and administrative expenses in the accompanying statement of operations.

               ARTHRITIS, TRAUMA & SPORTS PHYSICAL THERAPY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994

3.  FURNITURE AND EQUIPMENT
    Furniture and equipment consist of:

Medical equipment................................................  $  15,597
Furniture and operating equipment................................      5,536
Leasehold improvements...........................................      1,672
                                                                   ---------
                                                                      22,805
Accumulated depreciation.........................................    (16,490)
                                                                   ---------
                                                                   $   6,315
                                                                   ---------
                                                                   ---------

4.  EMPLOYEE 401(K) PLAN
    During 1994, the defined contribution retirement plan offered to the Company's employees was terminated and all participant balances were refunded to the participants or transferred to another retirement plan. The Company incurred no significant costs related to the termination of the plan.

5.  COMMITMENTS AND CONTINGENT LIABILITIES
    The Company leases its operating facilities and certain equipment under agreements which require minimum annual lease payments as follows:

1995...........................................................  $   79,500
1996...........................................................      79,500
1997...........................................................      80,105
1998...........................................................      77,700
1999...........................................................      77,700
Thereafter.....................................................   1,864,800
                                                                 ----------
                                                                 $2,259,305
                                                                 ----------
                                                                 ----------

    The Company leases operating space for its Las Vegas West facility from BMT Partnership, which is a partnership under common control by the shareholders of the Company. Rent expense related to this facility totaled $77,706 for the year ended December 31, 1994.

    Rent expense under all noncancelable leases, including the Las Vegas facility lease, aggregated $92,741 in 1994.

6.  SUBSEQUENT EVENT
    Effective April 1, 1995 substantially all of the Company's assets and operating business were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics. The purchase price included cash of $1,500,000 and an unsecured promissory note payable of $1,000,000 bearing interest at 9%. The promissory note is due March 31, 1996.

    The accompanying financial statements do not reflect the effects of the sale.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Care Concepts, Inc., dba Pacific Physical Therapy, and its subsidiaries at December 31, 1993 and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 8, the shareholders of Care Concepts, Inc., dba Pacific Physical Therapy, approved and authorized the sale of all of the Company's outstanding shares of common stock effective May 1, 1994.

PRICE WATERHOUSE LLP

Portland, Oregon
July 9, 1994

                              CARE CONCEPTS, INC.
                          DBA PACIFIC PHYSICAL THERAPY
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS


                                                     MARCH 31,      DECEMBER 31,
                                                       1994             1993
                                                  ---------------  ---------------
                                                    (UNAUDITED)
Current assets:
  Cash..........................................  $       74,289   $       73,924
  Accounts receivable, net (Note 2).............         455,291          423,951
  Prepaids and other current assets.............          45,199           33,775
  Advances to shareholder (Note 6)..............          36,906            6,681
                                                  ---------------  ---------------
    Total current assets........................         611,685          538,331
Furniture and equipment (Note 3)................          81,697           84,723
Other non-current assets........................          13,290           13,290
                                                  ---------------  ---------------
                                                  $      706,672   $      636,344
                                                  ---------------  ---------------
                                                  ---------------  ---------------

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable..............................  $       41,512   $       35,431
  Accrued payroll liabilities (Note 7)..........         114,080           87,487
  Other accrued liabilities.....................          71,000           56,000
  Income taxes payable (Note 5).................          60,493           58,451
  Current portion of capital lease obligations
   (Note 4).....................................           9,666            9,955
  Deferred income taxes, current (Note 5).......         111,024          104,569
                                                  ---------------  ---------------
    Total current liabilities...................         407,775          351,893
Capital lease obligations, net of current
 portion (Note 4)...............................           5,397            7,340
Deferred income taxes, non-current (Note 5).....           4,420            4,397
                                                  ---------------  ---------------
                                                         417,592          363,630
                                                  ---------------  ---------------
Commitments and contingencies (Notes 2 and 4)
Shareholders' equity:
  Common stock, no par value, 10,000,000 shares
   authorized, 3,020,000 shares issued and
   outstanding..................................          50,171           50,171
  Retained earnings.............................         238,909          222,543
                                                  ---------------  ---------------
                                                         289,080          272,714
                                                  ---------------  ---------------
                                                  $      706,672   $      636,344
                                                  ---------------  ---------------
                                                  ---------------  ---------------


         The accompanying notes are an integral part of this statement.

                              CARE CONCEPTS, INC.
                          DBA PACIFIC PHYSICAL THERAPY
           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                                                   FOR THE THREE    FOR THE YEAR
                                                   MONTHS ENDED    ENDED DECEMBER
                                                  MARCH 31, 1994      31, 1993
                                                  ---------------  ---------------
                                                    (UNAUDITED)
Net revenues (Note 2)...........................  $      471,941   $     1,885,739
Cost of revenues................................         168,890           893,421
                                                  ---------------  ---------------
  Gross profit..................................         303,051           992,318
General and administrative expenses (Note 2)....         278,243           855,720
                                                  ---------------  ---------------
  Earnings before non-operating expense.........          24,808           136,598
Interest income (expense), net..................              78            (4,316)
                                                  ---------------  ---------------
  Income before income taxes....................          24,886           132,282
Income taxes (Note 5)...........................           8,520            49,451
                                                  ---------------  ---------------
  Net income....................................          16,366            82,831
Retained earnings, beginning of period..........         222,543           139,712
                                                  ---------------  ---------------
Retained earnings, end of period................  $      238,909   $       222,543
                                                  ---------------  ---------------
                                                  ---------------  ---------------


         The accompanying notes are an integral part of this statement.

                              CARE CONCEPTS, INC.
                          DBA PACIFIC PHYSICAL THERAPY
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                          FOR THE THREE   FOR THE YEAR
                                          MONTHS ENDED       ENDED
                                            MARCH 31,     DECEMBER 31,
                                              1994            1993
                                          -------------   ------------
                                           (UNAUDITED)
Cash flows from operating activities:
  Net income............................    $ 16,366       $  82,831
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization.......       3,026          10,438
    Net change in current assets and
     liabilities:
      Accounts receivable...............     (31,340)         51,493
      Prepaids and other current
       assets...........................     (11,424)        (21,353)
      Accounts payable..................       6,081           8,263
      Accrued payroll liabilities.......      26,593          21,172
      Other accrued liabilities.........      15,000          31,000
      Income taxes payable..............       2,042          47,835
      Deferred income taxes.............       6,478         (18,666)
                                          -------------   ------------
        Net cash provided by operating
         activities.....................      32,822         213,013
                                          -------------   ------------
Cash flows from financing activities:
  Collection of notes receivable........                      32,000
  Advances to shareholder (Note 6)......     (30,225)         (6,681)
  Purchase of furniture and equipment...                     (51,091)
                                          -------------   ------------
        Net cash used for investing
         activities.....................     (30,225)        (25,722)
                                          -------------   ------------
Cash flows from financing activities:
  Principal payments on capital lease
   obligations..........................      (2,232)         (7,617)
  Reduction of shareholder loan (Note
   6)...................................                    (107,040)
                                          -------------   ------------
        Net cash used for financing
         activities.....................      (2,232)       (114,657)
                                          -------------   ------------
Net increase in cash....................         365          72,634
Cash at beginning of period.............      73,924           1,290
                                          -------------   ------------
Cash at end of period...................    $ 74,289       $  73,924
                                          -------------   ------------
                                          -------------   ------------
Supplemental cash flows disclosures:
  Interest paid.........................    $  1,134       $   5,897
  Income taxes paid.....................                      10,616


         The accompanying notes are an integral part of this statement.

                              CARE CONCEPTS, INC.
                          DBA PACIFIC PHYSICAL THERAPY
               NOTES TO THE MARCH 31, 1994 AND DECEMBER 31, 1993
                       CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS AND ORGANIZATION

    Care Concepts, Inc. (the Company), dba Pacific Physical Therapy, provides healthcare services in the nature of physical rehabilitation therapy at three locations in Southern California.

    The  Company has three  subsidiaries, all of  which are inactive: Contracted
Care,  Inc.;  Beach   Cities  Rehabilitation  Services;   and  PPTS,  Inc.   All
intercompany accounts have been eliminated in consolidation.

UNAUDITED INTERIM RESULTS

    The accompanying consolidated financial statements at March 31, 1994 and for the three months then ended are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position at March 31, 1994, and the results of its operations and cash flows for the three months then ended. The results of operations for the three months ended March 31, 1994 are not necessarily indicative of results which may be obtained during any future period.

REVENUE RECOGNITION

    Revenues are recognized once services have been provided to patients. Net revenues are reported at the estimated amounts to be realized through payments from patients, third-party payors and others for services rendered. See Note 2.

CASH

    Cash consists of accounts held in the Company's and in checking and money market accounts.

FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When furniture or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The costs of repairs and maintenance are charged to expense as incurred.

    Depreciation of the Company's assets is computed using the straight-line method over seven years.

INCOME TAXES

    The Company accounts for income taxes using the asset and liability approach prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, the Company recognizes deferred tax liabilities and assets for the expected tax consequences of temporary differences between the book basis and tax basis of its assets and liabilities. The Company files a cash basis consolidated tax return with its subsidiaries.

                              CARE CONCEPTS, INC.
                          DBA PACIFIC PHYSICAL THERAPY
               NOTES TO THE MARCH 31, 1994 AND DECEMBER 31, 1993
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.  ACCOUNTS RECEIVABLE
    Accounts receivable consist of:


                                                   MARCH 31,    DECEMBER 31,
                                                     1994           1993
                                                  -----------   ------------
                                                  (UNAUDITED)
Gross accounts receivable.......................   $852,045       $873,951
Less allowances for doubtful accounts and
 contractual adjustments........................    396,754        450,000
                                                  -----------   ------------
                                                   $455,291       $423,951
                                                  -----------   ------------
                                                  -----------   ------------



    The allowance for contractual adjustments represents an estimate of the difference between the amount billed by the Company at its normal rates and the amount which the patient, third-party payor or other party is contractually obligated to pay the Company. During the three months ended March 31, 1994 and the year ended December 31, 1993, contractual adjustments aggregated approximately $92,000 and $315,000, respectively, and have been netted against revenues in the accompanying consolidated statement of operations. During the three months ended March 31, 1994 and the year ended December 31, 1993, bad debt expense aggregated approximately $112,000 and $393,000, respectively, and is included in general and administrative expenses in the accompanying consolidated statement of operations.


    The Company's billings with certain governmental agencies are subject to annual audits and retroactive adjustment by program representatives. Such adjustments, if any, are recorded as contractual adjustments to revenue when determined. While the potential outcomes of such audits and resulting adjustments cannot be predicted, management believes that revenues and related receivables have been recorded at their estimated net realizable values.

3.  FURNITURE AND EQUIPMENT
    Furniture and equipment consist of:


                                                                    DECEMBER 31,
                                                  MARCH 31, 1994        1993
                                                  ---------------  ---------------
                                                    (UNAUDITED)
Leasehold improvements..........................  $       60,132   $       60,132
Medical equipment...............................         144,450          144,450
Office equipment and furniture and fixtures.....          55,651           55,651
                                                  ---------------  ---------------
                                                         260,233          260,233
Accumulated depreciation and amortization.......         178,536          175,510
                                                  ---------------  ---------------
                                                  $       81,697   $       84,723
                                                  ---------------  ---------------
                                                  ---------------  ---------------



    Furniture and equipment include medical equipment held under capital leases with an aggregate cost of $28,500 at both March 31, 1994 and December 31, 1993. Accumulated amortization on these assets aggregated $8,696 and $7,678 at March 31, 1994 and December 31, 1993, respectively.

                              CARE CONCEPTS, INC.
                          DBA PACIFIC PHYSICAL THERAPY
               NOTES TO THE MARCH 31, 1994 AND DECEMBER 31, 1993
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


4.  LEASE OBLIGATIONS
    The Company leases certain medical equipment under capital lease obligations and leases office and clinic space under operating lease agreements. Minimum lease payments required under capital and operating leases with noncancelable terms in excess of one year as of December 31, 1993 are summarized as follows:

                                                                        CAPITAL    OPERATING
YEAR ENDING DECEMBER 31,                                                LEASES      LEASES
---------------------------------------------------------------------  ---------  -----------
1994.................................................................  $  13,464  $    71,484
1995.................................................................      7,974       71,484
1996.................................................................                  69,854
1997.................................................................                  23,710
                                                                       ---------  -----------
Total minimum lease payments.........................................     21,438  $   236,532
                                                                                  -----------
                                                                                  -----------
Less amounts representing interest...................................      4,143
                                                                       ---------
Present value of capital lease payments..............................  $  17,295
                                                                       ---------
                                                                       ---------


    Rent expense under operating leases approximated $25,000 and $102,000 for the three months ended March 31, 1994 and the year ended December 31, 1993, respectively.


5.  INCOME TAXES
    The provision for income taxes consists of:


                                                    FOR THE
                                                  THREE MONTHS     FOR THE
                                                     ENDED        YEAR ENDED
                                                   MARCH 31,     DECEMBER 31,
                                                      1994           1993
                                                  ------------   ------------
                                                  (UNAUDITED)
Current:
  Federal.......................................     $1,123        $44,885
  State.........................................        919         23,232
                                                  ------------   ------------
                                                      2,042         68,117
                                                  ------------   ------------
Deferred:
  Federal.......................................      4,269        (12,186)
  State.........................................      2,209         (6,480)
                                                  ------------   ------------
                                                      6,478        (18,666)
                                                  ------------   ------------
                                                     $8,520        $49,451
                                                  ------------   ------------
                                                  ------------   ------------

                              CARE CONCEPTS, INC.
                          DBA PACIFIC PHYSICAL THERAPY
               NOTES TO THE MARCH 31, 1994 AND DECEMBER 31, 1993
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


5.  INCOME TAXES (CONTINUED)
    Deferred tax assets (liabilities) consist of:


                                                  MARCH 31,  DECEMBER 31,
                                                    1994         1993
                                                  ---------  ------------
                                                  (UNAUDITED)
Accounts payable and accrued liabilities........  $  48,383   $  44,285
                                                  ---------  ------------
  Gross deferred tax asset......................     48,383      44,285
                                                  ---------  ------------
Accounts receivable.............................   (154,799)   (144,242)
Prepaids and other current assets...............     (4,608)     (4,612)
Depreciation....................................     (4,420)     (4,397)
                                                  ---------  ------------
  Gross deferred tax liability..................   (163,827)   (153,251)
                                                  ---------  ------------
Net deferred tax liability......................  $(115,444)  $(108,966)
                                                  ---------  ------------
                                                  ---------  ------------


    The net deferred tax liability consists of:


                                                     MARCH 31,      DECEMBER 31,
                                                       1994             1993
                                                  ---------------  ---------------
                                                    (UNAUDITED)
Net current deferred tax liability..............  $      111,024   $      104,569
Net non-current deferred tax liability..........           4,420            4,397
                                                  ---------------  ---------------
                                                  $      115,444   $      108,966
                                                  ---------------  ---------------
                                                  ---------------  ---------------


    The provision for income taxes differed from the amount of income taxes determined by applying the U.S. statutory federal rate as shown below:


                                                   MARCH 31,     DECEMBER 31,
                                                      1994           1993
                                                  ------------   ------------
                                                  (UNAUDITED)
Graduated statutory federal rate................     22.2%          28.4%
State taxes, net of federal benefit.............      8.2%           6.8%
Other, net......................................      2.0%           2.2%
                                                      ---            ---
                                                     32.4%          37.4%
                                                      ---            ---
                                                      ---            ---


6.  RELATED PARTY TRANSACTIONS

    In 1991, one of the Company's two shareholders loaned the Company approximately $200,000 under terms that required no interest or set principal payments. Since that time, the Company has made various payments on behalf of the Company's shareholder which have served to repay this loan. During the three months ended March 31, 1994 and the year ended December 31, 1993, the Company made payments on behalf of the shareholder aggregating approximately $30,000 and $114,000, respectively. At March 31, 1994 and December 31, 1993, the Company had a net receivable of $36,906 and $6,681, respectively, from the shareholder.


7.  EMPLOYEE BENEFIT PLAN

    The Company sponsors an employee tax-deferred savings plan under which the Company may make voluntary contributions. During the three months ended March 31, 1994 and the year ended December 31, 1993, the Company's contributions to this plan aggregated approximately $21,000 and $64,000, respectively, and are allocated between cost of revenues and general and administrative

                              CARE CONCEPTS, INC.
                          DBA PACIFIC PHYSICAL THERAPY
               NOTES TO THE MARCH 31, 1994 AND DECEMBER 31, 1993
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7.  EMPLOYEE BENEFIT PLAN (CONTINUED)

expenses. At March 31, 1994 and December 31, 1993, accrued payroll liabilities in the accompanying consolidated balance sheet include accrued contributions of $56,000 and $35,000, respectively, to this plan.


8.  SUBSEQUENT EVENT
    Effective May 1, 1994, all of the Company's outstanding shares of common stock were acquired by Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics in various locations throughout the United States. The Company's outstanding shares of common stock were acquired for $1,000,000 in cash and 125,000 shares of Pacific Rehabilitation & Sports Medicine, Inc.'s common stock. The accompanying financial statements do not reflect the effects of the acquisition.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of the Center for Industrial Medicine, Inc. at December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the owner; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 8, substantially all of the assets and operating business of the Center for Industrial Medicine, Inc. were sold as of March 1, 1995 to Pacific Rehabilitation & Sports Medicine, Inc.

PRICE WATERHOUSE LLP

Portland, Oregon
May 12, 1995

                      CENTER FOR INDUSTRIAL MEDICINE, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1994

                                     ASSETS

Current assets:
  Cash...........................................................................  $   2,486
  Patient accounts receivable, net (Note 2)......................................    278,859
  Prepaid and other current assets...............................................      1,200
  Note receivable from shareholder (Note 3)......................................     38,954
                                                                                   ---------
    Total current assets.........................................................    321,499
Note receivable from shareholder (Note 3)........................................    162,830
Furniture and equipment, net (Note 4)............................................     49,725
Other assets.....................................................................     23,517
                                                                                   ---------
                                                                                   $ 557,571
                                                                                   ---------
                                                                                   ---------
                            LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Line of credit (Note 5)........................................................  $ 200,000
  Accounts payable...............................................................     43,154
  Accrued liabilities............................................................     20,306
  Deferred compensation -- officer...............................................    286,901
                                                                                   ---------
    Total current liabilities....................................................    550,361
                                                                                   ---------
Commitments and contingent liabilities (Note 6)
Shareholder's equity:
  Common stock, no par value; 100,000 shares authorized; 1,000 shares issued and
   outstanding...................................................................     10,000
Accumulated deficit, per accompanying statement..................................     (2,790)
                                                                                   ---------
                                                                                       7,210
                                                                                   ---------
                                                                                   $ 557,571
                                                                                   ---------
                                                                                   ---------

         The accompanying notes are an integral part of this statement.

                      CENTER FOR INDUSTRIAL MEDICINE, INC.
                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1994

Net revenues...................................................................  $2,307,166
Cost of revenues...............................................................   1,399,269
                                                                                 ----------
    Gross profit...............................................................     907,897
                                                                                 ----------
Operating expenses:
  Selling, general and administrative..........................................     865,277
  Depreciation and amortization................................................      14,255
                                                                                 ----------
                                                                                    879,532
                                                                                 ----------
Income from operations.........................................................      28,365
Nonoperating income (expense):
  Interest expense.............................................................     (23,628)
  Interest income..............................................................       8,866
  Other income.................................................................         155
                                                                                 ----------
                                                                                    (14,607)
                                                                                 ----------
Income before income taxes.....................................................      13,758
                                                                                 ----------
Income taxes...................................................................         800
                                                                                 ----------
Net income.....................................................................      12,958
Accumulated deficit, beginning of year.........................................     (15,748)
                                                                                 ----------
Accumulated deficit, end of year...............................................  $   (2,790)
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

                      CENTER FOR INDUSTRIAL MEDICINE, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

Cash flows from operating activities:
  Net income....................................................................  $  12,958
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...............................................     14,255
  Net change in current assets and liabilities:
    Patient accounts receivable, net............................................   (121,128)
    Prepaids and other current assets...........................................        871
    Other assets................................................................     64,341
    Accounts payable............................................................     15,810
    Deferred compensation.......................................................     50,000
    Accrued liabilities.........................................................      3,089
                                                                                  ---------
      Net cash provided by operating activities.................................     40,196
                                                                                  ---------
Cash flows from investing activities:
  Capital expenditures..........................................................       (325)
                                                                                  ---------
      Net cash used in investing activities.....................................       (325)
                                                                                  ---------
Cash flows from financing activities:
  Proceeds from line of credit, net.............................................    152,882
  Payments on long-term obligation..............................................    (80,500)
  Advances on note receivable from shareholder, net.............................   (125,411)
                                                                                  ---------
      Net cash used in financing activities.....................................    (53,029)
                                                                                  ---------
Net decrease in cash............................................................    (13,158)
Cash at beginning of year.......................................................     15,644
                                                                                  ---------
Cash at end of year.............................................................  $   2,486
                                                                                  ---------
                                                                                  ---------

         The accompanying notes are an integral part of this statement.

                      CENTER FOR INDUSTRIAL MEDICINE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    Center for Industrial Medicine, Inc. (the Company) is a California corporation that operates a primary medical care and physical therapy clinic in the San Diego, California area. The Company provides primary medical care and physical therapy services to patients covered by worker's compensation and suffering from work and accident-related injuries. See Note 8.

SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts which the patients, third party payors and others are contractually obligated to pay for services rendered. See Note 2.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. The costs of repairs and maintenance are charged to expense as incurred.

    Depreciation is computed using an accelerated method over useful lives of five to seven years for computers, software, furniture and operating equipment. Leasehold improvements are amortized on the straight-line basis over the shorter of the asset life or lease term.

    INCOME TAXES

    No provision for deferred income taxes is presented as timing differences between earnings from operations and taxable earnings are not significant.

    STATEMENT OF CASH FLOWS

    Interest paid approximated interest expense for the year ended December 31, 1994. No income tax payments were made.

2.  PATIENT ACCOUNTS RECEIVABLE
    Patient accounts receivable consist of:

Gross patient accounts receivable................................  $ 323,651
Less allowances for doubtful accounts and contractual
 adjustments.....................................................    (44,792)
                                                                   ---------
                                                                   $ 278,859
                                                                   ---------
                                                                   ---------

    The allowance for contractual adjustments represents the difference between the amounts billed by the Company at its normal rates and the amounts which the patients, third party payors or other parties are contractually obligated to pay the Company. During the year ended December 31, 1994 the Company charged revenues for contractual adjustments aggregating $185,374. During the year ended December 31, 1994, bad debt expense aggregated $62,000 and is included in selling, general and administrative expenses in the accompanying statement of operations.

                      CENTER FOR INDUSTRIAL MEDICINE, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994

3.  NOTE RECEIVABLE FROM SHAREHOLDER
    Note receivable from shareholder consists of:

Note receivable from shareholder, due June 1, 1999 in monthly instalments of $4,278, including interest at the rate of 7.0%
 per annum, unsecured............................................  $ 201,784
Less principal balance receivable in 1995........................    (38,954)
                                                                   ---------
                                                                   $ 162,830
                                                                   ---------
                                                                   ---------

4.  FURNITURE AND EQUIPMENT
    Furniture and equipment consist of:

Medical equipment................................................  $ 124,888
Furniture, fixtures and computer equipment.......................    201,163
Leasehold improvements...........................................     78,795
Automobiles......................................................     18,675
                                                                   ---------
                                                                     423,521
Accumulated depreciation and amortization........................   (373,796)
                                                                   ---------
                                                                   $  49,725
                                                                   ---------
                                                                   ---------

5.  LINE OF CREDIT
    The Company has a bank credit line which permits borrowings to a maximum of $200,000. At December 31, 1994 borrowings under the line bear interest at 11.5% and are secured by substantially all assets of the Company. At December 31, 1994, outstanding borrowings under the line aggregated $200,000.

6.  COMMITMENTS AND CONTINGENT LIABILITIES
    The Company leases its operating facility and certain medical equipment under agreements which require minimum annual lease payments as follows:

1995.............................................................  $ 165,341
1996.............................................................    163,097
1997.............................................................    166,938
1998.............................................................    173,513
1999.............................................................    181,942
Thereafter.......................................................     30,558
                                                                   ---------
                                                                   $ 881,389
                                                                   ---------
                                                                   ---------

    The Company leases operating space on a month to month basis. Rent expense related to the facility totaled $141,815 for the year ended December 31, 1994.

    In March 1995, the Company entered into a new facility lease with the Carey Family Trust and the Carey Grandchildren's Trust for clinic space for the following five years.

    The Company leases medical equipment with various term lengths.

                      CENTER FOR INDUSTRIAL MEDICINE, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994

7.  RELATED PARTY TRANSACTIONS
    The Company has advanced funds to the sole shareholder. Such advances do not provide for set interest and principal payments. The advances, which aggregate $18,217 at December 31, 1994, are recorded as noncurrent other assets in the accompanying balance sheet.

8.  SUBSEQUENT EVENT
    Effective March 1, 1995 substantially all of the Company's assets and operating business were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics. The purchase price included cash of $975,000, and two promissory notes in the amount of $1,125,000 with an interest rate of 7%. The notes are convertible into shares of common stock of the acquiring company.

    The accompanying financial statements do not reflect the effects of the sale.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations and owner's equity and of cash flows present fairly, in all material respects, the financial position of Michael C. Gibbons, P.T. dba Tigard Physical Therapy at December 31, 1994 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the owner; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 5, substantially all of the assets of Michael C. Gibbons, P.T. dba Tigard Physical Therapy were sold as of July 5, 1995 to Pacific Rehabilitation & Sports Medicine, Inc.

PRICE WATERHOUSE LLP
Portland, Oregon
September 1, 1995

                            MICHAEL C. GIBBONS, P.T.
                          DBA TIGARD PHYSICAL THERAPY
                                 BALANCE SHEET


                                                                        MARCH 31,    DECEMBER
                                                                          1995       31, 1994
                                                                       -----------  -----------
                                                                       (UNAUDITED)
                                            ASSETS

Current assets:
  Cash...............................................................   $  99,814    $  59,492
  Accounts receivable, net (Note 2)..................................     213,172      205,137
  Prepaid expenses...................................................       1,620        1,620
                                                                       -----------  -----------
    Total current assets.............................................     314,606      266,249
Equipment and leasehold improvements, net (Note 3)...................     107,388      110,931
                                                                       -----------  -----------
                                                                        $ 421,994    $ 377,180
                                                                       -----------  -----------
                                                                       -----------  -----------
                                LIABILITIES AND OWNER'S EQUITY

Accounts payable.....................................................   $   4,340    $   4,968
Accrued payroll......................................................      26,944       23,469
Accrued payroll taxes................................................      15,863       15,906
Accrued vacation.....................................................      12,761        9,199
                                                                       -----------  -----------
    Total current liabilities........................................      59,908       53,542
Commitments and contingent liabilities (Note 4)
Owner's equity.......................................................     362,086      323,638
                                                                       -----------  -----------
                                                                        $ 421,994    $ 377,180
                                                                       -----------  -----------
                                                                       -----------  -----------


         The accompanying notes are an integral part of this statement.

                            MICHAEL C. GIBBONS, P.T.
                          DBA TIGARD PHYSICAL THERAPY
                   STATEMENT OF OPERATIONS AND OWNER'S EQUITY


                                                                       FOR THE
                                                                        THREE      FOR THE
                                                                       MONTHS     YEAR ENDED
                                                                        ENDED      DECEMBER
                                                                      MARCH 31,      31,
                                                                        1995         1994
                                                                     -----------  ----------
                                                                     (UNAUDITED)
Net revenues.......................................................   $ 303,491   $1,158,795
Cost of revenues...................................................     139,549      536,249
                                                                     -----------  ----------
  Gross profit.....................................................     163,942      622,546
                                                                     -----------  ----------
Operating expenses:
  Selling, general and administrative..............................      24,902      180,087
  Depreciation.....................................................       6,008       18,228
                                                                     -----------  ----------
                                                                         30,910      198,315
                                                                     -----------  ----------
Net income.........................................................     133,032      424,231
Owner's equity, beginning of period................................     323,638      366,428
Cash distributions to owner........................................     (94,584)    (467,021)
                                                                     -----------  ----------
Owner's equity, end of period......................................   $ 362,086   $  323,638
                                                                     -----------  ----------
                                                                     -----------  ----------


         The accompanying notes are an integral part of this statement.

              MICHAEL C. GIBBONS, P.T. DBA TIGARD PHYSICAL THERAPY
                            STATEMENT OF CASH FLOWS


                                                                   FOR THE THREE
                                                                      MONTHS        FOR THE
                                                                    ENDED MARCH   YEAR ENDED
                                                                        31,        DECEMBER
                                                                       1995        31, 1994
                                                                   -------------  -----------
                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income.....................................................   $   133,032    $ 424,231
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation.................................................         6,008       18,228
  Net change in current assets and liabilities:
    Accounts receivable..........................................        (8,035)      58,145
    Accounts payable.............................................          (628)       1,173
    Accrued payroll..............................................         3,475        2,774
    Accrued payroll taxes........................................           (43)       2,430
    Accrued vacation.............................................         3,562       --
                                                                   -------------  -----------
      Net cash provided by operating activities..................       137,371      506,981
                                                                   -------------  -----------
Cash flows from investing activities:
  Purchase of equipment and leasehold improvements...............        (2,465)     (62,125)
                                                                   -------------  -----------
      Net cash used in investing activities......................        (2,465)     (62,125)
                                                                   -------------  -----------
Cash flows from financing activities:
    Cash distributions to owner..................................       (94,584)    (467,021)
                                                                   -------------  -----------
      Net cash used in financing activities......................       (94,584)    (467,021)
                                                                   -------------  -----------
Net increase (decrease) in cash..................................        40,322      (22,165)
Cash at beginning of period......................................        59,492       81,657
                                                                   -------------  -----------
Cash at end of period............................................   $    99,814    $  59,492
                                                                   -------------  -----------
                                                                   -------------  -----------


         The accompanying notes are an integral part of this statement.

              MICHAEL C. GIBBONS, P.T. DBA TIGARD PHYSICAL THERAPY
                         NOTES TO FINANCIAL STATEMENTS
           (INFORMATION WITH RESPECT TO MARCH 31, 1995 IS UNAUDITED)

1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    Michael C. Gibbons, P.T. dba Tigard Physical Therapy (the Company) is an Oregon sole proprietorship that operates a physical and occupational therapy clinic in Tigard, Oregon.

    UNAUDITED INTERIM RESULTS

    The accompanying financial statements at March 31, 1995 and for the three months then ended are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position at March 31, 1995 and the results of operations and cash flows for the three months ended March 31, 1995. The results of operations for the three months ended March 31, 1995 are not necessarily indicative of results which may be obtained during any future period.

    REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts to be realized through payments from patients, third-party payors and others for services rendered. Differences between amounts billed by the Company at its normal rates and the estimated amounts to be realized are recognized as contractual allowances when services are rendered. Such contractual allowances are deducted from revenues in the accompanying statement of operations and owner's equity (see Note 2).

    EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Equipment and leasehold improvements are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When equipment or leasehold improvements are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The cost of repairs and maintenance are charged to expense as incurred.

    Depreciation is computed using the straight-line method over useful lives as follows:

Evaluation equipment................................................   5-7 years
Office equipment, furniture and fixtures............................   5-7 years
Leasehold improvements..............................................    10 years

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The net book values of the Company's financial instruments, as reported in the accompanying balance sheet, approximate their current fair values.

    INCOME TAXES

    The Company is a sole proprietorship and is therefore not liable for federal or state income taxes since the Company's taxable income or loss is attributable to the owner. Accordingly, the accompanying statement of operations does not include a provision for income taxes.

              MICHAEL C. GIBBONS, P.T. DBA TIGARD PHYSICAL THERAPY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION WITH RESPECT TO MARCH 31, 1995 IS UNAUDITED)

2.  ACCOUNTS RECEIVABLE
    Accounts receivable consist of:


                                                                           DECEMBER
                                                               MARCH 31,      31,
                                                                 1995        1994
                                                               ---------  -----------
                                                               (UNAUDITED)
Gross accounts receivable....................................  $ 398,546   $ 390,511
Less allowances for doubtful accounts and contractual
 adjustments.................................................   (185,374)   (185,374)
                                                               ---------  -----------
                                                               $ 213,172   $ 205,137
                                                               ---------  -----------
                                                               ---------  -----------



    The allowance for contractual adjustments represents the difference between the amount billed by the Company at its normal rates and the amount which the patient, third party payor or other party is contractually obligated to pay the Company (see Note 1). During the three months ended March 31, 1995, the Company has not recorded any provisions or allowances. During the year ended December 31, 1994 the Company charged revenues for contractual adjustments aggregating $67,000 and recorded provisions for doubtful accounts aggregating $84,000. The provisions for doubtful accounts are included in selling, general and administrative expenses in the accompanying statement of operations and owner's equity.


3.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS
    Equipment and leasehold improvements consist of:


                                                                           DECEMBER
                                                               MARCH 31,      31,
                                                                 1995        1994
                                                               ---------  -----------
                                                               (UNAUDITED)
Evaluation equipment.........................................  $ 158,518   $ 156,053
Office equipment, furniture and fixtures.....................     47,250      47,250
Leasehold improvements.......................................     11,543      11,543
                                                               ---------  -----------
                                                                 217,311     214,846
Accumulated depreciation.....................................   (109,923)   (103,915)
                                                               ---------  -----------
                                                               $ 107,388   $ 110,931
                                                               ---------  -----------
                                                               ---------  -----------


4.  COMMITMENTS AND CONTINGENT LIABILITIES
    The Company leases its operating facility under an operating lease agreement which requires minimum lease payments as follows:

YEAR ENDING                                                                               OPERATING
DECEMBER 31,                                                                                LEASE
----------------------------------------------------------------------------------------  ---------
   1995.................................................................................  $  22,600
                                                                                          ---------
                                                                                          ---------


    Rent expense approximated $6,750 and $27,000, respectively, for the three months ended March 31, 1995 and year ended December 31, 1994. The lease may be renewed for a period of five additional years beginning October 31, 1995 at an increased rate based on the consumer price index.


5.  SUBSEQUENT EVENT
    Effective July 5, 1995, substantially all of the Company's assets were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics. The assets were sold for an aggregate purchase price of $2,500,000. The accompanying financial statements do not reflect the effects of the sale.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Michael D. Mericle, P.T. at December 31, 1993 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the owner; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 5, substantially all of the assets and operating business of Michael D. Mericle, P.T. were sold as of May 1, 1994 to Pacific Rehabilitation & Sports Medicine, Inc.

PRICE WATERHOUSE LLP

Portland, Oregon
July 19, 1994

                            MICHAEL D. MERICLE, P.T.
                                 BALANCE SHEET

                                     ASSETS

                                                                        MARCH 31,    DECEMBER
                                                                          1994       31, 1993
                                                                       -----------  -----------
                                                                       (UNAUDITED)

Current assets:
  Cash...............................................................   $  20,003    $  16,189
  Patient accounts receivable, net (Note 2)..........................      22,251       29,687
  Prepaid expenses...................................................       2,775        3,022
                                                                       -----------  -----------
    Total current assets.............................................      45,029       48,898
Furniture and equipment, net (Note 3)................................      14,846       16,021
Other assets.........................................................         211          246
                                                                       -----------  -----------
                                                                        $  60,086    $  65,165
                                                                       -----------  -----------
                                                                       -----------  -----------

                                LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accrued liabilities................................................   $  --        $   3,489
                                                                       -----------  -----------
    Total current liabilities........................................      --            3,489
                                                                       -----------  -----------
Commitments and contingencies (Note 4)
Owner's equity (Note 5):
  Retained earnings, per accompanying statement......................      60,086       61,676
                                                                       -----------  -----------
                                                                           60,086       61,676
                                                                       -----------  -----------
                                                                        $  60,086    $  65,165
                                                                       -----------  -----------
                                                                       -----------  -----------

         The accompanying notes are an integral part of this statement.

                            MICHAEL D. MERICLE, P.T.
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                                       FOR THE
                                                                        THREE       FOR THE
                                                                       MONTHS     YEAR ENDED
                                                                     ENDED MARCH   DECEMBER
                                                                      31, 1994     31, 1993
                                                                     -----------  -----------
                                                                     (UNAUDITED)
Net revenues.......................................................   $  52,856    $ 343,227
Cost of revenues...................................................      24,740      157,421
                                                                     -----------  -----------
  Gross profit.....................................................      28,116      185,806
                                                                     -----------  -----------
Operating expenses:
  Selling, general and administrative..............................       6,804       40,397
  Depreciation.....................................................       1,175        4,583
                                                                     -----------  -----------
                                                                          7,979       44,980
                                                                     -----------  -----------
  Net income.......................................................      20,137      140,826
Retained earnings, beginning of period.............................      61,676       67,540
Cash distributions to owner........................................     (21,727)    (146,690)
                                                                     -----------  -----------
Retained earnings, end of period...................................   $  60,086    $  61,676
                                                                     -----------  -----------
                                                                     -----------  -----------

         The accompanying notes are an integral part of this statement.

                            MICHAEL D. MERICLE, P.T.
                            STATEMENT OF CASH FLOWS

                                                                       FOR THE
                                                                        THREE
                                                                       MONTHS       FOR THE
                                                                        ENDED     YEAR ENDED
                                                                      MARCH 31,    DECEMBER
                                                                        1994       31, 1993
                                                                     -----------  -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................................   $  20,137    $ 140,826
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation...................................................       1,175        4,583
  Net change in current assets and liabilities:
    Accounts receivable............................................       7,436         (767)
    Prepaid expenses and other assets..............................         282        2,923
    Accrued liabilities............................................      (3,489)      (1,082)
                                                                     -----------  -----------
      Net cash provided by operating activities....................      25,541      146,483
                                                                     -----------  -----------
Cash flows from investing activities:
  Additions to property and equipment..............................      --           (1,155)
                                                                     -----------  -----------
      Net cash used in investing activities........................      --           (1,155)
                                                                     -----------  -----------
Cash flows from financing activities:
  Cash distributions to owner......................................     (21,727)    (146,690)
                                                                     -----------  -----------
      Net cash used in financing activities........................     (21,727)    (146,690)
                                                                     -----------  -----------
Net increase (decrease) in cash....................................       3,814       (1,362)
Cash at beginning of period........................................      16,189       17,551
                                                                     -----------  -----------
Cash at end of period..............................................   $  20,003    $  16,189
                                                                     -----------  -----------
                                                                     -----------  -----------

         The accompanying notes are an integral part of this statement.

                            MICHAEL D. MERICLE, P.T.
               NOTES TO THE MARCH 31, 1994 AND DECEMBER 31, 1993
                              FINANCIAL STATEMENTS

1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    Michael D. Mericle, P.T. (the Company) is a Nevada proprietorship that operates a rehabilitation and sports medicine clinic in Las Vegas, Nevada.

    UNAUDITED INTERIM RESULTS

    The accompanying financial statements at March 31, 1994 and for the three months then ended are unaudited. In the opinion of the owner, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position at March 31, 1994 and the results of operations and cash flows for the three months ended March 31, 1994. The results of operations for the three months ended March 31, 1994 are not necessarily indicative of results which may be obtained during any future period.

SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. See Note 2.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When property or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The costs of repairs and maintenance are charged to expense as incurred.

    Depreciation is computed using the straight-line method over useful lives of five to seven years.

    INCOME TAXES

    As a proprietorship, the Company is not liable for federal or state income taxes since the Company's taxable income or loss is recognized in the separate income tax returns of the owner. Accordingly, the accompanying statements of operations do not include a provision for income taxes.

    STATEMENT OF CASH FLOWS

    No interest or income tax payments were made during the three months ended March 31, 1994 or the year ended December 31, 1993.

2.  PATIENT ACCOUNTS RECEIVABLE
    Patient accounts receivable consist of:

                                                                             DECEMBER
                                                                MARCH 31,       31,
                                                                  1994         1993
                                                               -----------  -----------
                                                               (UNAUDITED)
Gross accounts receivable....................................   $  58,785    $  71,734
Less allowances for doubtful accounts and contractual
 adjustments.................................................     (36,534)     (42,047)
                                                               -----------  -----------
                                                                $  22,251    $  29,687
                                                               -----------  -----------
                                                               -----------  -----------

    The allowance for contractual adjustments represents the difference between the amount billed by the Company at its normal rate, and the amount which the patient, third party payor or other party is contractually obligated to pay the Company. During the three months ended March 31, 1994, the

                            MICHAEL D. MERICLE, P.T.
               NOTES TO THE MARCH 31, 1994 AND DECEMBER 31, 1993
                        FINANCIAL STATEMENTS (CONTINUED)

2.  PATIENT ACCOUNTS RECEIVABLE (CONTINUED)
Company provided $22,653 (unaudited) and $3,775 (unaudited) for contractual allowances and bad debts, respectively. During the year ended December 31, 1993 the Company charged revenues for contractual adjustments aggregating $114,658 and provided, as bad debt expense, $22,932. Contractual adjustments have been netted against revenues in the accompanying statement of operations and bad debt expense is included in selling, general and administrative expenses in the accompanying statement of operations.

3.  FURNITURE AND EQUIPMENT
    Furniture and equipment consist of:

                                                                             DECEMBER
                                                                MARCH 31,       31,
                                                                  1994         1993
                                                               -----------  -----------
                                                               (UNAUDITED)
Medical and office equipment.................................   $  22,408    $  22,408
Furniture and fixtures.......................................       6,560        6,560
                                                               -----------  -----------
                                                                   28,968       28,968
Accumulated depreciation.....................................     (14,122)     (12,947)
                                                               -----------  -----------
                                                                $  14,846    $  16,021
                                                               -----------  -----------
                                                               -----------  -----------

4.  COMMITMENTS AND CONTINGENCIES
    The Company leases its operating facility under agreements which require minimum lease payments as follows:

1994.................................................................  $  39,930
1995.................................................................     43,032
1996.................................................................     43,032
1997.................................................................     43,032
1998.................................................................     43,032
Thereafter...........................................................     21,516
                                                                       ---------
                                                                       $ 233,574
                                                                       ---------
                                                                       ---------

    Rent expense under noncancelable leases aggregated $9,193 (unaudited) for the three months ended March 31, 1994 and $38,583 in 1993.

5.  SUBSEQUENT EVENT
    Effective May 1, 1994 substantially all of the Company's assets and operating business were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics. The assets were sold for an aggregate purchase price of $265,000. The accompanying financial statements do not reflect the effects of the sale.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of NW Center for Sports Medicine and Physical Therapy, Inc. at December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the owner; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 7, substantially all of the assets and operating business of NW Center for Sports Medicine and Physical Therapy, Inc. were sold as of January 31, 1995 to Pacific Rehabilitation & Sports Medicine, Inc.

PRICE WATERHOUSE LLP

Portland, Oregon
April 7, 1995

            NW CENTER FOR SPORTS MEDICINE AND PHYSICAL THERAPY, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1994

                                           ASSETS

Current assets:
  Cash and cash equivalents......................................................  $  97,874
  Patient accounts receivable, net (Note 2)......................................    156,723
  Other receivables..............................................................      5,398
  Prepaid expenses...............................................................      4,838
                                                                                   ---------
    Total current assets.........................................................    264,833
Furniture and equipment, net (Note 3)............................................    136,868
Other assets.....................................................................      2,000
                                                                                   ---------
                                                                                   $ 403,701
                                                                                   ---------
                                                                                   ---------

                            LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Current maturity of long-term obligation (Note 4)..............................  $  18,598
  Accounts payable...............................................................      2,100
  Accrued liabilities............................................................     18,530
                                                                                   ---------
    Total current liabilities....................................................     39,228
                                                                                   ---------
Long-term obligation, less current portion (Note 4)..............................      8,708
                                                                                   ---------

Commitments and contingent liabilities (Note 6)

Shareholder's equity:
  Common stock, $1 par value; 200,000 shares authorized; 500 shares issued and
   outstanding...................................................................        500
  Additional paid-in capital.....................................................      6,695
  Retained earnings, per accompanying statement..................................    348,570
                                                                                   ---------
                                                                                     355,765
                                                                                   ---------
                                                                                   $ 403,701
                                                                                   ---------
                                                                                   ---------

         The accompanying notes are an integral part of this statement.

            NW CENTER FOR SPORTS MEDICINE AND PHYSICAL THERAPY, INC.
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

Net revenues...................................................................  $1,158,827
Cost of revenues...............................................................     785,498
                                                                                 ----------
  Gross profit.................................................................     373,329
                                                                                 ----------
Operating expenses:
  Selling, general and administrative..........................................     244,692
  Depreciation.................................................................      29,612
                                                                                 ----------
                                                                                    274,304
                                                                                 ----------
Income from operations.........................................................      99,025
                                                                                 ----------
Non-operating income:
  Gain on sale of equipment....................................................         500
  Other income.................................................................       6,968
                                                                                 ----------
                                                                                      7,468
                                                                                 ----------
Net income.....................................................................     106,493
Retained earnings, beginning of year...........................................     247,977
Cash distributions to shareholder..............................................      (5,900)
                                                                                 ----------
Retained earnings, end of year.................................................  $  348,570
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

            NW CENTER FOR SPORTS MEDICINE AND PHYSICAL THERAPY, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

Cash flows from operating activities:
  Net income..................................................................  $   106,493
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation..............................................................       29,612
    Gain on sale of equipment.................................................         (500)
  Net change in current assets and liabilities:
    Patient accounts receivable, net..........................................      (34,391)
    Other receivables.........................................................       (3,634)
    Prepaid expenses and other assets.........................................       (6,838)
    Accounts payable..........................................................       (2,221)
    Accrued liabilities.......................................................        7,921
                                                                                -----------
      Net cash provided by operating activities...............................       96,442
                                                                                -----------
Cash flows from investing activities:
  Additions to furniture and equipment........................................      (50,385)
                                                                                -----------
      Net cash used in investing activities...................................      (50,385)
                                                                                -----------
Cash flows from financing activities:
  Payments on long-term obligation............................................      (17,042)
  Cash distributions to shareholder...........................................       (5,900)
                                                                                -----------
      Net cash used in financing activities...................................      (22,942)
                                                                                -----------
Net increase in cash..........................................................       23,115
Cash at beginning of year.....................................................       74,759
                                                                                -----------
Cash at end of year...........................................................  $    97,874
                                                                                -----------
                                                                                -----------

         The accompanying notes are an integral part of this statement.

            NW CENTER FOR SPORTS MEDICINE AND PHYSICAL THERAPY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    NW Center for Sports Medicine and Physical Therapy, Inc. (the Company) is a Washington corporation that operates three rehabilitation and sports medicine clinics in the Tacoma, Washington area. The Company provides comprehensive outpatient rehabilitation services to patients suffering from work and accident-related injuries.

    See Note 7.

SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts which the patients, third party payors and others are contractually obligated to pay for services rendered. See Note 2.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When property or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The costs of repairs and maintenance are charged to expense as incurred.

    Depreciation is computed using the double-declining balance method over useful lives of five to seven years for computers, software, furniture and operating equipment. Leasehold improvements are amortized on the straight-line basis over the shorter of the asset life or lease term.

    INCOME TAXES

    The Company has elected to be taxed under subchapter S of the Internal Revenue Code of 1986 as amended. As an S Corporation, the Company's taxable income or loss is attributed directly to the Company's shareholder for inclusion in his separate income tax returns. Accordingly, the accompanying statement of operations does not include a provision for income taxes.

    STATEMENT OF CASH FLOWS

    Cash equivalents include short-term investments with maturities of three months or less. Interest paid approximated interest expense for the year ended December 31, 1994. No income tax payments were made.

2.  PATIENT ACCOUNTS RECEIVABLE
    Patient accounts receivable consist of:

Gross patient accounts receivable................................  $ 226,370
Less allowances for doubtful accounts and contractual
 adjustments.....................................................    (69,647)
                                                                   ---------
                                                                   $ 156,723
                                                                   ---------
                                                                   ---------

    The allowance for contractual adjustments represents the difference between the amounts billed by the Company at its normal rates and the amounts which the patients, third party payors or other parties are contractually obligated to pay the Company. During the year ended December 31, 1994 the Company charged revenues for contractual adjustments aggregating $282,000. During the year ended December 31, 1994, bad debt expense aggregated $7,500 and is included in selling, general and administrative expenses in the accompanying statement of operations.

            NW CENTER FOR SPORTS MEDICINE AND PHYSICAL THERAPY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994

3.  FURNITURE AND EQUIPMENT
    Furniture and equipment consist of:

Computers and software...........................................  $  23,260
Furniture and operating equipment................................    131,816
Leasehold improvements...........................................    110,083
                                                                   ---------
                                                                     265,159
Accumulated depreciation.........................................   (128,291)
                                                                   ---------
                                                                   $ 136,868
                                                                   ---------
                                                                   ---------

4.  LONG-TERM OBLIGATION
    At December 31, 1994 the Company had a long-term obligation aggregating $27,306 with a bank. The obligation was due in monthly instalments of $1,677, including interest at the bank's prime rate plus 1.5% (10.0% at December 31, 1994), and was secured by the Company's equipment.

    During March 1995, in connection with the sale of substantially all of the Company's assets (Note 7), the long-term obligation was paid in full.

5.  PROFIT SHARING AND 401(K) SAVINGS PLANS
    The Company has a profit sharing plan for all full-time employees who have attained 21 years of age and have completed one full year of employment. The Company may, at its discretion, contribute to the plan. No contributions were made to the plan during the year ended December 31, 1994.

    The  Company  has  a  401(k)  savings  plan  available  to  all   employees.
Participants in the plan may elect to contribute from 1% to 12% of their compensation. The Company will match 50% of up to 6% of the employees' compensation. The Company contributed approximately $19,000 for the year ended December 31, 1994.

6.  COMMITMENTS AND CONTINGENT LIABILITIES
    The Company leases its operating facility under agreements which require minimum annual lease payments as follows:

1995.............................................................  $ 128,932
1996.............................................................    130,375
1997.............................................................    135,841
1998.............................................................    129,979
1999.............................................................     85,914
Thereafter.......................................................    142,047
                                                                   ---------
                                                                   $ 753,088
                                                                   ---------
                                                                   ---------

    The Company leases operating space for its Tacoma facility from the Income Medical Center Partnership, of which the Company's sole shareholder is a 10% partner. Rent expense related to the Tacoma facility totaled $59,792 for the year ended December 31, 1994.

    Rent expense under all noncancelable leases, including the Tacoma facility lease, aggregated $115,000 in 1994.

7.  SUBSEQUENT EVENT
    Effective January 31, 1995 substantially all of the Company's assets and operating business were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged

            NW CENTER FOR SPORTS MEDICINE AND PHYSICAL THERAPY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994

7.  SUBSEQUENT EVENT (CONTINUED)
in owning and operating physical therapy clinics. The purchase price included cash of $950,000, and the grant of a Common Stock Purchase Warrant for the Company's sole shareholder to purchase 75,000 shares of common stock of the acquiring company at an exercise price of $6.00 per share. In addition, pursuant to the terms of sale, additional cash proceeds of up to $300,000 may be paid to the Company based upon earnings levels over three years at one of the Company's clinics.

    The accompanying financial statements do not reflect the effects of the sale.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Northwest Evaluations for the Injured, Inc. at December 31, 1994 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the owner; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 8, all of the outstanding shares of common stock of Northwest Evaluations for the Injured, Inc. were sold as of June 1, 1995 to Pacific Rehabilitation & Sports Medicine, Inc.

PRICE WATERHOUSE LLP

Portland, Oregon
August 4, 1995

                   NORTHWEST EVALUATION FOR THE INJURED, INC.
                                 BALANCE SHEET

                                                                        MARCH 31,    DECEMBER
                                                                          1995       31, 1994
                                                                       -----------  -----------
                                                                       (UNAUDITED)
                                            ASSETS

Current assets:
  Cash...............................................................   $ 108,434    $ 171,404
  Accounts receivable, net (Note 2)..................................     267,273      219,202
  Prepaid expenses...................................................      20,023        3,443
                                                                       -----------  -----------
    Total current assets.............................................     395,730      394,049
Fixed assets, net (Note 3)...........................................     204,678      186,934
Other assets.........................................................         260          303
                                                                       -----------  -----------
                                                                        $ 600,668    $ 581,286
                                                                       -----------  -----------
                                                                       -----------  -----------

                                LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accounts payable and accrued expenses..............................   $  65,671    $  78,645
  Line of credit (Note 4)............................................      --           75,000
  Current portion of notes payable (Note 5)..........................      19,786       19,714
  Current portion of capital lease obligation (Note 6)...............       4,413        5,680
                                                                       -----------  -----------
    Total current liabilities........................................      89,870      179,039
Notes payable, less current portion (Note 5).........................      60,235       40,908
Capital lease obligation, less current portion (Note 6)..............      23,123       22,715
                                                                       -----------  -----------
                                                                          173,228      242,662
                                                                       -----------  -----------

Commitments and contingencies (Note 7)

Owner's equity (Note 8):
  Common stock, $1.00 par value, 50,000 shares authorized, issued and
   outstanding.......................................................      50,000       50,000
  Additional paid-in capital.........................................     122,650       77,000
  Retained earnings, per accompanying statement......................     254,790      211,624
                                                                       -----------  -----------
                                                                          427,440      338,624
                                                                       -----------  -----------
                                                                        $ 600,668    $ 581,286
                                                                       -----------  -----------
                                                                       -----------  -----------

         The accompanying notes are an integral part of this statement.

                   NORTHWEST EVALUATION FOR THE INJURED, INC.
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                                       FOR THE
                                                                        THREE      FOR THE
                                                                       MONTHS     YEAR ENDED
                                                                        ENDED      DECEMBER
                                                                      MARCH 31,      31,
                                                                        1995         1994
                                                                     -----------  ----------
                                                                     (UNAUDITED)
Net revenues.......................................................   $ 446,998   $1,643,476
Cost of revenues...................................................     230,917      754,659
                                                                     -----------  ----------
  Gross profit.....................................................     216,081      888,817
                                                                     -----------  ----------
Operating expenses:
  Selling, general and administrative..............................     157,609      744,034
  Depreciation.....................................................      10,414       27,467
                                                                     -----------  ----------
                                                                        168,023      771,501
                                                                     -----------  ----------
Other income (expense):
  Interest income..................................................         823          808
  Interest expense.................................................      (3,130)     (17,877)
  Other income (expense)...........................................         415      (14,226)
                                                                     -----------  ----------
                                                                         (1,892)     (31,295)
                                                                     -----------  ----------
Net income.........................................................      46,166       86,021
Retained earnings, beginning of period.............................     211,624      133,353
Cash distributions to owner........................................      (3,000)      (7,750)
                                                                     -----------  ----------
Retained earnings, end of period...................................   $ 254,790   $  211,624
                                                                     -----------  ----------
                                                                     -----------  ----------

         The accompanying notes are an integral part of this statement.

                   NORTHWEST EVALUATION FOR THE INJURED, INC.
                            STATEMENT OF CASH FLOWS

                                                                       FOR THE
                                                                        THREE       FOR THE
                                                                       MONTHS     YEAR ENDED
                                                                        ENDED      DECEMBER
                                                                      MARCH 31,       31,
                                                                        1995         1994
                                                                     -----------  -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................................   $  46,166    $  86,021
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization..................................      10,462       25,099
  Net change in current assets and liabilities:
    Accounts receivable............................................     (48,071)     (55,317)
    Prepaid expenses...............................................     (16,580)      11,928
    Accounts payable and accrued expenses..........................     (12,974)      51,858
                                                                     -----------  -----------
      Net cash provided by (used in) operating activities..........     (20,997)     119,589
                                                                     -----------  -----------
Cash flows from investing activities:
  Purchase of fixed assets.........................................     (28,163)     (99,147)
                                                                     -----------  -----------
      Net cash used in investing activities........................     (28,163)     (99,147)
                                                                     -----------  -----------
Cash flows from financing activities:
  Cash distributions to owner......................................      (3,000)      (7,750)
  Principal payments on capital lease obligations..................        (859)     (10,620)
  Proceeds from issuance of line of credit.........................      --           50,000
  Payments on line of credit.......................................     (75,000)      --
  Proceeds from issuance of notes payable..........................      23,840       32,450
  Principal payments on notes payable..............................      (4,441)     (15,951)
  Proceeds from shareholder capital investment.....................      45,650       77,000
                                                                     -----------  -----------
      Net cash provided by (used in) financing activities..........     (13,810)     125,129
                                                                     -----------  -----------
Net increase (decrease) in cash....................................     (62,970)     145,571
Cash at beginning of period........................................     171,404       25,833
                                                                     -----------  -----------
Cash at end of period..............................................   $ 108,434    $ 171,404
                                                                     -----------  -----------
                                                                     -----------  -----------

         The accompanying notes are an integral part of this statement.

                   NORTHWEST EVALUATION FOR THE INJURED, INC.
                         NOTES TO FINANCIAL STATEMENTS
           (INFORMATION WITH RESPECT TO MARCH 31, 1995 IS UNAUDITED)

1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    Northwest Evaluations for the Injured, Inc. (the Company) is a Washington Subchapter S corporation that operates physical and occupational therapy clinics in Seattle, Bremerton and Kent, Washington. The Bremerton location was opened during March 1995.

    UNAUDITED INTERIM RESULTS

    The accompanying financial statements at March 31, 1995 and for the three months then ended are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position at March 31, 1995 and the results of operations and cash flows for the three months ended March 31, 1995. The results of operations for the three months ended March 31, 1995 are not necessarily indicative of results which may be obtained during any future period.

    REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts to be realized through payments from patients, third-party payors and others for services rendered. Such estimated amounts have approximated normal charges to date; as a result, contractual allowances have been insignificant.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When property or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The cost of repairs and maintenance are charged to expense as incurred.

    Depreciation is computed using the straight-line method over useful lives as follows:

Evaluation equipment..............................................    7 years
Furniture and fixtures and office equipment.......................    7 years
Leasehold improvements............................................   15 years
Database program..................................................    5 years

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    There are no significant differences between the carrying value and fair market value of the Company's financial instruments.

    INCOME TAXES

    The Company is a Subchapter S corporation and is therefore not liable for federal or state income taxes since the Company's income or loss is attributable to the shareholders. Accordingly, the accompanying statements of operations do not include a provision for income taxes.

    STATEMENT OF CASH FLOWS

    Interest paid approximated interest expense for the three months ended March 31, 1995 and for the year ended December 31, 1994.

                   NORTHWEST EVALUATION FOR THE INJURED, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION WITH RESPECT TO MARCH 31, 1995 IS UNAUDITED)

2.  ACCOUNTS RECEIVABLE
    Accounts receivable consist of:

                                                                MARCH 31,    DECEMBER
                                                                  1995       31, 1994
                                                               -----------  -----------
                                                               (UNAUDITED)
Gross accounts receivable....................................   $ 318,102    $ 270,031
Less allowances for doubtful accounts........................     (50,829)     (50,829)
                                                               -----------  -----------
                                                                $ 267,273    $ 219,202
                                                               -----------  -----------
                                                               -----------  -----------

    During the three months ended March 31, 1995 and 1994, the Company processed billings and collections for an unaffiliated third party in exchange for a monthly service fee of $2,000. Gross accounts receivable from such billings at March 31, 1995 and December 31, 1994 aggregate $11,080 and $24,089, respectively, with corresponding amounts included in accounts payable and accrued expenses.

3.  FIXED ASSETS
    Fixed assets consist of:

                                                                MARCH 31,    DECEMBER
                                                                  1995       31, 1994
                                                               -----------  -----------
                                                               (UNAUDITED)
Evaluation equipment.........................................   $ 158,369    $ 150,941
Furniture and fixtures.......................................      24,658       24,657
Office equipment.............................................      89,723       68,989
Leasehold improvements.......................................       6,023        6,023
Database program.............................................       2,525        2,525
                                                               -----------  -----------
                                                                  281,298      253,135
Accumulated depreciation.....................................     (76,620)     (66,201)
                                                               -----------  -----------
                                                                $ 204,678    $ 186,934
                                                               -----------  -----------
                                                               -----------  -----------

    Evaluation equipment includes the cost of equipment held by the Company under a capital lease agreement. The cost related to assets under capital leases aggregated $32,900 at March 31, 1995 and December 31, 1994, and related accumulated depreciation aggregated $7,442 and $6,267, respectively.

4.  LINE OF CREDIT
    The Company has a revolving line of credit agreement which provides a maximum borrowing limit of $75,000 at December 31, 1994. Borrowings under the revolving line of credit bear interest at 8.75% and are secured by accounts receivable and certain fixed assets. The line of credit matured in May 1995. The agreement was renewed in May 1995 for a maximum borrowing limit of $100,000.

                   NORTHWEST EVALUATION FOR THE INJURED, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION WITH RESPECT TO MARCH 31, 1995 IS UNAUDITED)

5.  NOTES PAYABLE
    Notes payable consist of the following:

                                                                MARCH 31,    DECEMBER
                                                                  1995       31, 1994
                                                               -----------  -----------
                                                               (UNAUDITED)
Note payable to bank, due in monthly instalments of $1,271
 through June 1977, including interest at 11.5%..............   $  30,373    $  33,156
Note payable to bank, due in monthly instalments of $839
 through March 1998, including interest at 11.0%.............      25,808       27,466
Note payable to bank, due in monthly instalments of $622
 through March 1999, including interest at 11.5%.............      23,840       --
                                                               -----------  -----------
                                                                   80,021       60,622
Less current portion.........................................     (19,786)     (19,714)
                                                               -----------  -----------
                                                                $  60,235    $  40,908
                                                               -----------  -----------
                                                               -----------  -----------

    As of December 31, 1994, the note payable obligations mature as follows:

1995..............................................................  $  19,714
1996..............................................................     21,820
1997..............................................................     16,615
1998..............................................................      2,473
                                                                    ---------
                                                                    $  60,622
                                                                    ---------
                                                                    ---------

6.  CAPITAL LEASE OBLIGATION
    Future minimum lease payments under capital leases at December 31, 1995 are summarized as follows:

YEAR ENDING
DECEMBER 31,
-----------------------------------------------------------------------------------
1995...............................................................................  $   9,471
1996...............................................................................      9,471
1997...............................................................................      9,471
1998...............................................................................      6,314
                                                                                     ---------
Total minimum lease payments.......................................................     34,727
Less amount representing interest..................................................      6,332
                                                                                     ---------
                                                                                        28,395
Less amounts due in one year.......................................................      5,680
                                                                                     ---------
Obligations under capital leases, net of current portion...........................  $  22,715
                                                                                     ---------
                                                                                     ---------

                   NORTHWEST EVALUATION FOR THE INJURED, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION WITH RESPECT TO MARCH 31, 1995 IS UNAUDITED)

7.  COMMITMENTS AND CONTINGENT LIABILITIES
    The Company leases one of its operating facilities and certain equipment under operating lease agreements. Minimum lease payments required under operating leases with noncancelable terms in excess of one year as of December 31, 1994 are summarized as follows:

YEAR ENDING                                                                         OPERATING
DECEMBER 31,                                                                         LEASES
-------------                                                                      -----------
1995.............................................................................  $    41,078
1996.............................................................................       40,508
1997.............................................................................       37,030
1998.............................................................................       36,144
                                                                                   -----------
                                                                                   $   154,760
                                                                                   -----------
                                                                                   -----------

    Rent expense approximated $46,000 and $155,000, respectively, for the three months ended March 31, 1995 and the year ended December 31, 1994.

8.  SUBSEQUENT EVENT
    Effective June 1, 1995, all of the Company's outstanding shares of common stock were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics. The assets were sold for an aggregate purchase price of $1,400,000. The accompanying financial statements do not reflect the effects of the sale.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheet and the related statement of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Advanced Rehabilitation Technologies, Inc. at December 31, 1993 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 6, substantially all of the assets and operating business of Advanced Rehabilitation Technologies, Inc. were sold as of June 1, 1994 to Pacific Rehabilitation & Sports Medicine, Inc.

PRICE WATERHOUSE LLP

Portland, Oregon
August 19, 1994

                   ADVANCED REHABILITATION TECHNOLOGIES, INC.

                                 BALANCE SHEET

                                     ASSETS


                                                     MARCH 31,     DECEMBER 31,
                                                        1994           1993
                                                    ------------   ------------
                                                    (UNAUDITED)
Current assets:
  Cash............................................  $  196,110     $  240,116
  Accounts receivable, net (Note 2)...............     222,000        197,922
                                                    ------------   ------------
    Total current assets..........................     418,110        438,038
Furniture and equipment, net (Note 3).............      34,989         35,610
Receivables from affiliate (Note 5)...............     299,741        220,000
                                                    ------------   ------------
                                                    $  752,840     $  693,648
                                                    ------------   ------------
                                                    ------------   ------------

                     LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable................................  $    9,384     $   12,590
  Accrued liabilities.............................       3,323          3,323
                                                    ------------   ------------
    Total current liabilities.....................      12,707         15,913
                                                    ------------   ------------

Commitments (Note 4)

Shareholder's equity (Note 6):
  Common stock, $1.00 par value, 500,000 shares
   authorized, 1,000 shares issued and
   outstanding....................................       1,000          1,000
  Retained earnings, per accompanying statement...     739,133        676,735
                                                    ------------   ------------
                                                       740,133        677,735
                                                    ------------   ------------
                                                    $  752,840     $  693,648
                                                    ------------   ------------
                                                    ------------   ------------


         The accompanying notes are an integral part of this statement.

                   ADVANCED REHABILITATION TECHNOLOGIES, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                                                                         FOR THE      FOR THE YEAR
                                                                       THREE MONTHS      ENDED
                                                                       ENDED MARCH    DECEMBER 31,
                                                                         31, 1994         1993
                                                                       ------------   ------------
                                                                       (UNAUDITED)
Net revenues.........................................................  $  276,947     $  1,203,287
Cost of revenues.....................................................     118,373          362,982
                                                                       ------------   ------------
  Gross profit.......................................................     158,574          840,305
                                                                       ------------   ------------
Operating expenses:
  Selling, general and administrative................................      95,909          462,571
  Depreciation and amortization......................................       1,116            4,327
                                                                       ------------   ------------
                                                                           97,025          466,898
                                                                       ------------   ------------
Income from operations...............................................      61,549          373,407
Interest income......................................................         849            2,391
                                                                       ------------   ------------
  Net income.........................................................      62,398          375,798
Retained earnings, beginning of period...............................     676,735          300,937
                                                                       ------------   ------------
Retained earnings, end of period.....................................  $  739,133     $    676,735
                                                                       ------------   ------------
                                                                       ------------   ------------


         The accompanying notes are an integral part of this statement.

                   ADVANCED REHABILITATION TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS


                                                                FOR THE      FOR THE YEAR
                                                              THREE MONTHS      ENDED
                                                              ENDED MARCH    DECEMBER 31,
                                                                31, 1994         1993
                                                              ------------   ------------
                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income................................................  $   62,398     $  375,798
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...........................       1,116          4,327
    Net change in current assets and liabilities:
      Accounts receivable...................................     (24,078)       (20,574)
      Receivable from affiliate.............................     (79,741)      (199,188)
      Accounts payable and accrued liabilities..............      (3,206)         2,478
                                                              ------------   ------------
      Net cash (used in) provided by operating activities...     (43,511)       162,841
                                                              ------------   ------------
Cash flows from investing activities:
  Additions to property and equipment.......................        (495)       (31,226)
                                                              ------------   ------------
      Net cash used in investing activities.................        (495)       (31,226)
                                                              ------------   ------------
Net (decrease) increase in cash.............................     (44,006)       131,615
Cash at beginning of period.................................     240,116        108,501
                                                              ------------   ------------
Cash at end of period.......................................  $  196,110     $  240,116
                                                              ------------   ------------
                                                              ------------   ------------


         The accompanying notes are an integral part of this statement.

                   ADVANCED REHABILITATION TECHNOLOGIES, INC.

                       NOTES TO THE FINANCIAL STATEMENTS


                MARCH 31, 1994 AND DECEMBER 31, 1993 (UNAUDITED)


1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    Advanced Rehabilitation Technologies, Inc. (the Company) is a Hawaii Subchapter S Corporation that operates a rehabilitation and sports medicine clinic in Ewa Beach, Hawaii.

    UNAUDITED INTERIM RESULTS

    The accompanying financial statements at March 31, 1994 and for the three months then ended are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position at March 31, 1994 and the results of operations and cash flows for the three months ended March 31, 1994. The results of operations for the three months ended March 31, 1994 are not necessarily indicative of results which may be obtained during any future period.

SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts to be realized through payments from patients, third-party payors and others for services rendered.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When property or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The costs of repairs and maintenance are charged to expense as incurred.

    Depreciation is computed using the straight-line method over useful lives of five to seven years.

    INCOME TAXES

    The Company is a Subchapter S Corporation and is therefore not liable for federal or state income taxes since the Company's taxable income or loss is attributable to the shareholder. Accordingly, the accompanying statement of operations does not include a provision for income taxes.

    STATEMENT OF CASH FLOWS


    Interest paid approximated interest expense for the three months ended March 31, 1994 and for the year ended December 31, 1993. No income tax payments were made.


2.  ACCOUNTS RECEIVABLE
    Accounts receivable consist of:


                                                               MARCH 31,   DECEMBER
                                                                 1994      31, 1993
                                                               ---------  -----------
                                                                          (UNAUDITED)
Gross accounts receivable....................................  $ 590,426   $ 526,212
Less allowance for doubtful accounts.........................   (368,426)   (328,290)
                                                               ---------  -----------
Accounts receivable, net.....................................  $ 222,000   $ 197,922
                                                               ---------  -----------
                                                               ---------  -----------



    During the three months ended March 31, 1994 and the year ended December 31, 1993, the Company provided, as bad debt expense, $40,136 (unaudited) and $198,199, respectively. Such expense is included in selling, general and administrative expenses in the accompanying statement of operations.

                   ADVANCED REHABILITATION TECHNOLOGIES, INC.

                MARCH 31, 1994 AND DECEMBER 31, 1993 (UNAUDITED)


3.  FURNITURE AND EQUIPMENT
    Furniture and equipment consist of:


                                                                 MARCH 31,    DECEMBER
                                                                   1994       31, 1993
                                                                -----------  -----------
                                                                             (UNAUDITED)
Medical and office equipment..................................   $  25,759    $  25,264
Furniture and fixtures........................................       3,717        3,717
Leasehold improvements........................................      11,517       11,517
                                                                -----------  -----------
                                                                    40,993       40,498
Accumulated depreciation and amortization.....................      (6,004)      (4,888)
                                                                -----------  -----------
Furniture and equipment, net..................................   $  34,989    $  35,610
                                                                -----------  -----------
                                                                -----------  -----------


4.  COMMITMENTS
    The Company leases its operating facility under agreements which require future minimum lease payments as of December 31, 1993 as follows:

1994.............................................................  $  44,862
1995.............................................................     46,645
1996.............................................................     40,109
                                                                   ---------
                                                                   $ 131,616
                                                                   ---------
                                                                   ---------


    Rent expense under the noncancelable lease aggregated $26,006 (unaudited) for the three months ended March 31, 1994 and $44,158 in 1993.


5.  RELATED PARTY TRANSACTIONS
    The Company has advanced funds to the sole shareholder's medical practice. Such advances do not provide for set interest or principal payments and accordingly are recorded as noncurrent receivables from affiliate in the accompanying balance sheet.

6.  SUBSEQUENT EVENT
    Effective June 1, 1994, substantially all of the Company's assets and operating business were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics. The assets were sold for an aggregate purchase price of $2,400,000. The accompanying financial statements do not reflect the effects of the sale.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Professional Athletic Rehabilitation, Inc. at December 31, 1993 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As  described  in  Note  6,   the  shareholders  of  Professional   Athletic
Rehabilitation, Inc. approved and authorized the sale of its assets, effective May 1, 1994.

PRICE WATERHOUSE LLP

Portland, Oregon
July 1, 1994

                   PROFESSIONAL ATHLETIC REHABILITATION, INC.

                                 BALANCE SHEET


                                                                        MARCH 31,    DECEMBER
                                                                          1994       31, 1993
                                                                       -----------  -----------
                                                                       (UNAUDITED)
                                            ASSETS
Current assets:
  Cash...............................................................   $  51,553    $  51,826
  Accounts receivable, net (Note 2)..................................     119,250      124,529
                                                                       -----------  -----------
    Total current assets.............................................     170,803      176,355
Property and equipment, net (Note 3).................................     126,397      133,564
                                                                       -----------  -----------
                                                                        $ 297,200    $ 309,919
                                                                       -----------  -----------
                                                                       -----------  -----------

                             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable...................................................   $  10,000    $  12,002
  Current portion of long-term debt (Note 4).........................      31,390       31,390
                                                                       -----------  -----------
    Total current liabilities........................................      41,390       43,392
Long-term debt (Note 4)..............................................       5,335       13,335
                                                                       -----------  -----------
                                                                           46,725       56,727
                                                                       -----------  -----------
Shareholders' equity:
  Common stock, $1.00 par value, 1,500 shares authorized, 1,000
   shares issued and outstanding.....................................       1,000        1,000
  Additional paid-in capital.........................................       9,000        9,000
  Retained earnings, per accompanying statement......................     240,475      243,192
                                                                       -----------  -----------
                                                                          250,475      253,192
                                                                       -----------  -----------
                                                                        $ 297,200    $ 309,919
                                                                       -----------  -----------
                                                                       -----------  -----------


         The accompanying notes are an integral part of this statement.

                   PROFESSIONAL ATHLETIC REHABILITATION, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                                                                                      FOR THE THREE  FOR THE YEAR
                                                                                      MONTHS ENDED       ENDED
                                                                                        MARCH 31,    DECEMBER 31,
                                                                                          1994           1993
                                                                                      -------------  -------------
                                                                                       (UNAUDITED)
Net revenues........................................................................   $   271,096   $   1,125,550
Cost of revenues....................................................................       150,169         526,363
                                                                                      -------------  -------------
  Gross profit......................................................................       120,927         599,187
                                                                                      -------------  -------------
Operating expenses:
  Selling, general and administration...............................................        25,685         240,284
  Depreciation and amortization.....................................................         7,167          35,439
                                                                                      -------------  -------------
                                                                                            32,852         275,723
                                                                                      -------------  -------------
  Income from operations............................................................        88,075         323,464
Interest expense....................................................................          (792)         (3,519)
                                                                                      -------------  -------------
  Net earnings......................................................................        87,283         319,945
Retained earnings, beginning of period..............................................       243,192         233,247
Cash distributions to shareholders..................................................       (90,000)       (310,000)
                                                                                      -------------  -------------
Retained earnings, end of period....................................................   $   240,475   $     243,192
                                                                                      -------------  -------------
                                                                                      -------------  -------------


         The accompanying notes are an integral part of this statement.

                   PROFESSIONAL ATHLETIC REHABILITATION, INC.

                            STATEMENT OF CASH FLOWS


                                                                       FOR THE
                                                                        THREE
                                                                       MONTHS       FOR THE
                                                                        ENDED     YEAR ENDED
                                                                      MARCH 31,    DECEMBER
                                                                        1994       31, 1993
                                                                     -----------  -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net earnings.....................................................   $  87,283    $ 319,945
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization..................................       7,167       35,439
  Net change in current assets and liabilities:
    Accounts receivable............................................       5,279        4,734
    Other current assets...........................................      --           14,746
    Accounts payable...............................................      (2,002)      12,002
                                                                     -----------  -----------
      Net cash provided by operating activities....................      97,727      386,866
                                                                     -----------  -----------
Cash flows from financing activities:
  Cash distributions to shareholders...............................     (90,000)    (310,000)
  Repayment of long-term debt......................................      (8,000)     (36,323)
                                                                     -----------  -----------
      Net cash used in financing activities........................     (98,000)    (346,323)
                                                                     -----------  -----------
Net (decrease) increase in cash....................................        (273)      40,543
Cash at beginning of period........................................      51,826       11,283
                                                                     -----------  -----------
Cash at end of period..............................................   $  51,553    $  51,826
                                                                     -----------  -----------
                                                                     -----------  -----------


         The accompanying notes are an integral part of this statement.

                   PROFESSIONAL ATHLETIC REHABILITATION, INC.


     NOTES TO THE MARCH 31, 1994 AND DECEMBER 31, 1993 FINANCIAL STATEMENTS


1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    Professional Athletic Rehabilitation, Inc. (the Company) is a Florida Subchapter S corporation that operates a rehabilitation and sports medicine clinic in Miami, Florida.

    UNAUDITED INTERIM RESULTS

    The accompanying financial statements at March 31, 1994 and for the three months then ended are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position at March 31, 1994, and the results of operations and cash flows for the three months ended March 31, 1994. The results of operations for the three months ended March 31, 1994 are not necessarily indicative of results which may be obtained during any future period.

SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. See Note 2.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When property or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The costs of repairs and maintenance are charged to expense as incurred.

    Depreciation is computed using the straight-line method over useful lives as follows:

Leasehold improvements.......................................  8 to 10 years
Medical equipment............................................        7 years
Office equipment and furniture and fixtures..................        5 years

    INCOME TAXES

    The Company is a Subchapter S corporation and is therefore not liable for federal or state income taxes since the Company's income or loss is recognized in the separate tax returns of the shareholders. Accordingly, the accompanying statements of operations do not include a provision for income taxes.

    STATEMENT OF CASH FLOWS


    Interest paid approximated interest expense for the three months ended March 31, 1994 and for the year ended December 31, 1993. No income tax payments were made.


2.  ACCOUNTS RECEIVABLE
    Accounts receivable consist of:


                                                       MARCH 31,   DECEMBER
                                                         1994      31, 1993
                                                       ---------  -----------
                                                       (UNAUDITED)
Gross accounts receivable............................  $ 285,745   $ 337,818
Less allowances for doubtful accounts and contractual
 adjustments.........................................   (166,495)   (213,289)
                                                       ---------  -----------
                                                       $ 119,250   $ 124,529
                                                       ---------  -----------
                                                       ---------  -----------

                   PROFESSIONAL ATHLETIC REHABILITATION, INC.


     NOTES TO THE MARCH 31, 1994 AND DECEMBER 31, 1993 FINANCIAL STATEMENTS
                                  (CONTINUED)


2.  ACCOUNTS RECEIVABLE (CONTINUED)

    The allowance for contractual adjustments represents the difference between the amount billed by the Company at its normal rates and the amount which the patient, third party payor or other party is contractually obligated to pay the Company. During the three months ended March 31, 1994, the Company provided $47,800 and $0 for contractual allowances and bad debts, respectively. During the year ended December 31, 1993 the Company charged revenues for contractual adjustments aggregating $194,000 and provided, as bad debt expense, $84,400.


3.  PROPERTY AND EQUIPMENT
    Property and equipment consist of:


                                                       MARCH 31,   DECEMBER
                                                         1994      31, 1993
                                                       ---------  -----------
                                                       (UNAUDITED)
Leasehold improvements...............................  $ 187,095   $ 187,095
Medical equipment....................................     51,278      51,278
Office equipment and furniture and fixtures..........    104,802     104,802
                                                       ---------  -----------
                                                         343,175     343,175
Accumulated depreciation and amortization............   (216,778)   (209,611)
                                                       ---------  -----------
                                                       $ 126,397   $ 133,564
                                                       ---------  -----------
                                                       ---------  -----------


4.  LONG-TERM DEBT
    Long-term debt consists of an unsecured note, payable in installments, with interest at the prime rate (6% at December 31, 1993) plus 1%, through June 1995. Future maturities of the note, as of December 31, 1993, are $31,390 in 1994 and $13,335 in 1995.

5.  RELATED PARTY TRANSACTIONS
    The Company leases its operating facility from its shareholders. Lease commitments with respect to this lease are summarized as follows:

1994.............................................................  $ 159,000
1995.............................................................    164,000
1996.............................................................    169,000
1997.............................................................    174,000
1998.............................................................    179,000
Thereafter.......................................................     62,000
                                                                   ---------
                                                                   $ 907,000
                                                                   ---------
                                                                   ---------


    Rent expense under noncancelable leases aggregated $39,871 (unaudited) for the three months ended March 31, 1994 and $149,318 in 1993.


    The Company's shareholders, who also operate an orthopedic medical practice, refer nearly all of the Company's patients to the Company. No amounts are paid to the shareholders or their other businesses for such referrals.

6.  SUBSEQUENT EVENT
    Effective May 1, 1994 substantially all of the Company's assets and operating business were acquired by Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics. The assets were sold for an aggregate purchase price of $1,900,000. The accompanying financial statements do not reflect the effects of the acquisition.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations and retained earnings/partners' capital and of cash flows present fairly, in all material respects, the financial position of Physical Therapy Clinic of Tualatin, Inc.; Roger J. Miller Enterprises, Inc. dba Lake Oswego Physical Therapy; John Phillipe and Wayne Crinklaw dba Hillsboro Physical Therapy Clinic; Northwest Physical Therapy Clinic, Inc.; Eischen Physical Therapy, Inc.; and Longview Physicians' Physical Therapy Services, P.S. at December 31, 1994 and Oregon City Physical Therapy, Inc. at October 31, 1994, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of the respective companies; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As described in Note 12, Pacific Rehabilitation & Sports Medicine, Inc. acquired the physical therapy practices of the aforementioned companies as of July 1, 1995.

PRICE WATERHOUSE LLP

Portland, Oregon
September 29, 1995

                              OREGON ACQUISITIONS
                                 BALANCE SHEETS
                                     ASSETS



                                                                                                           APRIL 30,
                                                     JUNE 30, 1995 (UNAUDITED) (NOTE 1)                       1995
                                     -------------------------------------------------------------------  ------------
                                                  LAKE                                                       OREGON
                                     TUALATIN    OSWEGO    HILLSBORO   NORTHWEST    EISCHEN    LONGVIEW       CITY         TOTAL
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
Current assets:
  Cash.............................  $ 16,627   $  18,538  $   26,472  $   9,421   $  49,153  $  225,717  $     57,186  $   403,114
  Investments (Note 1).............     --         --          --         --          --          --            96,977       96,977
  Accounts receivable, net (Note
   2)..............................    28,408      65,456      59,816     93,813     132,424     236,476       130,777      747,170
  Notes receivable.................     --         --          --         --          29,165      --            30,425       59,590
  Taxes receivable.................     --         --          --          8,158      15,051      --           --            23,209
  Deferred taxes...................     --         --          --         --          20,500      --           --            20,500
  Prepaid expenses.................     --         --          --         --              58      --           --                58
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
    Total current assets...........    45,035      83,994      86,288    111,392     246,351     462,193       315,365    1,350,618
  Property and equipment, net
   (Note 3)........................    32,838      33,142      35,351    110,120      65,152      51,089       128,185      455,877
  Notes receivable, less current
   portion.........................     --         --          --         --         108,744      --           --           108,744
  Other assets.....................    11,000       4,170      --         --          27,000       6,130       --            48,300
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
                                     $ 88,873   $ 121,306  $  121,639  $ 221,512   $ 447,247  $  519,412  $    443,550  $ 1,963,539
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------

                                        LIABILITIES, SHAREHOLDER'S EQUITY/PARTNERS' CAPITAL

Current liabilities:
  Accounts payable and accrued
   expenses........................  $ 12,133   $  31,067  $    5,163  $  50,572   $  34,890  $   53,002  $     47,292  $   234,119
  Deferred compensation............     --         --          --         --         134,617      --           --           134,617
  Line of credit (Note 4)..........     --         --          --         --          --          --           --           --
  Current portion of notes payable
   (Note 5 ).......................    20,831      --          --         11,507      10,243      --            48,920       91,501
  Current portion of capital-lease
   obligation (Note 6).............     --         --          --          4,887         485      --           --             5,372
  Current portion of deferred
   income
   taxes...........................    11,000      21,500      --         30,500      --          81,500        31,500      176,000
  Taxes payable....................     5,401       5,263      --         --          --          75,120        14,723      100,507
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
    Total current liabilities......    49,365      57,830       5,163     97,466     180,235     209,622       142,435      742,116
  Notes payable, less current
   portion
   (Note 5)........................    16,346      --          --         30,575      56,875      --           --           103,796
  Capital lease obligation, less
   current portion (Note 6)........     --         --          --         11,576       2,517      --           --            14,093
  Deferred income taxes, net of
   current portion.................     --         --          --         --          52,500      --           --            52,500
  Commitment and contingencies
   (Note 7)........................     --         --          --         --          --          --           --           --
Shareholders' equity/partners'
 capital:
Common stock (Note 9)..............    12,738         100      --          3,857      41,000       4,287         5,000       26,982
Increase in investment valuation...     --         --          --         --          --          --            12,801       12,801
Additional paid-in capital.........     --          3,967      --         --          --          11,611       --            15,578
Retained earnings..................    10,424      59,409      --         78,038     114,120     293,892       283,314      879,197
Partners' capital..................     --         --         116,476     --          --          --           --           116,476
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
                                     $ 88,873   $ 121,306  $  121,639  $ 221,512   $ 447,247  $  519,412  $    443,550  $ 1,963,539
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------


         The accompanying notes are an integral part of this statement.

                              OREGON ACQUISITIONS
                           BALANCE SHEETS (CONTINUED)
                                     ASSETS


                                                              DECEMBER 31, 1994                           OCTOBER 31,
                                     -------------------------------------------------------------------      1994
                                                  LAKE                                                    ------------
                                     TUALATIN    OSWEGO    HILLSBORO   NORTHWEST    EISCHEN    LONGVIEW   OREGON CITY      TOTAL
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
Current assets:
  Cash.............................  $  4,959   $   1,804  $   22,639  $  23,814   $  31,164  $  122,467  $    47,794   $   254,641
  Investments (Note 1).............     --         --          --         --          --          --          107,994       107,994
  Accounts receivable, net (Note
   2)..............................    41,440      59,930      80,597     68,953      73,691     118,410      109,751       552,772
  Notes receivable.................     --         --          --         --          27,657      --           26,000        53,657
  Taxes receivable.................     5,790       2,053      --          3,473      --          22,479       10,391        44,186
  Deferred taxes...................     --         --          --         --          51,000      --          --             51,000
  Prepaid expenses.................     --         --          --         --         108,936      --               55       108,991
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
    Total current assets...........    52,189      63,787     103,236     96,240     292,448     263,356      301,985     1,173,241
  Property and equipment, net (Note
   3)..............................    34,122      48,673      34,845    116,408     112,561      46,036      128,475       521,120
  Notes receivable, less current
   portion.........................     --         --          --         --         123,435      --          --            123,435
  Other assets.....................    10,733       4,200      --         --          36,000      --               79        51,012
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
                                     $ 97,044   $ 116,660  $  138,081  $ 212,648   $ 564,444  $  309,392  $   430,539   $ 1,868,808
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------

                                        LIABILITIES, SHAREHOLDERS' EQUITY/PARTNERS' CAPITAL
Current liabilities:
  Accounts payable and accrued
   expenses........................  $ 11,316   $  61,350  $   10,949  $  39,733   $  27,001  $  172,994  $    18,378   $   341,721
  Deferred compensation............     --         --          --         --         214,500      --          --            214,500
  Line of credit (Note 4)..........     --         --          --         --          --          --           17,197        17,197
  Current portion of notes payable
   (Note 5)........................    24,404      --          --         11,150       7,672      --           48,920        92,146
  Current portion of capital lease
   obligation (Note 6).............     --         --          --          4,232       3,647      --          --              7,879
  Current portion of deferred
   income taxes....................    19,100      16,350      --         24,000      --          58,600       49,079       167,129
  Taxes payable....................     --         --          --          9,469      58,813      --          --             68,282
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
    Total current liabilities......    54,820      77,700      10,949     88,584     311,633     231,594      133,574       908,854
Notes payable, less current portion
 (Note 5)..........................    23,308      --          --         34,533      63,194      --          --            121,035
Capital lease obligation, less
 current portion (Note 6)..........     --         --          --         14,675      27,831      --          --             42,506
Deferred income taxes, net of
 current portion...................     --         --          --         --          57,500      --          --             57,500
Commitment and contingencies (Note
 7)
Shareholders' equity /partners'
 capital:
Common Stock (Note 9)..............    12,738         100      --          3,857      41,000       4,287        5,000        66,980
Additional paid-in capital.........     --          3,967      --         --          --           5,935      --              9,900
Increase in investment valuation...     --         --          --         --          --          --           23,818        23,818
Retained earnings..................     6,178      34,893      --         70,999      63,286      67,580      268,147       511,083
Partners' capital..................     --         --         127,132     --          --          --          --            127,132
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
                                     $ 97,044   $ 116,660  $  138,081  $ 212,648   $ 564,444  $  309,392  $   430,539   $ 1,868,808
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------
                                     ---------  ---------  ----------  ----------  ---------  ----------  ------------  -----------


         The accompanying notes are an integral part of this statement.

                              OREGON ACQUISITIONS
        STATEMENTS OF OPERATIONS AND RETAINED EARNINGS/PARTNERS' CAPITAL



                                                                                                    FOR THE SIX
                                                                                                      MONTHS
                                    FOR THE SIX MONTHS ENDED JUNE 30, 1995 (UNAUDITED) (NOTE 1)     ENDED APRIL
                                  ----------------------------------------------------------------   30, 1995
                                               LAKE                                                 -----------
                                  TUALATIN    OSWEGO    HILLSBORO  NORTHWEST   EISCHEN   LONGVIEW   OREGON CITY    TOTAL
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
Net revenues....................  $ 219,442  $ 272,388  $ 305,767  $ 416,720  $ 566,573  $ 837,185   $ 747,829   $3,365,904
Cost of revenues................    178,781    217,040    112,001    343,542    393,662    417,401     563,573    2,226,000
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
    Gross profit................     40,661     55,348    193,766     73,178    172,911    419,784     184,256    1,139,904
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
Operating expenses:
  Selling, general and
   administrative...............     24,979      6,245     27,154     53,600     64,873     57,079     139,292      373,222
  Depreciation and
   amortization.................      6,258      9,448     (5,232)     8,250      8,904      8,663      18,915       55,206
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
                                     31,237     15,693     21,922     61,850     73,777     65,742     158,207      428,428
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
Other income (expense):
  Interest income...............     --            164     --          2,919     --          1,205         853        5,141
  Interest expense..............     (2,577)    --         --         --         --         --          --           (2,577)
  Loss on sale of assets........     --         --         --         --         (8,952)    --          --           (8,952)
  Other income (expense)........     --          1,663     --         --          5,913     --            (200)       7,376
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
                                     (2,577)     1,827     --          2,919     (3,039)     1,205         653          988
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
Net income before income taxes..      6,847     41,482    171,844     14,247     96,095    355,247      26,702      712,464
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
Provision for income taxes......     (2,601)   (16,966)    --         (7,208)   (45,261)  (128,935)    (11,535)    (212,506)
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
Net income......................      4,246     24,516    171,844      7,039     50,834    226,312      15,167      499,958
Retained earnings, beginning of
 period.........................      6,178     34,893     --         70,999    103,286     67,580     268,147      551,083
Partners' capital, beginning of
 period.........................     --         --        127,132     --         --         --          --          127,132
Cash distributions to
 partners.......................     --         --       (182,500)    --         --         --          --         (182,500)
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
Retained earnings, end of
 period.........................  $  10,424  $  59,409     --      $  78,038  $ 154,120  $ 293,892   $ 283,314   $  879,197
                                  ---------  ---------             ---------  ---------  ---------  -----------  ----------
                                  ---------  ---------             ---------  ---------  ---------  -----------  ----------
Partners' capital, end of
 period.........................  $  --      $  --      $ 116,476  $  --      $  --      $  --       $  --       $  116,476
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------
                                  ---------  ---------  ---------  ---------  ---------  ---------  -----------  ----------


         The accompanying notes are an integral part of this statement.

                              OREGON ACQUISITIONS
  STATEMENTS OF OPERATIONS AND RETAINED EARNINGS/PARTNERS' CAPITAL (CONTINUED)

                                                                                                                   FOR THE
                                                                                                                 YEAR ENDED
                                                       FOR THE YEAR ENDED DECEMBER 31, 1994 (NOTE 1)             OCTOBER 31,
                                            -------------------------------------------------------------------     1994
                                                         LAKE                                                    -----------
                                            TUALATIN    OSWEGO    HILLSBORO   NORTHWEST    EISCHEN    LONGVIEW   OREGON CITY
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
Net revenues..............................  $ 389,815  $ 603,099  $ 473,243   $ 889,234   $ 954,439  $1,262,524   $1,073,543
Cost of revenues..........................    323,352    504,430    154,126     766,210     760,249     951,068     745,991
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
  Gross profit............................     66,463     98,669    319,117     123,024     194,190     311,456     327,552
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
Operating expenses:
  Selling, general and administrative.....     43,121    110,448     35,517     111,586     177,259     318,051     288,848
  Depreciation and amortization...........     16,312     11,515     12,792      37,357      46,558      16,543      46,255
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
                                               59,433    121,963     48,309     148,943     223,817     334,594     335,103
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
Other income (expense):
  Interest income.........................     --            751        889      10,032      --           4,534       8,179
  Interest expense........................     (4,339)    --         --          --          --          --          --
  Gain on sale of assets..................     --         --         --          --          88,530      --          --
  Other income (expense)..................     --         10,965     --          --          15,211      --          12,538
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
                                               (4,339)    11,716        889      10,032     103,741       4,534      20,717
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
Net income (loss) before income taxes.....      2,691    (11,578)   271,697     (15,887)     74,114     (18,604)     13,166
Provision for income taxes................     (1,020)     4,703     --           7,944    (147,328)      9,228      (6,056)
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
Net income (loss).........................      1,671     (6,875)   271,697      (7,943)    (73,214)     (9,376)      7,110
Retained earnings, beginning of period....      4,507     41,768     --          78,942     136,500      76,956     261,237
Partner's capital, beginning of period....     --         --        111,645      --          --          --          --
Cash distributions to partners............     --         --       (256,210)     --          --          --            (200)
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
Retained earnings, end of period..........  $   6,178  $  34,893              $  70,999   $  63,286  $   67,580   $ 268,147
                                            ---------  ---------             -----------  ---------  ----------  -----------
                                            ---------  ---------             -----------  ---------  ----------  -----------
Partners' capital, end of period..........  $  --      $  --      $ 127,132   $  --       $  --      $   --       $  --
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------
                                            ---------  ---------  ---------  -----------  ---------  ----------  -----------


                                              TOTAL
                                            ----------
Net revenues..............................  $5,645,897
Cost of revenues..........................   4,205,426
                                            ----------
  Gross profit............................   1,440,471
                                            ----------
Operating expenses:
  Selling, general and administrative.....   1,084,830
  Depreciation and amortization...........     187,332
                                            ----------
                                             1,272,162
                                            ----------
Other income (expense):
  Interest income.........................      24,385
  Interest expense........................      (4,339)
  Gain on sale of assets..................      88,530
  Other income (expense)..................      38,714
                                            ----------
                                               147,290
                                            ----------
Net income (loss) before income taxes.....     315,599
Provision for income taxes................    (132,529)
                                            ----------
Net income (loss).........................     183,070
Retained earnings, beginning of period....     599,910
Partner's capital, beginning of period....     111,645
Cash distributions to partners............    (256,410)
                                            ----------
Retained earnings, end of period..........  $  511,083
                                            ----------
                                            ----------
Partners' capital, end of period..........  $  127,132
                                            ----------
                                            ----------


         The accompanying notes are an integral part of this statement.

                              OREGON ACQUISITIONS
                            STATEMENTS OF CASH FLOWS



                                                                                                          FOR THE SIX
                                                                                                            MONTHS
                                                                                                             ENDED
                                        FOR THE SIX MONTHS ENDED JUNE 30, 1995 (UNAUDITED) (NOTE 1)        APRIL 30,
                                    --------------------------------------------------------------------     1995
                                                 LAKE                                                     -----------
                                    TUALATIN    OSWEGO     HILLSBORO    NORTHWEST    EISCHEN   LONGVIEW   OREGON CITY    TOTAL
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------
Cash flows from operating
 activities:
  Net income......................  $   4,246  $  24,516   $ 171,844    $   7,039   $  50,834  $ 231,993   $  15,167   $ 505,639
  Adjustments to reconcile net
   earnings to net cash provided
   by operating activities:
    Depreciation and
     amortization.................      6,258      9,448      (5,232)       8,250       8,904      8,663      18,915      55,206
  Gain on sale of assets..........     --         --          --           --          (8,952)    --          --          (8,952)
  Deferred tax expense............     (4,900)    (1,403)     --            6,500      25,500     20,363     (17,579)     28,481
  Net change in current assets and
   liabilities....................
  Patient accounts receivable.....     13,032     (5,526)     20,781      (24,860)    (58,733)  (118,066)    (21,025)   (194,397)
  Prepaids and other assets.......      1,533         30      --           (4,685)    117,951     (6,130)        134     108,833
  Accounts payable and accrued
   liabilities....................        817    (30,283)     (5,786)      10,839      16,889   (119,992)     28,914     (98,602)
  Deferred compensation...........     --         --          --           --         (79,883)    --          --         (79,883)
  Taxes payable...................      6,191     13,869      --           (9,469)    (82,937)   100,135      25,114      52,903
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------
    Net cash provided by (used in)
     operating activities.........     27,177     10,651     181,607       (6,386)    (10,427)   116,966      49,640     369,228
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------
Cash flows from investing
 activities:
  Purchase of equipment and
   leasehold improvements, net....     (4,974)     6,083       4,726       (1,962)     47,457    (13,716)    (18,626)     18,988
  Notes receivable................     --         --          --           --          13,183     --          (4,425)      8,758
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------
    Net cash (used in) provided by
     investing activities.........     (4,974)     6,083       4,726       (1,962)     60,640    (13,716)    (23,051)     27,746
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------
Cash flows from financing
 activities:
  Cash distribution to
   shareholders or partners.......     --         --        (182,500)      --          --         --          --        (182,500)
  Principal payments on capital
   lease obligations..............     --         --          --           (2,444)    (28,476)    --          --         (30,920)
  Net payments on line of
   credit.........................     --         --          --           --          --         --         (17,197)    (17,197)
  Net payments from notes
   payable........................    (10,535)    --          --           (3,601)     (3,748)    --          --         (17,884)
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------
    Net cash (used in) provided by
     financing activities.........    (10,535)    --        (182,500)      (6,045)    (32,224)    --         (17,197)   (248,501)
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------
Net increase (decrease) in cash...     11,668     16,734       3,833      (14,393)     17,989    103,250       9,392     148,473
Cash at beginning of period.......      4,959      1,804      22,639       23,814      31,164    122,467      47,794     254,641
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------
Cash at end of period.............  $  16,627  $  18,538   $  26,472    $   9,421   $  49,153  $ 225,717   $  57,186   $ 403,114
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------
                                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  ---------


         The accompanying notes are an integral part of this statement.

                              OREGON ACQUISITIONS
                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                                                     FOR THE
                                                                                                                   YEAR ENDED
                                                              FOR THE YEAR ENDED DECEMBER 31, 1994                 OCTOBER 31,
                                               ------------------------------------------------------------------     1994
                                                            LAKE                                                   -----------
                                               TUALATIN    OSWEGO    HILLSBORO   NORTHWEST    EISCHEN   LONGVIEW   OREGON CITY
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
Cash flows from operating activities:
Net income...................................  $   1,671  $  (6,875) $ 271,697   $  (7,943)  $ (73,214) $  (9,376)  $   7,110
Adjustments to reconcile net earnings to net
 cash provided by operating activities:
  Depreciation and amortization..............     16,312     11,515     12,792      37,357      46,558     16,543      46,255
  Gain on sale of assets.....................     --         --         --          --         (88,530)    --          --
  Deferred tax expense.......................      6,800      1,850     --         (13,000)     39,500      6,600       9,079
  Net change in current assets and
   liabilities...............................
  Patient accounts receivable................     (8,114)   (33,518)    (6,992)     72,028      31,282     24,163      26,749
  Prepaids and other assets..................     (1,800)     4,365     --          --          --         --          --
  Accounts payable and accrued liabilities...    (24,047)    14,127      1,738       2,130     (14,139)    45,772     (29,259)
  Deferred taxes.............................     (3,200)    20,400     --          --          --          2,142      --
  Deferred compensation......................     --         --         --          --         (33,000)    --          --
  Taxes payable..............................       (790)   (12,823)    --           7,518     (10,967)   (25,606)    (15,042)
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
    Net cash (used in) provided by operating
     activities..............................    (13,168)      (959)   279,235      98,090    (102,510)    60,238      44,892
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
Cash flows from investing activities:
  Purchase of investments....................     --         --         --          --          --         --          (9,785)
  Purchase of equipment and leasehold
   improvements, net.........................     (2,768)     1,703    (43,624)    (63,561)     58,805    (25,306)    (48,884)
  Notes receivable...........................     --         --         --          --          --         --          --
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
    Net cash (used in) provided by investing
     activities..............................     (2,768)     1,703    (43,624)    (63,561)     58,805    (25,306)    (58,669)
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
Cash flows from financing activities:
  Stockholder note receivable................     --         --         --          --         (84,774)    --          13,000
  Cash distribution to shareholders or
   partners..................................     --         --       (256,211)     --          --         --            (200)
  Principal payments on capital lease
   obligations...............................     --         --         --          18,907      31,478     --         (10,758)
  Net payments on line of credit.............     --         --         --          --          --         --          17,197
  Net payments on notes payable..............     (6,150)    (4,982)    --         (36,087)    (20,395)    (4,500)    (11,074)
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
    Net cash provided by (used in) financing
     activities..............................     (6,150)    (4,982)  (256,211)    (17,180)    (73,691)    (4,500)      8,165
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
Net (decrease) increase in cash..............    (22,086)    (4,238)   (20,600)     17,349    (117,396)    30,432      (5,612)
Cash at beginning of period..................     27,045      6,042     43,239       6,465     148,560     92,035      53,406
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
Cash at end of period........................  $   4,959  $   1,804  $  22,639   $  23,814   $  31,164  $ 122,467   $  47,794
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------


                                                 TOTAL
                                               ---------
Cash flows from operating activities:
Net income...................................  $ 183,070
Adjustments to reconcile net earnings to net
 cash provided by operating activities:
  Depreciation and amortization..............    187,332
  Gain on sale of assets.....................    (88,530)
  Deferred tax expense.......................     50,829
  Net change in current assets and
   liabilities...............................
  Patient accounts receivable................    105,598
  Prepaids and other assets..................      2,565
  Accounts payable and accrued liabilities...     (3,678)
  Deferred taxes.............................     19,342
  Deferred compensation......................    (33,000)
  Taxes payable..............................    (57,710)
                                               ---------
    Net cash (used in) provided by operating
     activities..............................    365,818
                                               ---------
Cash flows from investing activities:
  Purchase of investments....................     (9,785)
  Purchase of equipment and leasehold
   improvements, net.........................   (123,635)
  Notes receivable...........................     --
                                               ---------
    Net cash (used in) provided by investing
     activities..............................   (133,420)
                                               ---------
Cash flows from financing activities:
  Stockholder note receivable................    (71,774)
  Cash distribution to shareholders or
   partners..................................   (256,411)
  Principal payments on capital lease
   obligations...............................     39,627
  Net payments on line of credit.............     17,197
  Net payments on notes payable..............    (83,188)
                                               ---------
    Net cash provided by (used in) financing
     activities..............................   (354,549)
                                               ---------
Net (decrease) increase in cash..............   (122,151)
Cash at beginning of period..................    376,792
                                               ---------
Cash at end of period........................  $ 254,641
                                               ---------
                                               ---------


         The accompanying notes are an integral part of this statement.

                              OREGON ACQUISITIONS
                         NOTES TO FINANCIAL STATEMENTS

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)

1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    The Oregon Acquisitions is not a legal entity but rather a combination of seven independent entities which were purchased by Pacific Rehabilitation and Sports Medicine, Inc. subsequent to December 31, 1994. The seven entities, known hereafter as the "Companies" are as follows:

    Physical   Therapy  Clinic  of  Tualatin,   Inc.  (Tualatin)  is  an  Oregon
    corporation that operates a physical therapy practice in Tualatin, Oregon.

    Roger J. Miller Enterprises, Inc., dba Lake Oswego Physical Therapy, (Lake Oswego) is an Oregon corporation that operates a physical therapy practice in Lake Oswego, Oregon.

    Oregon City Physical Therapy, Inc., (Oregon City) is an Oregon corporation that operates physical therapy practices in Oregon City and Canby, Oregon.

    John Phillipe and Wayne Crinklaw, dba Hillsboro Physical Therapy Clinic (Hillsboro), is an Oregon partnership that operates a physical therapy practice in Hillsboro, Oregon.

    Northwest Physical Therapy Clinic, Inc. (Northwest) is an Oregon corporation that operates physical therapy practices in Tigard and Portland, Oregon.

    Eischen Physical Therapy, Inc. (Eischen) is an Oregon corporation that operates physical therapy practices in Portland and Gresham, Oregon.

    Longview  Physicians'  Physical  Therapy  Services,  P.S.  (Longview)  is  a
    Washington   corporation  that  operates  a  physical  therapy  practice  in
    Longview, Washington.

UNAUDITED INTERIM RESULTS

    The accompanying financial statements at June 30, 1995 and for the six months then ended are unaudited. In the opinion of each Company's management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position at June 30, 1995 and the results of operations and cash flows for the six months ended June 30, 1995. The results of operations for the six months ended June 30, 1995 are not necessarily indicative of results which may be obtained during any future period.

REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts to be realized through payments from patients, third-party payors and others for services rendered. Differences between amounts billed by the Companies at their normal rates and the estimated amounts to be realized are recognized as contractual allowances when services are rendered. Such contractual allowances are deducted from revenues in the accompanying statement of operations, retained earnings and partner's capital (see Note 2).

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When property or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The cost of repairs and maintenance are charged to expense as incurred.

                              OREGON ACQUISITIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Depreciation is computed using primarily the straight-line method over useful lives as follows:

Automobile....................................................      5 years
                                                                     5 -  7
Evaluation equipment..........................................        years
                                                                     5 -  7
Office equipment, furniture and fixtures......................        years
                                                                     2 - 15
Leasehold improvements........................................        years

FAIR VALUE OF FINANCIAL INSTRUMENTS

    There are no significant differences between the carrying value and fair market value of the Companies financial instruments.

INVESTMENTS

    In accordance with Financial Accounting Standards Board Statement No. 115 (SFAS No. 115) investments, consisting primarily of equity securities, are designated as securities available for sale. Securities available for sale are reported at fair value, with unrealized gains and losses reported in a separate component of shareholders' equity.

INCOME TAXES

    Hillsboro is a partnership and is therefore not liable for federal or state income taxes since Hillsboro's taxable income or loss is attributable to its partners. Accordingly, the accompanying statement of operations, retained earnings and partner's capital does not include a provision for income taxes for Hillsboro.

    The remaining Companies provide deferred income taxes to give effect to the temporary differences between the financial reporting basis and the tax basis of each company's assets and liabilities. The major temporary differences that give rise to the deferred tax asset are certain expense accruals which are not currently deductible.

STATEMENT OF CASH FLOWS


    Interest paid approximated interest expense for the six months ended June 30, 1995 and for the year ended December 31, 1994.


FISCAL YEAR ENDS


    The six month period and fiscal year end presented in the financial statements is June 30, 1995 and December 31, 1994, respectively, for all companies except for Oregon City which has a six month period ended April 30, 1995 and an October 31, 1994 year end.


2.  ACCOUNTS RECEIVABLE

    Accounts receivable consist of:


                                                   JUNE 30, 1995 (UNAUDITED)                       APRIL 30,
                                ----------------------------------------------------------------     1995
                                             LAKE                                                 -----------
                                TUALATIN    OSWEGO    HILLSBORO  NORTHWEST   EISCHEN   LONGVIEW   OREGON CITY     TOTAL
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Gross accounts receivable.....  $  73,209  $  98,621  $ 106,090  $ 132,429  $ 242,771  $ 404,174   $ 245,214   $ 1,302,508
Less allowances for doubtful
 accounts and contractual
 adjustments..................    (44,801)   (33,165)   (46,274)   (38,616)  (110,347)  (167,698)   (114,437)     (555,338)
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                $  28,408  $  65,456  $  59,816  $  93,813  $ 132,424  $ 236,476   $ 130,777   $   747,170
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------

                              OREGON ACQUISITIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)

2.  ACCOUNTS RECEIVABLE (CONTINUED)
    The allowance for contractual adjustments represent the difference between the amount billed by the Companies at their normal rates and the amount which the patient, third party payor or other party is contractually obligated to pay the Companies (see Note 1). During the six months June 30, 1995 the Companies charged revenues for contractual adjustments and recorded provisions for doubtful accounts as follows:

                                             LAKE
                                TUALATIN    OSWEGO    HILLSBORO  NORTHWEST   EISCHEN   LONGVIEW   OREGON CITY     TOTAL
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Contractual adjustments
 charged to revenue...........  $  32,790  $  19,186  $  23,015  $  31,366  $  42,645  $  82,799   $  56,288   $   288,089
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Provisions for doubtful
 accounts.....................  $  21,080  $  (4,961) $  --      $  (1,314) $ (23,029) $ (33,125)  $   9,833   $   (31,516)
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------


                                                       DECEMBER 31, 1994                          OCTOBER 31,
                                ----------------------------------------------------------------     1994
                                             LAKE                                                 -----------
                                TUALATIN    OSWEGO    HILLSBORO  NORTHWEST   EISCHEN   LONGVIEW   OREGON CITY     TOTAL
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Gross accounts receivable.....  $  78,157  $  97,878  $ 112,470  $ 120,676  $ 237,095  $ 319,233   $ 230,955   $ 1,196,464
Less allowances for doubtful
 accounts and contractual
 adjustments..................    (36,717)   (37,948)   (31,873)   (51,723)  (163,404)  (200,823)   (121,204)     (643,692)
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                $  41,440  $  59,930  $  80,597  $  68,953  $  73,691  $ 118,410   $ 109,751   $   552,772
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------



    The allowance for contractual adjustments represent the difference between the amount billed by the Companies at their normal rates and the amount which the patient, third party payor or other party is contractually obligated to pay the Companies (see Note 1). During the year ended December 31, 1994 the Companies charged revenues for contractual adjustments and recorded provisions for doubtful accounts as follows:



                                             LAKE
                                TUALATIN    OSWEGO    HILLSBORO  NORTHWEST   EISCHEN   LONGVIEW   OREGON CITY     TOTAL
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Contractual adjustments
 charged to revenue...........  $  56,889  $  39,422  $  35,236  $  71,921  $  74,906  $ 113,958   $  81,776   $   474,108
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Provisions for doubtful
 accounts.....................  $     985  $  (1,245) $  (1,000) $ (17,978) $  29,137  $ 138,976   $  20,990   $   169,865
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------



    The provisions for doubtful accounts are included in selling, general and administrative expenses in the accompanying statement of operations retained earnings and owner's equity.

                              OREGON ACQUISITIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)

3.  PROPERTY AND EQUIPMENT

    Property and equipment consist of:


                                                   JUNE 30, 1995 (UNAUDITED)                       APRIL 30,
                                ----------------------------------------------------------------     1995
                                             LAKE                                                 -----------
                                TUALATIN    OSWEGO    HILLSBORO  NORTHWEST   EISCHEN   LONGVIEW   OREGON CITY     TOTAL
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Automobiles...................  $  --      $  --      $  --      $  32,072  $  32,338  $  22,924   $  22,387   $   109,721
Physical therapy equipment....     76,440     32,201     81,346    157,481    100,414    100,789     324,966       873,637
Office equipment..............     15,763     45,564     12,298     48,629     52,006     28,677      77,049       279,986
Leasehold improvements........     49,865     24,926     23,433     15,016     64,014     --          80,407       257,661
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                  142,068    102,691    117,077    253,198    248,772    152,390     504,809     1,521,005
Less accumulated depreciation
 and amortization.............   (109,230)   (69,549)   (81,726)  (143,078)  (183,620)  (101,301)   (376,624)   (1,065,128)
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                $  32,838  $  33,142  $  35,351  $ 110,120  $  65,152  $  51,089   $ 128,185   $   455,877
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------


                                                       DECEMBER 31, 1994                          OCTOBER 31,
                                ----------------------------------------------------------------     1994
                                             LAKE                                                 -----------
                                TUALATIN    OSWEGO    HILLSBORO  NORTHWEST   EISCHEN   LONGVIEW   OREGON CITY     TOTAL
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Automobiles...................  $  --      $  --      $  --      $  32,072  $  59,601  $  22,924   $  22,387   $   136,984
Physical therapy equipment....     71,497     42,392     84,037    155,520    129,491     87,073     317,280       887,290
Office equipment..............     15,763     45,564     12,298     48,629     52,006     28,677      59,522       262,459
Leasehold improvements........     49,865     24,926     23,433     15,016     64,014     --          80,407       257,661
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                  137,125    112,882    119,768    251,237    305,112    138,674     479,596     1,544,394
Less accumulated depreciation
 and amortization.............   (103,003)   (64,209)   (84,923)  (134,829)  (192,551)   (92,638)   (351,121)   (1,023,274)
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                $  34,122  $  48,673  $  34,845  $ 116,408  $ 112,561  $  46,036   $ 128,475   $   521,120
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------


4.  LINE OF CREDIT
    Oregon City has a revolving line of credit agreement which provides a maximum borrowing limit of $80,000 at October 31, 1994. Borrowings under the revolving line of credit bear interest at prime plus 2.75%. The line was paid off during 1995.

                              OREGON ACQUISITIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)

5.  NOTES PAYABLE
    Notes payable consist of the following:


                                                                                            DECEMBER 31,
                                                                                                1994
                                                                                JUNE 30,    ------------
                                                                                  1995
                                                                               -----------
                                                                               (UNAUDITED)
PHYSICAL THERAPY CLINIC OF TUALATIN:
  Notes payable to bank, due in monthly installments of $750 through May
   1996, including interest of 10%...........................................   $   8,461    $   12,421
  Note payable to bank, due in monthly installments of $661 through September
   1998, including interest at 9.5%..........................................      21,978        24,829
  Note payable to shareholder due December 1995..............................      --             3,500
  Note payable to shareholder due December 1995, a noninterest note..........       6,738         6,962
                                                                               -----------  ------------
                                                                                   37,177        47,712
Less current portion.........................................................     (20,831)      (24,404)
                                                                               -----------  ------------
                                                                                $  16,346    $   23,308
                                                                               -----------  ------------
                                                                               -----------  ------------
OREGON CITY PHYSICAL THERAPY:
  Note payable to Paulson Investment Group, including interest at 9.125%.....   $  48,920    $   48,920
  Less current portion.......................................................     (48,920)      (48,920)
                                                                               -----------  ------------
                                                                                $  --        $   --
                                                                               -----------  ------------
                                                                               -----------  ------------
NORTHWEST PHYSICAL THERAPY:
  Note payable to shareholder family member, due in monthly installments of
   $630 through July 1998, including interest at 9.5%........................   $  21,045    $   22,864
  Note payable to shareholder family member, due in monthly instalments of
   $621 through August 1998, including interest at 9.5%......................      21,037        22,819
                                                                               -----------  ------------
                                                                                   42,082        45,683
  Less current portion.......................................................     (11,507)      (11,150)
                                                                               -----------  ------------
                                                                                $  30,575    $   34,533
                                                                               -----------  ------------
                                                                               -----------  ------------
EISCHEN PHYSICAL THERAPY, INC.:
  Note payable to shareholder, due in monthly installments of $1,140 through
   December 2002, including interest at 9.0%.................................   $  67,118    $   70,866
  Less current portion.......................................................     (10,243)       (7,672)
                                                                               -----------  ------------
                                                                                $  56,875    $   63,194
                                                                               -----------  ------------
                                                                               -----------  ------------


    As of December 31, 1994 or October 31, 1994, the note payable obligations mature as follows:

YEAR ENDING                                   LAKE                                                        OREGON
DECEMBER 31,                    TUALATIN     OSWEGO     HILLSBORO    NORTHWEST    EISCHEN    LONGVIEW      CITY       TOTAL
-----------------------------  -----------  ---------  -----------  -----------  ---------  -----------  ---------  ---------
    1995.....................   $  24,404   $  --       $  --        $  11,150   $   7,672   $  --       $  48,920  $  92,146
    1996.....................      10,693      --          --           12,256       8,405      --          --         31,354
    1997.....................       7,031      --          --           13,473       9,193      --          --         29,697
    1998.....................       5,584      --          --            8,804      10,055      --          --         24,443
    1999.....................      --          --          --           --          10,998      --          --         10,998
    Thereafter...............      --          --          --           --          24,543      --          --         24,543
                               -----------  ---------  -----------  -----------  ---------  -----------  ---------  ---------
                                $  47,712   $  --       $  --        $  45,683   $  70,866   $  --       $  48,920  $ 213,181
                               -----------  ---------  -----------  -----------  ---------  -----------  ---------  ---------
                               -----------  ---------  -----------  -----------  ---------  -----------  ---------  ---------

                              OREGON ACQUISITIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)

6.  CAPITAL LEASE OBLIGATIONS
    Future minimum lease payments under capital leases as of December 31, 1994 or October 31, 1994 are summarized as follows:

YEAR ENDING                                   LAKE                                                        OREGON
DECEMBER 31,                    TUALATIN     OSWEGO     HILLSBORO    NORTHWEST    EISCHEN    LONGVIEW      CITY       TOTAL
-----------------------------  -----------  ---------  -----------  -----------  ---------  -----------  ---------  ---------
    1995.....................   $  --       $  --       $  --        $   5,643   $   6,468   $  --       $  --      $  12,111
    1996.....................      --          --          --            5,643       6,468      --          --         12,111
    1997.....................      --          --          --            5,643       6,468      --          --         12,111
    1998.....................      --          --          --            5,643      20,821      --          --         26,464
    1999.....................      --          --          --              274      --          --          --            274
    Thereafter...............      --          --          --           --          --          --          --
                               -----------  ---------  -----------  -----------  ---------  -----------  ---------  ---------
Total minimum lease
 payments....................                                           22,846      40,225                  --         63,071
Less amount representing
 interest....................      --          --          --           (3,939)     (8,747)     --          --        (12,686)
Less current portion.........      --          --          --           (4,232)     (3,647)     --          --         (7,879)
                               -----------  ---------  -----------  -----------  ---------  -----------  ---------  ---------
                                $  --       $  --       $  --        $  14,675   $  27,831   $  --       $  --      $  42,506
                               -----------  ---------  -----------  -----------  ---------  -----------  ---------  ---------
                               -----------  ---------  -----------  -----------  ---------  -----------  ---------  ---------

7.  COMMITMENTS AND CONTINGENT LIABILITIES
    The Companies lease certain operating facilities under operating lease agreements. Minimum lease payments required under operating leases with noncancelable terms in excess of one year as of December 31, 1994 or October 31, 1994 are summarized as follows:

YEAR ENDING                           LAKE                                                        OREGON
DECEMBER 31,             TUALATIN    OSWEGO     HILLSBORO    NORTWEST     EISCHEN    LONGVIEW      CITY       TOTAL
-----------------------  ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------
1995...................  $  29,280  $  51,240   $  33,552    $  84,660   $  58,810   $  --       $  51,300  $  308,842
1996...................     30,192     51,840      16,776       80,868      58,810      --          64,200     302,686
1997                        31,110     53,040      --           39,156      58,908      --          64,200     246,414
1998...................     32,025     53,640      --           26,104      39,581      --          64,200     215,550
1999...................     --         17,880      --           --          14,970      --          64,200      97,050
Thereafter.............     --         --          --           --          --          --          19,800      19,800
                         ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------
                         $ 122,607  $ 227,640   $  50,328    $ 230,788   $ 231,079   $  --       $ 327,900  $1,190,342
                         ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------
                         ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------


    Rent expense for the six months ended June 30, 1995 or April 30, 1995 was approximately:



                                      LAKE                                                        OREGON
                         TUALATIN    OSWEGO     HILLSBORO    NORTWEST     EISCHEN    LONGVIEW      CITY       TOTAL
                         ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------
                         $  15,189  $  25,941   $  19,572    $  52,596   $  46,856   $  26,563   $  41,300  $  228,017
                         ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------
                         ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------


    Rent expense for the year ended December 31, 1994 or October 31, 1994 was approximately:

                                      LAKE                                                        OREGON
                         TUALATIN    OSWEGO     HILLSBORO    NORTWEST     EISCHEN    LONGVIEW      CITY       TOTAL
                         ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------
                         $  30,377  $  51,583   $  27,572    $  97,187   $ 107,077   $  36,581   $  64,639  $  415,016
                         ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------
                         ---------  ---------  -----------  -----------  ---------  -----------  ---------  ----------


8.  PROFIT SHARING PLANS, 401(K) SAVINGS PLANS AND SELF EMPLOYMENT PENSION PLANS


    Tualatin has a simplified employee pension for all full-time employees who have attained 21 years of age and have completed three full years of employment. The Company contributed approximately $2,800 for the six months ended June 30, 1995 and $26,700 for the year ended December 31, 1994.

                              OREGON ACQUISITIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)


8. PROFIT SHARING PLANS, 401(K) SAVINGS PLANS AND SELF EMPLOYMENT PENSION PLANS (CONTINUED)

    Lake Oswego has a profit sharing plan for all full-time employees who have attained 18 years of age and have completed 1,000 hours of service. The Company may, at its discretion, contribute to the plan. The Company contributed approximately $22,700 for the year ended December 31, 1994 and no contributions were made for six months ended June 30, 1995.

    Lake Oswego has a 401(k) savings plan available to all employees who have attained 18 years of age and have completed 1,000 hours of service. The Company may, at its discretion, contribute to the plan. The Company will match 50% of up to 6% of the employees' compensation. The Company contributed approximately $3,700 for the year ended December 31, 1994 and no contributions were made for the six months ended June 30, 1995.

    Oregon City has a target benefit plan for all full-time employees who have attained 21 years of age and have completed 1,000 hours of service. The Company contributed approximately $34,650 for the year ended December 31, 1994 and no contributions were made for the six months ended June 30, 1995.


    Oregon City has a 401(k) savings plan available to all employees who have attained 21 years of age and have completed 1,000 hours of service. The Company may, at its discretion, contribute to the plan. No contributions were made to the plan during the six months ended June 30, 1995 and the year ended December 31, 1994.


    Hillsboro has a profit sharing plan for all full-time employees who have completed three full years of employment. The Company may, at its discretion, contribute to the plan. No contributions were made for the year ended December 31, 1994 and approximately $14,600 for the six months ended June 30, 1995.

    Hillsboro has a simplified employee pension plan available to all employees who have completed three full years of employment. The Company may, at its discretion, contribute to the plan. The Company contributed approximately $32,300 for the year ended December 31, 1994 and no contributions were made for the six months ended June 30, 1995.

    Northwest has a simplified employee pension plan for all full-time employees who have attained 21 years of age and have completed three years of employment. The Company may, at its discretion, contribute to the plan. The Company contributed approximately $21,000 for the year ended December 31, 1994 and no contributions were made for the six months ended 1995.

    Eischen has a 401(k) savings plan available to all employees who have attained 21 years of age and have completed one full year of employment in addition to 1,000 hours of service. The Company will match 50% of up to 6% of the employees' compensation. The Company contributed approximately $8,200 for the year ended December 31, 1994 and no contributions were made for the six months ended June 30, 1995.


    Longview has a profit sharing plan for all full-time employees who have attained 21 years of age and have completed 1,000 hours of service. The Company may, at its discretion, contribute to the plan. The Company contributed approximately $22,150 for the six months ended June 30, 1995 and $57,700 for the year ended December 31, 1994.


9.  COMMON STOCK
    Tualatin's common stock consists of 500 shares, no par value, of which 500 shares are issued and outstanding.

                              OREGON ACQUISITIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)

9.  COMMON STOCK (CONTINUED)
    Lake Oswego's common stock consists of 100 shares, $1 par value, of which 100 shares are issued and outstanding.

    Northwest's common stock consists of 500 shares, no par value, of which 500 shares are issued and outstanding.

    Eischen's common stock consists of 50,000 shares, $1 par value, of which 41,000 shares are issued and outstanding.

    Longview's common stock consists of 50,000 shares, $1 par value, of which 3,600 shares are issued and outstanding.

    Oregon City's common stock consists of 500 shares, no par value, of which 90 shares are issued and outstanding.

                              OREGON ACQUISITIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)

10. INCOME TAXES

    In January 1994, the Companies, with the exception of Hillsboro, prospectively adopted Statement of Financial Accounting Standards No. 109 (FAS
109), Accounting for Income Taxes. FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the company's financial statements or tax returns. In estimating future tax consequences, FAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Previously, the Companies prepared their financial statements on a tax basis and therefore, no provision or deferred tax items were recorded.


                                                                                                       FOR THE SIX
                                                                                                         MONTHS
                                           FOR THE SIX MONTHS ENDED JUNE 30, 1995 (UNAUDITED)          ENDED APRIL
                                   ------------------------------------------------------------------   30, 1995
                                                LAKE                                                   -----------
                                   TUALATIN    OSWEGO    HILLSBORO   NORTHWEST    EISCHEN   LONGVIEW   OREGON CITY    TOTAL
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
Gross deferred tax assets........  $  28,000  $  16,000  $  --       $  20,000   $ 113,000  $  72,000   $  61,500   $ 310,500
Gross deferred tax liabilities...    (28,000)   (37,500)    --         (50,500)   (145,000)  (153,500)    (93,000)   (507,500)
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
Deferred income taxes, net.......  $  --      $ (21,500) $  --       $ (30,500)  $ (32,000) $ (81,500)  $ (31,500)  $(197,000)
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------


                                                                                                       FOR THE SIX
                                                                                                         MONTHS
                                           FOR THE SIX MONTHS ENDED JUNE 30, 1995 (UNAUDITED)          ENDED APRIL
                                   ------------------------------------------------------------------   30, 1995
                                                LAKE                                                   -----------
                                   TUALATIN    OSWEGO    HILLSBORO   NORTHWEST    EISCHEN   LONGVIEW   OREGON CITY    TOTAL
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
Current provision................  $  11,201  $  11,816  $  --       $     708   $  19,761  $ 106,035   $  29,114   $ 178,635
Deferred provision...............     (8,600)     5,150     --           6,500      25,500     22,900     (17,579)     33,871
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
Total income tax provision.......  $   2,601  $  16,966  $  --       $   7,208   $  45,261  $ 128,935   $  11,535   $ 212,506
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------

                                                                                                         FOR THE
                                                                                                       YEAR ENDED
                                                  FOR THE YEAR ENDED DECEMBER 31, 1994                 OCTOBER 31,
                                   ------------------------------------------------------------------     1994
                                                LAKE                                                   -----------
                                   TUALATIN    OSWEGO    HILLSBORO   NORTHWEST    EISCHEN   LONGVIEW   OREGON CITY    TOTAL
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
Gross deferred tax assets........  $  21,100  $  20,650  $  --       $  22,000   $ 141,000  $  62,700   $  38,921   $ 306,371
Gross deferred tax liabilities...    (29,700)   (37,000)    --         (46,000)   (147,500)  (121,300)    (88,000)   (469,500)
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
Deferred income taxes, net.......  $  (8,600) $ (16,350) $  --       $ (24,000)  $  (6,500) $ (58,600)  $ (49,079)  $(163,129)
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------

                                                                                                         FOR THE
                                                                                                       YEAR ENDED
                                                  FOR THE YEAR ENDED DECEMBER 31, 1994                 OCTOBER 31,
                                   ------------------------------------------------------------------     1994
                                                LAKE                                                   -----------
                                   TUALATIN    OSWEGO    HILLSBORO   NORTHWEST    EISCHEN   LONGVIEW   OREGON CITY    TOTAL
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
Current provision................  $  (5,780) $  (6,553) $  --       $   5,056   $ 107,828  $ (15,828)  $  (3,023)  $  81,700
Deferred provision...............      6,800      1,850     --         (13,000)     39,500      6,600       9,079      50,829
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
Total income tax provision.......  $   1,020  $  (4,703) $  --       $  (7,944)  $ 147,328  $  (9,228)  $   6,056   $ 132,529
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
                                   ---------  ---------  ---------  -----------  ---------  ---------  -----------  ---------

                              OREGON ACQUISITIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            (INFORMATION WITH RESPECT TO JUNE 30, 1995 IS UNAUDITED)

10. INCOME TAXES (CONTINUED)

    A reconciliation of the statutory federal income tax rate to the effective tax rate is as follows:


                                                                           JUNE 30, 1995 (UNAUDITED)
                                                      --------------------------------------------------------------------
                                                       TUALATIN    LAKE OSWEGO      OREGON      HILLSBORO      NORTHWEST
                                                      -----------  ------------  ------------  ------------  -------------
Federal taxes.......................................        34.0%        34.0%         34.0%        --   %         34.0%
State taxes, net of federal benefit.................         4.0          4.0           4.0         --              4.0
Permanently non-deductible items....................      --              2.9           5.2         --             12.6
Permanently non-taxable items.......................      --            --            --            --            --
                                                           -----          ---           ---           ---           ---
                                                            38.0%        40.9%         43.2%        --   %         50.6%
                                                           -----          ---           ---           ---           ---
                                                           -----          ---           ---           ---           ---


                                                                               DECEMBER 31, 1994
                                                      --------------------------------------------------------------------
                                                       TUALATIN    LAKE OSWEGO      OREGON      HILLSBORO      NORTHWEST
                                                      -----------  ------------  ------------  ------------  -------------
Federal taxes.......................................        34.0%        34.0%         34.0%        --   %         34.0%
State taxes, net of federal benefit.................         4.0          4.0           4.0         --              4.0
Permanently non-deductible items....................      --              2.6           8.0         --             12.0
Permanently non-taxable items.......................        (0.1)       --            --            --            --
                                                           -----          ---           ---           ---           ---
                                                            37.9%        40.6%         46.0%        --   %         50.0%
                                                           -----          ---           ---           ---           ---
                                                           -----          ---           ---           ---           ---


                                                        EISCHEN      LONGVIEW
                                                      -----------  ------------
Federal taxes.......................................        34.0%        34.0%
State taxes, net of federal benefit.................         4.0          4.0
Permanently non-deductible items....................         9.1        --
Permanently non-taxable items.......................      --             (1.7)
                                                           -----          ---
                                                            47.1%        36.3%
                                                           -----          ---
                                                           -----          ---

                                                        EISCHEN      LONGVIEW
                                                      -----------  ------------
Federal taxes.......................................        34.0%        34.0%
State taxes, net of federal benefit.................         4.0          4.0
Permanently non-deductible items....................       160.8         18.0
Permanently non-taxable items.......................      --             (6.5)
                                                           -----          ---
                                                           198.8%        49.5%
                                                           -----          ---
                                                           -----          ---


11. RELATED PARTY TRANSACTIONS
    Oregon City has a note receivable from a shareholder which does not provide for stated periodic interest or principal payments and is recorded as notes receivable in the accompanying balance sheet.

    Oregon City leases its clinic space from a shareholder of the Company. Rent approximates $65,000 per year.

12. SUBSEQUENT EVENT
    Effective July  1,  1995, all  of  the  Companies' (with  the  exception  of
Hillsboro) outstanding shares of common stock were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics.

    Effective August 1, 1995, substantially all of Hillsboro's assets were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics.

    The accompanying financial statements do not reflect the effects of these sales.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Rehabilitation & Sports Medicine, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Samuel H. Esterson, P.T. at December 31, 1994 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the owner; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 6, substantially all of the assets and operating business of Samuel H. Esterson, P.T. were sold as of March 1, 1995 to Pacific Rehabilitation & Sports Medicine, Inc.

PRICE WATERHOUSE LLP

Portland, Oregon
September 15, 1995

                            SAMUEL H. ESTERSON, P.T.
                                 BALANCE SHEET

                                     ASSETS


                                                                                                      DECEMBER 31,
                                                                                                          1994
                                                                                                      ------------
Current assets:
  Cash..............................................................................................   $   53,106
  Patient accounts receivable, net (Note 2).........................................................      384,987
  Due from shareholder..............................................................................        2,390
                                                                                                      ------------
    Total current assets............................................................................      440,483
Fixed assets, net...................................................................................       35,916
                                                                                                      ------------
                                                                                                       $  476,399
                                                                                                      ------------
                                                                                                      ------------

                                          LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accounts payable..................................................................................   $    1,392
  Payroll taxes payable.............................................................................       82,079
  SEP payable (Note 5)..............................................................................       11,558
  Accrued payroll...................................................................................       11,300
                                                                                                      ------------
    Total current liabilities.......................................................................      106,329
                                                                                                      ------------
Commitments and contingencies
Owner's equity:
  Common stock (100,000 shares of $1 par value authorized, 3,190 shares issued and outstanding).....        3,190
                                                                                                      ------------
  Retained earnings.................................................................................      366,880
                                                                                                      ------------
    Total owner's equity............................................................................      370,070
                                                                                                      ------------
                                                                                                       $  476,399
                                                                                                      ------------
                                                                                                      ------------


         The accompanying notes are an integral part of this statement.

                            SAMUEL H. ESTERSON, P.T.
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                                                                                              FOR THE
                                                                                            YEAR ENDED
                                                                                           DECEMBER 31,
                                                                                               1994
                                                                                           -------------
Net revenues.............................................................................  $   1,158,829
Cost of revenues.........................................................................        863,301
                                                                                           -------------
  Gross profit...........................................................................        295,528
                                                                                           -------------
Operating expenses:
  Selling, general and administrative....................................................        270,725
  Depreciation...........................................................................          3,707
                                                                                           -------------
                                                                                                 274,432
                                                                                           -------------
  Net income.............................................................................         21,096
Retained earnings, beginning of period...................................................        345,784
                                                                                           -------------
Retained earnings, end of period.........................................................  $     366,880
                                                                                           -------------
                                                                                           -------------


         The accompanying notes are an integral part of this statement.

                            SAMUEL H. ESTERSON, P.T.
                            STATEMENT OF CASH FLOWS


                                                                                              FOR THE
                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                                1994
                                                                                            ------------
Cash flows from operating activities:
  Net income..............................................................................   $   21,096
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation..........................................................................        3,707
  Net change in current assets and liabilities:
    Patient accounts receivable, net......................................................      (46,626)
    Accounts payable......................................................................      (17,076)
    Payroll taxes payable.................................................................       75,337
    SEP payable...........................................................................       11,558
    Accrued payroll.......................................................................        2,218
                                                                                            ------------
      Net cash provided by operating activities...........................................       50,214
                                                                                            ------------
Cash flows from investing activities:
  Additions to property and equipment.....................................................       (2,625)
                                                                                            ------------
      Net cash used in investing activities...............................................       (2,625)
                                                                                            ------------
Net increase (decrease) in cash...........................................................       47,589
Cash at beginning of period...............................................................        5,517
                                                                                            ------------
Cash at end of period.....................................................................   $   53,106
                                                                                            ------------
                                                                                            ------------


         The accompanying notes are an integral part of this statement.

                            SAMUEL H. ESTERSON, P.T.
                         NOTES TO THE DECEMBER 31, 1994
                              FINANCIAL STATEMENTS


1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
    Samuel H. Esterson, P.T. (the Company) is a Maryland S Corporation that operates a rehabilitation and sports medicine clinic in Baltimore, Maryland.


SIGNIFICANT ACCOUNTING POLICIES


    REVENUE RECOGNITION

    Revenues are recognized as services are rendered to patients. Net revenues are reported at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. See Note 2.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost and include those additions and improvements that add to productive capacity or extend useful life. When property or equipment are sold or otherwise retired, the cost and related accumulated depreciation are removed from the respective accounts and the resulting profit or loss is recorded in operations. The costs of repairs and maintenance are charged to expense as incurred.

    Depreciation is computed using the straight-line method over useful lives of seven years.

    INCOME TAXES


    As an S Corporation the Company is not liable for federal or state income taxes since the Company's taxable income or loss is recognized in the separate income tax returns of the owner. Accordingly, the accompanying statement of operations and retained earnings does not include a provision for income taxes.


    STATEMENT OF CASH FLOWS


    No interest or income tax payments were made during the year ended December 31, 1994.


2.  PATIENT ACCOUNTS RECEIVABLE
    Patient accounts receivable consist of:


                                                                                            DECEMBER 31,
                                                                                                1994
                                                                                            ------------
Gross accounts receivable.................................................................   $  549,977
Less allowances for doubtful accounts and contractual adjustments.........................     (164,990)
                                                                                            ------------
                                                                                             $  384,987
                                                                                            ------------
                                                                                            ------------



    The allowance for contractual adjustments represents the difference between the amount billed by the Company at its normal rate, and the amount which the patient, third party payor or other party is contractually obligated to pay the Company. During the year ended December 31, 1994 the Company charged revenues for contractual adjustments aggregating $323,751 and provided, as bad debt expense, $64,764. Contractual adjustments have been netted against revenues in the accompanying statement of operations and bad debt expense is included in selling, general and administrative expenses in the accompanying statement of operations.

                            SAMUEL H. ESTERSON, P.T.
                         NOTES TO THE DECEMBER 31, 1994
                        FINANCIAL STATEMENTS (CONTINUED)


3.  FURNITURE AND EQUIPMENT
    Furniture and equipment consist of:


                                                                                            DECEMBER 31,
                                                                                                1994
                                                                                            ------------
Computer equipment........................................................................   $   12,744
Furniture.................................................................................        3,995
Equipment.................................................................................       66,860
                                                                                            ------------
                                                                                                 83,599
Accumulated depreciation..................................................................       47,683
                                                                                            ------------
                                                                                             $   35,916
                                                                                            ------------
                                                                                            ------------


4.  COMMITMENTS AND CONTINGENCIES
    The Company leases its operating facility under agreements which require minimum lease payments as follows:

1995.............................................................  $  48,360
1996.............................................................     48,360
1997.............................................................     49,809
1998.............................................................     51,804
1999.............................................................     53,874
Thereafter.......................................................     13,594
                                                                   ---------
                                                                   $ 265,801
                                                                   ---------
                                                                   ---------


    Rent expense under noncancelable leases aggregated $53,283 in 1994.


5.  PENSION PLAN
    In 1990, the Company initiated a Simplified Employee Pension (SEP) plan. Total SEP contributions for the year ended December 31, 1994 were $11,558.

6.  SUBSEQUENT EVENT
    Effective March 1, 1995 substantially all of the Company's assets and operating business were sold to Pacific Rehabilitation & Sports Medicine, Inc., a Vancouver, Washington corporation engaged in owning and operating physical therapy clinics. The assets were sold for an aggregate purchase price of $2,500,000. The accompanying financial statements do not reflect the effects of the sale.

               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
              HORIZON/CMS HEALTHCARE CORPORATION AND SUBSIDIARIES
      AND PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES



                                                                                                              PAGE
                                                                                                            ---------
Introduction to Unaudited Pro Forma Financial Statements..................................................        P-2
Horizon/CMS Healthcare Corporation and Subsidiaries and Pacific Rehabilitation & Sports Medicine, Inc. and
 Subsidiaries:
    Unaudited Pro Forma Balance Sheet at November 30, 1995................................................        P-4
    Unaudited Pro forma Statement of Operations for the Six Months Ended November 30, 1995................        P-5
    Unaudited Pro Forma Statement of Operations for the Year Ended May 31, 1995...........................        P-6
    Unaudited Pro Forma Statement of Operations for the Year Ended May 31, 1994...........................        P-7
    Unaudited Pro Forma Statement of Operations for the Year Ended May 31, 1993...........................        P-8
Horizon/CMS Healthcare Corporation and Subsidiaries:
    Unaudited Pro Forma Balance Sheet at November 30, 1995................................................        P-9
    Unaudited Pro Forma Statement of Operations for the Six Months Ended November 30, 1995................       P-10
    Unaudited Pro Forma Statement of Operations for the Year Ended May 31, 1995...........................       P-11
Pacific Rehabilitation & Sports Medicine, Inc. and Subsidiaries Unaudited Pro Forma Statement of
 Operations for the Nine Months Ended September 30, 1995..................................................       P-12
Pacific Rehabilitation & Sports Medicine, Inc. and Subsidiaries Unaudited Pro Forma Statement of
 Operations for the Year Ended December 31, 1994..........................................................       P-13
Notes to Unaudited Pro Forma Financial Statements.........................................................       P-14

                      INTRODUCTION TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS



    The unaudited pro forma balance sheet at November 30, 1995 (on page P-4) gives effect to the combination of Horizon's historical assets, liabilities and stockholders' equity at November 30, 1995 with: (i) the historical assets, liabilities and stockholders' equity of Pacific Rehab as of September 30, 1995 accounted for as a pooling of interests as if the Merger had occurred on November 30, 1995 (ii) the historical assets, liabilities and stockholders' equity of Horizon's individually insignificant pending acquisitions, including, Medical Innovations as of September 30, 1995 accounted for as a pooling of interests and Physical Therapy Institute, Inc. ("Physical Therapy") as of December 31, 1995 accounted for as a purchase as if the acquisitions had occurred on November 30, 1995. The Horizon unaudited pro forma balance sheet at November 30, 1995 (on page P-9) gives effect to all of the above except for item
(i).The pending acquisitions are more fully described in the accompanying notes to the unaudited pro forma balance sheet. All adjustments are more fully described in the accompanying notes to the unaudited pro forma balance sheet.



    The unaudited pro forma statement of operations for the six months ended November 30, 1995 (on page P-5) gives effect to the Merger and Horizon's individually insignificant pending acquisitions. There were no acquisitions by Horizon or Pacific Rehab during the period that were individually or in the aggregate significant, except for Horizon's acquisition of CMS as previously discussed. The unaudited pro forma statement of operations for the six months ended November 30, 1995 includes historical results of operations as follows:
(i) the results of operations of Horizon for the six months ended November 30, 1995, (ii) the results of operations of Pacific Rehab for the six months ended September 30, 1995 and (iii) the results of operations of Horizon's individually insignificant pending acquisitions, including, Medical Innovations for the six months ended September 30, 1995 and Physical Therapy for the six months ended December 31, 1995. The Horizon unaudited pro forma statement of operations for the six months ended November 30, 1995 (on page P-10) gives effect to all of the above except for item (ii). The combined historical amounts have been adjusted by giving effect to the assumptions and adjustments included in the accompanying notes to the unaudited pro forma financial statements.



    The Horizon and Pacific Rehab combined unaudited pro forma statement of operations for the year ended May 31, 1995 (on page P-6) gives effect to (i) the Merger accounted for as a pooling of interests; (ii) Horizon's individually insignificant pending acquisitions; (iii) the acquisition of peopleCARE and (iv) other acquisitions effected during the period by Horizon and Pacific Rehab, as if all such transactions had occurred on June 1, 1994. The unaudited pro forma statement of operations for the year ended May 31, 1995 includes historical results of operations as follows: (i) the results of operations of Horizon for its fiscal year ended May 31, 1995, (ii) the results of operations of Pacific Rehab for the twelve months ended June 30, 1995, (iii) the results of operations of Horizon's individually insignificant pending acquisitions, including, Medical Innovations and Physical Therapy for the twelve months ended June 30, 1995, (iv) the results of operations of peopleCARE for the ten months ended May 31, 1995 and (v) the results of operations of the other acquisitions for varying fiscal periods to the extent not already included in the historical amounts of Horizon and Pacific Rehab, as more fully described in the accompanying notes to the unaudited pro forma financial statements. The historical amounts have been adjusted by giving effect to the assumptions and adjustments included in the accompanying notes to the unaudited pro forma financial statements.



    The unaudited pro forma statements of operations for the years ended May 31, 1994 and 1993 (on pages P-7 and P-8, respectively) give effect to the Merger accounted for as a pooling of interests as if the transaction had occurred on June 1, 1993 and 1992, respectively. The unaudited pro forma statements of operations for the years ended May 31, 1994 and 1993 include the historical results of operations as follows: (i) the results of operations of Horizon for its fiscal years ended May 31, 1994 and 1993, respectively and (ii) the results of operations of Pacific Rehab for the twelve months ended

June 30, 1994 and 1993, respectively. The combined historical amounts have been adjusted by giving effect to the assumptions and adjustments included in the accompanying notes to the unaudited pro forma financial statements.



    The Horizon unaudited pro forma statement of operations for the year ended May 31, 1995 (on page P-9) gives effect to (i) the acquisition of peopleCARE,
(ii) Horizon's individually insignificant pending acquisitions (iii) other acquisitions effected during the period by Horizon, as if all such transactions had occurred on June 1, 1994. The unaudited pro forma statement of operations for the year ended May 31, 1995 includes the historical results of operations as follows: (i) the results of operations of Horizon for its fiscal year ended May 31, 1995, (ii) the results of Horizon's individually insignificant pending acquisitions, including Medical Innovations and Physical Therapy for the twelve months ended June 30, 1995, (iii) the results of operations of peopleCARE for the ten months ended May 31, 1995 and (iv) the results of operations of the other acquisitions for varying fiscal periods to the extent not already included in the historical amounts of Horizon, as more fully described in the accompanying notes to the unaudited pro forma financial statements.



    The Pacific Rehab unaudited pro forma statements of operations for the nine months ended September 30, 1995 and the year ended December 31, 1994 (on pages P-10 and P-11, respectively) give effect to acquisitions effected during the periods, as if all such transactions had occurred on January 1, 1994. The unaudited pro forma statements of operations for the nine months ended September 30, 1995 and the year ended December 31, 1994 include historical results of operations of Pacific Rehab for its fiscal year ended December 31, 1994 and the results of operations of the acquisitions for varying fiscal periods to the extent not already included in the historical amounts of Pacific Rehab, as more fully described in the accompanying notes to the unaudited pro forma financial statements. The historical amounts have been adjusted by giving effect to the assumptions and adjustments included in the accompanying notes to the unaudited pro forma financial statements.



    The following pro forma financial information may not necessarily reflect the financial condition or results of operations of Horizon or Pacific Rehab or of the companies on a combined basis, which would have actually resulted had the transactions referred to above occurred as of the date and for the periods indicated or reflect the future earnings of Horizon or Pacific Rehab or of the companies on a combined basis. The pro forma financial information should be read in conjunction with the accompanying notes to the unaudited pro forma financial statements and the financial statements of Horizon, Pacific Rehab and other acquisitions included or incorporated by reference herein.

            HORIZON/CMS HEALTHCARE CORPORATION AND SUBSIDIARIES AND
        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA BALANCE SHEET
                              AT NOVEMBER 30, 1995
                                     ASSETS



                                                                                          INDIVIDUALLY  INDIVIDUALLY
                                                                                          INSIGNIFICANT  INSIGNIFICANT   PRO FORMA
                                                              POOLING OF                    PENDING        PENDING       COMBINED
                                                               INTERESTS      PRO FORMA   ACQUISITIONS  ACQUISITIONS       AFTER
                                     HORIZON     PACIFIC    ADJUSTMENTS (1)    COMBINED   HISTORICAL   ADJUSTMENTS (2)  ACQUISITIONS
                                    ----------  ---------  -----------------  ----------  -----------  ---------------  -----------
                                                                            (IN THOUSANDS)
Cash and cash equivalents.........  $   26,422  $     594      $  --          $   27,016   $     623      $  (9,000)(d)  $  18,639
Accounts receivable, net..........     347,709     13,262         --             360,971      13,629         --            374,600
Other current assets..............     136,359      3,672         --             140,031       1,732         --            141,763
                                    ----------  ---------         ------      ----------  -----------       -------     -----------
Total current assets..............     510,490     17,528         --             528,018      15,984         (9,000)       535,002
Property and equipment, net.......     632,814      2,919         --             635,733       2,518         --            638,251
Goodwill, net.....................     173,939     49,860         --             223,799      12,096          7,660(e)     243,555
Other intangible assets, net......      37,808        334         --              38,142         102            850(e)      39,094
Notes receivable, excluding
 current portion..................      44,337     --             --              44,337          64         --             44,401
Other assets......................      52,586        528         --              53,114       1,261         --             54,375
                                    ----------  ---------         ------      ----------  -----------       -------     -----------
    Total assets..................  $1,451,974  $  71,169      $  --          $1,523,143   $  32,025      $    (490)     $1,554,678
                                    ----------  ---------         ------      ----------  -----------       -------     -----------
                                    ----------  ---------         ------      ----------  -----------       -------     -----------

                                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities...............  $  180,700  $  21,574      $     750(b)   $  203,024   $  19,049      $     500(b)   $ 222,328
                                                                                                               (245)(c)
Long-term debt, excluding current
 portion..........................     601,319      6,065         --             607,384       1,105           (147)(c)    610,342
                                                                                                              2,000(d)
Deferred income taxes.............       6,326      4,848         --              11,174          81         --             11,255
Other long-term liabilities and
 minority interests...............      35,979     --             --              35,979         501         --             36,480
Stockholders' equity:
  Common stock $.001 par value,
   150,000,000 shares authorized,
   51,882,060 shares issued with
   51,304,552 shares outstanding,
   55,696,394 shares pro forma
   combined issued................          52         80            (77)(a)          55         378           (119)(a)         56
                                                                                                               (258)(f)
  Additional paid-in capital......     574,862     33,086             77(a)      608,025       7,502            119(a)     615,646
  Retained earnings...............      63,803      5,516           (750)(b)      68,569       3,409           (500)(b)     69,638
                                                                                                             (1,840)(f)
  Treasury stock..................      (8,705)    --             --              (8,705)     --             --             (8,705)
  Note receivable from sale of
   common stock...................      (2,362)    --             --              (2,362)     --             --             (2,362)
                                    ----------  ---------         ------      ----------  -----------       -------     -----------
    Total stockholders' equity....     627,650     38,682           (750)        665,582      11,289         (2,598)       674,273
                                    ----------  ---------         ------      ----------  -----------       -------     -----------
    Total liabilities and
     stockholders' equity.........  $1,451,974  $  71,169      $  --          $1,523,143   $  32,025      $    (490)     $1,554,678
                                    ----------  ---------         ------      ----------  -----------       -------     -----------
                                    ----------  ---------         ------      ----------  -----------       -------     -----------



                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

            HORIZON/CMS HEALTHCARE CORPORATION AND SUBSIDIARIES AND
        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED NOVEMBER 30, 1995



                                                                                     INDIVIDUALLY     INDIVIDUALLY
                                                    HISTORICAL                      INSIGNIFICANT     INSIGNIFICANT     PRO FORMA
                                             ------------------------                  PENDING           PENDING        COMBINED
                                                           PACIFIC      PRO FORMA    ACQUISITIONS     ACQUISITIONS        AFTER
                                              HORIZON       REHAB       COMBINED    HISTORICAL (3)   ADJUSTMENTS (6)   ACQUISITIONS
                                             ----------  ------------  -----------  --------------  -----------------  -----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues...................  $  872,159   $   17,955    $ 890,114     $   38,842        $  --           $ 928,956
                                             ----------  ------------  -----------  --------------         ------      -----------
Cost of services...........................     706,810       10,522      717,332         22,979           --             740,311
Administrative and general.................      41,892        4,582       46,474         12,867           --              59,341
Depreciation and amortization..............      29,758          987       30,745            630              181(a)       31,556
Interest expense...........................      24,476          649       25,125            616               54(b)       25,795
Special charge.............................      63,540       --           63,540         --               --              63,540
                                             ----------  ------------  -----------  --------------         ------      -----------
    Total operating expenses...............     866,476       16,740      883,216         37,092              235         920,543
                                             ----------  ------------  -----------  --------------         ------      -----------
    Earnings (loss) before minority
     interests and income taxes............       5,683        1,215        6,898          1,750             (235)          8,413
Minority interests.........................      (3,402)      --           (3,402)        --               --              (3,402)
                                             ----------  ------------  -----------  --------------         ------      -----------
    Earnings (loss) before income taxes....       2,281        1,215        3,496          1,750             (235)          5,011
Income taxes...............................      11,663          537       12,200            495              111 (10      12,806
                                             ----------  ------------  -----------  --------------         ------      -----------
    Earnings (loss) from continuing
     operations............................  $   (9,382)  $      678    $  (8,704)    $    1,255        $    (346)      $  (7,795)
                                             ----------  ------------  -----------  --------------         ------      -----------
                                             ----------  ------------  -----------  --------------         ------      -----------
Earnings (loss) from continuing operations
 per common and common equivalent share....  $    (0.18)  $     0.08    $   (0.16)                                      $   (0.14)
                                             ----------  ------------  -----------                                     -----------
                                             ----------  ------------  -----------                                     -----------
Weighted average shares outstanding........      51,696        8,027       54,492                                          55,594
                                             ----------  ------------  -----------                                     -----------
                                             ----------  ------------  -----------                                     -----------



                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

            HORIZON/CMS HEALTHCARE CORPORATION AND SUBSIDIARIES AND
        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MAY 31, 1995


                                                                  HISTORICAL
                                                              -------------------
                                                                          PACIFIC  PRO FORMA      HISTORICAL       ACQUISITIONS
                                                               HORIZON     REHAB    COMBINED   ACQUISITIONS (4)   ADJUSTMENTS (7)
                                                              ----------  -------  ----------  ----------------   ---------------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues....................................  $1,625,326  $27,130  $1,652,456      $63,311            $   (33)
                                                              ----------  -------  ----------     --------            -------
Cost of services............................................   1,342,590   13,719   1,356,309       47,458               (956)
Administrative and general                                        82,533    7,474      90,007        9,067                (50)
Depreciation and amortization                                     56,618    1,332      57,950        1,044              1,138
Interest expense............................................      53,045      426      53,471        1,772              2,579
Special charge..............................................      23,422    --         23,422      --                 --
Settlement charge...........................................      13,500    --         13,500      --                 --
                                                              ----------  -------  ----------     --------            -------
  Total operating expenses..................................   1,571,708   22,951   1,594,659       59,341              2,711
                                                              ----------  -------  ----------     --------            -------
Earnings before minority interests and income taxes.........      53,618    4,179      57,797        3,970             (2,744)
Minority interests..........................................      (5,245)   --         (5,245)     --                 --
                                                              ----------  -------  ----------     --------            -------
Earnings before income taxes................................      48,373    4,179      52,552        3,970             (2,744)
Income taxes................................................      23,375    1,650      25,025      --                 --
                                                              ----------  -------  ----------     --------            -------
Earnings from continuing operations.........................  $   24,998  $ 2,529  $   27,527      $ 3,970            $(2,744)
                                                              ----------  -------  ----------     --------            -------
                                                              ----------  -------  ----------     --------            -------
Earnings from continuing operations per common and common
 equivalent share...........................................  $     0.52  $  0.35  $     0.55
                                                              ----------  -------  ----------
                                                              ----------  -------  ----------
Weighted average shares outstanding.........................      47,850    7,286      50,388
                                                              ----------  -------  ----------
                                                              ----------  -------  ----------

                                                               INDIVIDUALLY     INDIVIDUALLY
                                                              INSIGNIFICANT     INSIGNIFICANT     PRO FORMA
                                                                 PENDING           PENDING         COMBINED
                                                               ACQUISITIONS     ACQUISITIONS        AFTER
                                                              HISTORICAL (4)   ADJUSTMENTS (8)   ACQUISITIONS
                                                              --------------   ---------------   ------------

Total operating revenues....................................     $70,489          $ --            $1,786,223
                                                              --------------   ---------------   ------------
Cost of services............................................      43,524            --             1,446,335
Administrative and general                                        21,604            --               120,628
Depreciation and amortization                                      1,223                362(a)        61,717
Interest expense............................................       1,102                104(b)        59,028
Special charge..............................................      --                --                23,422
Settlement charge...........................................      --                --                13,500
                                                              --------------   ---------------   ------------
  Total operating expenses..................................      67,453                466        1,724,630
                                                              --------------   ---------------   ------------
Earnings before minority interests and income taxes.........       3,036               (466)          61,593
Minority interests..........................................      --                --                (5,245)
                                                              --------------   ---------------   ------------
Earnings before income taxes................................       3,036               (466)          56,348
Income taxes................................................         410              1,108(10)       26,543
                                                              --------------   ---------------   ------------
Earnings from continuing operations.........................     $ 2,626          $  (1,574)      $   29,805
                                                              --------------   ---------------   ------------
                                                              --------------   ---------------   ------------
Earnings from continuing operations per common and common
 equivalent share...........................................                                      $     0.57
                                                                                                 ------------
                                                                                                 ------------
Weighted average shares outstanding.........................                                          52,261
                                                                                                 ------------
                                                                                                 ------------



                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

            HORIZON/CMS HEALTHCARE CORPORATION AND SUBSIDIARIES AND
        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MAY 31, 1994


                                                                               HISTORICAL
                                                                       ---------------------------
                                                                                        PACIFIC       PRO FORMA
                                                                          HORIZON        REHAB        COMBINED
                                                                       -------------  ------------  -------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues.............................................  $   1,382,162   $   13,585   $   1,395,747
                                                                       -------------  ------------  -------------
Cost of services.....................................................      1,167,994        7,355       1,175,349
Administrative and general...........................................         60,108        3,336          63,444
Depreciation and amortization........................................         48,249          765          49,014
Interest expense.....................................................         44,396          123          44,519
Special charge.......................................................         74,834       --              74,834
                                                                       -------------  ------------  -------------
    Total operating expenses.........................................      1,395,581       11,579       1,407,160
                                                                       -------------  ------------  -------------
    Earnings (loss) before minority interests and income taxes.......        (13,419)       2,006         (11,413)
Minority interests...................................................         (4,664)      --              (4,664)
                                                                       -------------  ------------  -------------
    Earnings (loss) before income taxes..............................        (18,083)       2,006         (16,077)
Income taxes.........................................................          1,731          779           2,510
                                                                       -------------  ------------  -------------
    Earnings (loss) from continuing operations.......................  $     (19,814)  $    1,227   $     (18,587)
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------
Earnings (loss) from continuing operations per common and common
 equivalent share....................................................  $       (0.54)  $     0.25   $       (0.48)
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------
Weighted average shares outstanding..................................         37,078        4,849          38,767
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------


                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

            HORIZON/CMS HEALTHCARE CORPORATION AND SUBSIDIARIES AND
        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MAY 31, 1993


                                                                                HISTORICAL
                                                                       ----------------------------    PRO FORMA
                                                                          HORIZON     PACIFIC REHAB    COMBINED
                                                                       -------------  -------------  -------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues.............................................  $   1,136,358    $   5,509    $   1,141,867
                                                                       -------------  -------------  -------------
Cost of services.....................................................        957,363        1,833          959,196
Administrative and general...........................................         42,284        1,251           43,535
Depreciation and amortization........................................         33,915          350           34,265
Interest expense.....................................................         26,999           73           27,072
Special charge.......................................................         17,154       --               17,154
                                                                       -------------  -------------  -------------
    Total operating expenses.........................................      1,077,715        3,507        1,081,222
                                                                       -------------  -------------  -------------
    Earnings before minority interests and income taxes..............         58,643        2,002           60,645
Minority interests...................................................         (6,787)      --               (6,787)
                                                                       -------------  -------------  -------------
    Earnings before income taxes.....................................         51,856        2,002           53,858
Income taxes.........................................................         21,520          750           22,270
                                                                       -------------  -------------  -------------
    Earnings from continuing operations..............................  $      30,336    $   1,252    $      31,588
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Earnings from continuing operations per common and common equivalent
 share...............................................................  $        0.94    $    0.34    $        0.94
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Earnings from continuing operations per common share - assuming full
 dilution............................................................  $        0.89    $    0.34    $        0.89
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Weighted average shares outstanding:
  Primary............................................................         32,248        3,656           33,521
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
  Fully diluted......................................................         36,941        3,656           38,214
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------


                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

              HORIZON/CMS HEALTHCARE CORPORATION AND SUBSIDIARIES
                       UNAUDITED PRO FORMA BALANCE SHEET
                              AT NOVEMBER 30, 1995
                                     ASSETS



                                                                          INDIVIDUALLY  INDIVIDUALLY
                                                                          INSIGNIFICANT  INSIGNIFICANT
                                                                            PENDING        PENDING       PRO FORMA
                                                                          ACQUISITIONS  ACQUISITIONS       AFTER
                                                               HORIZON    HISTORICAL   ADJUSTMENTS (2)  ACQUISITIONS
                                                              ----------  -----------  ---------------  -----------
                                                                                 (IN THOUSANDS)
Cash and cash equivalents...................................  $   26,422   $     623      $  (9,000)(d)  $  18,045
Accounts receivable, net....................................     347,709      13,629         --            361,338
Other current assets........................................     136,359       1,732         --            138,091
                                                              ----------  -----------       -------     -----------
Total current assets........................................     510,490      15,984         (9,000)       517,474
Property and equipment, net.................................     632,814       2,518         --            635,332
Goodwill, net...............................................     173,939      12,096          7,660(e)     193,695
Other intangible assets, net................................      37,808         102            850(e)      38,760
Notes receivable, excluding current portion.................      44,337          64         --             44,401
Other assets................................................      52,586       1,261         --             53,847
                                                              ----------  -----------       -------     -----------
    Total assets............................................  $1,451,974   $  32,025      $    (490)     $1,483,509
                                                              ----------  -----------       -------     -----------
                                                              ----------  -----------       -------     -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities.........................................  $  180,700   $  19,049      $     500(b)   $ 200,004
                                                                                               (245)(c)
Long-term debt, excluding current portion...................     601,319       1,105           (147)(c)    604,277
                                                                                              2,000(d)
Deferred income taxes.......................................       6,326          81         --              6,407
Other long-term liabilities and minority interests..........      35,979         501         --             36,480
Stockholders' equity:
  Common stock $.001 par value, 150,000,000 shares
   authorized, 51,882,060 shares issued with 51,304,552
   shares outstanding, 52,909,150 shares pro forma issued...          52         378           (119)(a)         53
                                                                                               (258)(f)
  Additional paid-in capital................................     574,862       7,502            119(a)     582,483
  Retained earnings.........................................      63,803       3,409           (500)(b)     64,872
                                                                                             (1,840)(f)
  Treasury stock............................................      (8,705)     --             --             (8,705)
  Note receivable from sale of common stock.................      (2,362)     --             --             (2,362)
                                                              ----------  -----------       -------     -----------
    Total stockholders' equity..............................     627,650      11,289         (2,598)       636,341
                                                              ----------  -----------       -------     -----------
    Total liabilities and stockholders' equity..............  $1,451,974   $  32,025      $    (490)     $1,483,509
                                                              ----------  -----------       -------     -----------
                                                              ----------  -----------       -------     -----------



                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

              HORIZON/CMS HEALTHCARE CORPORATION AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED NOVEMBER 30, 1995



                                                                            INDIVIDUALLY     INDIVIDUALLY
                                                                           INSIGNIFICANT     INSIGNIFICANT
                                                                              PENDING           PENDING        PRO FORMA
                                                                HORIZON     ACQUISITIONS     ACQUISITIONS        AFTER
                                                               HISTORICAL  HISTORICAL (3)   ADJUSTMENTS (8)   ACQUISITIONS
                                                               ----------  --------------  -----------------  -----------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues.....................................  $  872,159    $   38,842        $  --           $ 911,001
                                                               ----------  --------------         ------      -----------
Cost of services.............................................     706,810        22,979           --             729,789
Administrative and general...................................      41,892        12,867           --              54,759
Depreciation and amortization................................      29,758           630              181(a)       30,569
Interest expense.............................................      24,476           616               54(b)       25,146
Special charge...............................................      63,540        --               --              63,540
                                                               ----------  --------------         ------      -----------
    Total operating expenses.................................     866,476        37,092              235         903,803
                                                               ----------  --------------         ------      -----------
    Earnings (loss) before minority interests and income
     taxes...................................................       5,683         1,750             (235)          7,198
Minority interests...........................................      (3,402)       --               --              (3,402)
                                                               ----------  --------------         ------      -----------
    Earnings (loss) before income taxes......................       2,281         1,750             (235)          3,796
Income taxes.................................................      11,663           495              111 (10      12,269
                                                               ----------  --------------         ------      -----------
    Earnings (loss) from continuing operations...............  $   (9,382)   $    1,255        $    (346)      $  (8,473)
                                                               ----------  --------------         ------      -----------
                                                               ----------  --------------         ------      -----------
Earnings (loss) from continuing operations per common and
 common equivalent share.....................................  $    (0.18)                                     $   (0.16)
                                                               ----------                                     -----------
                                                               ----------                                     -----------
Weighted average shares outstanding..........................      51,696                                         52,798
                                                               ----------                                     -----------
                                                               ----------                                     -----------



                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

              HORIZON/CMS HEALTHCARE CORPORATION AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MAY 31, 1995


                                                                                                                   INDIVIDUALLY
                                               HISTORICAL                                                          INSIGNIFICANT
                             -----------------------------------------------                                          PENDING
                                                                  OTHER          PEOPLECARE           OTHER         ACQUISTIONS
                                                              ACQUISITIONS       ACQUISITION       ACQUISITIONS     HISTORICAL
                               HORIZON     PEOPLECARE (4)          (4)         ADJUSTMENTS (7)   ADJUSTMENTS (7)        (4)
                             -----------  -----------------  ---------------  -----------------  ----------------  -------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues...  $ 1,625,326      $   9,021         $  42,079         $     (33)        $   --           $  70,489
                             -----------        -------      ---------------         ------           --------     -------------
Cost of services...........    1,342,590          6,882            33,482               (35)              (921)         43,524
Administrative and
 general...................       82,533            301             5,676               (50)            --              21,604
Depreciation and
 amortization..............       56,618            320               463               155                682           1,223
Interest expense...........       53,045            765               972               641              1,424           1,102
Special charge.............       23,422         --                --                --                 --              --
Settlement charge..........       13,500         --                --                --                 --              --
                             -----------        -------      ---------------         ------           --------     -------------
  Total operating
   expenses................    1,571,708          8,268            40,593               711              1,185          67,453
                             -----------        -------      ---------------         ------           --------     -------------
  Earnings before minority
   interests and income
   taxes...................       53,618            753             1,486              (744)            (1,185)          3,036
Minority interests.........       (5,245)        --                --                --                 --              --
                             -----------        -------      ---------------         ------           --------     -------------
  Earnings before income
   taxes...................       48,373            753             1,486              (744)            (1,185)          3,036
Income taxes...............       23,375         --                --                --                 --                 410
                             -----------        -------      ---------------         ------           --------     -------------
  Earnings from continuing
   operations..............  $    24,998      $     753         $   1,486         $    (744)        $   (1,185)      $   2,626
                             -----------        -------      ---------------         ------           --------     -------------
                             -----------        -------      ---------------         ------           --------     -------------
Earnings from continuing
 operations per common and
 common equivalent share...  $      0.52
                             -----------
                             -----------
Weighted average shares
 outstanding...............       47,850
                             -----------
                             -----------


                               INDIVIDUALLY
                              INSIGNIFICANT
                                 PENDING        PRO FORMA
                               ACQUISITIONS       AFTER
                             ADJUSTMENTS (8)   ACQUISITIONS
                             ----------------  ------------

Total operating revenues...     $   --          $1,746,882
                                  --------     ------------
Cost of services...........         --           1,425,522
Administrative and
 general...................         --             110,064
Depreciation and
 amortization..............            362(j)       59,823
Interest expense...........            104(k)       58,053
Special charge.............         --              23,422
Settlement charge..........         --              13,500
                                  --------     ------------
  Total operating
   expenses................            466       1,690,384
                                  --------     ------------
  Earnings before minority
   interests and income
   taxes...................           (466)         56,498
Minority interests.........         --              (5,245)
                                  --------     ------------
  Earnings before income
   taxes...................           (466)         51,253
Income taxes...............            742 (10      24,527
                                  --------     ------------
  Earnings from continuing
   operations..............     $   (1,208)     $   26,726
                                  --------     ------------
                                  --------     ------------
Earnings from continuing
 operations per common and
 common equivalent share...                     $     0.54
                                               ------------
                                               ------------
Weighted average shares
 outstanding...............                         49,533
                                               ------------
                                               ------------



                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995



                                                               HISTORICAL
                                                      ----------------------------                    PRO FORMA
                                                        PACIFIC      ACQUISITIONS    ACQUISITIONS       AFTER
                                                         REHAB           (5)        ADJUSTMENTS (9)  ACQUISITIONS
                                                      ------------  --------------  ---------------  -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenues........................................   $   24,903     $    7,603     $       --       $  32,506
Cost of revenues....................................       13,991          4,680             --          18,671
                                                      ------------  --------------      -------      -----------
  Gross profit......................................       10,912          2,923             --          13,835
                                                      ------------  --------------      -------      -----------
Operating expenses:
  Selling, general and administrative expenses......        6,488          1,032             --           7,520
  Depreciation and amortization.....................        1,327            113            233           1,673
                                                      ------------  --------------      -------      -----------
                                                            7,815          1,145            233           9,193
                                                      ------------  --------------      -------      -----------
  Operating income..................................        3,097          1,778           (233)          4,642
                                                      ------------  --------------      -------      -----------
Nonoperating income (expense):
  Interest expense..................................         (728)            --           (224)           (952)
  Interest income...................................           10             --             --              10
                                                      ------------  --------------      -------      -----------
                                                             (718)            --           (224)           (942)
                                                      ------------  --------------      -------      -----------
  Earnings before income taxes......................        2,379          1,778           (457)          3,700
Income taxes........................................          997             --            528 (10       1,525
                                                      ------------  --------------      -------      -----------
  Earnings from continuing operations...............   $    1,382     $    1,778     $     (985)      $   2,175
                                                      ------------  --------------      -------      -----------
                                                      ------------  --------------      -------      -----------
Earnings from continuing operations per common and
 common equivalent share............................   $     0.18                                     $    0.25
                                                      ------------                                   -----------
                                                      ------------                                   -----------
Earnings from continuing operations per common share
 -- assuming full dilution..........................   $     0.18                                     $    0.24
                                                      ------------                                   -----------
                                                      ------------                                   -----------
Weighted average shares outstanding:
  Primary...........................................        7,855                                         8,877
                                                      ------------                                   -----------
                                                      ------------                                   -----------
  Fully diluted.....................................        8,190                                         9,212
                                                      ------------                                   -----------
                                                      ------------                                   -----------



                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994



                                                               HISTORICAL
                                                      ----------------------------                    PRO FORMA
                                                        PACIFIC      ACQUISITIONS    ACQUISITIONS       AFTER
                                                         REHAB           (5)        ADJUSTMENTS (9)  ACQUISITIONS
                                                      ------------  --------------  ---------------  -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenues........................................   $   20,504     $   17,146     $       --       $  37,650
Cost of revenues....................................       10,290          9,449             --          19,739
                                                      ------------  --------------      -------      -----------
  Gross profit......................................       10,214          7,697             --          17,911
                                                      ------------  --------------      -------      -----------
Operating expenses:
  Selling, general and administrative expenses......        5,618          4,718             --          10,336
  Depreciation and amortization.....................          979            324            440           1,743
                                                      ------------  --------------      -------      -----------
                                                            6,597          5,042            440          12,079
                                                      ------------  --------------      -------      -----------
  Operating income..................................        3,617          2,655           (440)          5,832
Nonoperating income (expense):
  Interest expense..................................         (170)           (47)          (628)           (845)
  Interest income...................................           54             36             --              90
                                                      ------------  --------------      -------      -----------
                                                             (116)           (11)          (628)           (755)
                                                      ------------  --------------      -------      -----------
  Earnings before income taxes......................        3,501          2,644         (1,068)          5,077
Income taxes........................................        1,375            150            480 (10       2,005
                                                      ------------  --------------      -------      -----------
  Earnings from continuing operations...............   $    2,126     $    2,494     $   (1,548)      $   3,072
                                                      ------------  --------------      -------      -----------
                                                      ------------  --------------      -------      -----------
Net earnings per common and common equivalent
 share..............................................   $     0.35                                     $    0.44
                                                      ------------                                   -----------
                                                      ------------                                   -----------
Weighted average number of common and common
 equivalent shares outstanding......................        6,115                                         7,029
                                                      ------------                                   -----------
                                                      ------------                                   -----------



                  (See Notes to Unaudited Pro Forma Financial
                  Statements for explanations of adjustments)

                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


I.  GENERAL

    The Merger Agreement provides that each share of Pacific Rehab Common Stock will be converted into .3483 of one share of Horizon Common Stock.


    Facility leases expense of Horizon, which has been reported separately on Horizon's historical statements of operations, have been reclassified to cost of services for purposes of presentation in the unaudited pro forma statements of operations.



    Interest income and other expenses of Pacific Rehab, which have been reported separately in Pacific Rehab's historical statements of operations, have been reclassified to total operating revenues and cost of services, respectively, for purposes of presentation in the unaudited pro forma statements of operations.



    Estimated Medicare  and  Medicaid settlements  of  Horizon, which  has  been reported separately in Horizon's historical balance sheets, has been reclassified to accounts receivable for purposes of presentation in the unaudited pro forma balance sheet.



    Pacific Rehab goodwill, which has been classified as intangible assets on Pacific Rehab's historical balance sheet, has been reclassified to a separate line item for purposes of presentation in the unaudited pro forma balance sheet.


    The pro forma combined earnings per share amounts for all periods presented are based on the weighted average shares outstanding for Horizon plus Pacific Rehab weighted average shares outstanding multiplied by the Exchange Ratio.


    The pro forma combined after acquisitions earnings per share amounts for the year ended May 31, 1995 reflect additional weighted average shares of 1,873 relating to the issuance of Horizon Common Stock in connection with completed and pending acquisitions of Horizon and Pacific Rehab described herein.


II.  EXPLANATION OF PRO FORMA ADJUSTMENTS:

                              PRO FORMA BALANCE SHEETS

    (1) ISSUANCE OF SHARES AND MERGER COSTS

        (a) To record the issuance of 2,787 shares of Horizon Common Stock, par value $.001 per share, upon conversion of the 8,002 shares of Pacific Rehab Common Stock, par value $.01 per share, outstanding at September 30, 1995.


        (b) To record estimated expenses of $750 ($1,250, net of related income tax effect of $500) related to effecting the Merger.



    (2) INDIVIDUALLY INSIGNIFICANT PENDING ACQUISITION ADJUSTMENTS



    In connection with the pending acquisition of Medical Innovations to be accounted for under the pooling of interests method of accounting, the following adjustments have been recorded:



        (a) To record the issuance of 1,027 shares of Horizon Common Stock, par value $.001 per share, upon conversion of the 15,924 shares of Medical Innovations Common Stock, par value $.0075 per share, outstanding at September 30, 1995.



        (b) To record estimated expenses of $500 ($850, net of related income tax effect of $350) related to effecting the acquisition of Medical Innovations.

                          NOTES TO UNAUDITED PRO FORMA
                        FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



    In connection with the pending acquisition of Physical Therapy to be accounted for as a purchase, the following adjustments have been recorded:



        (c)  Adjustments  of  $245  and  $147  have  been  recorded  to  current
    liabilities  and  long-term   debt,  respectively,   to  eliminate   certain
    liabilities that will not be assumed by Horizon in connection with the acquisition.



        (d) Adjustments have been recorded to reflect the purchase price consisting of a cash payment of $9,000 and the issuance of a promissory note in the amount of $2,000.



        (e) Adjustments for $7,660 and $850 have been recorded to reflect the allocation of the excess purchase price to goodwill and other intangible assets, respectively.



        (f) Adjustments for $258 and $1,840 have been recorded to common stock and retained earnings to eliminate the historical stockholders' equity accounts of the predecessor entity.



Giving effect to the estimated expenses to effect the Pacific Rehab and Medical Innovations acquisitions in the period, earnings (loss) from continuing operations per common share for the six months ended November 30, 1995 would have been $(0.17) and $(0.16) on a pro forma combined basis and a pro forma combined after acquisitions basis, respectively.


                         PRO FORMA STATEMENTS OF OPERATIONS


    (3) The unaudited pro forma statement of operations for the six months ended November 30, 1995 includes: (i) the historical results of operations of Horizon for the six months ended November 30, 1995, (ii) the historical results of operations of Horizon's individually insignificant pending acquisitions, including, Medical Innovations for the six months ended September 30, 1995 and Physical Therapy for the six months ended December 31, 1995 and (iii) the historical results of operations of Pacific Rehab for the six months ended September 30, 1995. The Horizon unaudited pro forma statement of operations for the year ended May 31, 1995 on page P-10 include all of the above except for item (iii).



    (4) The unaudited pro forma statement of operations for the year ended May 31, 1995 includes: (i) the historical results of operations of Horizon for the year ended May 31, 1995, (ii) the historical results of operations of Horizon's individually significant acquisition accounted for under the purchase method of accounting, peopleCARE, for the period from June 1, 1994 through the date of acquisition on July 29, 1994, (iii) the historical results of operations of Horizon's individually insignificant acquisitions accounted for under the purchase method of accounting for periods from June 1, 1994 through the dates of acquisition, which occurred throughout the year ended May 31, 1995, (iv) the historical results of operations of Horizon's individually insignificant pending acquisitions, including, Medical Innovations and Physical Therapy, for the twelve months ended June 30, 1995, (items (i) through (iv) are included in the Horizon unaudited pro forma statement of operations for the year ended May 31, 1995 on page P-11), (v) the historical results of operations of Pacific Rehab for the twelve months ended June 30, 1995, (vi) the historical results of operations of Pacific Rehab's individually significant acquisitions accounted for under the purchase method of accounting, Center for Industrial Medicine and Arthritis Trauma & Sports Physical Therapy, for the period from July 1, 1994 through the dates of acquisition on March 1, 1995 and April 1, 1995, respectively, and (vii) the historical results of operations of Pacific Rehab's individually insignificant acquisitions accounted for under the purchase method of accounting for periods from July 1, 1994 through the dates of acquisition, which occurred throughout the twelve months ended June 30, 1995. The following table presents the historical results of operations for Horizon's and Pacific Rehab's individually significant historical

                          NOTES TO UNAUDITED PRO FORMA
                        FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


acquisitions, presented separately, and Horizon's and Pacific Rehab's individually insignificant historical acquisitions, presented in the aggregate (Horizon's individually insignificant pending acquisitions are presented in the aggregate on pages P-6 and P-11):



                                                                          PACIFIC REHAB
                                        HORIZON            -------------------------------------------
                               --------------------------                  ARTHRITIS                    TOTAL HORIZON
                                              INDIVIDUALLY CENTER FOR   TRAUMA & SPORTS  INDIVIDUALLY    AND PACIFIC
                                              INSIGNIFICANT INDUSTRIAL     PHYSICAL      INSIGNIFICANT      REHAB
                                PEOPLECARE    ACQUISITIONS  MEDICINE        THERAPY      ACQUISITIONS   ACQUISITIONS
                                HISTORICAL    HISTORICAL   HISTORICAL     HISTORICAL      HISTORICAL     HISTORICAL
                               -------------  -----------  -----------  ---------------  -------------  -------------
Total operating revenues.....    $   9,021     $  42,079    $   1,235      $   1,062       $   9,914      $  63,311
                               -------------  -----------  -----------       -------     -------------  -------------
Cost of services.............        6,882        33,482          259            357           6,478         47,458
Administrative and general...          301         5,676          577            242           2,271          9,067
Depreciation and
 amortization................          320           463            9              1             251          1,044
Interest expense.............          765           972           15         --                  20          1,772
Special charge...............       --            --           --             --              --             --
Settlement charge............       --            --           --             --              --             --
                               -------------  -----------  -----------       -------     -------------  -------------
Total operating expenses.....        8,268        40,593          860            600           9,020         59,341
                               -------------  -----------  -----------       -------     -------------  -------------
Earnings (loss) before
 minority interest and income
 taxes.......................          753         1,486          375            462             894          3,970
Minority interests...........       --            --           --             --              --             --
                               -------------  -----------  -----------       -------     -------------  -------------
  Earnings (loss) before
   income taxes..............    $     753     $   1,486    $     375      $     462       $     894      $   3,970
                               -------------  -----------  -----------       -------     -------------  -------------
                               -------------  -----------  -----------       -------     -------------  -------------



    (5) The Pacific Rehab unaudited pro forma statements of operations for the nine months ended September 30, 1995 and the year ended December 31, 1994 include: (i) the historical results of operations of Pacific Rehab for the nine months ended September 30, 1995 and the year ended December 31, 1994, respectively, (ii) the historical results of operations of Pacific Rehab's individually significant acquisitions accounted for under the purchase method of accounting, Center for Industrial Medicine and Arthritis Trauma & Sports Physical Therapy, for the period from January 1, 1995 and January 1, 1994, respectively, through the dates of acquisition on March 1, 1995 and April 1, 1995, respectively, and (iii) the historical results of operations of Pacific Rehab's individually insignificant acquisitions accounted for under the purchase method of accounting for periods from January 1, 1995 and January 1, 1994, respectively, through the date of acquisition, which occurred throughout the nine months ended September 30, 1995 and the year ended December 31, 1994. The following table

                          NOTES TO UNAUDITED PRO FORMA
                        FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


presents the historical results of operations for Pacific Rehab's individually significant acquisitions, presented separately, and Pacific Rehab's individually insignificant acquisitions, presented in the aggregate:


                                                                                              YEAR ENDED DECEMBER 31,
                                              NINE MONTHS ENDED SEPTEMBER 30, 1995                      1994
                                    --------------------------------------------------------  ------------------------
                                                   ARTHRITIS                                                ARTHRITIS
                                                   TRAUMA &                                                 TRAUMA &
                                    CENTER FOR      SPORTS      INDIVIDUALLY   TOTAL PACIFIC  CENTER FOR     SPORTS
                                    INDUSTRIAL     PHYSICAL     INSIGNIFICANT      REHAB      INDUSTRIAL    PHYSICAL
                                     MEDICINE       THERAPY     ACQUISITIONS   ACQUISITIONS    MEDICINE      THERAPY
                                    HISTORICAL    HISTORICAL     HISTORICAL     HISTORICAL    HISTORICAL   HISTORICAL
                                    -----------  -------------  -------------  -------------  -----------  -----------
Net revenues......................   $     348     $     324      $   6,931      $   7,603     $   1,846    $   1,417
Cost of Revenues..................         139           109          4,432          4,680           388          476
                                    -----------        -----    -------------  -------------  -----------  -----------
  Gross Profit....................         209           215          2,499          2,923         1,458          941
Operating expenses:
  Selling, general and
   administrative expenses........          92            76            864          1,032           866          323
  Depreciation and amortization...           2             1            110            113            14            2
                                    -----------        -----    -------------  -------------  -----------  -----------
                                            94            77            974          1,145           880          325
                                    -----------        -----    -------------  -------------  -----------  -----------
  Operating income................         115           138          1,525          1,778           578          616
                                    -----------        -----    -------------  -------------  -----------  -----------
Nonoperating income (expense):
  Interest expense................      --            --             --             --               (23)      --
  Interest income.................      --            --             --             --                 9       --
                                    -----------        -----    -------------  -------------  -----------  -----------
                                        --            --             --             --               (14)      --
                                    -----------        -----    -------------  -------------  -----------  -----------
Earnings before income taxes......   $     115     $     138      $   1,525      $   1,778     $     564    $     616
                                    -----------        -----    -------------  -------------  -----------  -----------
                                    -----------        -----    -------------  -------------  -----------  -----------


                                    INDIVIDUALLY   TOTAL PACIFIC
                                    INSIGNIFICANT      REHAB
                                    ACQUISITIONS   ACQUISITIONS
                                     HISTORICAL     HISTORICAL
                                    -------------  -------------
Net revenues......................    $  13,883      $  17,146
Cost of Revenues..................        8,585          9,449
                                    -------------  -------------
  Gross Profit....................        5,298          7,697
Operating expenses:
  Selling, general and
   administrative expenses........        3,259          4,718
  Depreciation and amortization...          308            324
                                    -------------  -------------
                                          3,837          5,042
                                    -------------  -------------
  Operating income................        1,461          2,655
                                    -------------  -------------
Nonoperating income (expense):
  Interest expense................          (24)           (47)
  Interest income.................           27             36
                                    -------------  -------------
                                              3            (11)
                                    -------------  -------------
Earnings before income taxes......    $   1,464      $   2,644
                                    -------------  -------------
                                    -------------  -------------



    (6) INDIVIDUALLY INSIGNIFICANT PENDING ACQUISITIONS ADJUSTMENTS FOR THE SIX MONTHS ENDED NOVEMBER 30, 1995



    In connection with the pending acquisition of Physical Therapy, the following adjustments have been recorded:



        (a) An adjustment for $181 has been recorded to depreciation and amortization expense to reflect amortization of goodwill and covenants not to compete resulting from the allocation of the purchase price. The adjustment is comprised of the following: (i) amortization of $85 related to the covenants not to compete amortized over five years and (ii) amortization of $96 related to goodwill amortized over 40 years.



        (b) An adjustment for $54 has been recorded to interest expense to reflect the following: (i) additional interest expense of $75 on the issuance of a $2,000 promissory note bearing interest at 7.5% and (ii) the elimination of historical interest expense of the predecessor entity of $21.



    (7) COMPLETED ACQUISITION ADJUSTMENTS FOR THE YEAR ENDED MAY 31, 1995:



    The following table presents the historical pro forma adjustments for: (i) Horizon's individually significant acquisition, presented separately, and Horizon's individually insignificant acquisitions, presented in the aggregate, to reflect the results of operations of all these acquisitions to the extent not included in Horizon's historical results of operations for the year ended May 31, 1995 as if such acquisitions had occurred as of June 1, 1994 and (ii) Pacific Rehab's individually significant acquisitions, presented separately, and Pacific Rehab's individually insignificant acquisitions, presented in

                          NOTES TO UNAUDITED PRO FORMA
                        FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


the aggregate, to reflect the results of operations of all these acquisitions to the extent not included in Pacific Rehab's historical results of operations for the year ended June 30, 1995 as if such acquisitions had occurred as of July 1, 1994:



                                       HORIZON                               PACIFIC REHAB
                             ----------------------------  -------------------------------------------------  TOTAL HORIZON
                                            INDIVIDUALLY     CENTER FOR     ARTHRITIS TRAUMA   INDIVIDUALLY    AND PACIFIC
                                            INSIGNIFICANT    INDUSTRIAL     & SPORTS PHYSICAL  INSIGNIFICANT      REHAB
                              PEOPLECARE    ACQUISITIONS      MEDICINE           THERAPY       ACQUISITIONS   ACQUISITIONS
                              ADJUSTMENTS    ADJUSTMENTS     ADJUSTMENTS       ADJUSTMENTS      ADJUSTMENTS    ADJUSTMENTS
                             -------------  -------------  ---------------  -----------------  -------------  -------------
Total operating revenues...    $     (33)(a)   $  --          $  --             $  --            $  --          $     (33)
                                  ------    -------------           ---            ------           ------    -------------
  Cost of services.........          (35)(a)        (921)(e)       --              --               --               (956)
  Administrative and
   general.................          (50)(b)      --             --                --               --                (50)
  Depreciation and
   amortization............          155(c)         682(f)           32(h)             47(h)           222(h)       1,138
  Interest expense.........          641(d)       1,424(g)           53(i)             68(i)           393(i)       2,579
  Special charge...........       --             --              --                --               --             --
  Settlement charge........       --             --              --                --               --             --
                                  ------    -------------           ---            ------           ------    -------------
  Total operating
   expenses................          711          1,185              85               115              615          2,711
                                  ------    -------------           ---            ------           ------    -------------
Earnings before minority
 interest and income
 taxes.....................         (744)        (1,185)            (85)             (115)            (615)        (2,744)
Minority interests.........       --             --              --                --               --             --
                                  ------    -------------           ---            ------           ------    -------------
  Earnings before income
   taxes...................    $    (744)     $  (1,185)      $     (85)        $    (115)       $    (615)     $  (2,744)
                                  ------    -------------           ---            ------           ------    -------------
                                  ------    -------------           ---            ------           ------    -------------


PEOPLECARE ACQUISITION ADJUSTMENTS

    Horizon completed the peopleCARE acquisition on July 29, 1994. As a result, the historical financial statements of Horizon for the twelve months ended May 31,1995 include approximately ten months of peopleCARE operations. Following are adjustments recorded to reflect the effects of the peopleCARE acquisition and related transactions for the two month period ended July 29, 1994 as if the peopleCARE acquisition had occurred on June 1, 1994. The adjustments for the peopleCARE acquisition consist of the following:

        (a) The historical financial information reported for peopleCARE includes certain de minimis amounts which were not acquired or assumed by Horizon in connection with this acquisition. Therefore, adjustments have been recorded to eliminate interest and other operating revenues of $33 for the year ended May 31, 1995 and cost of services expense of $35 for the year ended May 31, 1995 associated with the predecessor entity operations which were not acquired by Horizon.

        (b) Adjustments of $50 have been recorded to eliminate distributions to peopleCARE's prior owners for the year ended May 31, 1995.

                          NOTES TO UNAUDITED PRO FORMA
                        FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



        (c) Adjustments have been recorded to depreciation and amortization expense to reflect the purchase of seven facilities and capital lease of six facilities in connection with the peopleCARE acquisition for the year ended May 31, 1995, as follows:


Purchase price allocated to equipment of $5,500 depreciated over 10
 years..............................................................  $      91
Purchase price allocated to buildings of $86,240 depreciated over 40
 years..............................................................        370
Purchase price allocated to noncompete agreements of $250 amortized
 over 3 years.......................................................         14
Less historical peopleCARE depreciation expense.....................       (320)
                                                                      ---------
Increase in depreciation and amortization expense...................  $     155
                                                                      ---------
                                                                      ---------


        (d) The peopleCARE acquisition purchase price included the payment of $55,616 in cash, which was funded from Horizon's line of credit, for title to seven facilities. This acquisition also called for Horizon to enter into a capital lease for six facilities formerly owned by peopleCARE. As a result, interest expense has been adjusted as follows for the year ended May 31, 1995:



Increase in line of credit sufficient to retire outstanding
 peopleCARE debt during the period ($55,716 principal balance at
 7.25%).............................................................  $     672
Increase in capital lease obligations of $48,700. Interest expense
 amortized based on an interest rate of 9.09%.......................        734
Less historical peopleCARE interest expense.........................       (765)
                                                                      ---------
Increase in interest expense........................................  $     641
                                                                      ---------
                                                                      ---------



HORIZON INDIVIDUALLY INSIGNIFICANT ACQUISITION ADJUSTMENTS:



    The aggregate purchase price of Horizon's individually insignificant acquisitions approximated $75,300, consisting of the payment of cash and the issuance of Horizon common stock. The Horizon individually insignificant acquisition adjustments for the year ended May 31, 1995 consist of the following:



        (e) An adjustment for ($921) has been recorded to reflect the net effect on lease expense in connection with acquisitions. This amount is comprised of: (i) the elimination of historical lease expense on certain facilities acquired by purchase by Horizon that were previously operated under long-term leases by the predecessor and (ii) the substitution of the predecessor's historical lease expense with Horizon's lease expense on certain facilities acquired by Horizon under a long-term lease.



        (f) An adjustment for $682 has been recorded to reflect additional depreciation and amortization expense in connection with the acquisitions. This amount is comprised of: (i) additional depreciation expense on property and equipment related to certain facilities acquired by purchase by Horizon that were previously operated under long-term leases by the predecessor,
    (ii) additional depreciation expense on property and equipment recorded as a result of the allocation of the purchase price based on Horizon's historical depreciable lives (buildings -- 40 years; equipment -- 10 years) and (iii) additional amortization expense on goodwill recorded as a result of the allocation of the purchase price based on an amortization period of 40 years.



        (g) An adjustment for $1,424 has been recorded to reflect the net effect on interest expense in connection with the acquisitions. This amount is comprised of: (i) additional interest expense

                          NOTES TO UNAUDITED PRO FORMA
                        FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


    in the amount of $2,750 recorded in connection with additional debt incurred to fund acquisitions, computed based on principle amount of debt incurred times the stated interest rates, prorated for the period from June 1, 1994 through the date of acquisition and (ii) the elimination of historical interest expense in the amount of $1,326 related to certain acquisitions acquired under long-term leases by Horizon in which the related debt of the predecessor was not assumed.



PACIFIC REHAB INDIVIDUALLY SIGNIFICANT AND INDIVIDUALLY INSIGNIFICANT ACQUISITION ADJUSTMENTS:



    The aggregate purchase price of Pacific Rehab's individually significant and individually insignificant acquisitions for the year ended May 31, 1995 approximated $21,461, consisting of the payment of cash, issuance of Pacific Rehab common stock and the issuance of debt. The Pacific Rehab individually significant and individually insignificant acquisition adjustments for the year ended May 31, 1995 consist of the following:



        (h) Adjustments for $32, $47 and $222 have been recorded to reflect additional depreciation and amortization expense in connection with the Center for Industrial Medicine, Arthritis Trauma & Sports Therapy and other individually insignificant acquisitions, respectively. These amounts are comprised of: (i) additional depreciation expense on property and equipment recorded as a result of the allocation of the purchase price based on an average depreciable life of 7 years and (ii) additional amortization expense on goodwill recorded as a results of the allocation of the purchase price based on an amortization period of 40 years.



        (i) Adjustments for $53, $68 and $393 have been recorded to reflect additional interest expense in connection with the Center for Industrial Medicine, Arthritis Trauma & Sports Therapy and other individually insignificant acquisitions, respectively. These amounts are comprised of additional interest expense in connection with additional debt incurred to fund the acquisitions. These amounts were computed based on: (i) additional debt incurred, (ii) stated interests rates on the additional debt and (iii) prorated for the period from July 1, 1994 through the date of acquisition.



    (8)  PENDING ACQUISITIONS ADJUSTMENTS FOR THE YEAR ENDED MAY 31, 1995



    In connection with the pending acquisition of Physical Therapy, the following adjustments have been recorded:



        (a) An adjustment for $362 has been recorded to depreciation and amortization expense to reflect amortization of goodwill and covenants not to compete resulting from the allocation of the purchase price. The adjustment is comprised of the following: (i) amortization of $170 related to the covenants not to compete amortized over five years and (ii) amortization of $192 related to goodwill amortized over 40 years.



        (b) An adjustment for $104 has been recorded to interest expense to reflect the following: (i) additional interest expense of $150 on the issuance of a $2,000 promissory note bearing interest at 7.5% and (ii) the elimination of historical interest expense of the predecessor entity of $46.



    (9) ACQUISITION ADJUSTMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND THE YEAR ENDED DECEMBER 31, 1994:



    The following table presents the pro forma adjustments for: (i) Pacific Rehab's individually significant acquisitions, presented separately, and Pacific Rehab's individually insignificant acquisitions, presented in the aggregate, to reflect the results of operations of all these acquisitions to the

                          NOTES TO UNAUDITED PRO FORMA
                        FINANCIAL STATEMENTS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


extent not included in Pacific Rehab's historical results of operations for the nine months ended September 30, 1995 and the year ended December 31, 1994 as if such acquisitions had occurred as of January 1, 1994:


                                                                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                                              -----------------------------------------------------
                                                                           ARTHRITIS
                                                                           TRAUMA &
                                                              CENTER FOR    SPORTS    INDIVIDUALLY    TOTAL PACIFIC
                                                              INDUSTRIAL   PHYSICAL   INSIGNIFICANT       REHAB
                                                               MEDICINE    THERAPY    ACQUISITIONS    ACQUISITIONS
                                                              HISTORICAL   HISTORICAL  HISTORICAL      HISTORICAL
                                                              ----------   --------   -------------   -------------
Net revenues................................................    -$-          $--         -$-             -$-
Cost of Revenues............................................    --           --          --              --
                                                                -----      --------      ------          ------
  Gross Profit..............................................    --           --          --              --
                                                                -----      --------      ------          ------
Operating expenses:
  Selling, general and administrative expenses..............    --           --          --              --
  Depreciation and amortization.............................        5(a)       13(a)        215(a)          233
                                                                -----      --------      ------          ------
                                                                    5          13           215             233
                                                                -----      --------      ------          ------
  Operating income..........................................       (5)        (13)         (215)           (233)
                                                                -----      --------      ------          ------
Nonoperating income (expense):
  Interest expense..........................................      (13)(b)     (23)(b)      (188)(b)        (224)
  Interest income...........................................    --           --          --              --
                                                                -----      --------      ------          ------
                                                                  (13)        (23)         (188)           (224)
                                                                -----      --------      ------          ------
Earnings before income taxes................................     $(18)       $(36)        $(403)          $(457)
                                                                -----      --------      ------          ------
                                                                -----      --------      ------          ------

                                                                          YEAR ENDED DECEMBER 31, 1994
                                                              -----------------------------------------------------
                                                                           ARTHRITIS
                                                                           TRAUMA &
                                                              CENTER FOR    SPORTS    INDIVIDUALLY    TOTAL PACIFIC
                                                              INDUSTRIAL   PHYSICAL   INSIGNIFICANT       REHAB
                                                               MEDICINE    THERAPY    ACQUISITIONS    ACQUISITIONS
                                                              HISTORICAL   HISTORICAL  HISTORICAL      HISTORICAL
                                                              ----------   --------   -------------   -------------
Net revenues................................................    $--         $--          -$-             $--
Cost of Revenues............................................    --           --          --               --
                                                              ----------   --------      ------       -------------
  Gross Profit..............................................    --           --          --               --
                                                              ----------   --------      ------       -------------
Operating expenses:
  Selling, general and administrative expenses..............    --           --          --               --
  Depreciation and amortization.............................       49(a)       62(a)        329(a)           440
                                                              ----------   --------      ------       -------------
                                                                   49          62           329              440
                                                              ----------   --------      ------       -------------
  Operating income..........................................      (49)        (62)         (329)            (440)
                                                              ----------   --------      ------       -------------
Nonoperating income (expense):
  Interest expense..........................................      (79)(b)     (90)(b)      (459)(b)         (628)
  Interest income...........................................    --           --          --               --
                                                              ----------   --------      ------       -------------
                                                                  (79)        (90)         (459)            (628)
                                                              ----------   --------      ------       -------------
Earnings before income taxes................................    $(128)      $(152)        $(788)         $(1,068)
                                                              ----------   --------      ------       -------------
                                                              ----------   --------      ------       -------------



    The aggregate purchase price of Pacific Rehab's individually significant and individually insignificant acquisitions for the nine months ended September 30, 1995 and the year ended December 31, 1994 approximated $21,461 and $35,161, respectively, consisting of the payment of cash, issuance of Pacific Rehab common stock and the issuance of debt. The Pacific Rehab adjustments for the nine months ended September 30, 1995 and the year ended December 31, 1994 consist of the following:



        (a) Adjustments for $5, $13 and $215 for the nine months ended September 30, 1995 and $49, $62 and $329 for the year ended December 31, 1994 have been recorded to reflect additional depreciation and amortization expense in connection with the Center for Industrial Medicine, Arthritis Trauma & Sports Therapy and other individually insignificant acquisitions, respectively. These amounts are comprised of: (i) additional depreciation expense on property and equipment recorded as a result of the allocation of the purchase price based on an average depreciable life of 7 years and (ii) additional amortization expense on goodwill recorded as a results of the allocation of the purchase price based on an amortization period of 40 years.



        (b) Adjustments for $13, $23 and $188 for the nine months ended September 30, 1995 and $79, $90 and $459 for the year ended December 31, 1994 have been recorded to reflect additional interest expense in connection with the Center for Industrial Medicine, Arthritis Trauma & Sports Therapy and other individually insignificant acquisitions, respectively. These amounts are comprised of additional interest expense in connection with additional debt incurred to fund the acquisitions. These amounts were computed based on: (i) additional debt incurred, (ii) stated interest rates on the additional debt and (iii) prorated for the period from January 1, 1994 through the date of acquisition.



    (10)  INCOME TAXES:


    An effective tax rate of 40% has been applied to all acquisitions for all periods, except with respect to historical Pacific Rehab for which the actual historical effective tax rate has been maintained.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                      HORIZON/CMS HEALTHCARE CORPORATION,
                           HORIZON PRSM CORPORATION,
                                      AND
                 PACIFIC REHABILITATION & SPORTS MEDICINE, INC.
                          DATED AS OF NOVEMBER 9, 1995

                               TABLE OF CONTENTS

                                           ARTICLE I
                                           THE MERGER

1.1 THE MERGER.......................................................................        A-5
1.2 CLOSING..........................................................................        A-5
1.3 EFFECTIVE TIME...................................................................        A-5
1.4 EFFECT OF THE MERGER.............................................................        A-5
1.5 CERTIFICATE OF INCORPORATION AND BYLAWS..........................................        A-6
1.6 DIRECTORS AND OFFICERS...........................................................        A-6
1.7 CONSIDERATION; CONVERSION OF SECURITIES..........................................        A-6
1.8 EXCHANGE OF CERTIFICATES.........................................................        A-7
1.9 STOCK TRANSFER BOOKS.............................................................        A-8
1.10 COMPANY STOCK OPTIONS AND PLANS.................................................        A-8
1.11 OTHER OUTSTANDING RIGHTS TO ACQUIRE OR RECEIVE COMPANY COMMON STOCK.............        A-9

                                           ARTICLE II
                         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1 ORGANIZATION AND QUALIFICATION...................................................       A-10
2.2 CAPITALIZATION OF THE COMPANY....................................................       A-10
2.3 AUTHORIZATION AND VALIDITY OF AGREEMENT..........................................       A-10
2.4 CONSENTS AND APPROVALS...........................................................       A-10
2.5 NO VIOLATION.....................................................................       A-11
2.6 SEC REPORTS; FINANCIAL STATEMENTS................................................       A-11
2.7 FORM S-4 AND PROXY STATEMENT.....................................................       A-12
2.8 COMPLIANCE WITH LAW..............................................................       A-12
2.9 ABSENCE OF CERTAIN CHANGES.......................................................       A-12
2.10 LITIGATION......................................................................       A-12
2.11 EMPLOYEE BENEFIT MATTERS........................................................       A-12
2.12 TAXES...........................................................................       A-13
2.13 INSURANCE.......................................................................       A-13
2.14 EMPLOYMENT AGREEMENTS...........................................................       A-13
2.15 BROKERS AND FINDERS.............................................................       A-14
2.16 OPINION OF FINANCIAL ADVISOR....................................................       A-14
2.17 TAX MATTERS; POOLING............................................................       A-14
2.18 AFFILIATES......................................................................       A-14
2.19 CERTAIN BUSINESS PRACTICES......................................................       A-14
2.20 PERMITS; COMPLIANCE.............................................................       A-14

                                          ARTICLE III
                                 REPRESENTATIONS AND WARRANTIES
                                    OF PARENT AND MERGER SUB

3.1 ORGANIZATION AND QUALIFICATION...................................................       A-15
3.2 CAPITALIZATION OF THE PARENT AND MERGER SUB......................................       A-16
3.3 AUTHORIZATION AND VALIDITY OF AGREEMENT..........................................       A-16
3.4 CONSENTS AND APPROVALS...........................................................       A-17

3.5 NO VIOLATION.....................................................................       A-17
3.6 COMPLIANCE WITH LAW..............................................................       A-17
3.7 ABSENCE OF CERTAIN CHANGES.......................................................       A-17
3.8 EMPLOYEE BENEFIT MATTERS.........................................................       A-17
3.9 TAXES............................................................................       A-18
3.10 INSURANCE.......................................................................       A-18
3.11 EMPLOYMENT AGREEMENTS...........................................................       A-18
3.12 LITIGATION......................................................................       A-18
3.13 SUFFICIENT FUNDS................................................................       A-19
3.14 OPERATIONS OF MERGER SUB........................................................       A-19
3.15 SEC REPORTS AND FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES........       A-19
3.16 FORM S-4 AND PROXY STATEMENT....................................................       A-19
3.17 BROKERS AND FINDERS.............................................................       A-19
3.18 TAX MATTERS; POOLING............................................................       A-20
3.19 AFFILIATES......................................................................       A-20
3.20 CERTAIN BUSINESS PRACTICES......................................................       A-20
3.21 PERMITS; COMPLIANCE.............................................................       A-20

                                           ARTICLE IV
                                           COVENANTS

4.1 CONDUCT OF BUSINESS PENDING THE MERGER...........................................       A-21
4.2 ACCESS; CONFIDENTIALITY..........................................................       A-22
4.3 FURTHER ACTIONS..................................................................       A-22
4.4 NOTICE OF CERTAIN MATTERS........................................................       A-23
4.5 FORM S-4, PROXY STATEMENT AND OTHER FILINGS......................................       A-23
4.6 POOLING AND TAX-FREE REORGANIZATION TREATMENT....................................       A-23
4.7 AFFILIATE AGREEMENTS.............................................................       A-24
4.8 COMPANY'S STOCKHOLDERS' MEETING..................................................       A-24
4.9 COOPERATION......................................................................       A-24
4.10 PUBLIC ANNOUNCEMENTS............................................................       A-25
4.11 ACQUISITION PROPOSALS...........................................................       A-25
4.12 D&O INDEMNIFICATION AND INSURANCE...............................................       A-25
4.13 THE COMPANY'S PLANS.............................................................       A-26

                                           ARTICLE V
                                       CLOSING CONDITIONS

5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.....................       A-27
5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY...........................       A-28
5.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND MERGER SUB.................       A-28

                                           ARTICLE VI
                                          TERMINATION

6.1 TERMINATION......................................................................       A-28
6.2 EFFECT OF TERMINATION............................................................       A-29
6.3 FEES, EXPENSES AND OTHER PAYMENTS................................................       A-29

                                          ARTICLE VII
                                         MISCELLANEOUS

7.1 NO SURVIVAL......................................................................       A-30
7.2 NOTICES..........................................................................       A-30
7.3 CERTAIN DEFINITIONS..............................................................       A-31
7.4 ENTIRE AGREEMENT.................................................................       A-32
7.5 ASSIGNMENT; BINDING EFFECT.......................................................       A-32
7.6 AMENDMENTS.......................................................................       A-32
7.7 WAIVERS..........................................................................       A-32
7.8 CAPTIONS.........................................................................       A-32
7.9 COUNTERPARTS.....................................................................       A-32
7.10 GOVERNING LAW...................................................................       A-33

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of November 9, 1995 by and among PACIFIC REHABILITATION & SPORTS MEDICINE, INC., a Delaware corporation (the "Company"), HORIZON/CMS HEALTHCARE CORPORATION, a Delaware corporation ("Parent"), and HORIZON PRSM CORPORATION, a Delaware corporation ("Merger Sub").

                                    RECITALS

    WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub each have determined that it is advisable and in the best interests of their respective stockholders for Merger Sub to merge with and into the Company, upon the terms and subject to the conditions of this Agreement;

    WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended;

    WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests"; and

    WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

    NOW,  THEREFORE, in  consideration of  the foregoing  and of  the respective
representations,  warranties,  covenants  and  agreements  set  forth  in   this
Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

    1.2   CLOSING.  Unless this Agreement shall have been terminated pursuant to
Article VI and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article V, the consummation of the Merger and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Garvey, Schubert & Barer, 11th Floor, 121 S.W. Morrison Street, Portland, Oregon 97204, as promptly as practicable (and in any event within two business days) following the satisfaction or, if permissible, waiver of the conditions set forth in Article V, unless another place, date or time is agreed to in writing by Parent and the Company.

    1.3 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article V, the parties hereto will cause a certificate of merger (the "Certificate of Merger") to be executed, verified and filed with the Delaware Secretary of State in accordance with the DGCL. The Merger shall become effective at such time as the Certificate of Merger is filed with the Delaware Secretary of State in accordance with the DGCL, or at such later time as may be agreed to by Parent and the Company and specified in the Certificate of Merger in accordance with applicable law. The date and time when the Merger shall become effective is referred to herein as the "Effective Time".

    1.4 EFFECT OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.5 CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

    1.6 DIRECTORS AND OFFICERS. At the Effective Time, the officers and directors of Merger Sub immediately prior to the Effective Time shall become the officers and directors of the Surviving Corporation, each to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law. The Company shall use commercially reasonable efforts to cause each officer and director of the Company to tender his or her resignation immediately prior to the Effective Time.

    1.7   CONSIDERATION;  CONVERSION OF SECURITIES.   At the  Effective Time, by
virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

        (a) Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") which is issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 1.7(b)) shall be changed and converted into and represent the right to .3483 shares of common stock, par value $.001 per share, of the Parent ("Parent Common Stock") (the "Common Stock Exchange Ratio"). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and extinguished and shall cease to exist, and each certificate which immediately prior to the Effective Time evidenced any such shares shall thereafter represent the right to receive (without interest), upon surrender of such certificate in accordance with the provisions of Section 1.8, that number of shares of Parent Common Stock determined pursuant to the Common Stock Exchange Ratio (the "Merger Consideration"). The holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto (including, without limitation, any rights to vote or to receive dividends and distributions in respect of such shares), except as otherwise provided herein or by law.

        (b) All shares of Company Common Stock, which immediately prior to the Effective Time are owned of record by Parent or any of Parent's affiliates (other than natural persons), shall remain outstanding and shall not be cancelled or converted into any consideration by reason of the Merger and shall continue as shares of the capital stock of the Surviving Corporation, and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number and kind of shares of the Surviving Corporation. All shares of Company Common Stock held by the Company in its treasury shall be cancelled and extinguished and shall cease to exist and no consideration shall be delivered with respect thereto.

        (c) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (d) In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities, or any other dividend or distribution with respect to Parent Common Stock prior to the Effective Time, appropriate and proportionate adjustment, if any, shall be made to the Merger Consideration and all references to Merger Consideration in this Agreement shall be deemed to be the Merger Consideration as so adjusted.

    1.8  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. As of the Effective Time, Parent shall, pursuant to an agreement with Chemical Mellon Shareholder Services (the "Exchange Agent"), deposit, or cause to be deposited, with or for the account of the Exchange Agent in trust for the benefit of the holders of shares of Company Common Stock for exchange through the Exchange Agent in accordance with this Article I, certificates representing shares of Parent Common Stock in the aggregate number required to be exchanged for shares of Company Common Stock pursuant to Section 1.7, together with cash payable in respect of fractional shares (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver certificates representing shares of Parent Common Stock (together with cash payable in respect of fractional shares) out of the Exchange Fund to holders of shares of Company Common Stock. The Exchange Fund shall not be used for any other purpose.

    (b) EXCHANGE PROCEDURE. Promptly after the Effective Time, Parent will cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock ("Certificates"), (i) a notice of the effectiveness of the Merger; (ii) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such customary form and have such other provisions as Parent may reasonably specify in accordance with the terms of this Agreement); and (iii) instructions to effect the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article I, may be paid or issued to the transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event that any certificate for Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof and such bond, security, or indemnity as Parent may reasonably require, a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article I. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article I.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to any holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to whole shares of Parent Common Stock, and (ii) after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

    (d) NO FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Common Stock otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the closing price for Parent Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Transactions on the business day two days prior to the Effective Date by the fractional share interest to which such holder would otherwise be entitled.

    (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to the Parent upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article I shall thereafter look, subject to Section 1.8(d), only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of parent Common Stock and any dividend or distributions with respect to Parent Common Stock.

    (f) ABANDONED PROPERTY LAWS. Neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for any shares of Parent Common Stock (or dividends or distributions with respect thereto or cash) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (g) TRANSFER TAXES. Except as provided in paragraph (b) above, Parent shall pay or cause to be paid any transfer or gains tax (including, without limitation, any real property gains or transfer tax) imposed in connection with or as a result of the Merger, including any such transfer or gains tax that is imposed on a shareholder of the Company.

    1.9 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. At and after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason shall be cancelled and exchanged as provided in this Article I.

    1.10  COMPANY STOCK OPTIONS AND PLANS.

    (a) VESTING; EXERCISABILITY. Effective at the Effective Time, all outstanding stock options (the "Company Options") to purchase shares of Company Common Stock granted under the Company's Amended and Restated 1993 Combination Stock Option Plan, as amended, any Company individual stock plans and the Company's Directors' Stock Option Plan, as amended (the "Option Plans") shall be or, by the terms of their respective stock option agreements will become, fully vested and immediately exercisable in their entirety, pursuant to the terms of the Option Plans.

    (b) ELECTION OF OPTION HOLDER. At the Effective Time, each holder of a Company Option shall have the right to elect to (a) exercise such Company Options for shares of Company Common Stock (in which case such shares of Company Common Stock will be converted into shares of Parent Common Stock pursuant to
Section 1.7 above); or (b) have each such Company Option assumed in accordance with paragraphs (c) and (d) of this Section 1.10.

    (c) ELECTION TO RECEIVE PARENT OPTIONS. At the Effective Time, the Company's obligations with respect to each outstanding Company Option not exercised as provided for in Section 1.10(b) hereof shall be assumed by Parent (the "Assumed Options"). Except as specifically set forth in Section 1.10(d) below, the Assumed Options shall continue to have, and be subject to, the same terms and conditions as set forth in the Option Plans and the stock option agreement pursuant to which such Company Options were issued, as in effect immediately prior to the Effective Time. It is the intention of the parties hereto that, to the extent that any such Company Option constituted an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE") immediately prior to the Effective Time, such option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Company Options provided by this Section 1.10(d) satisfy the conditions of
Section 424(a) of the Code, and, therefore, the provisions of this Section 1.10 shall be interpreted and applied in a manner consistent with such intent.

    (d) PARENT OPTIONS. Each Assumed Option shall be exercisable for shares of Parent Common Stock in a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock for which such Company Option was exercisable immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio. The exercise price per share of each Assumed Option shall be equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Common Stock Exchange Ratio.

    (e) RESERVATION OF SHARES. Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of the Assumed Options and, promptly after the Effective Time, issue to each holder of an Assumed Option a document evidencing the assumption by Parent of the Company's obligations with respect thereto. Parent will use its best efforts to file and cause to become effective, within 30 days after the Effective Time (or as soon thereafter as is possible), a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, registering the sale of the shares to be issued under the Assumed Options. Parent will use its best efforts to keep such registration statement effective until all of the Assumed Options have been exercised in full or have expired unexercised.

    1.11  OTHER OUTSTANDING RIGHTS TO ACQUIRE OR RECEIVE COMPANY COMMON STOCK.

    (a) RIGHTS OUTSTANDING. At the Effective Time, the Company shall have outstanding warrants, convertible promissory notes and earnout rights ("Company Acquisition Rights"), pursuant to which the Company shall be obligated to issue, in the aggregate, not more than 1,635,229 shares of Company Common Stock. A schedule of the Company Acquisition Rights is set forth in Section 2.2 of the Company Disclosure Schedule (as defined in Section 2.1 of this Agreement).

    (b) RIGHT TO RECEIVE PARENT COMMON STOCK. At the Effective Time, the Company Acquisition Rights shall be converted into rights to acquire shares of Parent Common Stock ("Parent Acquisition Rights") in a number equal to the number of shares of Company Common Stock for which such Company Acquisition Right was exercisable immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio. The exercise price per share of each Company Acquisition Right shall be equal to the exercise price per share of such right immediately prior to the Effective Time divided by the Common Stock Exchange Ratio.

    (c) RESERVATION OF SHARES. Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of the Company Acquisition Rights and, promptly after the Effective Time, issue to each holder of a Company Acquisition Right a document evidencing the assumption by Parent of the Company's obligations with respect thereto. Parent will use its best efforts to ensure that shares of Parent Common Stock issued upon exercise of Parent Acquisition Rights shall be registered under the Securities Act and all applicable state securities laws, or be freely tradeable under an available exemption from registration therefrom.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent as follows:

    2.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries (the "Subsidiaries"), which are listed in Section 2.1 of the Company's disclosure schedule delivered to Parent in connection with this Agreement (the "Company Disclosure Schedule"), (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power to carry on its business as it is now being conducted, and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have a Material Adverse Effect (as defined in Section 7.3(c) below) on the Company. True and complete copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, as amended to date, of the Company have been delivered to Parent.

    2.2  CAPITALIZATION  OF THE COMPANY.   The authorized  capital stock of  the
Company consists of 20,000,000 shares of Company Common Stock, $.01 par value and 5,000,000 shares of preferred stock, $0.01 par value ("Company Preferred Stock"). As of September 30, 1995, 8,002,425 shares of Company Common Stock were issued and outstanding, including 33,750 shares of Company Common Stock held by a subsidiary of the Company and including 492,874 to be issued on the date immediately prior to the Effective Time or January 2, 1996, whichever occurs sooner, and no shares of Company Preferred Stock were outstanding. All outstanding shares of Company Common Stock have been validly issued, and are fully paid and nonassessable. Except as disclosed in the Company SEC Documents (as defined in Section 2.6) or in Section 2.2 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreement to which the Company is a party or by which the Company is bound which, directly or indirectly, obligate the Company to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Common Stock or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares.

    2.3 AUTHORIZATION AND VALIDITY OF AGREEMENT. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof (subject to the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock). The Company's Board of Directors (the "Company Board") has duly authorized the execution, delivery and performance of this Agreement by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby (other than the approval and adoption of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    2.4  CONSENTS AND APPROVALS.

    (a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by reason of the Company's status or operations, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and the Securities Exchange Act of

1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and state securities or "blue sky" laws and state takeover laws,
(iii) the filing and recordation of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (iv) as set forth in Section 2.4 of the Company Disclosure Schedule, or (v) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on the Company or prevent the Merger.

    (b) The Company Board has approved this Agreement and the Merger for purposes of Section 203 of the DGCL so that Section 203 of the DGCL is not applicable to the transactions provided for in this Agreement. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of capital stock of the Company necessary to approve the Merger.

    2.5 NO VIOLATION. Except as set forth in Section 2.5 of the Company Disclosure Schedule, assuming the Merger has been duly approved by the holders of a majority of the outstanding shares of Company Common Stock, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or violate the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) result in a violation or breach of, constitute a default under, give rise to any right of termination, cancellation or acceleration of, result in the imposition of any lien, charge or other encumbrance on any material assets or property of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which the Company is a party or by which the Company or any of its assets or properties may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which in the aggregate would not have a Material Adverse Effect on the Company or prevent the Merger, or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
Section 2.4 and this Section 2.5 are duly and timely obtained or made and the approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets and properties, except for such violations which would not in the aggregate have a Material Adverse Effect on the Company or prevent the Merger.

    2.6  SEC REPORTS; FINANCIAL STATEMENTS.

    (a) Since April 14, 1994, the Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, the Securities Act and the SEC's rules and regulations thereunder (all such forms, reports and other documents, including any such reports filed prior to the Effective Time, collectively the "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and
(ii) did not at the time they were filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    (b) Each of the consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes) the consolidated financial position of the Company as of the dates thereof and the consolidated results of the Company's operations and cash flows for the periods presented therein.

    2.7 FORM S-4 AND PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement together with amendments thereof and supplements thereto ("Proxy Statement") to be distributed to the stockholders of the Company relating to the meeting of the Company's stockholders to consider and vote on this Agreement and the Merger ("Company's Stockholders' Meeting") will contain, on the date the Proxy Statement or such amendment or supplement is first mailed to stockholders, and at all times subsequent thereto up to and including the Company's Stockholders' Meeting, any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the Company's Stockholders' Meeting which has become false or misleading. The Proxy Statement, insofar as it relates to the Company, will comply in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

    2.8 COMPLIANCE WITH LAW. Except as set forth in Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of any applicable law, rule, regulation, decree or order of any governmental or regulatory authority applicable to the Company or any of its subsidiaries, except for violations which in the aggregate do not have a Material Adverse Effect on the Company. The Company holds all permits, licenses, exemptions, order and approvals of all governmental and regulatory authorities necessary for the lawful conduct of its businesses, except for failures to hold permits, licenses, exemptions, orders and approvals which do not in the aggregate have a Material Adverse Effect on the Company.

    2.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1994, the Company has conducted its business only in the ordinary course of such business and there has not been (i) any Material Adverse Effect on the Company;
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

    2.10 LITIGATION. Except as disclosed in the Company SEC Documents or as set forth in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, by or before any court or other governmental or regulatory body, which, if adversely determined, would have a Material Adverse Effect on the Company. To the knowledge of the Company, no action or proceeding has been instituted or threatened before any court or other governmental or regulatory body by any Person (as defined in Section 7.3) seeking to restrain or prohibit the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

    2.11 EMPLOYEE BENEFIT MATTERS. All employee benefit plans and other benefit arrangements covering employees of the Company and the Company's subsidiaries are listed in the Company SEC Documents or in Section 2.11 of the Company Disclosure Schedule, except such benefit plans and other benefit arrangements which are not material (the "Company Benefit Plans"). True and complete copies of the Company Benefit Plans have been made available to Parent. To the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service (the "IRS") stating that it is so qualified. No Company Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither any Company Benefit Plan nor the Company has incurred any liability or penalty under Section 4975 of the Code or
Section 502(i) of ERISA. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the knowledge of the executive officers of the Company, there are no pending or anticipated material claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect on the Company. All material contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for. Neither the Company nor any entity under "common control" with the Company within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA). The Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, except as required by Section 4980B of the Code, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Company SEC Documents or the Company Disclosure Schedule or as provided in Section 1.10 hereof, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee.

    2.12 TAXES. The Company and each of its subsidiaries (i) has timely filed all material federal, state and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired and all such returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns, (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) has "open" years for federal income tax returns only as set forth in the Company SEC Documents or in Section 2.12 of the Company Disclosure Schedule.

    2.13 INSURANCE. True and complete copies of all material insurance policies maintained by the Company have been made available to Parent. Such policies provide coverage for the operations of the Company and its subsidiaries in amounts and covering such risks as the Company believes is necessary to conduct its business. Neither the Company nor any of its subsidiaries has received notice that any such policy is invalid or unenforceable.

    2.14 EMPLOYMENT AGREEMENTS. Except as disclosed in the Company SEC Documents or as set forth in Section 2.14 of the Company Disclosure Schedule, there are no material employment, consulting, noncompetition, severance or indemnification agreements between the Company and any current or former officer or director of the Company.

    2.15 BROKERS AND FINDERS. No broker, finder or investment bank has acted directly or indirectly for the Company, nor has the Company incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby, other than Smith Barney Inc. ("Smith Barney"), the fees and expenses of which shall be borne by the Company.

    2.16 OPINION OF FINANCIAL ADVISOR. Smith Barney has delivered its opinion, dated the date of this Agreement, to the Board of Directors of the Company to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the holders of Company Common Stock is fair, from a financial point of view, to such holders.

    2.17 TAX MATTERS; POOLING. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from (i) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (ii) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles ("GAAP") and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

    2.18 AFFILIATES. Section 2.18 of the Company Disclosure Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company.

    2.19 CERTAIN BUSINESS PRACTICES. None of the Company, or to the Company's knowledge any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, in all cases except where the impact from such contributions, gifts, entertainment, payments, violations, agreements, arrangements, actions or payments would not in the aggregate have a Material Adverse Effect on the Company.

    2.20  PERMITS; COMPLIANCE.

    (a) Except as disclosed in Section 2.02(a) of the Company Disclosure Schedule, each of the Company and its subsidiaries is in possession of (i) all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) agreements from all federal, state and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the federal Medicare program or any applicable state Medicaid program (collectively, the "COMPANY PERMITS"), except where the failure to possess such Company Permits could not reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, certain of the Company's facilities are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. Neither the Company nor any of its subsidiaries has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect to either the Medicare or Medicaid programs, of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of the Company, threatened or imminent that could reasonably be expected to have a Material Adverse Effect on the Company. Section 2.20 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the

Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to result in (i) the loss or revocation of a Company Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid programs, (ii) the suspension or cancellation of any other Company Permit, except any such Company Permit where such suspension or cancellation could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 2.20 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (a) any law applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the Company Permits, except for any such conflicts, defaults or violations that could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section
2.20 of the Company Disclosure Schedule, since December 31, 1993, neither the Company nor any of its subsidiaries has received from any Governmental Entity (as defined in Section 4.9) any written notification with respect to possible conflicts, defaults of violations of laws, except for written notices relating to possible conflicts, defaults or violations of laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have a Material Adverse Effect on the Company.

    (b) The Company and its subsidiaries, as appropriate, are approved participating providers in and under all third-party payment programs from which they receive revenues. No action or investigation is pending, or to the best knowledge, threatened to suspend, limit, terminate, condition or revoke the status of the Company or any of its subsidiaries as a provider in any such program, and neither the Company nor any of its subsidiaries has been provided notice by any third-party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with the Company or such subsidiary as a provider, which action, investigation or proceeding would have a Material Adverse Effect on the Company.

    (c) The Company and its subsidiaries have filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues, except where the failure to file such claim, report or other filing would not have a Material Adverse Effect on the Company. Except as indicated in its financial statements included in the Company SEC Documents (as defined in Section 2.6 above), the Company or its subsidiaries, as applicable, have paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third-party payors pursuant to such claims, reports or filings, and neither the Company nor any of its subsidiaries has any knowledge or notice of any material changes required to be made to any cost reports, claims or filings made by them for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Material Adverse Effect on the Company.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby represent and warrant, jointly and severally, to the Company as follows:

    3.1 ORGANIZATION AND QUALIFICATION. Each of Parent and its subsidiaries (the "Subsidiaries"), which is listed in Section 3.1 of Parent's disclosure schedule delivered to the Company in connection with this Agreement (the "Parent Disclosure Schedule") (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have a

Material Adverse Effect on Parent. True and complete copies of their respective Articles or Certificates of Incorporation, as the case may be, and their respective Bylaws, as amended to date, have been delivered to the Company.

    3.2  CAPITALIZATION OF THE PARENT AND MERGER SUB.

    (a) CAPITALIZATION OF PARENT. The authorized capital stock of Parent consists of (i) 150,000,000 shares of Parent Common Stock, of which, as of October 31, 1995: (A) 51,368,168 were issued and outstanding, all of which are duly authorized, validly issued fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, Parent's Certificate of Incorporation or Bylaws or any agreement to which Parent is a party or is bound; (B) 476,099 were held by Chemical Mellon Shareholder Services as unexchanged in respect of Parent's previous merger transaction with Continental Medical Systems, Inc.; (C) 554,623 were held in the treasury of Parent; and (D) 2,998,714 were reserved for future issuance; and (ii) 500,000 shares of preferred stock, par value $.001 per share ("Parent Preferred Stock"), of which, as of October 31, 1995, 150,000 shares had been designated Series A Junior Participating Preferred Stock. No shares of Parent Preferred Stock are issued and outstanding. Except (1) as disclosed in the Parent SEC Reports (as defined in Section 3.15 below) or otherwise as set forth in this Section 3.2 or
Section 3.2 of the Parent Disclosure Schedule and (2) pursuant to the terms of that certain Rights Agreement dated September 15, 1994 by and between Parent and Chemical Trust Company of California (the "Parent Rights Agreement"), there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Parent or any of its subsidiaries is a party relating to the issued or unissued capital stock of, or other equity interests in, Parent or any of its subsidiaries. Except pursuant to the Parent Rights Agreement or as set forth in Section 3.2 of the Parent Disclosure Schedule, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of, or other equity interests in, any subsidiary of Parent. Each of the issued capital stock of, or other equity interests in, each of Parent's subsidiaries is duly authorized, validly issued and, in the case of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of any of Parent's subsidiaries, or any agreement to which Parent or any of its subsidiaries is a party or bound.

    (b) CAPITALIZATION OF MERGER SUB. The authorized capital stock of Merger Sub consists of 1000 shares of common stock, par value $.001 per share ("Merger Common Stock"). An aggregate of 100 shares of Merger Sub Common Stock are issued and outstanding and held by Parent, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's Certificate of Incorporation or Bylaws or any agreement to which Merger Sub is a party or is bound.

    3.3 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The Boards of Directors of Parent and Merger Sub, respectively, and Parent, as the sole stockholder of Merger Sub, have duly authorized the execution, delivery and performance of this Agreement by each of Parent and Merger Sub, and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    3.4 CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by reason of Parent's or Merger Sub's status or (as applicable) operations, except (a) in connection with the applicable requirements of the HSR Act, (b) pursuant to the applicable requirements of the Securities Act, the Exchange Act, the rules and regulations promulgated under such Acts, and state securities or "blue sky" laws and state takeover laws, (c) the filing and recordation of the Certificate of Merger pursuant to the DGCL,
(d) as set forth in Section 3.3 of the Parent Disclosure Schedule, or (e) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on either of Parent or Merger Sub or prevent the Merger.

    3.5 NO VIOLATION. Except as set forth in Section 3.5 of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (a) conflict with or violate the Articles or Certificate of Incorporation or Bylaws of Parent or Merger Sub, (b) result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation or acceleration of, result in the imposition of any lien, charge or other encumbrance on any material assets or property of either of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which either of Parent or Merger Sub is a party or by which either of Parent or Merger Sub or any of their respective assets or properties may be bound, except for such violations, breaches and defaults or rights of termination, cancellation or acceleration or lien or other consents have been obtained or which in the aggregate would not have a Material Adverse Effect on either of Parent or Merger Sub or prevent the Merger, or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.3 and this Section 3.5 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of Parent or Merger Sub or any of their respective assets or properties, except for such violations which would not in the aggregate have a Material Adverse Effect on either of Parent or Merger Sub or prevent the Merger.

    3.6 COMPLIANCE WITH LAW. Except as set forth in Section 3.6 of the Parent Disclosure Schedule, neither the Parent nor any of its subsidiaries is in violation of any applicable law, rule, regulation, decree or order of any governmental or regulatory authority applicable to the Parent or any of its subsidiaries, except for violations which in the aggregate would not have a Material Adverse Effect on Parent. Parent holds all permits, licenses, exemptions, order and approvals of all governmental and regulatory authorities necessary for the lawful conduct of its businesses, except for failures to hold permits, licenses, exemptions, orders and approvals which would not in the aggregate have a Material Adverse Effect on Parent.

    3.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, since December 31, 1994, Parent has conducted its business only in the ordinary course of such business and there has not been (i) any Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

    3.8 EMPLOYEE BENEFIT MATTERS. All employee benefit plans and other benefit arrangements covering employees of Parent and Parent's subsidiaries are listed in the Parent SEC Documents or in Section 3.8 of the Parent Disclosure Schedule, except such benefit plans and other benefit arrangements which are not material (the "Parent Benefit Plans"). True and complete copies of the Parent Benefit Plans have been made available to Company. To the extent applicable, the Parent Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter from the IRS stating that it is so qualified. No Parent Benefit Plan is covered by Title IV of ERISA or
Section 412 of the Code. Neither any Parent Benefit Plan nor the Parent has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Parent Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the knowledge of the executive officers of Parent, there are no pending or anticipated material claims against or otherwise involving any of the Parent Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Benefit Plan activities) has been brought against or with respect to any such Parent Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect on the Parent. All material contributions required to be made as of the date hereof to the Parent Benefit Plans have been made or provided for. Neither Parent nor any entity under "common control" with the Parent within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA). The Parent does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, except as required by Section 4980B of the Code, and Parent has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee.

    3.9 TAXES. Parent and each of its subsidiaries (i) has timely filed all material federal, state and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired and all such returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns, (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) has "open" years for federal income tax returns only as set forth in the Parent SEC Documents or in Section 3.9 of the Parent Disclosure Schedule.

    3.10 INSURANCE. True and complete copies of all material insurance policies maintained by Parent have been made available to the Company. Such policies provide coverage for the operations of the Parent and its subsidiaries in amounts and covering such risks as the Parent believes is necessary to conduct its business. Neither the Parent nor any of its subsidiaries has received notice that any such policy is invalid or unenforceable.

    3.11 EMPLOYMENT AGREEMENTS. Except as disclosed in the Parent SEC Documents or as set forth in Section 3.11 of the Parent Disclosure Schedule, there are no material employment, consulting, noncompetition, severance or indemnification agreements between the Parent and any current or former officer or director of the Parent.

    3.12 LITIGATION. Except as set forth in the Parent's SEC Documents or as set forth in Section 3.12 of the Parent Disclosure Schedule, there are no claims, actions, proceedings or governmental investigations pending or, to the knowledge of Parent and Merger Sub, threatened against either of Parent or any of its subsidiaries before any court or other governmental or regulatory body, which, if adversely determined, would have a Material Adverse Effect on either of Parent or Merger Sub. No action or proceeding has been instituted or, to the knowledge of Parent or Merger Sub, threatened before any court or other governmental or regulatory body by any Person seeking to restrain or prohibit or to obtain damages with respect to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

    3.13 SUFFICIENT FUNDS. Parent has sufficient funds to (i) pay in cash an amount necessary for the cancellation of the Company Stock Options pursuant to
Article I and (ii) pay when due or otherwise refinance all indebtedness and other liabilities of the Company and its subsidiaries outstanding at the Effective Time.

    3.14 OPERATIONS OF MERGER SUB. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, and prior to the Effective Time will have engaged in no other business activities, will have incurred no other liabilities or obligations other than as contemplated herein, will have no subsidiaries, and will have conducted its operations only as contemplated hereby.

    3.15     SEC  REPORTS  AND  FINANCIAL  STATEMENTS;  ABSENCE  OF  UNDISCLOSED
LIABILITIES.

    (a) Since January 31, 1993, Parent has filed with the SEC (or other regulatory authority) all forms, reports, schedules, statements and other documents required to be filed by it pursuant to the Exchange Act and the Securities Act and the SEC's rules and regulations thereunder (all such forms, reports and other documents, including any such reports filed prior to the Effective Time, collectively, the "PARENT SEC DOCUMENTS"). The Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed, or, in the case of registration statements, on their respective effective dates, (a) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and
(b) did not at the time they were filed (or, in the case of registration statements, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) The consolidated financial statements of Parent (including the related notes thereto) included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of the unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes) the consolidated financial position of Parent as of the dates thereof and the consolidated results of Parent's operations and cash flows for the periods presented therein.

    3.16 FORM S-4 AND PROXY STATEMENT. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Proxy Statement will, on the date first mailed to stockholders and at all times subsequent thereto up to and including the time of the Company's Stockholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the Company's Stockholders' Meeting which has become false or misleading. The Proxy Statement, insofar as it relates to Parent and Merger Sub, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, and the Form S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

    3.17 BROKERS AND FINDERS. No broker, finder or investment bank has acted directly or indirectly for either of Parent or Merger Sub, nor has either of Parent or Merger Sub incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby.

    3.18 TAX MATTERS; POOLING. To the knowledge of Parent, neither Parent nor Merger Sub, nor any of their respective affiliates has taken or agreed to take any action that would prevent the Merger from (i) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (ii) being treated for financial accounting purposes as a Pooling Transaction.

    3.19 AFFILIATES. Section 3.19 of the Parent Disclosure Schedule identifies all persons who, to the knowledge of Parent and Merger Sub, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of Parent and Merger Sub.

    3.20 CERTAIN BUSINESS PRACTICES. Neither Parent or Merger Sub, or to Parent's or Merger Sub's knowledge, any of their respective subsidiaries, or any directors, officers, agents or employees of Parent or Merger Sub or any of their respective subsidiaries (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, in all cases except where the impact from such contributions, gifts, entertainment, payments, violations, agreements, arrangements, actions or payments would not in the aggregate have a Material Adverse Effect on Parent or Merger Sub.

    3.21  PERMITS; COMPLIANCE.

    (a) Except as disclosed in Section 3.21 of the Parent Disclosure Schedule, each of the Parent and its subsidiaries is in possession of all (i) franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) agreements from all federal, state and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the federal Medicare program or any applicable state Medicaid program (collectively, the "Parent Permits"), except where the failure to possess such Parent Permits could not reasonably be expected to have a Material Adverse Effect on the Parent. Without limiting the generality of the foregoing, all of Parent's hospitals are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. Neither Parent nor any of its subsidiaries has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of the Parent, threatened or imminent that could reasonably be expected to have Material Adverse Effect on the Parent.
Section 3.21 of Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that could reasonably be expected to result in (i) the loss or revocation of Parent, Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid programs, (ii) the suspension or cancellation of any other Parent Permit, except any such Parent Permit where such suspension or cancellation could not reasonably be expected to have any Material Adverse Effect on the Parent. Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of (1) any law applicable to Parent or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (2) any of Parent Permits, except for any such conflicts, defaults or violations that could not reasonably be expected to have a Material Adverse Effect on the Parent. Since May 31, 1993, neither Parent nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have a Material Adverse Effect on the Parent.

    (b) Parent and its subsidiaries, as appropriate, are approved participating providers in and under all third-party payment programs from which they receive revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of Parent or any of its subsidiaries as a provider in any such program, and neither Parent nor any of its subsidiaries have been provided notice by any third-party payor if its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under the arrangement with Parent or such subsidiary as a provider, which action, investigation or proceeding would have a Parent Material Adverse Effect.

    (c) Parent and its subsidiaries have filed on timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues, except where the failure to file such claim, report or other filing would not have a Material Adverse Effect on the Parent. Except as indicated in its financial statements included in the Parent SEC Documents (as defined in Section 3.15 above), Parent or its subsidiaries, as applicable, have paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third-party payors pursuant to such claims, reports or filings, and neither Parent nor any of its subsidiaries has any knowledge or notice of any material changes required to be made to any cost reports, claims or filings made by them for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Material Adverse Effect on the Parent.

                                   ARTICLE IV
                                   COVENANTS

    4.1 CONDUCT OF BUSINESS PENDING THE MERGER. From the date hereof until the Effective Time, except as otherwise required or contemplated hereunder or as required by applicable law or as set forth in Section 4.1 of the Company Disclosure Schedule in the case of the Company and Section 4.1 of the Parent Disclosure Schedule in the case of Parent, each of the Company and Parent shall:

        (a) use all commercially reasonable efforts to conduct its business and the business of its subsidiaries in all material respects only in the ordinary course of business and consistent with past practice;

        (b) not amend its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of its capital stock (other than regular quarterly dividends);

        (c) not reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (d) not issue, grant, sell or pledge or agree or authorize the issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, its capital stock other than the grant of stock options in the ordinary course of business and consistent with past practice under current employee benefit plan arrangements and other than Company Common Stock or Parent Common Stock, as the case may be, issuable upon the exercise of stock options or issuable upon the exercise of convertibility features in its securities outstanding on the date hereof;

        (e) not acquire, sell, transfer, lease or encumber any material assets except in the ordinary course of business and consistent with past practice;

        (f) use all commercially reasonable efforts to preserve intact its business organizations and the business organizations of its subsidiaries, and to keep available the services of its present key officers and employees; provided, however, that to satisfy the foregoing obligation, neither the

    Company nor Parent shall not be required to make any payments or enter into or amend any contractual arrangements or understandings, except in the ordinary course of business and consistent with past practice;

        (g) not adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or Parent, as the case may be, or any of its subsidiaries;

        (h) not grant any severance or termination pay (otherwise than pursuant to policies in effect on the date hereof) to, or enter into any employment agreement with, any of its executive officers or directors;

        (i) not, except as set forth in Section 4.1 of the Company Disclosure Schedule or the Parent Disclosure Schedule or in the ordinary course of business consistent with past practice or pursuant to obligations imposed by collective bargaining agreements, increase the compensation payable or to become payable to its executive officers or employees, enter into any contract or other binding commitment in respect of any such increase with any of its directors, officers or other employees or any director, officer or other employee of its subsidiaries, and not establish, adopt, enter into, make any new grants or awards under or amend, any collective bargaining agreement or Plan, except as required by applicable law, including any obligation to engage in good faith collective bargaining, to maintain tax-qualified status or as may be required by any Plan as of the date hereof;

         (j) not settle or compromise any material claims or litigation or, except in the ordinary course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability before the same becomes due and payable in accordance with its terms;

        (k) not take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice with respect to accounting policies or procedures (including tax accounting policies and procedures), except as may be required by the SEC or the Financial Accounting Standards Board;

        (l) not make any material tax election or permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to the Company or Parent, as the case may be, except in the ordinary course of business; and

       (m) not authorize or enter into an agreement to do any of the foregoing.

    4.2  ACCESS; CONFIDENTIALITY.

    (a) From the date of this Agreement until the Effective Time, upon reasonable prior notice to the other party, the Company and Parent each shall (and shall cause each of its subsidiaries to) give the other party and its authorized representatives reasonable access during normal business hours to its executive officers, properties, books and records, and shall furnish the other party and its authorized representatives with such financial and operating data and other information concerning the business and properties of the Company or Parent as the Company or Parent, as the case may be, may from time to time reasonably request.

    (b) Each of the Company and Parent will hold and will cause its respective consultants, advisors and other representatives and affiliates to keep all documents and information concerning the other party and its subsidiaries furnished to the other party and its representatives in connection with the transactions contemplated by this Agreement confidential in accordance with the Confidentiality Agreement dated August 23, 1995, between the Company and Parent, which Confidentiality Agreement shall remain in full force and effect until the termination of this Agreement.

    4.3 FURTHER ACTIONS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall act in good faith toward and use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, and consult and fully cooperate with and provide reasonable assistance to each other party in order, to consummate and make effective the transactions contemplated by this Agreement as soon as practicable hereafter, including without limitation (i) using all commercially reasonable efforts to obtain all consents, approvals, authorizations or permits of governmental or regulatory authorities (including early termination of any waiting period under the HSR Act) or other Persons as are necessary for the consummation of the transactions contemplated hereby, (ii) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions specified in Article V to such other party's obligation to consummate such transactions to be fully satisfied, and (iii) in the event and to the extent required, amending this Agreement so that this Agreement and the Merger comply with the DGCL. Prior to making any application to or filing with any governmental or regulatory authority or other Person in connection with this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall provide the other with drafts thereof and afford the other a reasonable opportunity to comment on such drafts.

    4.4 NOTICE OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, of
(a) the occurrence or nonoccurrence of any event which would be likely to  cause
(i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects and (b) any failure of the Company or of Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect.

    4.5  FORM S-4, PROXY STATEMENT AND OTHER FILINGS.

    (a) As soon as reasonably practicable, Parent shall prepare the Form S-4 and the Company and Parent shall prepare the Proxy Statement. Parent and the Company shall (i) file the Form S-4 and Proxy Statement with the SEC promptly after it has been prepared in a form reasonably satisfactory to the Company and Parent, and (ii) use reasonable efforts to respond to the comments of the SEC thereon in a manner reasonably satisfactory to the Company and Parent. Parent and the Company shall promptly prepare any amendments to the Form S-4 and Proxy Statement required in response to the SEC's comments or which either the Company or Parent with the advice of counsel, deems necessary or advisable. Parent shall take such actions as may be reasonably required to cause the Form S-4 to be declared effective under the Securities Act as promptly as possible. Parent also shall take such actions as may be reasonably required to cause the shares of Parent Common Stock issuable in the Merger to be registered (or to obtain an exemption from registration) under applicable "blue sky" or state securities laws and to be approved for listing on the NYSE upon official notice of issuance.

    (b) Each party shall notify the other party promptly after receipt by such party of any comments of the SEC on, or of any request by the SEC for amendments or supplements to, the Form S-4 or Proxy Statement. Each party shall supply the other party with copies of all correspondence between such party or any of it representatives and the SEC with respect to any of the foregoing filings. Whenever Parent or the Company shall learn of the occurrence of any event which should be described in an amendment of, or a supplement to, the Company Proxy Statement, such party shall promptly inform the other party and shall cooperate to promptly cause such amendment or supplement to be prepared, filed with and cleared by the SEC and, if required by applicable law, disseminated to the persons in the manner required.

    4.6 POOLING AND TAX-FREE REORGANIZATION TREATMENT. Neither the Company nor Parent or Merger Sub shall intentionally take or cause to be taken any action, whether on or prior to the Effective Time, which would disqualify the Merger as a "pooling of interest" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

    4.7 AFFILIATE AGREEMENTS. The Company and Parent will each use reasonable efforts to cause each of their respective directors, executive officers and "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver as soon as practicable an agreement in form attached hereto as Exhibit 4.8 relating to the disposition of shares of Parent Common Stock issuable to such person pursuant to the Merger.

    4.8 COMPANY'S STOCKHOLDERS' MEETING. As soon as reasonably practicable after the date hereof, the Company will (a) duly call and hold the Company's Stockholders' Meeting for the purpose of considering and voting upon the adoption of this Agreement and the approval of the Merger, (b) include in the Proxy Statement the determination and recommendation of its Board of Directors that stockholders vote in favor of such matters, and (c) use commercially reasonable efforts to solicit from its respective stockholders proxies in favor of such approvals; provided, however, that the Company's Board of Directors may fail to make such a recommendation, or may withdraw, modify or change any such recommendation, or recommend any other offer or proposal, if the Company's Board of Directors determines in good faith, after consultation with outside counsel, that making such recommendation, or the failure to so withdraw, modify or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of the Company's Board of Directors to breach their fiduciary duties under applicable law. At the Company's Stockholders' Meeting, Parent will (and will cause each affiliate of Parent to) vote all shares of Company Common Stock which are then owned by Parent or any affiliate thereof (other than natural persons), and which are entitled to be voted upon the Merger, in favor of approval and adoption of this Agreement and the Merger.

    4.9 COOPERATION. Subject to the terms and conditions of this Agreement and applicable law, each of the parties shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including such actions or things as any other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied. Without limiting the foregoing, the parties shall (and shall cause their respective subsidiaries, and use their reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (i) the preparation and filing with the SEC of the Form S-4 and the Proxy Statement and any necessary amendments or supplements thereto; (ii) seeking to have the Form S-4 and Proxy Statement cleared by the SEC as soon as reasonably practicable after filing; (iii) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic (federal, state or local) or foreign (collectively, "Governmental Entity") or other person or entity as soon as reasonably practicable after filing; (iv) seeking early termination of any waiting period under the HSR Act; (v) providing all such information about such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; (vi) in general, consummating and making effective the transactions contemplated hereby; and (vii) in the event and to the extent required, amending this Agreement so that this Agreement and the Merger comply with the DGCL. The parties shall (and shall cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives to) use their reasonable efforts to cause the lifting of any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or other Governmental Entity preventing or restricting consummation of the transactions contemplated hereby in the manner provided for herein. Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement (other than filing under the HSR Act), each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

    4.10 PUBLIC ANNOUNCEMENTS. No party hereto shall or shall permit any of its subsidiaries to (and each party shall use commercially reasonable efforts to cause its affiliates, directors, officers, employees, agents and representatives not to) issue any press release or make any public statement concerning this Agreement or any of the transactions contemplated hereby, without the prior written consent of the other parties hereto; provided, however, that a party may, without the prior written consent of the other parties hereto, issue such a press release or make such a public statement to the extent required by applicable law or any listing agreement with a national securities exchange by which such party is bound if it has used commercially reasonable efforts to consult with the other parties and to obtain such parties' consent but has been unable to do so in a timely manner.

    4.11 ACQUISITION PROPOSALS. Except as contemplated hereby, the Company shall not (and shall not permit any of its subsidiaries to, and shall use its best efforts to cause its officers, directors and employees and any investment banker, attorney, accountant, or other agent retained by it or any of its subsidiaries not to) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, acquire all or a significant part of the business and properties or capital stock of the Company or its subsidiaries, taken as a whole, whether by merger, purchase of assets, tender offer or otherwise (a "Competing Transaction"), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or knowingly permit any of the officers, directors, employees or agents of the Company or its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its subsidiaries to take any such action. The Company shall as promptly as practicable notify Parent of all relevant terms of any such inquiries or proposals received by the Company or its subsidiaries and, if such inquiry or proposal is in writing, the Company shall as promptly as practicable deliver or cause to be delivered to Parent a copy of such inquiry or proposal. Notwithstanding the foregoing, nothing shall prohibit the Company's Board of Directors from (a) furnishing information to, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal in connection with a Competing Transaction if, and only to the extent that (i) such unsolicited bona fide proposal is on terms that the Company's Board of Directors determines it cannot reject, based on applicable fiduciary duties and the advice of counsel and (except with respect to furnishing information) for which financing, to the extent required, is then committed, or in the good faith judgment of the Board of Directors could reasonably be expected to be obtained, and (ii) prior to furnishing such information to, entering into discussions or negotiations with, such person or entity the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; or (b) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction.

    4.12  D&O INDEMNIFICATION.

    (a) From the Effective Time through the later of (i) the sixth anniversary of the date on which the Effective Time occurs and (ii) the expiration of any statute of limitations applicable to any claim, action, suit, proceeding or investigation referred to below, the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including without limitation attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger, the preparation, filing and mailing of the Proxy Statement and the other transactions and actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or such subsidiary would have been permitted, under applicable law, indemnification agreements existing on the date hereof, the

Amended and Restated Articles or Certificate of Incorporation or Amended and Restated Bylaws of the Company or such subsidiary in effect on the date hereof, to indemnify such Person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

    (b)  Any  Indemnified  Party  wishing to  claim  indemnification  under this
Section 4.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability or obligation it may have to such Indemnified Party except, and only to the extent, that such failure materially prejudices the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits. In the event that any claim or claims are asserted or made within the aforesaid six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such claims.

    (c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any present or former director or officer of the Company, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 4.12 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

    (d) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

    (e) To the extent that the Surviving Corporation fails to perform any of its obligations pursuant to this Section 4.12, Parent shall assume the obligations and rights of the Surviving Corporation under this Section 4.12.

    4.13  THE COMPANY'S PLANS.

    (a) Following the Effective Time, Parent shall cause the Surviving Corporation to provide to persons who were employees of the Company or any of its subsidiaries prior to the Effective Time (the "Company Personnel") employee benefit plans, programs and arrangements (the "Surviving Corporation Plans") which in the aggregate are substantially comparable to those employee benefit plans, programs and arrangements generally provided to the employees of Parent as of the Effective Time.

    (b) Following the Effective Time, Parent shall cause the Surviving Corporation Plans to recognize any prior accrued service, compensation credit, credit toward satisfying deductible expense requirements, out-of-pocket expense limits and maximum lifetime benefit limits of such Company Personnel and/or such Company Personnel's eligible dependents, to the extent such prior service, credits and limits were recognized under the comparable employee benefit plans, programs or arrangements of the Company as of the Effective Time, for all purposes under the Surviving Corporation Plans (including, but not limited to, participation, eligibility, vesting and the calculation of benefits), and Parent shall cause the Surviving Corporation Plans to waive any preexisting condition, exclusion or limitation under any such Plan to the extent such condition, exclusion or limitation would be covered by the comparable plan, program or arrangement of the Company as of the Effective Time.

    (c) Each of the employment agreements and the employment security agreements for the benefit of Company Personnel identified in Section 4.13(c)-I of the Company Disclosure Schedule shall be assumed by the Surviving Corporation at the Effective Time on the same terms and subject to the same conditions as in effect under such agreements immediately prior to the Effective Time (the "Assumed Agreements").

    (d) Parent hereby absolutely, irrevocably and unconditionally guarantees the performance of all of the Surviving Corporation's obligations under the Assumed Plans and the Assumed Agreements, as specified hereunder or otherwise.

    (e) Parent shall, and shall cause the Surviving Corporation to, honor and fully defend all such agreements in accordance with their terms.

                                   ARTICLE V
                               CLOSING CONDITIONS

    5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

    (a) STOCKHOLDER APPROVAL. This Agreement shall have been adopted, and the Merger shall have been approved, by a vote of the holders of a majority of the outstanding shares of Company Common Stock.

    (b) NO INJUNCTION. No federal or state governmental or regulatory body or court of competent jurisdiction shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order which is in effect and which prohibits, enjoins or otherwise restrains the consummation of the Merger; provided, however, that the parties shall use all commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

    (c) HSR ACT. Any waiting period under the HSR Act applicable to the Merger shall have terminated or shall have otherwise expired.

    (d) GOVERNMENTAL AND REGULATORY CONSENTS. All material filings required to be made prior to the Effective Time with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the Merger and the consummation of the other transactions contemplated hereby which are listed in Section 2.4 of the Company Disclosure Schedule or Section 3.3 of the Parent Disclosure Schedule shall have been made or obtained, as the case may be.

    (e)  REGISTRATION STATEMENT.   The Form S-4  shall have become effective  in
accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

    (f) LISTING OF PARENT COMMON STOCK. The shares of Parent Common Stock issuable in the Merger (including those issued in connection with the Parent Acquisition Rights described in Section 1.11 above) shall have been approved for listing on the NYSE upon official notice of issuance.

    (g) POOLING. Each of the Company and Parent shall have received a letter from its independent public accountants, dated the date of the Proxy Statement and the Closing Date, in form and substance reasonably satisfactory to the
Company and Parent, as the case may be, stating that the transactions contemplated by this Agreement will qualify as a pooling-of-interests transaction under GAAP and applicable SEC regulations.

    5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by the Company:

    (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Parent and Merger Sub herein shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time.

    (b) COMPLIANCE WITH COVENANTS. Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Effective Time.

    (c) TAX OPINION. The Company shall have received an opinion from Garvey, Schubert & Barer to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

    5.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by either of Parent or Merger Sub:

    (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time.

    (b) COMPLIANCE WITH COVENANT. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Effective Time.

                                   ARTICLE VI
                                  TERMINATION

    6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

        (a) by mutual written consent of the Company and Parent;

        (b) by either the Company or Parent, if the Effective Time shall not have occurred on or before April 1, 1996; provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose misrepresentation in this Agreement or whose failure to perform any of its covenants and agreements or to satisfy any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

        (c) by either the Company or Parent, if any federal or state court of competent jurisdiction or other federal or state governmental or regulatory body shall have issued any judgment, injunction, order or decree prohibiting, enjoining or otherwise restraining the transactions contemplated by this Agreement and such judgment, injunction, order or decree shall have become final and nonappealable (provided, however, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all commercially reasonable efforts to remove such judgment, injunction, order or decree) or if any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority after the date of this Agreement which prohibits the consummation of the Merger shall be in effect;

        (d) by the Company, if this Agreement is not adopted or the Merger is not approved by the holders of a majority of the outstanding shares of Company Common Stock;

        (e) by Parent, if there shall have been a material breach of any representation, warranty or material covenant or agreement on the part of the Company, which breach is incurable or which is not cured after thirty
    (30)-days' written notice by Parent to the Company (a "Terminating Company Breach");

        (f) by the Company, if there shall have been a material breach of any representation, warranty or material covenant or agreement on the part of either of Parent or Merger Sub, which breach is incurable or which is not cured after thirty (30)-days' written notice by the Company to Parent; or

        (g) by Parent if (i) the Company's Board of Directors withdraws, its recommendation of this Agreement and the Merger, or modifies or changes its recommendation of this Agreement or the Merger in a manner materially adverse to the Parent, or shall have resolved to do any of the foregoing, or the Company's Board of Directors shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so; (ii) a tender offer or exchange offer for outstanding shares of capital stock of the Company then representing 20% or more of the combined power to vote generally for the election of directors is commenced, and the Company's Board of Directors does not recommend that stockholders not tender their shares of Company Common Stock into such tender offer or exchange offer; or
    (iii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 20% or more of the combined power to vote generally for the election of directors; and

        (h) by the Company or Parent, if the Company accepts a bona fide written proposal made by a third party relating to a Competing Transaction on terms that the Company's Board of Directors determines it cannot reject in favor of the Merger, based on applicable fiduciary duties and the advise of counsel and for which financing, to the extent required, is then committed (a "Superior Proposal").

    6.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 6.1, this Agreement forthwith shall become void and of no further force or effect, and no party hereto (or any of its affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder, except in any such case (a) as provided in Sections 4.2(b) (Confidentiality), 4.9 (Public Announcements), 4.11 (Indemnification), 6.3 (Fees, Expenses and Other Payments) and Section 7.1, which shall survive any such termination; and (b) to the extent such termination results from the breach by such party, Parent or Merger Sub of any of its representations, warranties, covenants or agreements contained in this Agreement.

    6.3  FEES, EXPENSES AND OTHER PAYMENTS.

    (a) PAYMENT OF EXPENSES. Except as provided in Sections 6.3(b) and (c) of this Agreement, all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Company Proxy Statement, the solicitation of stockholder approvals and all other matters relating to the consummation of the transactions contemplated hereby ("Expenses") incurred by the parties hereto shall be borne solely and entirely by the party which incurred such Expenses; provided, however, Parent, at its option may pay any Expenses of the Company. Notwithstanding the foregoing, the allocable share of the Parent and Merger Sub as a group and the Company for all Expenses relating to printing, filing and mailing the Registration Statement and the Company Proxy Statement, and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Company Proxy Statement shall be borne equally by the Parent and Merger Sub as a group and the Company.

    (b) The Company agrees that, if (i) this Agreement is terminated pursuant to
Section 6.1 (g) and, prior to the Company's Stockholders' Meeting, the Company shall have furnished information to, entered into discussions or negotiations with, any person or entity with respect to a Competing Transaction and the Company's Board of Directors shall not have reaffirmed its recommendations to the stockholders of the Company with respect to the transactions contemplated by this Agreement by the time of the Company's Stockholders' Meeting; (ii) the Company or Parent terminates this Agreement pursuant to Section 6.1(h); or (iii) the Company or Parent terminates this Agreement pursuant to Section 6.1(e) at a time that a Terminating Company Breach exists (except solely for purposes of this Section 6.3(b) a breach of a representation shall not be deemed to be a Terminating Company Breach if the representation was true and correct as of the date hereof) then, (x) in the case of (ii) of this Section 6.3(b), if, within six months following termination (the "Six-Month Date"), a Competing Transaction is not consummated, then the Company shall pay to Parent on the Six-Month Date, the actual expenses of Parent up to $1 million, plus a fee equal to $500,000, payable, at the election of the Company, in cash or Company Common Stock (the market value of such stock shall be determined by the closing price of the Company Common Stock on the Six-Month Date, or, if such date is not a day on which the NASDAQ Stock Market is available for trading, then on the last day for which a stock price is available), or (y) in the case of (i), (ii) or (iii) of this Section 6.3(b), if a Competing Transaction has been consummated before the Six-Month Date or a definitive agreement subsequently resulting in a Competing Transaction has been executed before the Six-Month Date, then the Company shall pay to Parent, on the date of the closing of the Competing Transaction, the actual expenses of Parent up to $1 million, plus a fee equal to $2.1 million, reduced by any payments previously made by the Company to Parent pursuant to clause (x) above. In addition, in the case of (i), (ii) or (iii) above, to the extent that the Profit (as defined in the Stock Option Agreement between the parties hereto and executed on even date herewith) realized upon exercise of the option granted thereunder exceeds $1 million (the "Excess Profit"), then the amount of such Excess Profit shall be set off against any other payments to be paid by the Company pursuant to this Section 6.3(b), or, if such payments have already been paid to Parent, Parent shall promptly return, to the extent not applied to such set-off, such Excess Profit to the Company up to the amount of the payments previously paid pursuant to this Section 6.3(b).

                                  ARTICLE VII
                                 MISCELLANEOUS

    7.1 NO SURVIVAL. None of the representations warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants and agreements contained in Articles I and VII and Sections 4.2(b) (Confidentiality), 4.10 (Public Announcements), 4.12 (D&O Indemnification and Insurance), 4.13 (Company Plans) and 6.3 (Fees, Expenses and Other Payments).

    7.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by facsimile (with immediate confirmation) or nationally recognized overnight courier service, as follows:

    (a) if to Parent or Merger Sub, to:

           Horizon/CMS Healthcare Corporation
           6001 Indian School Road, N.E.
           Albuquerque, New Mexico 97110
           Attn: Scot Sauder
           Fax: 505/881-5097
           with a copy to:
           Vinson & Elkins, L.L.P.
           2300 First City Tower
           1001 Fannin
           Houston, Texas 7702-6760
           Attn: William E. Joor III
           Fax:

    (b) if to the Company, to:

           Pacific Rehabilitation & Sports Medicine, Inc.
           Suite 190
           8100 N.E. Parkway Drive
           Vancouver, Washington 98662
           Attn: John A. Elorriaga
           Fax: 360/260-8130
           with a copy to:
           Garvey, Schubert & Barer
           11th Floor
           121 S.W. Morrison Street
           Portland, Oregon 97204
           Attn: Michael McArthur-Phillips
           Fax: 503/226-0259

or to such other Person or address or facsimile number as any party shall specify by like written notice to the other parties hereto (any such notice of a change of address to be effective only upon actual receipt thereof).

    7.3  CERTAIN  DEFINITIONS.   The following terms  shall, when  used in  this
Agreement, have the following respective meanings:

        (a) "Affiliate" shall have the meaning assigned to such term in Section 12(b)-2 of the Exchange Act.

        (b) "Business Day" shall have the meaning set forth in Rule 14d-1(c)(6) under the Exchange Act.

        (c) "Material Adverse Effect" means, with respect to any Person, any change or effect which is materially adverse to the financial condition or results of operations of such Person and its subsidiaries, taken as a whole, excluding in all cases: (i) events or conditions generally affecting the industry in which such Person and its subsidiaries operate or arising from changes in general business or economic conditions; (ii) all out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement; (iii) in the case of the Company, the payment by the Company and/or its subsidiaries of all amounts due to any officers or employees of the Company or any of its subsidiaries under employment contracts or other employee benefit plans in effect as of the date hereof; (iv) any effect resulting from any change in law or generally accepted accounting principles, which affect generally entities such as such Person; and (v) any effect resulting from compliance by such Person with the terms of this Agreement.

        (d) "Person" means any natural person, corporation, limited liability company, partnership, unincorporated organization or other entity.

        (e) "Subsidiary" of any Person means any other corporation or entity of which such Person owns, directly or indirectly, stock or other equity interests having a majority of the votes entitled to be cast in the election of directors of such corporation or entity under ordinary circumstances or of which such Person owns a majority beneficial interest.

    7.4 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and other documents referred to herein), together with the Confidentiality Agreement referred to in Section 4.2(b), constitutes the entire agreement between and among the parties hereto and supersedes all prior agreements and understandings, oral and written, between or among any of the parties with respect to the subject matter hereof.

    7.5 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 4.11.

    7.6 AMENDMENTS. This Agreement may be amended by the parties at any time prior to the Effective Time; provided, however, that after approval of the Merger and this Agreement by the stockholders of the Company, no amendment shall be made which by law requires further approval by the stockholders of the Company, without such approval. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto.

    7.7 WAIVERS. At any time prior to the Effective Time, Parent (for Parent and Merger Sub), on the one hand, or the Company, on the other hand, may, to the extent legally allowed, (a) extend the time specified herein for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or (c) waive compliance by the other with any of the agreements or covenants of such other party or parties (as the case may be) contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party or parties to be bound thereby. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

    7.8    CAPTIONS.   The  Table of  Contents  and headings  contained  in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    7.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

    7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any applicable principles of conflicts of law.

    IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first above written.

                                          PACIFIC REHABILITATION & SPORTS
                                          MEDICINE, INC.

                                          By: /s/ JOHN A. ELORRIAGA
                                             -----------------------------------
                                             Name: John A. Elorriaga
                                             Title: President and Chief
                                          Executive Officer

                                          HORIZON/CMS HEALTHCARE CORPORATION
                                          By: /s/ CHARLES GONZALES
                                             -----------------------------------
                                             Name: Charles Gonzales
                                             Title: Senior Vice President of
                                          Subsidiary Operations

                                          HORIZON PRSM CORPORATION
                                          By: /s/ CHARLES GONZALES
                                             -----------------------------------
                                             Name: Charles Gonzales
                                             Title: Senior Vice President

                                                                      APPENDIX B

                       [LETTERHEAD OF SMITH BARNEY INC.]

November 9, 1995

The Board of Directors
Pacific Rehabilitation & Sports Medicine, Inc.
8100 Northeast Parkway Drive
Suite 190
Vancouver, Washington 98662
Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Pacific Rehabilitation & Sports Medicine, Inc. ("Pacific Rehab") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of November 9, 1995 (the "Merger Agreement"), by and among Horizon/CMS Healthcare Corporation ("Horizon"), Horizon PRSM Corporation, a wholly owned subsidiary of Horizon ("Merger Sub"), and Pacific Rehab. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Pacific Rehab (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of Pacific Rehab (the "Pacific Rehab Common Stock") will be converted into the right to receive 0.3483 (the "Exchange Ratio") of a share of the common stock, par value $0.001 per share, of Horizon (the "Horizon Common Stock").

In arriving at our opinion, we reviewed the Merger Agreement and certain related documents, and held discussions with certain senior officers, directors and other representatives and advisors of Pacific Rehab and certain senior officers and other representatives of Horizon concerning the businesses, operations and prospects of Pacific Rehab and Horizon. We examined certain publicly available business and financial information relating to Pacific Rehab and Horizon as well as certain financial forecasts and other data for Pacific Rehab and Horizon which were provided to us by or otherwise discussed with the respective managements of Pacific Rehab and Horizon, including information relating to certain strategic implications and operational benefits anticipated from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Pacific Rehab Common Stock and Horizon Common Stock; the respective companies' historical and projected earnings and operating data; and the capitalization and financial condition of Pacific Rehab and Horizon. We also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Pacific Rehab and Horizon. We also evaluated the potential pro forma financial impact of the Merger on Horizon. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the

The Board of Directors
Pacific Rehabilitation & Sports Medicine, Inc.
November 9, 1995
Page 2
respective managements of Pacific Rehab and Horizon that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Pacific Rehab and Horizon as to the future financial performance of Pacific Rehab and Horizon and the strategic implications and operational benefits anticipated from the Merger. We also assumed, with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of Pacific Rehab and Horizon. We are not expressing any opinion as to what the value of the Horizon Common Stock actually will be when issued to Pacific Rehab stockholders pursuant to the Merger or the price at which the Horizon Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Pacific Rehab or Horizon nor have we made any physical inspection of the properties or assets of Pacific Rehab or Horizon. In connection with our engagement, we approached, and held discussions with, certain third parties to solicit indications of interest in a possible acquisition of Pacific Rehab. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney has been engaged to render financial advisory services to Pacific Rehab in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade the securities of Pacific Rehab and Horizon for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Pacific Rehab and Horizon.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Pacific Rehab in evaluating the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Pacific Rehab Common Stock.

Very truly yours,

SMITH BARNEY INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the DGCL, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article XIV of the Restated Certificate of Incorporation of Horizon together with
Article IX of its Bylaws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of Horizon or is a person who is or was serving at the request of Horizon as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of Horizon's Restated Certificate of Incorporation and the Bylaws were adopted or as may be thereafter amended. Article IX of Horizon's Bylaws and Article XIV of its Restated Certificate of Incorporation expressly provide that they are not the exclusive methods of indemnification.

    Article IX of the Bylaws and Article XIV of Horizon's Restated Certificate of Incorporation also provide that Horizon may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of Horizon or of another entity against any expense, liability or loss, regardless of whether Horizon would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article XI of Horizon's Restated Certificate of Incorporation contains such a provision.

    The Merger Agreement provides that from the Effective Time (as defined in the Merger Agreement) through the later of (i) the sixth anniversary of the date on which the Effective Time occurs and (ii) the expiration of any statute of limitations applicable to any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger, the preparation, filing and mailing of the Proxy Statement/Prospectus and the other transactions and actions contemplated by the Merger Agreement) (individually, a "Claim" and collectively the "Claims"), whether asserted or claimed prior to, at or after the Effective Time, Pacific Rehab, as the Surviving Corporation in the Merger will indemnify and hold harmless each present and former officer and director of Pacific Rehab and its subsidiaries, determined as of the Effective Time, against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including, without limitation, attorneys' fees and disbursements incurred in connection with a Claim, to the fullest extent that Pacific Rehab or such subsidiary would have been permitted, under applicable law, indemnification agreements existing on the date of the Merger Agreement, the Amended and Restated Articles or Certificate of Incorporation or Amended and Restated Bylaws of Pacific Rehab or such subsidiary in effect on the date of the Merger Agreement, to indemnify such officer or director. Pacific Rehab is also required to advance expenses as incurred to the fullest extent permitted under applicable law provided such officer or director to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such officer or director is not entitled to indemnification. To the extent Pacific Rehab fails to perform any of its obligations set forth in the Merger Agreement, Horizon is obligated to assume such obligation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 EXHIBIT
  NUMBER                                   NUMBER DESCRIPTION OF EXHIBITS
----------  --------------------------------------------------------------------------------------------
    2.1     Agreement  and  Plan  of Merger  dated  as of  November  9,  1995 by  and  among Horizon/CMS
             Healthcare Corporation ("Horizon"), Horizon PRSM  Corporation and Pacific Rehabilitation  &
             Sports  Medicine,  Inc. ("Pacific  Rehab")  (incorporated by  reference  to Exhibit  2.1 to
             Horizon's Current Report on Form 8-K dated November 9, 1995).
    2.2     Stock Option  Agreement dated  as of  November 9,  1995 between  Horizon and  Pacific  Rehab
             (incorporated  by reference to  Exhibit 2.2 to  Horizon's Current Report  on Form 8-K dated
             November 9, 1995).
    2.3     Voting Agreement dated as of November 9, 1995 among Horizon and the stockholders of  Pacific
             Rehab  named therein (incorporated by reference to  Exhibit 2.3 to Horizon's Current Report on Form 8-K dated November 9, 1995).
    3.1     Restated Certificate of Incorporation of Horizon Healthcare Corporation dated March 6, 1987, together with  Certificate of  Amendment  of Restated  Certificate of  Incorporation  dated
             January  6, 1992 (incorporated  by reference to  Exhibit 3.1 to  Horizon's Annual Report on
             Form 10-K for the year ended May 31, 1995).
    3.2     Certificate of  Amendment of  Restated Certificate  of Incorporation  of Horizon  Healthcare
             Corporation dated September 12, 1994 (incorporated by reference to Exhibit 4.2 to Horizon's
             Registration Statement on Form S-8 (Registration No. 33-84502)).
    3.3     Certificate  of Amendment of Restated Certificate of Incorporation of Horizon/CMS Healthcare
             Corporation dated  July  6,  1995  (incorporated by  reference  to  Horizon's  Registration
             Statement on Form S-8 (Registration No. 33-61697)).
   +3.4     Certificate of Amendment of Restated Certificate of Incorporation of Horizon/ CMS Healthcare
             Corporation dated September 28, 1995.
    3.5     Certificate  of  Designation of  Series A  Junior Participating  Preferred Stock  of Horizon
             Healthcare Corporation dated September 16, 1994  (incorporated by reference to Exhibit  4.3 to  Horizon's Registration  Statement on  Form S-8 filed  with the  Securities and Exchange
             Commission on September 29, 1994).
    3.6     Amended and Restated Bylaws of Horizon Healthcare Corporation dated as of February 28, 1987, together with Amendment to  Bylaws Section 9.  1.1 dated August  30, 1993 (incorporated  by reference to Exhibit 3.2 to Horizon's Annual Report on Form 10-K for the year ended May 31,
             1994).
    3.7     Rights Agreement, dated as of September 15, 1994, between Horizon Healthcare Corporation and
             Chemical  Trust Company of California, as Rights  Agent, specifying the terms of the rights to purchase  Horizon's Series  A Junior  Participating Preferred  Stock, and  the  exhibits thereto (incorporated by reference to Exhibit 1 to Horizon's Registration Statement on Form
             8-A dated September 16, 1994).
   +5.1     Opinion  of Scot  Sauder, Vice President  of Legal  Affairs and General  Counsel of Horizon,
             regarding the legality of the securities.
   *8.1     Opinion of Garvey, Schubert & Barer regarding tax matters.
   10.1     Employment Agreement with Brian M. Bussanich  (incorporated by reference to Exhibit 10.1  to
             Amendment  No.  2 to  Pacific Rehab's  Registration Statement  on Form  S-1 filed  with the
             Securities and Exchange Commission on April 13, 1994 (Reg. No. 33-74440)).

 EXHIBIT
  NUMBER                                   NUMBER DESCRIPTION OF EXHIBITS
----------  --------------------------------------------------------------------------------------------
   10.2     Employment Agreement with Al Howard (incorporated by reference to Exhibit 10.2 to  Amendment
             No.  2 to Pacific Rehab's Registration Statement on  Form S-1 filed with the Securities and
             Exchange Commission on April 13, 1994 (Reg. No. 33-74440)).
   10.3     Employment Agreement with  Randy Robertson  (incorporated by  reference to  Exhibit 10.3  to
             Amendment  No.  2 to  Pacific Rehab's  Registration Statement  on Form  S-1 filed  with the
             Securities and Exchange Commission on April 13, 1994 (Reg. No. 33-74440)).
   10.4     Form of Indemnity Agreement  with Officers (incorporated by  reference to Exhibit 10.5.1  to
             Amendment  No.  1 to  Pacific Rehab's  Registration Statement  on Form  S-4 filed  with the
             Securities and Exchange Commission on November 17, 1993 (Reg. No. 33-66816)).
   10.5     Form of Indemnity Agreement with Directors  (incorporated by reference to Exhibit 10.5.2  to
             Amendment  No.  1 to  Pacific Rehab's  Registration Statement  on Form  S-4 filed  with the
             Securities and Exchange Commission on November 17, 1993 (Reg. No. 33-66816)).
   10.6     Agreement for  Sale and  Purchase of  Business  Assets by  and among  NW Center  for  Sports
             Medicine  & Physical Therapy, Inc.,  Bruce Snell, P.T. A.T.C.  and Pacific Rehabilitation &
             Sports Medicine, Inc.,  and Common  Stock Purchase  Warrant (incorporated  by reference  to
             Exhibit A to Current Report on Form 8-K filed by Pacific Rehab on February 15, 1995).
   10.7     Management  Agreement for Medical Practice between Pacific Rehabilitation & Sports Medicine,
             Inc. and the Centers for Industrial Medicine Medical Group, Inc. (incorporated by reference to Exhibit B to Current Report on Form 8-K filed by Pacific Rehab on March 22, 1995).
   10.8     Stock Purchase  Agreement  between  Edward  L. Frye  and  Pacific  Rehabilitation  &  Sports
             Medicine,  Inc. (incorporated by reference to Exhibit A to Current Report on Form 8-K filed by Pacific Rehab on June 21, 1995).
   10.9     Stock  Purchase  Agreement  between  Longview  Physicians'  Physical  Therapy  P.S.,  Dennis
             Pittelko, P.T. and Bruce Peterson, P.T., and Pacific Rehabilitation & Sports Medicine, Inc.
             (incorporated  by reference  to Exhibit A  to Current Report  on Form 8-K  filed by Pacific
             Rehab on August 7, 1995).
   10.10    Stock Purchase Agreement  between Eischen Physical  Therapy Inc. and  C. George Eischen  and
             Pacific  Rehabilitation & Sports Medicine, Inc. (incorporated  by reference to Exhibit N to
             Current Report on Form 8-K filed by Pacific Rehab on August 7, 1995).
   10.11    Stock Purchase Agreement between Northwest Physical  Therapy Clinic, Inc., Robert E.  Burles
             and  Vinton R. Mougey and  Pacific Rehabilitation & Sports  Medicine, Inc. (incorporated by reference to Exhibit R to Current  Report on Form 8-K filed  by Pacific Rehab on August  7,
             1995).
   10.12    Agreement  for Sale and Purchase of Business Assets  of John Phillipe and Wayne Crinklaw dba
             Hillsboro Physical  Therapy Clinic  (incorporated by  reference to  Exhibit GG  to  Current
             Report on Form 8-K filed by Pacific Rehab on August 7, 1995).
  +10.13    Pacific Rehab's 1993 Amended and Restated Combination Stock Option Plan.
  +10.13.1  Form of Pacific Rehab Incentive Stock Option Agreement.
  +10.13.2  Form of Pacific Rehab Nonstatutory Stock Option Agreement.

 EXHIBIT
  NUMBER                                   NUMBER DESCRIPTION OF EXHIBITS
----------  --------------------------------------------------------------------------------------------
   10.14    Pacific  Rehab's Directors' Stock Option Plan (incorporated by reference to Exhibit 10.14 to
             Pacific Rehab's Annual Report on Form 10-K for the year ended December 31, 1994).
   10.14.1  Form  of  Stock  Option  Agreement  under  Pacific  Rehab's  Directors'  Stock  Option  Plan
             (incorporated by reference to Exhibit 10.14.1 to Pacific Rehab's Annual Report on Form 10-K
             for the year ended December 31, 1994).
   10.15    Line  of Credit  Agreement (Bank  of America Oregon)  (incorporated by  reference to Exhibit
             10.15 to Pacific Rehab's Annual Report on Form 10-K for the year ended December 31, 1994).
  +10.15.1  Loan Modification No. 1 to Exhibit 10.15.
  +10.15.2  Loan Modification No. 2 to Exhibit 10.15.
  *10.15.3  Loan Modification No. 3 to Exhibit 10.15.
  +11.1     Pacific Rehab Computation of Per Share Earnings for the years ended December 31, 1994,  1993 and 1992.
  +11.2     Pacific  Rehab Calculations of Net  Earnings Per Share for the  nine months and three months ended September 30, 1995 and 1994.
  +23.1     Consent of Scot Sauder (set forth in Exhibit 5.1).
  *23.2     Consent of Garvey, Schubert & Barer (set forth in Exhibit 8.1).
  +23.3     Consent of Arthur Andersen LLP (Horizon).
  *23.4     Consent of Price Waterhouse LLP (Pacific Rehab and acquisitions)
  +23.5     Consent of Ernst & Young LLP (CMS).
  +23.6     Consent of Price Waterhouse LLP (prior CMS).
  *23.7     Consent of Grant Thornton, LLP (prior Pacific Rehab and acquisitions).
  +24.1     Powers of Attorney.
  *99.1     Form of Pacific Rehab Proxy.


------------------------

+  Previously filed.


*  Filed herewith.


FINANCIAL STATEMENT SCHEDULES:

    The financial statement schedules relating to Horizon have previously been filed as part of Horizon's Annual Report on Form 10-K for the fiscal year ended May 31, 1995.

    The following financial statement schedule relating to Pacific Rehab is included herein:

        Schedule II -- Valuation and Qualifying Accounts

ITEM 22.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering;

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

        (6) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

        (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 26th day of February, 1996.


                                          HORIZON/CMS HEALTHCARE CORPORATION


                                          By           /s/ SEAN DAILEY


                                             -----------------------------------

                                                        Sean Dailey,
                                                  VICE PRESIDENT -- FINANCE



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated all on the 26th day of February, 1996.



           SIGNATURE                        TITLE
--------------------------------  -------------------------
                                  President, Chief
      */s/ NEAL M. ELLIOTT         Executive Officer and
--------------------------------   Chairman of the Board of
        Neal M. Elliott            Directors (Principal
                                   Executive Officer)

      */s/ FRANK M. MCCORD
--------------------------------  Director
        Frank M. McCord

     */s/ RAYMOND N. NOVECK
--------------------------------  Director
       Raymond N. Noveck

    */s/ MICHAEL A. JEFFRIES
--------------------------------  Director
      Michael A. Jeffries

    */s/ CHARLES H. GONZALES
--------------------------------  Director
      Charles H. Gonzales

     */s/ GERARD M. MARTIN
--------------------------------  Director
        Gerard M. Martin

           SIGNATURE                        TITLE
--------------------------------  -------------------------

     */s/ BARRY M. PORTNOY
--------------------------------  Director
        Barry M. Portnoy

    */s/ ROBERT A. ORTENZIO
--------------------------------  Director
       Robert A. Ortenzio

      */s/ LEROY ZIMMERMAN
--------------------------------  Director
        LeRoy Zimmerman

                                  Senior Vice President,
                                   Chief Financial Officer,
    */s/ ERNEST A. SCHOFIELD       Treasurer and Chief
--------------------------------   Accounting Officer
      Ernest A. Schofield          (Principal Financial and
                                   Accounting Officer)

      *By: /s/ SEAN DAILEY
--------------------------------
            Sean Dailey
          ATTORNEY-IN-FACT

        PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS

                                                                     SCHEDULE II

                                                                    ADDITIONS
                                                            --------------------------
                                               BALANCE AT    CHARGED TO   ACQUIRED IN   RESERVE AND    BALANCE AT
                                              BEGINNING OF   COSTS AND       CLINIC       BAD DEBT       END OF
DESCRIPTION                                      PERIOD       EXPENSES     PURCHASES     DEDUCTIONS      PERIOD
--------------------------------------------  ------------  ------------  ------------  ------------  ------------
Allowance for doubtful accounts and
 contractual adjustments
  Year ended December 31, 1992                $    --       $     39,600  $     54,500  $    --       $     94,100

  Year ended December 31, 1993                      94,100       269,407     1,356,688       210,197     1,509,998
  Year ended December 31, 1994                   1,509,998     5,196,795     5,532,756     5,676,226     6,563,323

                               INDEX TO EXHIBITS
                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                           DESCRIPTION OF EXHIBITS
----------  ------------------------------------------------------------------------------------------------------
    2.1     Agreement  and  Plan of  Merger dated  as  of November  9, 1995  by  and among  Horizon/CMS Healthcare
             Corporation ("Horizon"), Horizon PRSM Corporation and Pacific Rehabilitation & Sports Medicine,  Inc.
             ("Pacific  Rehab") (incorporated by reference to Exhibit 2.1  to Horizon's Current Report on Form 8-K
             dated November 9, 1995).
    2.2     Stock Option Agreement dated as of November 9, 1995 between Horizon and Pacific Rehab (incorporated by reference to Exhibit 2.2 to Horizon's Current Report on Form 8-K dated November 9, 1995).
    2.3     Voting Agreement dated  as of November  9, 1995 among  Horizon and the  stockholders of Pacific  Rehab named therein (incorporated by reference to Exhibit 2.3 to Horizon's Current Report on Form 8-K dated
             November 9, 1995).
    3.1     Restated  Certificate of Incorporation of Horizon Healthcare Corporation dated March 6, 1987, together with Certificate  of  Amendment  of Restated  Certificate  of  Incorporation dated  January  6,  1992
             (incorporated  by reference to Exhibit 3.1 to Horizon's Annual Report on Form 10-K for the year ended
             May 31, 1995).
    3.2     Certificate of Amendment of  Restated Certificate of Incorporation  of Horizon Healthcare  Corporation
             dated  September  12,  1994 (incorporated  by  reference  to Exhibit  4.2  to  Horizon's Registration
             Statement on Form S-8 (Registration No. 33-84502)).
    3.3     Certificate  of  Amendment  of  Restated  Certificate  of  Incorporation  of  Horizon/CMS   Healthcare
             Corporation dated July 6, 1995 (incorporated by reference to Horizon's Registration Statement on Form
             S-8 (Registration No. 33-61697)).
   +3.4     Certificate   of  Amendment  of  Restated  Certificate  of  Incorporation  of  Horizon/CMS  Healthcare
             Corporation dated September 28, 1995.
    3.5     Certificate of Designation  of Series  A Junior Participating  Preferred Stock  of Horizon  Healthcare
             Corporation  dated  September  16,  1994  (incorporated by  reference  to  Exhibit  4.3  to Horizon's
             Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 29,
             1994).
    3.6     Amended and Restated Bylaws of Horizon Healthcare Corporation dated as of February 28, 1987,  together with  Amendment to Bylaws Section 9. 1.1 dated  August 30, 1993 (incorporated by reference to Exhibit
             3.2 to Horizon's Annual Report on Form 10-K for the year ended May 31, 1994).
    3.7     Rights Agreement, dated as of September 15, 1994, between Horizon Healthcare Corporation and  Chemical
             Trust  Company  of California,  as  Rights Agent,  specifying  the terms  of  the rights  to purchase
             Horizon's Series A Junior  Participating Preferred Stock, and  the exhibits thereto (incorporated  by reference to Exhibit 1 to Horizon's Registration Statement on Form 8-A dated September 16, 1994).
   +5.1     Opinion  of Scot Sauder, Vice President of Legal Affairs and General Counsel of Horizon, regarding the legality of the securities.
   *8.1     Opinion of Garvey, Schubert & Barer regarding tax matters.
   10.1     Employment Agreement with Brian M. Bussanich (incorporated  by reference to Exhibit 10.1 to  Amendment
             No.  2 to Pacific Rehab's Registration  Statement on Form S-1 filed  with the Securities and Exchange
             Commission on April 13, 1994 (Reg. No. 33-74440)).
   10.2     Employment Agreement with Al Howard (incorporated by reference  to Exhibit 10.2 to Amendment No. 2  to
             Pacific  Rehab's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 13, 1994 (Reg. No. 33-74440)).
   10.3     Employment Agreement with Randy Robertson (incorporated by reference to Exhibit 10.3 to Amendment  No.
             2  to Pacific  Rehab's Registration  Statement on  Form S-1  filed with  the Securities  and Exchange
             Commission on April 13, 1994 (Reg. No. 33-74440)).

 EXHIBIT
  NUMBER                                           DESCRIPTION OF EXHIBITS
----------  ------------------------------------------------------------------------------------------------------
   10.4     Form of Indemnity Agreement with  Officers (incorporated by reference  to Exhibit 10.5.1 to  Amendment
             No.  1 to Pacific Rehab's Registration  Statement on Form S-4 filed  with the Securities and Exchange
             Commission on November 17, 1993 (Reg. No. 33-66816)).
   10.5     Form of Indemnity Agreement with Directors (incorporated  by reference to Exhibit 10.5.2 to  Amendment
             No.  1 to Pacific Rehab's Registration  Statement on Form S-4 filed  with the Securities and Exchange
             Commission on November 17, 1993 (Reg. No. 33-66816)).
   10.6     Agreement for Sale  and Purchase  of Business  Assets by and  among NW  Center for  Sports Medicine  &
             Physical  Therapy, Inc., Bruce Snell, P.T. A.T.C. and Pacific Rehabilitation & Sports Medicine, Inc.,
             and Common Stock Purchase Warrant (incorporated by reference  to Exhibit A to Current Report on  Form
             8-K filed by Pacific Rehab on February 15, 1995).
   10.7     Management  Agreement for Medical Practice between Pacific  Rehabilitation & Sports Medicine, Inc. and the Centers for Industrial Medicine  Medical Group, Inc. (incorporated by  reference to Exhibit B  to
             Current Report on Form 8-K filed by Pacific Rehab on March 22, 1995).
   10.8     Stock  Purchase Agreement between  Edward L. Frye  and Pacific Rehabilitation  & Sports Medicine, Inc.
             (incorporated by reference to Exhibit A to Current Report on Form 8-K filed by Pacific Rehab on  June
             21, 1995).
   10.9     Stock Purchase Agreement between Longview Physicians' Physical Therapy P.S., Dennis Pittelko, P.T. and
             Bruce  Peterson, P.T., and Pacific Rehabilitation &  Sports Medicine, Inc. (incorporated by reference to Exhibit A to Current Report on Form 8-K filed by Pacific Rehab on August 7, 1995).
   10.10    Stock Purchase Agreement  between Eischen  Physical Therapy  Inc. and  C. George  Eischen and  Pacific
             Rehabilitation  & Sports Medicine, Inc. (incorporated by reference  to Exhibit N to Current Report on
             Form 8-K filed by Pacific Rehab on August 7, 1995).
   10.11    Stock Purchase Agreement between Northwest Physical Therapy Clinic, Inc., Robert E. Burles and  Vinton
             R.  Mougey and Pacific Rehabilitation & Sports Medicine, Inc. (incorporated by reference to Exhibit R to Current Report on Form 8-K filed by Pacific Rehab on August 7, 1995).
   10.12    Agreement for Sale and Purchase of Business Assets  of John Phillipe and Wayne Crinklaw dba  Hillsboro
             Physical  Therapy Clinic (incorporated by reference to Exhibit GG to Current Report on Form 8-K filed by Pacific Rehab on August 7, 1995).
  +10.13    Pacific Rehab's 1993 Amended and Restated Combination Stock Option Plan.
  +10.13.1  Form of Pacific Rehab Incentive Stock Option Agreement.
  +10.13.2  Form of Pacific Rehab Nonstatutory Stock Option Agreement.
   10.14    Pacific Rehab's Directors' Stock Option  Plan (incorporated by reference  to Exhibit 10.14 to  Pacific
             Rehab's Annual Report on Form 10-K for the year ended December 31, 1994).
   10.14.1  Form  of Stock Option  Agreement under Pacific  Rehab's Directors' Stock  Option Plan (incorporated by reference to  Exhibit 10.14.1  to Pacific  Rehab's Annual  Report on  Form 10-K  for the  year  ended
             December 31, 1994).
   10.15    Line  of Credit  Agreement (Bank  of America Oregon)  (incorporated by  reference to  Exhibit 10.15 to
             Pacific Rehab's Annual Report on Form 10-K for the year ended December 31, 1994).
  +10.15.1  Loan Modification No. 1 to Exhibit 10.15.
  +10.15.2  Loan Modification No. 2 to Exhibit 10.15.
  *10.15.3  Loan Modification No. 3 to Exhibit 10.15.
  +11.1     Pacific Rehab Computation of Per Share Earnings for the years ended December 31, 1994, 1993 and 1992.
  +11.2     Pacific Rehab Calculations  of Net  Earnings Per  Share for  the nine  months and  three months  ended
             September 30, 1995 and 1994.
  +23.1     Consent of Scot Sauder (set forth in Exhibit 5.1).

 EXHIBIT
  NUMBER                                           DESCRIPTION OF EXHIBITS
----------  ------------------------------------------------------------------------------------------------------
  *23.2     Consent of Garvey, Schubert & Barer (set forth in Exhibit 8.1).
  +23.3     Consent of Arthur Andersen LLP (Horizon).
  *23.4     Consent of Price Waterhouse LLP (Pacific Rehab and acquisitions)
  +23.5     Consent of Ernst & Young LLP (CMS).
  +23.6     Consent of Price Waterhouse LLP (prior CMS).
  *23.7     Consent of Grant Thornton, LLP (prior Pacific Rehab and acquisitions).
  +24.1     Powers of Attorney.
  *99.1     Form of Pacific Rehab Proxy.


------------------------

+  Previously filed.


*  Filed herewith.